UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary Proxy Statement.
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
Definitive Proxy Statement.
Definitive Additional Materials.
Soliciting Material pursuant to Rule 14a-12.

ASCENDIA BRANDS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

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100 American Metro Boulevard, Suite 108

Hamilton, New Jersey 08619

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Ascendia Brands, Inc., formerly known as Cenuco, Inc. (the “Company”), will be held on February 14, 2007 at 10:00 a.m., local time, Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey, for the following purposes:

1.	to elect five directors for a term of one year, or until their successors are duly elected and qualified;
2.	to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2007;
3.

to approve the issuance of up to 28,056,510 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Junior Participating Preferred Stock or otherwise in connection with the merger with Hermes Acquisition Company I LLC;

4.	to approve the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen;
5.	to approve the adoption of the Company’s 2007 Stock Incentive Plan; and
6.	to act on other matters and transact such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) of the meeting.

The Board of Directors has fixed the close of business on December 29, 2006 as the record date for the annual meeting. Only holders of record of the Company’s Series A Junior Participating Preferred Stock and the Company’s common stock on the record date are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Furthermore, only the holders of record of the Company’s common stock on the record date will be entitled to vote on proposal three: the issuance of shares upon conversion of the Series A Junior Participating Preferred Stock. The merger transaction and the above-referenced proposals are more fully described in the accompanying proxy statement.

Please read the accompanying proxy material carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented. You are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card to us in the enclosed envelope, which requires no postage if mailed in the United States. The proxies are solicited by the Board of Directors of the Company. The return of enclosed proxy will not affect your right to vote if you attend the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Joseph A. Falsetti

JOSEPH A. FALSETTI
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Dated: January 2, 2007

Prior Independent Auditors	37
THE MERGER	38
Background of the Merger	38
The Companies	40
Purpose of the Merger; Effect of Stock Issuances	40
Reasons for the Merger	42
Factors Considered by the Board of Directors of Cenuco	42
Regulatory Approvals Needed to Complete the Merger	44
Opinion of Financial Advisor to Cenuco	44
What Stockholders and Members Received in the Merger	50
Material Terms of the Merger and Merger Agreement	51
Material Terms of the Voting Agreements	54
Other Related Agreements	55
Interests of Officers and Directors of the Company in the Merger-Related Proposals	55
Accounting Treatment of the Merger	55
Certain Federal Income Tax Consequences	55
No Appraisal Rights	55
Management of the Combined Company	55
Changes to the Board of Directors	56
PROPOSAL THREE: APPROVAL OF THE ISSUANCE OF UP TO 28,056,510 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK OR OTHERWISE IN CONNECTION WITH THE MERGER	57
General	57
Stockholder Approval Required	57
Dilutive Effect of Additional Common Stock	58
PROPOSAL FOUR: APPROVAL OF THE ISSUANCE OF AN AGGREGATE OF 34,000 SHARES OF COMMON STOCK TO MESSRS. PICOW AND MCMILLEN	58
PROPOSAL FIVE: APPROVAL OF THE ADOPTION OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN	58
Administration of the Plan	59
Persons Eligible for Awards	60
Shares Available for Awards; Limits on Awards	60
Types of Awards Under the Plan	60
Exercise of Options and Stock Appreciation Rights	61
Limitations regarding Incentive Stock Options	61
Compensation in Lieu of Exercise of an Option	62
Transferability of Awards	62
Termination of Employment	62
Occurrence of Corporate Events	62
Amendment of the Plan	63
Modification of Awards	63
Termination of Plan	63
Federal Income Tax Matters	63
New Plan Benefits	66

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100 American Metro Boulevard, Suite 108

Hamilton, New Jersey 08619

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ascendia Brands, Inc., formerly known as Cenuco, Inc., a Delaware corporation (the “Company), to be used at the Annual Meeting of Stockholders, to be held on February 14, 2007 at 10:00 a.m., local time at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey, and any adjournment or postponement thereof (the “Meeting”). This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to holders of the Company’s Series A Junior Participating Preferred Stock and the Company’s common stock on or about January 9, 2007.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters that anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Shares represented by proxies received by the Company, where the stockholder has specified a choice with respect to the matters to be voted upon at the Meeting, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted “FOR” each of the director nominees named in the proxy, “FOR” selection of the Company’s independent registered public accounting firm, “FOR” the proposal regarding the issuance of shares of common stock upon conversion of the Series A Junior Participating Preferred Stock, “FOR” the proposal regarding the issuance of 34,000 shares of common stock to Robert Picow and Doug McMillen, and “FOR” the adoption of the Company’s 2007 Stock Incentive Plan.

Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of the solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or Internet by directors, executive officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable out-of-pocket expenses incurred by them in forwarding proxy and solicitation material to beneficial owners of the Company’s stock.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

AND THE PROPOSALS TO BE VOTED UPON AT THE MEETING

The following questions and answers briefly address some commonly asked questions regarding the Meeting and the proposals to be voted upon at the Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. For additional information, please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents we refer to in this proxy statement.

The Annual Meeting

Q.	When and where will the meeting of stockholders take place?
A.	The annual meeting of the Company’s stockholders will take place on February 14, 2007 at 10:00 a.m., local time, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey.
Q.	What is the purpose of the annual meeting?
A.

At the annual meeting, stockholders will vote upon the six proposals that are described in detail in this proxy statement, including the election of directors, the ratification of the selection of our independent registered public accounting firm, a proposal regarding the issuance of common stock upon conversion of the Company’s Series A Junior Participating Preferred Stock, a proposal regarding the issuance of 34,000 shares of common stock to Robert Picow and Doug McMillen, and the adoption of the Company’s 2007 Stock Incentive Plan.

Q.	Who may vote at the annual meeting and who may attend the annual meeting?
A.

Only holders of record of the Company’s common stock and Series A Junior Participating Preferred Stock as of the close of business on December 29, 2006 may vote at the annual meeting. As of December 29, 2006 the Company had outstanding 13,944,056 shares of common stock, and 2,347.7745 shares of Series A Junior Participating Preferred Stock, entitled to vote. Each share of common stock shall have one vote and each share of Series A Junior Participating Preferred Stock shall have 10,118.9046 votes. All stockholders of the Company who owned shares on December 29, 2006 may attend the annual meeting.

Q.	How do I cast my vote?
A.	There are two different ways you may cast your vote. You can vote by:
•	marking, signing and dating a proxy card and returning it in the envelope provided; or
•	attending the meeting and voting in person.
Q.	If I have given a proxy, how do I revoke that proxy?
A.	Your presence at the meeting will not in itself revoke any proxy you may have given. However, you may revoke your proxy (to the extent it has not already been voted at the meeting) if you:
•

give written notice of the revocation to the Company’s Corporate Secretary, at 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619, which notice will not be effective until it is received;

•	submit a properly signed proxy with a later date; or
•	attend the meeting and vote in person.
Q.	How will my proxy be voted?
A.

If your proxy in the accompanying form is properly executed, returned to and received by the Company prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” each of the director nominees named in the proxy, “FOR” ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm, “FOR” the proposal regarding the issuance of shares of common stock upon conversion of the Series A Junior Participating Preferred Stock (Proposal Three), “FOR” the proposal regarding the issuance of 34,000 shares of common stock to Robert Picow and Doug McMillen (Proposal Four), and “FOR” the adoption of the Company’s 2007 Stock Incentive Plan (Proposal Five). If additional matters come before the meeting, the person to whom you have provided your proxy will exercise his or her own discretion in voting your shares on such matters.

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Q.	Will my shares be voted if I do not provide my proxy?
A.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Under rules currently in effect, brokerage firms and nominees that are members of the American Stock Exchange have the authority under the American Stock Exchange’s rules to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the meeting. Under these rules, the “routine” matters to be voted on at the meeting include the election of directors and the ratification of the selection of the independent registered public accounting firm. However, none of the approval of the share issuance proposal arising from the merger transaction, the approval of the share issuance proposal to Robert Picow and Doug McMillen, or the approval of the adoption of the Company’s 2007 Stock Incentive Plan is considered a “routine” matter and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to approval of Proposal Three, Proposal Four or Proposal Five. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum or be voted if you do not provide a proxy or attend the meeting and vote the shares yourself.

Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will have no effect on the matters to be voted on at the meeting because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum.

Q.	How many votes are needed to elect directors?
A.	The five nominees receiving the highest number of “FOR” votes will be elected as directors. This is referred to as plurality.
Q.

How many votes are needed to approve the proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm, the proposal to issue shares of common stock upon conversion of the Series A Junior Participating Preferred Stock, the proposal to issue 34,000 shares of common stock to Robert Picow and Doug McMillen, and the adoption of the 2007 Stock Incentive Plan?

A.	Each of these proposals requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal.
Q.	Who will count the vote?
A.	Representatives of American Stock Transfer & Trust Company, the Company’s transfer agent, will tabulate the votes cast at the meeting.
Q.	What does it mean if I get more than one proxy card?
A.

If you have your shares registered in multiple accounts with one or more brokers and/or the Company’s transfer agent, you will receive more than one card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q.	What is a “quorum”?
A.

A “quorum,” for purposes of the Meeting, means a majority of the shares of the Company’s stock entitled to vote at the Meeting. A quorum of the Company’s shares must be present at the Meeting in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Abstentions: Abstentions are not counted in the tally of votes “FOR” or “AGAINST” a proposal. Abstentions are counted as shares present at the Meeting for purposes of determining the presence of a quorum.

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Q.	What happens if I abstain from voting?
A.

For each of the proposals to be voted on at the meeting, abstentions will have no effect on the outcome (other than with respect to determining whether a quorum exists), since an abstention is not a vote cast.

Q.	How will voting on any other business be conducted?
A.

We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. However, if any other business is presented at the Meeting, a proxy in the accompanying form will give authority to Joseph A. Falsetti and John D. Wille to vote on such matters at their discretion and they intend to do so in accordance with their best judgment on any such matter.

The Merger

Q.	What happened in the merger?
A.

Hermes Acquisition Company I LLC (“Hermes”), together with its wholly owned subsidiaries Lander Co., Inc., Lander Co. Canada Limited and Ascendia Real Estate LLC (f/k/a Hermes Real Estate I LLC), became wholly owned subsidiaries of the Company through a merger transaction in which a newly formed subsidiary of the Company merged with and into Hermes. The merger was completed on May 20, 2005.

Q.	Upon completion of the merger, what happened to my common stock?
A.

There was no change in your common stock. Shares of the Company’s common stock held by stockholders of the Company before the merger continue to remain outstanding after the merger and represent an equal number of shares of common stock of the Company after the merger. However, immediately following the merger, the prior members of Hermes became the beneficial owners of 65% of the voting power of the then outstanding shares of the Company’s capital stock by virtue of owning shares of Series A Junior Participating Preferred Stock which is convertible, subject to stockholder approval, into shares of the Company’s common stock. As a consequence of the issuance of the shares of Series A Junior Participating Preferred Stock, there was significant dilution in the ownership of the Company by stockholders of the Company before the merger.

Q.	Are stockholders being asked to approve the merger?
A.

No. The Company’s Restated Certificate of Incorporation, as amended, authorizes the Board of Directors to issue shares of preferred stock from time to time with such designations, preferences, conversion and other rights as the Board shall determine. Due to certain anticipated delays in the preparation of the proxy statement, the Board concluded that it was advisable to modify the original terms of the merger transaction to issue shares of Series A Junior Participating Preferred Stock to the former Hermes members and to consummate the merger, neither of which required stockholder approval. However, the conversion of the shares of Series A Junior Participating Preferred Stock into shares of common stock is subject to stockholder approval and, as such, will be voted on at the Meeting. Only the holders of common stock will be entitled to vote on the proposal regarding conversion of the shares of series A Junior Participating Preferred Stock into shares of common stock (Proposal Three).

Q.	Are appraisal rights applicable to any of the matters to be voted on at the annual meeting?
A.	No. Appraisal rights do not apply to any matter to be voted on at the annual meeting.

Other Information

Q.	Why are stockholders being asked to approve the issuance of stock to Messrs. Picow and McMillen?
A.

The listing standards of the American Stock Exchange, where our common stock is currently listed, require stockholder approval of any stock option or equity compensation plan pursuant to which any officer, director, employee or consultant may acquire options or stock of the company. Because these shares of common stock were issued to Messrs. Picow and McMillen as part of a compensation arrangement, we are required to obtain the approval of our stockholders prior to including these shares on the American Stock Exchange listing.

Q.	Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?
A.

The Company will pay the expenses it incurs in soliciting proxies in the form included with this proxy statement, and in preparing and filing any material required in connection with the solicitation. In addition to the use of the mail, the Company’s directors, executive officers and employees may solicit proxies personally or by telephone. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the Company’s stockholders.

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Q.	Where can I find more information about the Company?
A.

The Company files periodic reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). This information is available at the SEC’s public reference facilities, and on the SEC’s Internet site at http://www.sec.gov. For a more detailed description of the information available, see the section of this proxy statement entitled “General Information.”

Q.	Who can help answer my questions?
A.

After reading this proxy statement, if you have questions about the annual meeting, the merger transaction or any of the other proposals to be voted upon at the annual meeting, you should contact us at Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619, Attn: Corporate Secretary or call us at (609) 219-0930.

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SUMMARY

This summary highlights selected information from this proxy statement about the conversion of the preferred stock issued in the merger and the other matters to be voted upon at the annual meeting. This summary may not contain all of the information that is important to you as a stockholder of the Company. Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you. References in this proxy statement to the “Company,” “Ascendia,” “we,” “our” and “us” mean, unless the context indicates otherwise, Ascendia, Inc. and its subsidiaries.

The Companies (see page 40)

On May 9, 2006, the Company (previously known as Cenuco, Inc.) changed its name to Ascendia Brands, Inc. The chart below depicts the current structure of the Ascendia group and the discussion that follows summarizes the functions and role of each company in this group.

Ascendia Brands, Inc. (the “Company”). The Company is a holding company, organized under Delaware law, with its executive offices in Hamilton, New Jersey. It owns directly the stock of Hermes Acquisition Company I LLC and Cenuco, Inc. The Company’s common stock is listed on the American Stock Exchange under the symbol “ASB”. Prior to the change in the Company’s name to “Ascendia Brands, Inc.” the Company’s common stock was quoted on the American Stock Exchange under the symbol “ICU”.

Hermes Acquisition Company I LLC. Hermes is a Delaware limited liability company that acts as the holding company for the Company’s health and beauty care division.

Ascendia Brands Co., Inc. Ascendia Brands Co., Inc. (or “Ascendia Brands”) is a New Jersey corporation with its executive offices in Hamilton, New Jersey. As of May 1, 2006, Ascendia Brands assumed the manufacturing and distribution operations formerly conducted through Lander Co., Inc. (see, infra). As the successor to Lander Co., Inc., Ascendia Brands manufactures and sells branded health and beauty care products in the value and premium value categories, through mass market retailers (such as Wal-Mart and K-Mart), “dollar” stores, supermarkets and pharmacies. Ascendia’s brands include Baby Magic®, Binaca®, Mr. Bubble®, Lander®, Lander essentials™, Ogilvie®, Tek®, Dentax®, Dorothy Gray® and Tussy®. Ascendia Brands operates a manufacturing plant in Binghamton, New York, which is leased from a related party, Ascendia Real Estate LLC.

Lander Co., Inc. Lander Co., Inc. (or “Lander”) is a Delaware corporation with its executive offices in Wilmington, Delaware. During the period ended February 28, 2006, Lander Co., Inc. was the principal operating company in the Company’s health and beauty care division. Following the transition of manufacturing and distribution activities to Ascendia Brands, Lander Co., Inc. acts as an intellectual property holding company for trademarks and other intellectual property associated with the Lander brands.

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Lander Co. Canada Ltd. Lander Co. Canada Ltd. (or “Lander Canada”), a Canadian limited company, is the Canadian manufacturing and distribution arm of the Company’s health and beauty care division. Lander Canada operates a manufacturing facility in Toronto, Ontario, which it leases from a third party.

Ascendia Real Estate LLC (f/k/a Hermes Real Estate I LLC). Ascendia Real Estate LLC, a New York limited liability company, is a real estate holding company. Its sole asset is the Binghamton plant, which it leases to Ascendia Brands.

Lander Intangibles Corporation. Lander Intangibles Corporation is a Delaware corporation with its executive offices in Wilmington, Delaware. Lander Intangibles Corporation is an intellectual property holding company that was formed to acquire and hold certain of the intellectual property that the Company purchased from Playtex Products Inc. and its affiliates on November 16, 2005.

Cenuco, Inc. Cenuco, Inc. (“Cenuco Wireless”) is a Florida corporation with executive offices in Boca Raton. Cenuco develops and markets wireless data applications, with a focus on live video streaming to cellular devices across any carrier or handset platform.

The Annual Meeting (see page 2)

Date, Time and Place. The Meeting will be held on February 14, 2007 at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey, at 10:00 a.m., local time, to consider and vote upon proposals:

•	Proposal One: Election of five directors for a term of one year, or until their successors are duly elected and qualified.

This proposal requires a plurality of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class. In other words, the five director nominees receiving the highest number of affirmative votes cast at the meeting will be elected as directors.

•	Proposal Two: Ratification of the selection of BDO Seidman, LLP as our independent registered public accounting Firm for the fiscal year ending February 28, 2007.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

•

Proposal Three: Approval of the issuance of up to 28,056,510 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Junior Participating Preferred Stock or otherwise in connection with the merger with Hermes Acquisition Company I LLC.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders of the Company’s common stock on the record date. The holders of the Company’s Series A Junior Participating Preferred Stock are not entitled to vote on this proposal.

•	Proposal Four: Approval of the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

•	Proposal Five: Approval of the adoption of the Company’s 2007 Stock Incentive Plan.

This proposal requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, by the holders on the record date of the Company’s common stock and Series A Junior Participating Preferred Stock, voting as a single class.

•	Proposal Six: Approval to act on other matters and transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) of the Meeting.

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The Company does not anticipate that any other matters will be presented for a vote by stockholders at the annual meeting. If any such matter is presented, the vote required would depend upon the nature of the matter considered.

Record Date and Voting Power. You are entitled to vote if you owned shares of our common stock or our Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) at the close of business on December 29, 2006, the record date for the Meeting. You will have one vote for each share of our common stock, and 10,118.9046 votes for each share of Series A Preferred Stock, that you owned at the close of business on the record date. On the record date there were 13,944,056 shares of our common stock, and 2,347.7745 shares of Series A Preferred Stock entitled to be voted at the Meeting. Only the holders of common stock on the record date will be entitled to vote on the proposal arising from the merger transaction (Proposals Three). On all other proposals (Proposals One, Two, Four, Five and Six), the holders of the common stock and Series A Preferred Stock will vote together as a single class.

Proposals to Elect Directors and Select of Independent Registered Public Accounting Firm (see pages 26 and 35)

These sections of the proxy statement contain descriptions of the proposals to elect five directors to our Board of Directors (Proposal One) and to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2007 (Proposal Two). These sections also contain biographical information regarding the director nominees recommended by the Board and other information regarding corporate governance and accounting fees and polices.

Executive Compensation (see page 30)

This section of the proxy statement contains summary tables and other disclosure regarding the compensation and other benefits received by our executives during the most recent fiscal year. This section also contains a report from our Compensation Committee and a description of certain related party transactions.

Background of the Merger (see page 38)

This section of the proxy statement contains a description of the process that we undertook with respect to our reaching a definitive merger agreement and consummating the merger with Hermes, and includes a discussion of our contacts and discussions with Hermes that led to that agreement.

Purpose of the Merger; Effect of the Stock Issuances (see page 40)

The principal purpose and effect of the merger was to effectuate the acquisition by the Company of all of the membership interests in Hermes and thereby create a combined company with a diverse business portfolio and reduced reliance on any particular industry. In connection with the merger, the former members of Hermes were issued shares of Series A Preferred Stock representing 65% of the outstanding voting power of the capital stock of the Company. The merger was treated as a reverse acquisition using the purchase method of accounting, with Hermes being treated as the acquirer for accounting purposes. The merger had no effect on the shares of common stock outstanding at the time of the merger; shares of the Company’s common stock held by stockholders of the Company before the merger continue to remain outstanding after the merger and represent an equal number of shares of common stock of the Company after the merger. However, upon approval by our stockholders of Proposal Three, the Series A Preferred Stock will be converted into the Company’s common stock representing approximately 63% of the outstanding voting power of the capital stock of the Company.

Following the completion of the merger, Hermes, together with its wholly owned subsidiaries Lander, Lander Canada and Ascendia Real Estate LLC, became a wholly owned subsidiary of the Company. We will use our reasonable best efforts to ensure that our common stock will continue to be quoted on the American Stock Exchange, and will continue to be publicly traded.

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Reasons for the Merger (see page 41)

Our Board of Directors determined that the merger and the merger agreement were in the best interests of the Company and its stockholders. We believe that the merger offered an excellent opportunity to create value for our stockholders, as further described in this section of the proxy statement. In making this determination, our Board of Directors considered a number of factors, including, among other things:

•	the reasons described under the heading “–Reasons for the Merger,” including the possibility of cost savings, accelerated growth and the combined company’s diverse business portfolio;
•	information concerning the businesses, assets, liabilities, results of operations and financial performance of Hermes and the combined company;
•

the opinion of vFinance that, as of March 9, 2005, and subject to the matters set out in its opinion, the consideration to be paid by the Company in the merger was fair, from a financial point of view, to the stockholders of the Company;

•

the determination that the merger would create a larger combined company with greater financial resources and increased free cash flow and, as a result, increased flexibility and opportunity for future growth;

•	Lander’s position as a leader in the manufacture, marketing and distribution of brand value priced health and beauty care products with strong brand strength and name recognition;
•	the expected composition of the combined company’s senior management after the merger as described in this proxy statement under the heading “The Merger–Management of the Combined Company”
•	the fact that the merger is consistent with the Company’s objective to grow through acquisitions;
•

the fact that we were not required to register the shares of the Company’s capital stock issued to the former members of Hermes in the merger or the shares of common stock that would be issued upon conversion of the preferred stock if the stockholders of the Company approve Proposal Three;

•

the long-term interests of the Company and its stockholders, as well as the effects of the merger on the Company’s employees, customers, creditors, suppliers and the communities in which it has operations; and

•	the expectation that the merger would qualify as a reorganization under the Internal Revenue Code of 1986.

In the course of its deliberations, our Board of Directors also considered a variety of risks and potential drawbacks relating to the merger, including, among other things:

•	the fact that the former members of Hermes would hold approximately 65% of the outstanding common shares of the Company after the conversion of the Series A Preferred Stock to common stock;
•

the fact that the merger agreement eliminated the possibility of the Company entering into business combinations with companies other than Hermes prior to the merger or the termination of the merger agreement, and the fact that termination fees and restrictions on negotiations may have inhibited third parties from proposing an offer for the Company;

•	the challenges and costs of combining the businesses of Lander and Cenuco Wireless; and
•

the risks that the companies will not be able to combine their businesses without encountering operational difficulties or failing to realize the cost savings expected from the integration of their businesses, which could lead to the need to spin off or sell the Company’s wireless technology division.

Opinion of Financial Advisor (see page 44)

In deciding to approve the merger, our Board of Directors considered the opinion of its financial advisor, vFinance Investment, Inc., that, as of the date the merger agreement was entered into, the consideration to be paid by the Company in the merger was fair from a financial point of view to the Company’s stockholders. This opinion is attached as Annex A to this proxy statement. We encourage you to review the opinion in its entirety.

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Material Terms of the Merger Agreement (see page 51)

We have filed the merger agreement with the SEC as an exhibit to our Current Report on Form 8-K dated March 16, 2005 and we have filed an amendment to the merger agreement as an exhibit to our Current Report on Form 8-K dated May 20, 2005. We encourage you to review the merger agreement, as amended, as it is the legal document that governed the merger. The merger agreement provides, among other things:

•

a newly formed wholly owned subsidiary of the Company is merged with and into Hermes; as a result of the merger, which was completed on May 20, 2005, Hermes became a direct wholly owned subsidiary of the Company;

•

upon the completion of the merger, the former members of Hermes received shares of the Company’s Series A Junior Participating Preferred Stock which, in the aggregate, represented 65% of the voting power of the then outstanding shares of the Company’s capital stock;

•

following the completion of the merger, the Company agreed to convene a meeting of the Company’s stockholders that would, among other things, increase the number of authorized shares of common stock of the Company and approve the conversion of the Company’s Series A Junior Participating Preferred Stock into shares of common stock of the Company representing 65% of the outstanding shares; the special meeting of stockholders held on May 3, 2006 and this annual meeting of stockholders are intended to satisfy that obligation of the Company and if Proposal Three is approved at this annual meeting, the outstanding shares of Series A Junior Participating Preferred Stock of the Company will automatically convert into shares of common stock of the Company representing approximately 63% of the outstanding shares in the aggregate (after taking into consideration the redemption by the Company of 205.9001 shares of the Series A Junior Participating Preferred Stock on August 3, 2006);

•

upon the completion of the merger, all outstanding options to purchase common stock of the Company were immediately vested and remained outstanding without any other change in the terms or conditions thereof;

•

the closing of the merger was conditioned upon, among other things, the Company obtaining a fairness opinion that the merger is fair to the Company’s stockholders from a financial point of view and the Company having cash and cash equivalents on hand at closing of approximately $6 million, subject to no liens;

•

the Company was required to pay Hermes a termination fee in the amount of $500,000 if Hermes terminated the merger agreement because of the Company’s material breach of any representation, warranty, covenant or agreement contained in the merger agreement or if Hermes determined that any reports filed by the Company with the SEC contained an untrue statement of a material fact or omitted a material fact; and

•

the Company was not permitted to solicit, initiate or encourage any inquiry, proposal or offer with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of the Company.

Material Terms of the Voting Agreements (see page 54)

In connection with the execution of the merger agreement Steven Bettinger, our former President and Chief Executive Officer and director, entered into a voting agreement with Hermes. This voting agreement provides that Mr. Bettinger will vote the 3,817,267 shares of the Company’s common stock that he owned beneficially at the time, representing approximately 27.4% of the outstanding shares of common stock on the record date, for Proposal Three at the annual meeting. On August 3, 2006, Mr. Bettinger sold 3,322,482 shares of the Company’s common stock to Prencen, LLC, a Delaware limited liability company (“Prencen”) for a purchase price of $1.50 per share. Prencen has advised the Company that it will vote the shares of common stock that it owns in favor of Proposal Three. In addition, each of Edward Berzak, Warren Gilbert, Gilder Funding Corp., Jay Haft, Irvin Joseph, Irving J. Denmark Trust, Fred Mack, Robert Picow and Stanley Snyder, stockholders of the Company owning an aggregate of 4,013,302 shares of common stock (representing approximately 28.8% of the outstanding shares of common stock on the record date), have agreed to vote their shares in favor of Proposal Three. The voting agreements further restrict such stockholders from selling or transferring the shares of the Company common stock beneficially owned by them other than in certain permitted circumstances. The voting agreements terminate on the earlier of December 31, 2006 or the day following the stockholder meeting to consider the proposals contemplated by the merger agreement.

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Board of Directors of the Company After the Merger (see page 56)

As provided for in the merger agreement, Steven Bettinger, Andrew Lockwood and Jack Phelan resigned from the Company’s Board of Directors on the date that the merger was completed and Hermes designated four individuals to fill those vacancies on the Board of Directors. Since the merger, the Company’s Board of Directors has been composed of Robert Picow, the sole remaining pre-merger director, and Joseph A. Falsetti, Kenneth D. Taylor, Edward J. Doyle and Francis Ziegler, the four Hermes designees.

Proposal Relating to Issuance of Shares on Conversion of Series A Preferred Stock (see page 57)

This section of the proxy statement contain a description of Proposal Three, approval of the issuance of up to 28,056,510 shares of the Company’s common stock issuable upon conversion of the Series A Preferred Stock or otherwise in connection with the merger transaction.

Proposal Regarding Share Issuances to Messrs. Picow and McMillen (see page 58)

This section of the proxy statement gives the background and description of Proposal Four to approve the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen.

Proposal Regarding Adoption of the Company’s 2007 Stock Incentive Plan (see page 58)

This section of the proxy statement provides a description of Proposal Five to approve the adoption of the Company’s 2007 Stock Incentive Plan, and includes a summary of the material terms of the 2007 Stock Incentive Plan and the awards proposed to be granted to selected officers and directors under that plan.

Recommendation of the Board of Directors (see pages 26, 36, 58 and 59)

The Board of Directors of the Company recommends that you vote “FOR” each of the director nominees named in the proxy, “FOR” the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm, “FOR” the proposal regarding the issuance of shares of common stock upon conversion of the Series A Preferred Stock (Proposal Three), “FOR” the proposal regarding the issuance of shares of common stock to Robert Picow and Doug McMillen (Proposal Four), and “FOR” the adoption of the Company’s 2007 Stock Incentive Plan (Proposal Five).

Security Ownership of Certain Beneficial Owners and Management (see page 66)

This section of the proxy statement contains a table setting forth certain information with respect to the beneficial ownership of shares of the Company’s common stock and Series A Preferred Stock by: (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock or Series A Preferred Stock; (ii) each of our current directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

Management’s Discussion and Analysis for Ascendia Brands, Inc. and Cenuco, Inc. (see pages 68 through 98)

These sections of the proxy statement contain management’s discussion and analysis of financial condition and results of operations for the periods set forth in the financial statements of Ascendia Brands, Inc. and Cenuco, Inc. included with this proxy statement and described below. For information on the selected quarterly financial data of these companies for the respective periods, see the footnotes to the financial statements included with this proxy statement.

Certain Financial Statements for Ascendia Brands, Inc. and Cenuco, Inc. (see page F-1)

The audited consolidated/combined financial statements of the Company and its subsidiaries as of and for the years ended February 28, 2006 and 2005 and for the period from April 25, 2003 (inception) to February 29, 2004 were filed on August 11, 2006 with the SEC on the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006. The unaudited consolidated financial statements of the Company and its subsidiaries as of August 26, 2006 and for the thirteen and twenty-six weeks then ended were filed on October 27, 2006 with the SEC on the Company’s Quarterly Report on Form 10-Q. Such financial statements are set forth at page F-1 et seq. of this proxy statement.

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The audited consolidated financial statements of Cenuco, Inc. and its subsidiaries as of and for the years ended June 30, 2004 and June 30, 2003 were filed on September 27, 2004 with the SEC on the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004. The unaudited consolidated financial statements of Cenuco, Inc. and its subsidiaries as of March 31, 2005 and for the three and nine months then ended were filed on May 9, 2005 with the SEC on the Company’s Quarterly Report on Form 10-QSB. Such financial statements are set forth at page F-54 et seq. of this proxy statement.

Selected Historical Consolidated and/or Combined Financial Data of Ascendia Brands, Inc.

The following selected combined and/or consolidated financial information of Ascendia Brands, Inc. and its subsidiaries for the years ended February 28, 2006 and 2005 and for the period from April 25, 2003 (inception) to February 29, 2004 has been derived from the audited historical financial statements Annual Report on Form 10-K that was filed by the Company with the SEC on August 11, 2006, a copy of which has been delivered with this proxy statement. The following selected consolidated financial information for the period ended August 26, 2006 has been derived from the unaudited financial statements included in the Quarterly Report on Form 10-Q that was filed by the Company with the SEC on October 27, 2006, a copy of which has been delivered with this proxy statement.

				26 Weeks Ended

($000’s) except per share amounts	For the period 4/25/03 to 2/29/2004	Year ended 2/28/2005	Year ended 2/28/2006 (1) (2) (3)	8/27/2005 (1)	8/26/2006 (4)

Operating Data:
Net sales	$55,046	$69,861	$79,562	$34,192	$49,326
Gross profit	6,803	7,491	5,304	2,292	9,196
Loss from continuing operations	(1,195)	(2,756)	(27,726)	(3,941)	(1,385)
Net loss	(1,719)	(3,989)	(30,212)	(4,634)	(4,075)
Loss from continuing operations per common share	N/A	N/A	(2.06)	(0.20)	(0.29)
Balance Sheet Data (as of the period end):
Total assets	$24,461	$24,036	$102,946	$63,374	$108,541
Current portion of long-term debt	8,203	8,930	32	7,316	9
Long-term debt, less current portion	7,608	6,875	80,000	6,510	83,591
Other long-term obligations	673	673	967	731	1,017
Shareholders’ equity (deficit)/members’ (loss)	(1,815)	(5,830)	8,869	34,915	9,538
Cash dividends declared per common share	0	0	0	0	0

(1) In May 2005, Hermes Acquisition Company I (HACI) reversed merged into Cenuco, Inc. On May 20, 2005, Hermes Holding Company I, a wholly owned subsidiary of Cenuco, Inc., merged with HACI. As a consequence of the merger, HACI, together with its wholly owned subsidiaries, became wholly owned subsidiaries of Cenuco, Inc. For financial statement purposes, the Merger was treated as a recapitalization of HACI followed by the reverse acquisition of Cenuco, Inc. by HACI. Accordingly the financial position and results of operations of HACI and its predecessor entities are presented above for periods prior to the Merger and the financial position and results of operations of Cenuco have been included thereafter. The Company’s name was subsequently changed to Ascendia Brands, Inc. in May 2006.

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           (2) On November 16, 2005, the Company acquired certain brands and brand related assets from Playtex, Inc. for approximately $58.0 million. Sales of the acquired Playtex products and amortization of related acquired intangible assets are reflected above from that date forward.

            (3) The loss from continuing operations and the net loss for the year ended February 28, 2006 includes a $16.4 million charge for an impairment in the carrying value of goodwill established in the May 20, 2005 Merger noted above.

            (4) In August 2006, the Company completed the issuance of secured notes with a beneficial conversion option.and other embedded derivatives As a result of this financing arrangement, a compound derivative was identified and bifurcated and the related liability recorded as required under FASB No. 133 and EITF 00-19. This resulted in a $6.8 million loss being recorded in interest and other expense on August 2, 2006. The value of the compound derivative liability was adjusted as of August 26, 2006, resulting in a reduction of interest and other expense for the period between August 2 and August 26, 2006 of $11.2 million.

Selected Historical Consolidated Financial Data of Cenuco, Inc.

The following selected consolidated financial information of Cenuco, Inc. as of and for each of the two years in the period ended June 30, 2004 has been derived from the audited historical financial statements of Cenuco, Inc. that are included in the Annual Report on Form 10-KSB that was filed by Cenuco, Inc. with the SEC on September 27, 2004 and are set forth at page F-54 et seq. of this proxy statement. The following selected consolidated financial information for the years ended June 30, 2001 and 2002 has been derived from the audited financial statements of Cenuco, Inc. that are not included in this proxy statement. The following selected consolidated financial information for the period July 1, 2004 to March 31, 2005 has been derived from the unaudited financial statements of Cenuco, Inc. that are included in the Quarterly Report on Form 10-QSB that was filed by Cenuco, Inc. with the SEC on May 9, 2005 and are set forth at page F-74 et seq. of this proxy statement.

	Year Ended June 30

($000’s) except per share amounts	2001	2002	2003	2004	Period July 1, 2004 to March 31, 2005

Operating Data:
Net sales	$2,632	$3,099	$1,577	$1,514	$398
Income (loss) from continuing operations	323	(124)	(1,289)	(3,622)	(2,155)
Income (loss) from continuing operations per common share	$0.04	$(0.01)	$(0.15)	$(0.36)	$(0.17)
Balance Sheet Data (as of the period end):
Total assets	$4,671	$4,410	$2,705	$7,188	$7,302
Long-term obligations	356	445	1,545	1,454	200
Shareholders’ equity	1,157	1,070	43	4,611	6,798
Cash dividends per common share	0	0	0	0	0

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RISK FACTORS

In addition to the other information that we have included in this proxy statement, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully read and consider the following factors in evaluating the proposals to be voted on at the Meeting.

Risks Relating to the Merger

The integration of the business operations of the Lander Group and Cenuco following the merger has been difficult.

The combination of the Cenuco and Lander Group operations as a consequence of the merger that was completed on May 20, 2005 involves the integration of separate businesses: the health and beauty care business of the Lander Group and the wireless data applications, including live video streaming to cellular devices, of Cenuco Inc. The process of combining the companies has at times been disruptive to the respective businesses and has potentially caused an interruption of, or a loss of momentum in, such businesses, and has or may result in the following difficulties, among others:

•	loss of key employees or customers;
•

possible inconsistencies in standards, controls, procedures and policies among the companies being combined and the need to implement and harmonize company-wide financial, accounting, information and other systems;

•	failure to maintain the quality of services that the companies have historically provided;
•	the need to coordinate geographically diverse organizations;
•

the diversion of management’s attention from the day-to-day business as a result of the need to deal with the above disruptions and difficulties and the possible need to add management resources to do so; and

•	if the integration of the diverse businesses is not ultimately successful, it may be necessary for management to devote resources to effect a disposition of the wireless business by sale or spinoff.

Such disruptions and difficulties, if and when they occur, may cause us to fail to realize the benefits that, at the time of the merger, we expected to result from such integration and may cause material adverse short and long-term effects on our operating results and financial condition of the companies.

We may not achieve the cost savings and sales enhancements we expect to result from the integration of Cenuco and the Lander Group.

Even if we are ultimately able to integrate the operations of the companies successfully, there can be no assurance that such integration will result in the realization of the full benefits that, at the time of the merger, we expected to result from such integration or that such benefits will be achieved within the time frame that we then expected. Potential risks include, without limitation, the possibility that:

•	revenue enhancements following the integration may not materialize as expected;
•	the benefits from the integration may be offset by costs incurred in integrating the companies; and
•	the benefits from the integration may also be offset by increases in other expenses, by operating losses or by problems in the business unrelated to the merger transaction.

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As a result of the merger that was completed on May 20, 2005, we have been required to re-list our shares of common stock on the American Stock Exchange.

Shares of our common stock have been listed on the American Stock Exchange since May 2004. The American Stock Exchange has separate standards that companies must meet in order to (a) have their shares listed and (b) continue that listing in effect. Continued listing is dependent, among other things, on compliance with applicable SEC filing requirements. Following the merger, we were unable to file in a timely manner certain historical audited financial statements relating to the business of Lander, because certain of the periods in question had not previously been audited. As a result of our failure to make these filings within the prescribed period, we received notice from the American Stock Exchange that we were not in compliance with certain listing standards. For more information on these notices, you are referred to our Current Reports on Form 8-K dated August 22, 2005 and September 20, 2005. The required financial statements were subsequently filed with our Current Report on Form 8-K/A dated December 19, 2005.

Section 341 of the American Stock Exchange Company Guide (the “AMEX Guide”) describes the listing policies that the American Stock Exchange applies in the case of “any plan of acquisition, merger or consolidation, the net effect of which is that a listed company is acquired by an unlisted company even though the listed company is the nominal survivor.” Section 341 states that, in evaluating the continued listing eligibility of the surviving company, the American Stock Exchange will apply its original listing standards (which differ, in certain respects, from the continued listing standards). On January 5, 2006, the American Stock Exchange requested, pursuant to Section 341 of the AMEX Guide, that we re-file an original listing application to demonstrate compliance with the original listing standards of the American Stock Exchange. This information was provided on January 19, 2006 and supplemented on January 26, 2006. We have received no formal response from the American Stock Exchange with regard to the filing of such information.

In the future, should the implementation of the financing transaction that was consummated on August 3, 2006, result in a change of control of the Company, we will once again be required to re-apply for listing. No assurance can be given, however, that we will continue to meet all of the American Stock Exchange listing standards or that the American Stock Exchange will agree to continue to list our shares of common stock, and there is the possibility that the American Stock Exchange will not accept our listing application filed on January 19, 2006, or any re-listing application that we may be required to file in the future. In the event the American Stock Exchange does not agree to list our common stock, our stock price may materially decrease and the public market for our common stock may deteriorate. The absence of a public trading market would make it far more difficult for stockholders to sell any or all of their shares of our common stock, as we would, de facto, become a private company with no ability for any stockholder to sell shares of our common stock in the public markets.

The issuance of our common stock in connection with the merger will result in substantial dilution in the current ownership of the Company’s common stock.

The approval of Proposal Three (relating to the issuance and authorization of shares of common stock in connection with the conversion to common stock of the Series A Preferred Stock issued in the merger) will result in our issuing at least 23,756,906 shares of our common stock to the prior members of Hermes. This issuance will result in substantial and immediate dilution to your percentage ownership of common stock, as the former members of Hermes will own approximately 63% of the shares of our common stock. However, when the merger was completed on May 20, 2005, the former members of Hermes were issued shares of Series A Preferred Stock that had the same dilutive effects both with respect to voting and economic interests as would the issuance of common stock upon conversion of the preferred stock upon approval of Proposal Three. Accordingly, there will be no further dilution of your voting power or economic interest as a consequence of the conversion to common stock of the outstanding shares of Series A Preferred Stock. In general however, any issuance of equity stock has the potential to reduce the earnings per share and stockholders’ equity per share as a result of the increase in shares issued and outstanding.

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The market price of our common stock may decline as a result of the merger.

The market price of our common stock may decline as a result of the issuance of common stock upon conversion of the outstanding shares of Series A Preferred Stock issued in connection with the merger agreement for a number of reasons, including because:

•	the consideration offered for the equity interests of Hermes may not be viewed favorably by the market;
•	integration may not be successful; or
•	the effect on our financial results may not be consistent with the expectations of financial or industry analysts.

Risks Relating to Our Business

Health and Beauty Care Business

The high level of competition in Ascendia Brands’ industry - the health and beauty care business - could adversely affect our sales, operating results and profitability.

The business of selling health and beauty products is highly competitive. Numerous manufacturers, distributors, marketers and retailers actively compete for consumers’ business, both in the United States and abroad.

Ascendia Brands’ principal competitors include Health Tech, Johnson & Johnson, Kimberly Clark, Pfizer, Procter & Gamble, The Village Company, and Unilever. Nearly all of these competitors are larger and have substantially greater resources than Ascendia Brands, and may therefore have the ability to spend more aggressively on advertising and marketing and to respond more effectively to changing business and economic conditions than we do. This could adversely affect our sales, operating results and profitability. Ascendia Brands competes on the basis of numerous factors, including brand recognition, product quality, performance, price and product availability at retail stores. Merchandising and packaging, the timing of new product introductions and line extensions also have a significant impact on customers’ buying decisions and, as a result, on our sales. The structure and quality of our sales force and broker network, as well as consumption of Ascendia Brands’ products, affect in-store position, shelf display space and inventory levels in retail outlets. If Ascendia Brands is not able to maintain or improve the inventory levels and/or shelf placement of its products in retail stores, our sales and operating results will be adversely affected. Ascendia Brands’ markets also are highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. An increase in the amount of product introductions by our competitors could have a material adverse effect on our sales, operating results and profitability.

In addition, competitors may attempt to gain market share by offering products at or below the prices typically offered by Ascendia Brands. Competitive pricing may require Ascendia Brands to reduce prices and may result in lost sales and/or reductions in our margins.

Ascendia Brands depends on a limited number of customers for a large portion of its gross sales and the loss of one or more of these customers could materially reduce our gross sales and therefore could have a material adverse effect on our business, financial condition and results of operations.

For the twenty-six weeks ended August 26, 2006, Ascendia Brands’ top five customers accounted for approximately 51 percent of net sales, with one customer (Wal-Mart) accounting for 38 percent and a second (Dollar Tree) for 4 percent. We expect that for the year ending February 28, 2007 and future periods, Ascendia Brands’ top five customers, including Wal-Mart and Dollar Tree, will, in the aggregate, continue to account for a significant portion of our gross sales. The loss of one or more of Ascendia Brands’ top customers, any significant decrease in sales to these customers or any significant decrease in retail display space in any of these customers’ stores, could reduce Ascendia Brands’ gross sales and therefore could have a material adverse effect on our sales, operating results and profitability.

In addition, Ascendia Brands’ business is based primarily upon individual sales orders, and we typically do not enter into long-term contracts. Our customers could cease buying our products at any time and for any reason. The fact that we typically do not have long-term contracts means that we generally have no recourse in the event a customer ceases purchasing our products or reduce the level of purchases. If a significant number of our customers cease purchasing our products, or materially reduce the volume or value of those purchases, this could have a material adverse effect on our sales, operating results and profitability.

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Ascendia Brands and Lander Canada manufacture a significant quantity of the products they sell at their own manufacturing facilities. Any disruption in production could result in lost sales, and could have a material adverse effect on our customer relationships, financial condition and results of operations.

We manufacture most of our Lander brand health and beauty care products, plus a portion of the brands acquired from Playtex, at our 163,000 square foot manufacturing facility in Binghamton, New York and our 98,000 square foot plant in Scarborough, Ontario, Canada. Although we have the capability to manufacture most products (including shampoos, bubble bath, powders and topical analgesics) at either facility, alcohol-based products (such as mouthwash) and acetone-based products (such as nail polish remover) can be manufactured only at the Ontario location. A permanent or temporary unplanned shutdown of either of our plants, resulting from equipment malfunction, accident, fire, sabotage, strike or lockout, act of God or other factors, could substantially reduce our output of finished products. If output from one facility were to be curtailed, there is no assurance that we could absorb any lost production in our other manufacturing facility or that we could arrange to outsource production of the affected products in sufficient time to maintain scheduled deliveries. In the event of a protracted disruption in our own manufacturing operations, we would become more dependent on contract manufacturers and there is no assurance that we could obtain finished products from such contract manufacturers in sufficient quantities or at prices comparable to our own manufacturing costs. Our inability to do so could result in decreased sales and loss of market share, and could have a material adverse effect on our customer relationships, operating results and profitability.

Ascendia Brands and Lander Canada depend on third parties to provide raw materials for the products they manufacture. Disruption in the supply of raw materials, or increases in raw material costs, could adversely affect sales and our profitability.

Our ability to maintain production of our health and beauty care products at our own facilities depends upon access to raw materials, all of which we purchase from unrelated vendors. These raw materials include oil-based derivatives (such as mineral oil, petrolatum, surfactants and other specialty chemicals), plastic resin products (such as bottles and caps) and paper products (such as boxes, labels and packaging). If our current vendors become unable or unwilling to supply us with raw materials in a timely manner or at acceptable prices, there is no assurance that we could identify and qualify substitute vendors in sufficient time to prevent a disruption in production of some or all of the products we manufacture, or that substitute vendors would be able or willing to supply raw materials in the quantities and at the prices required to maintain normal operations. In addition, many of the raw materials we use, such as petroleum derivatives and paper products, are commodities that may be subject to significant price fluctuation, both in the short- and long-term. There is no assurance that we could pass through to our customers, in the form of higher prices, any resulting increase in our manufacturing costs. As a volume producer of value and extreme value products, we may be more susceptible than other producers to margin erosion resulting from increases in manufacturing costs. Our inability to secure sufficient quantities of raw materials at prices consistent with our current costs and sales price structure could therefore negatively impact inventory levels, customer relationships, sales and market share, and could have a material adverse effect on our operating results and profitability.

In addition, if our raw material suppliers fail to maintain adequate controls over specifications and quality, we may be unable to maintain the quality of our finished products. Reliance on raw materials of inferior quality could diminish the value of our brand names and the level of customer satisfaction. This could similarly lead to reduced sales and loss of market share and could thereby negatively affect our operating results and profitability.

Ascendia Brands and Lander Canada rely on unrelated carriers for the shipment of raw materials and finished products. Any disruption in, or unavailability of, transportation, could adversely affect production and distribution of our products.

Ascendia Brands and Lander Canada receive raw materials at their manufacturing facilities by truck, and distribute finished products to warehouses and customer distribution facilities by truck and/or rail. We rely on unrelated transportation companies for these services, which we typically contract on a short-term or ad hoc basis. The availability and cost of transportation services may be affected by many factors, including, without limitation, (i) market conditions of supply and demand, (ii) inclement weather, flood, hurricanes and the like, (iii) fuel shortages and/or increases in fuel costs, and (iv) strikes, lockouts or other industrial action. Although we seek to manage our raw materials and finished goods inventories prudently, any disruption in transportation services may interfere with normal plant operations, and/or could impede or prevent the delivery of finished products to our warehouses and to our customers’ facilities. Any sustained increase in transportation rates would increase our anufacturing and/or distribution costs, and there is no assurance that we would be able to pass these cost increases through to our customers in the form of higher prices. These factors could result in lost sales and market share and could adversely affect our operating results and profitability.

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Disruption in our distribution centers may prevent us from meeting customer demand.

We manage our product distribution in the continental United States and Canada through distribution centers in California, New York, North Carolina, Pennsylvania and Toronto, Canada. A serious disruption in the operation of any of these distribution centers, caused by a flood, fire or other factors, could damage or destroy inventory and could materially impair our ability to distribute products to our customers in a timely manner or at a reasonable cost. We could incur significantly higher costs and experience longer delivery lead times during the time it would take to reopen or replace a distribution center. This in turn could have a material adverse effect on our sales, operating results and profitability.

Ascendia Brands makes use of contract manufacturers to manufacture significant quantities of the finished products we sell.

We rely on contract manufacturers to manufacture certain of the finished products sold by our health and beauty care division, and the use of contract manufacturers has increased significantly as a result of Ascendia Brands’ acquisition of the former Playtex brands in November, 2005. Any delay in delivery by one or more of these contract manufacturers, or the breach or termination of a manufacturing contract, could adversely affect our inventory levels, our ability to meet scheduled deliveries and to accept new orders. Any or all of these factors could also negatively affect our market share, customer relationships, operating results and profitability.

Efforts to acquire other companies, brands or product lines may divert our managerial resources from our day-to-day operations, and if we complete an acquisition we may incur or assume additional liabilities or experience integration problems.

Our growth strategy is bifurcated, driven both by acquiring other companies, brands or product lines that management believes complement our existing health and beauty care business, and through organic growth of our existing brands. At any given time, we may be engaged in discussions with respect to possible acquisitions or other business combinations that are intended to enhance our product portfolio, enable us to realize cost savings and further diversify our category, customer and channel focus. Our ability successfully to grow through acquisition depends on our ability to identify, acquire and integrate suitable acquisition targets and to obtain any necessary financing. These efforts could divert the attention of our management and key personnel from our day-to-day business operations. If we complete acquisitions, we may also experience:

•	difficulties or delays in integrating any acquired companies, personnel and/or products into our existing business;
•	delays in realizing the benefits of the acquired company or products;
•	diversion of our management’s time and attention from other business concerns;
•	higher than anticipated integration costs;
•	difficulties in retaining key employees of the acquired business who may be necessary to manage those businesses most efficiently;
•	difficulties in maintaining uniform standards, controls, procedures and policies throughout all acquired companies; and/or
•	adverse customer reaction to the business combination.

In addition, an acquisition could materially impair our operating results by causing us to incur debt, amortize acquisition expenses and/or depreciate acquired assets.

Regulatory matters governing our industry could have a significant negative effect on our sales and operating costs.

In both our U.S. and foreign markets, we are subject to extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints affecting our health and beauty care business. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at analogous levels of government in foreign jurisdictions.

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In particular, the formulation, manufacturing, packaging, labeling, distribution, importation, sale and storage of the products sold by our health and beauty care division are subject to regulation by various federal agencies, including the FDA, the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the Environmental Protection Agency, and by various agencies of the states, localities and foreign countries in which our products are manufactured, distributed and sold. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or require discontinuation of product.

If we fail to comply with federal, state or foreign regulations, we could be required to:

•	pay fines and/or penalties;
•	suspend manufacturing operations;
•	change product formulations;
•	suspend the sale of products with non-complying specifications;
•	initiate product recalls; or
•	change product labeling, packaging, or take other corrective action.

Any of these actions could materially and adversely affect our financial results.

In addition, any failure to comply with FTC or state regulations, or with regulations in foreign markets that cover our product claims and advertising, including direct claims and advertising by us, may result in enforcement actions and imposition of penalties or otherwise materially and adversely affect the distribution and sale of our products.

Our business depends upon the protection of our intellectual property rights.

The market for our health and beauty care products depends to a significant extent upon the goodwill associated with our trademarks and tradenames. The trademarks and tradenames on our products are how we convey that the products Ascendia Brands sells are “value brand name” products, and we believe consumers ascribe value to our brands. Ascendia Brands and its affiliates own the material trademark and tradename rights used in connection with the packaging, marketing and sale of our products. This ownership is what prevents competitors or new entrants to the market from using our valuable brand names.

Therefore, trademark and tradename protection is critical to our business. Although most of our material trademarks are registered in the United States and in applicable foreign countries, we may not be successful in asserting trademark or tradename protection. If we were to lose the exclusive right to use any of our brand names in the United States or any other market in which we sell our products, our sales and operating results could be materially and adversely affected. We could also incur substantial costs to defend legal actions relating to the use of our intellectual property, which could have a material adverse effect on our business, results of operations or financial condition.

Other parties may infringe on our intellectual property rights and may thereby dilute the value of brands in the marketplace. If the value of our brands becomes diluted, or if our competitors are able to introduce brands that cause confusion with our brands in the marketplace, it could adversely affect the value that our customers associate with our brands, and thereby negatively impact our sales. Any such infringement of our intellectual property rights would also likely result in a commitment of our time and resources to protect these rights through litigation or otherwise. In addition, third parties may assert claims against our intellectual property rights and we may not be able successfully to resolve these claims.

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Wireless Applications Development Business

The Cenuco Wireless business faces extensive competition.

Our wireless applications development business, conducted under the Cenuco name has only recently introduced its full line of wireless video monitoring servers. There can be no assurance that the market will accept the wireless products currently offered. The industries in which the Cenuco Wireless division operates are characterized by intense competition. We face competition in all aspects of our business and we compete directly with numerous other firms, a significant number of which may offer their customers a broader range of products and services, have substantially greater financial, personnel, marketing, research and other resources, have greater operating efficiencies and have established reputations relating to product offerings and customer service. There can be no assurance that we will be able to compete in this business successfully.

If we are unable to protect our intellectual property rights our ability to compete effectively in the market for our products could be negatively impacted.

We regard our patents, copyrights, service marks, trademarks, trade secrets and similar intellectual property as important to our success in wireless applications development. We rely on patent, trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers, consultants and advisors to protect our proprietary rights; however, the steps we take to protect our proprietary rights may be inadequate and legal means may afford only limited protection. In addition, traditional legal protections may not be applicable in the Internet or wireless context, and the ownership of proprietary rights in our Cenuco Wireless technology may be subject to uncertainty. Our failure or inability to protect our proprietary rights could materially harm our business and competitive position.

We have filed for one Utility patent, “Wireless Security Audio-Video Monitoring,” which was accepted by the United States Patent Office in June, 2004, as Patent Pending #10/846426. We have also filed for one Provisional Patent, which we expect to covert to a full Utility Patent filing later this year. From time to time, we may decide to file additional patent applications relating to aspects of our proprietary Cenuco Wireless technology. Other parties may independently develop similar or competing technology or “design around” any patents that may be issued to us. There is no assurance that any of the patent applications we file will be approved, or that any issued patents will adequately protect our intellectual property. In addition, there is no assurance that third parties will not challenge the validity of our patents, or assert that technology developed and sold by Cenuco Wireless infringes other patents. Any such claims, even if lacking in merit, could require us to expend considerable resources in defending them and adversely affect the results of our operations.

Cenuco Wireless is currently the defendant in a patent infringement case commenced on February 1, 2005 in Federal District Court for the Southern District of New York (Joao v. Cenuco, Inc., 05 Civ. 1037 (CM) (MDF)). The plaintiff, Raymond Anthony Joao, asserts in his complaint that Cenuco Wireless is infringing certain patent held by Joao, specifically United States Patents Nos. 6,587,046, 6,542,076 and 6,549,130, which cover apparatuses and methods for transmitting video information to remote devices and/or over the Internet. Cenuco Wireless has timely answered the complaint denying infringement, and intends to defend this case vigorously on the merits. We believe that the patents relied on by Joao are invalid and that Joao will not prevail. Nonetheless, there can be no assurance as to the outcome of the case, and a judicial determination that Cenuco Wireless is infringing Joao’s patents could have a material adverse effect on the ability of Cenuco Wireless to market and sell its current product line. Similarly, there is no assurance that Cenuco Wireless would be able to develop, at a reasonable cost, within a reasonable length of time or at all, a “workaround” to eliminate any patent infringement found to exist.

Our Business Generally

The integration of the former Playtex brands, Ascendia Brands and Cenuco Wireless may be difficult.

The combination of the former Playtex Brands, Ascendia Brands and Cenuco Wireless operations involves the integration of separate businesses: the health and beauty care business of Ascendia Brands and the former Playtex brands and the wireless data applications, including live video streaming to cellular devices, of Cenuco Wireless. The process of combining the former Playtex brands into the business of Ascendia Brands and integrating the Cenuco Wireless business with our health and beauty care business may be disruptive to these respective businesses and may cause an interruption of, or a loss of momentum in, such businesses, and may result in the following difficulties, among others:

•	loss of key employees or customers;

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•

possible inconsistencies in standards, controls, procedures and policies among our subsidiaries and the need to implement and harmonize company-wide financial, accounting, information and other systems;

•	failure to maintain the quality of services that the companies individually have historically provided;
•	the need to coordinate geographically diverse organizations;
•

the diversion of management’s attention from the day-to-day business as a result of the need to address the above disruptions and difficulties, and the possible need to add management resources to do so; and

•

if the integration of our new brands and our diverse businesses is not successful, it may be necessary for management to devote resources to effect a disposition of the wireless business by sale or spin off.

Such disruptions and difficulties, if they occur, may cause us to fail to realize the benefits we currently expect to result from such integration and may cause material adverse short and long-term effects on our operating results and financial condition.

Both operating divisions depend on our key personnel and the loss of the services of executive officers or other key employees could harm our business and results of operations.

Our success in the health and beauty care and wireless applications development business sectors depends to a significant degree upon the continued contributions of our senior management and (in the case of Cenuco Wireless) of the programmers and technicians responsible for technology development. These employees may voluntarily terminate their employment with us at any time. We may not be able to retain existing key personnel or identify, hire and integrate new personnel.

We must comply with the listing provisions of the American Stock Exchange.

We must maintain sufficient stockholders’ equity to continue its listing on the American Stock Exchange. Section 1003(a) of the AMEX Guide provides that the American Stock Exchange will normally consider suspending dealings in, or removing from the list, securities in a company that has stockholders’ equity of less than $6 million if the company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. As of August 26, 2006, stockholders’ equity was approximately $9.5 million. However, should the Company sustain losses in the future, this would reduce stockholders’ equity. We therefore continue to evaluate alternative sources of equity capital so as to maintain our listing on the American Stock Exchange. Sustained or recurring failure to meet the equity requirements of the American Stock Exchange could ultimately lead to our being delisted from trading and therefore could potentially impact our ability to raise debt or equity capital in the future.

Future Impairments to Goodwill and other non amortizable intangible assets.

We have approximately $31.5 million of goodwill and other non amortizable intangible assets. The testing for impairment in the future may result in additional write-offs.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Cenuco, Hermes and Lander and the combined company, generally. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. This proxy statement may contain “forward-looking statements” that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties, including:

•	general economic conditions affecting our products and their respective markets;
•	the high level of competition in our industry and markets;
•	our dependence on a limited number of customers for a large portion of our sales;
•	disruptions in our distribution centers;
•

integration of the brands acquired from Playtex Products Inc. and its affiliates (“Playtex”) diverting managerial resources, or incurrence of additional liabilities or integration problems associated with such transaction;

•	changing consumer trends;
•	pricing pressures that may cause us to lower our prices;
•	increases in supplier prices;
•	changes in our senior management team;
•	our ability to protect our intellectual property rights;
•	our dependency on the reputation of our brand names;
•	the effects of shortages of supply of sourced goods or interruptions in the manufacturing of our products;
•	our level of debt;
•	our ability to obtain additional financing;
•	the restrictions in our debt and equity financing on our operations; and
•	our ability to service our debt.

All statements other than statements of historical facts included in this proxy statement, are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on the Company’s current plans and expectations relating to analyses of value and expectations of anticipated growth in the future and future success under various circumstances, and, as such, these forward-looking statements involve uncertainty and risk. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove not to have been correct. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to stockholders of the Company as part of the solicitation of proxies by the Board of Directors for use at the annual meeting of the Company’s stockholders (the “Meeting”).

Date, Time and Place

The Company will hold the Meeting at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey, on February 14, 2007, at 10:00 a.m., local time.

Purpose of the Annual Meeting

At the Meeting, we will ask holders of our stock:

•	Proposal One: to elect five directors for a term of one year, or until their successors are duly elected and qualified.
•	Proposal Two: to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2007.
•

Proposal Three: to approve the issuance of up to 28,056,510 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Preferred Stock or otherwise in connection with the merger with Hermes Acquisition Company I LLC;

•	Proposal Four: to approve the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen;
•	Proposal Five: to approve the adoption of the Company’s 2007 Stock Incentive Plan; and
•	Proposal Six: to act on other matters and transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) of the Meeting.

The Company’s Board of Directors believes that the foregoing proposals are in the best interests of the Company and its stockholders, and recommends that the Company’s stockholders “FOR” each of the director nominees named in the proxy, “FOR” the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm, “FOR” the proposal regarding the issuance of shares of common stock upon conversion of the Series A Preferred Stock (Proposal Three), “FOR” the proposal regarding the issuance of 34,000 shares of common stock to Robert Picow and Doug McMillen (Proposal Four), and “FOR” the adoption of the Company’s 2007 Stock Incentive Plan.

Record Date, Shares Entitled to Vote and Quorum

Only holders of record of the Company’s common stock and Series A Preferred Stock at the close of business on December 29, 2006, the record date, are entitled to notice of, and to vote at, the Meeting. On the record date, 13,944,056 shares of the Company’s common stock were issued and outstanding and held by approximately 1,200 holders of record, and 2,347.7745 shares of the Series A Preferred Stock were issued and outstanding and held by six holders of record. Only the holders of common stock on the record date will be entitled to vote on the proposal arising from the merger transaction (Proposal Three). On all other proposals (Proposals One, Two, Four, Five and Six), the holders of the common stock and Series A Preferred Stock will vote together as a single class.

A quorum will be present at the Meeting if the holders of a majority of the outstanding shares of the Company’s common stock and Series A Preferred Stock entitled to vote are represented in person or by proxy. Stockholders will have one vote for each share of common stock, and 10,118.9046 votes for each share of Series A Preferred Stock, held of record at the close of business on the record date.

Vote Required

Directors are elected by a plurality and the five nominees who receive the most votes will be elected as directors (Proposal One). Stockholders do not have cumulative voting rights in the election of directors. Approval of each of the other proposals (Proposals Two through Six), requires that the number of shares cast “FOR” each such proposal exceeds the number of shares cast “AGAINST” each such proposal.

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If you abstain from voting on any of the proposals to be voted on at the Meeting, it will have no effect on the outcome (other than with respect to determining whether a quorum exists), since an abstention is not a vote cast.

Shares of our common stock may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Under rules currently in effect, brokerage firms and nominees that are members of the American Stock Exchange have the authority under the rules of the American Stock Exchange to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the Meeting. Under these rules, the “routine” matters to be voted on at the meeting include the election of directors and the ratification of the selection of the independent certified public accounting firm (Proposals One and Two). However, none of the approval of the share issuance proposal arising from the merger transaction (Proposal Three), the approval of the share issuance to Robert Picow and Doug McMillen (Proposal Four), or the approval of the adoption of the Company’s 2006 Stock Incentive Plan (Proposal Five) is considered a “routine” matter and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to approval of Proposal Three, Proposal Four or Proposal Five. Shares of our common stock held directly in a stockholder’s name will not be counted as shares present for the purpose of establishing a quorum and will not be voted if the stockholder does not provide a proxy or attend the Meeting and vote their shares.

“Broker non-votes” occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to approval of the two share issuance proposals (Proposals Three and Four) or approval of the adoption of the Company’s 2007 Stock Incentive Plan. Broker non-votes will have no effect on any of the matters to be voted on at the Meeting because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to be voted for the purposes of determining the presence of a quorum.

A quorum of our shares must be present in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Voting Agreements; Voting by Directors and Executive Officers

In connection with the execution of the merger agreement Steven Bettinger, our former President and Chief Executive Officer and director, entered into a voting agreement with Hermes. This voting agreement provides that Mr. Bettinger will vote the 3,817,267 shares of the Company’s common stock that he owns beneficially, at the time representing approximately 27.4% of the outstanding shares of common stock on the record date, for Proposal Three at the annual meeting. On August 3, 2006, Mr. Bettinger sold 3,322,482 shares of the Company’s common stock to Prencen, LLC, a Delaware limited liability company (“Prencen”) for a purchase price of $1.50 per share. Prencen has advised the Company that it intends to vote the shares of common stock that it owns in favor of Proposal Three. In addition, each of Edward Berzak, Warren Gilbert, Gilder Funding Corp., Jay Haft, Irvin Joseph, Irving J. Denmark Trust, Fred Mack, Robert Picow and Stanley Snyder, stockholders of the Company owning an aggregate of 4,014,302 shares of common stock (representing approximately 28.8% of the outstanding shares of common stock on the record date) have agreed to vote their shares in favor of Proposal Three.

On June 30, 2006, the Company entered into a Second Amended and Restated Securities Purchase Agreement with Prencen, LLC and Prencen Lending, LLC pursuant to which the Company issued and sold to Prencen Lending, LLC senior secured convertible notes in the principal amount of $91 million, which notes are secured by all of the Company’s and its subsidiaries’ assets and guaranteed by all of the Company’s subsidiaries (the “Financing Transaction”). On July 31, 2006, in connection with the Financing Transaction, which closed on August 3, 2006, Dana Holdings, LLC, MarNan, LLC, Edward J. Doyle, Robert Enck and Franco S. Pettinato (holding approximately 53% of the combined voting power of the common stock and Series A Preferred Stock outstanding on the record date for the Meeting) entered into a voting agreement with the Company pursuant to which these stockholders agreed, for so long as Prencen, LLC or any of its affiliates (“Prentice”) owns (x) at least $5,000,000 in aggregate principal amount of the senior secured convertible notes issued in the Financing Transaction, or (y) at least 25% of the Series A stock purchase warrants purchased by Prentice in the Financing Transaction, to vote all of the shares of common stock and Series A Preferred Stock owned or entitled to be voted by such stockholder, at any stockholder meeting or action by consent in writing of the stockholders, in favor of one person designated by Prentice and nominated by the Company to serve on the Board of Directors of the Company, and, if requested by Prentice to take action to remove such nominee as a director, in favor of such removal. Copies of the securities purchase agreement and the voting agreement relating to the Financing Transaction have been filed with the SEC as exhibits to the Current Report on Form 8-K filed by the Company on August 8, 2006 and the definitive information statement filed by the Company on September 11, 2006.

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At the close of business on the record date, the directors and executive officers of the Company and their affiliates owned and were entitled to vote shares of our common stock representing approximately 1.4% of the shares of our common stock, and approximately 6.8% of the combined voting power of the common stock and Series A Preferred Stock outstanding on that date. To the Company’s knowledge, these directors and executive officers intend to vote their shares “FOR” each of the director nominees named in the proxy, “FOR” the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm, “FOR” the proposal regarding the issuance of shares of common stock upon conversion of the Series A Preferred Stock (Proposal Three), “FOR” the proposal regarding the issuance of shares of common stock to Robert Picow and Doug McMillen (Proposal Four), and “FOR” the adoption of the Company’s 2007 Stock Incentive Plan.

Voting of Proxies

All shares represented by properly executed proxies received in time for the Meeting will be voted at the Meeting in the manner specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” each of the director nominees named in the proxy, “FOR” the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm, “FOR” the proposal regarding the issuance of shares of common stock upon conversion of the Series A Preferred Stock (Proposal Three), “FOR” the proposal regarding the issuance of shares of common stock to Robert Picow and Doug McMillen (Proposal Four), and “FOR” the adoption of the Company’s 2007 Stock Incentive Plan and will be deemed to grant discretion to the proxy holder on any other matter that may properly come before the Meeting. Adjournments of the Meeting may be made in accordance with the Company’s Bylaws. If the persons named as proxies by you are asked to vote for one or more adjournments of the Meeting for matters incidental to the conduct of the Meeting, such persons will have the authority to vote in their discretion on such matters.

The Company does not expect that any matter other than the election of directors, ratification of the selection of our independent certified public accounting firm, the proposal regarding the issuance of shares of common stock upon conversion of the Series A Preferred Stock, the proposal regarding the issuance of shares of common stock to Robert Picow and Doug McMillen, and the adoption of the Company’s 2007 Stock Incentive Plan (Proposals One through Five) will be brought before the Meeting. If, however, any other matter should properly come before the Meeting, unless provided otherwise in the written authorization, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders. A proxy in the accompanying form will give authority to Joseph A. Falsetti and John D. Wille to vote on such matters at their discretion and they intend to do so in accordance with their best judgment on any such matter.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the Meeting. A stockholder may revoke a proxy at any time prior to its exercise by (a) giving written notice of the revocation to the Company’s Corporate Secretary, at 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619, (b) submitting a properly signed proxy with a later date, or (c) attending the Meeting and voting in person. Attendance at the Meeting (without voting) will not in and of itself constitute a revocation of the proxy. If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

Solicitation of Proxies

The Company will bear the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing and filing material in connection with the solicitation. In addition to the use of the mail, the Company’s directors, executive officers and employees may solicit proxies personally, by telephone or on the Internet. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Director Nominees

Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has recommended and nominated each of the individuals listed below for election to our Board of Directors at the Meeting. Each duly elected director will hold office until his death, resignation, retirement, removal, disqualification, or until his successor shall have been elected and qualified. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although our Board of Directors does not contemplate that the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Joseph A. Falsetti, 50 - President & Chief Executive Officer. Mr. Falsetti has served as Chairman and Chief Executive Officer of Ascendia since June 13, 2003, and as a director of the Company since the date of the merger, May 20, 2005, when he was designated by Hermes Acquisition Company I LLC in accordance with the terms of the merger agreement. Mr. Falsetti has an extensive entrepreneurial background, having established several consumer product companies. He was the founder and former Chairman and CEO of RomTech, a NASDAQ-listed consumer product entertainment company, which grew to become the highest volume distributor/publisher of value software in mass merchant retail, initiating value branding within the category. He also founded and was President and CEO of Galaxy Software, where he developed several leading brands including Picture It™, which was sold to Microsoft Corporation and remains Microsoft’s leading consumer application within the category. Prior to founding these companies, Mr. Falsetti worked for Unisys Corporation, rising to the position of Director of Desktop PCs, responsible for operations of the personal computing hardware, peripherals and related software applications with $200 million in annual sales. He received his BSME and BSEE degrees from The College Of New Jersey.

Edward J. Doyle, 63 - Independent Director; Chairman, Audit Committee. Mr. Doyle has served as a director of the Company since the date of the merger, May 20, 2005, when he was designated by Hermes Acquisition Company I LLC in accordance with the terms of the merger agreement. Mr. Doyle has served as the sole proprietor of Zephyr Ventures LLC, since 2003 and managing director of The Hermes Group LLC since 2002. From 1999 to 2002, Mr. Doyle served as managing principal of Hamilton Capital Group LLC. From 1981 until 1996, he served as Divisional Vice President of Mars Incorporated.

Kenneth D. Taylor, 72 - Independent Director. Mr. Taylor has served as a director of the Company since the date of the merger, May 20, 2005, when he was designated by Hermes Acquisition Company I LLC in accordance with the terms of the merger agreement. Mr. Taylor has served as Chairman of Taylor & Ryan, Inc., a public affairs consulting company, since 1991. Prior to joining Taylor & Ryan, Inc., Mr. Taylor served as a diplomat in the Canadian Foreign Service and resigned from that post in 1984. Mr. Taylor presently also serves as a director of Hydro One, Devine Entertainment Corp. and SkyLink Aviations, Ltd., all of which are located in Toronto, Canada.

Robert Picow, 50 - Director. Robert Picow was Chairman of the Board of Directors of Cenuco, Inc. prior to its merger with Lander. He served as Chairman from April 22, 2004 until May 20, 2005, and has been a director of the Company since July of 2003. In 1982, Mr. Picow founded Allied Distributors, a small electronics distributorship based in Philadelphia. In 1986, Allied Communications was formed and the company focused on cellular telephones and related products. Mr. Picow served as CEO of Allied Communications until its merger in 1996 with Brightpoint, a publicly traded communications company. Mr. Picow served as Vice Chairman and a director of Brightpoint until 1997. Mr. Picow served as a director of S.B.A. Communications for a two-year term and is now a director of Streicher Mobile Fueling and Fundamental Management Corporation, a private fund management company. Mr. Picow also serves on the Board of Trustees of the Children’s Place at Home Safe, a Palm Beach based charity.

Francis Ziegler, 66 - Independent Director; Chairman, Compensation Committee. Mr. Ziegler has served as a director of the Company since the date of the merger, May 20, 2005, when he was designated by Hermes Acquisition Company I LLC in accordance with the terms of the merger agreement. Mr. Ziegler retired in April 2004 from his position as President and Chief Executive Officer of Claneil Enterprises, Inc., a privately owned holding company that was a prior owner of Lander. He joined Claneil in 1993 after thirty years as an operations and marketing executive with Johnson & Johnson. During his career with Johnson & Johnson, he served as President of five subsidiary companies. Mr. Ziegler presently also serves as a director of S&H Green Points, Inc. and Rinaldi Enterprises.

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The Board of Directors recommends voting “FOR” the election of the five director nominees listed above.

Agreements regarding Director Nominated by Prencen, LLC

On July 31, 2006, in connection with the Financing Facility, Dana Holdings, LLC, MarNan, LLC, Edward J. Doyle, Robert Enck and Franco S. Pettinato (holding approximately 55% of the combined voting power of the common stock and Series A Preferred Stock outstanding on October 2, 2006) entered into a voting agreement with the Company pursuant to which these stockholders agreed, for so long as Prencen, LLC or any of its affiliates (“Prentice”) owns (x) at least $5,000,000 in aggregate principal amount of the senior secured convertible notes issued in the Financing Transaction, or (y) at least 25% of the Series A stock purchase warrants purchased by Prentice in the Financing Facility, to vote all of the shares of common stock and Series A Preferred Stock owned or entitled to be voted by such stockholder, at any stockholder meeting or action by consent in writing of the stockholders, in favor of one person designated by Prentice and nominated by the Company to serve on the Board of Directors of the Company, and, if requested by Prentice to take action to remove such nominee as a director, in favor of such removal.

Copies of the securities purchase agreement and the voting agreement relating to the Financing Facility have been filed with the SEC as exhibits to the Current Report on Form 8-K filed by us on August 8, 2006 and the definitive information statement filed by us on September 11, 2006.

Board Committees and Meeting Attendance

The Board of Directors held 4 meetings during the last fiscal year. The Board also considered and voted upon matters referred to it by management by means of unanimous written consents. During the fiscal year ended February 28, 2006, each director who served during that fiscal year attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he or she served. Also during the last fiscal year, the independent directors of the Board of Directors met once in executive session. It is the policy of the Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable conflicts. All of the Company’s then-serving directors attended the 2005 annual meeting.

Our Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted charters for each of these committees that can be obtained free of charge from our website, www.ascendiabrands.com. A copy of the Audit Committee Charter is attached as Annex B to this proxy statement. Each committee reports its actions to the full Board at the Board’s next regular meeting. A description of the members and duties of each committee follows.

Compensation Committee

Subsequent to the merger with Hermes, during the fiscal year ended February 28, 2006, the members of the Compensation Committee have been Mr. Ziegler, (Chairman), Mr. Doyle and Mr. Taylor. Our Compensation Committee has authority in matters relating to administration of our compensation plans and to set the salary and incentive compensation, including stock option grants, for our Chief Executive Officer and senior staff members.

Our Board of Directors has determined that the members of the Compensation Committee meet the independence standard set forth by the American Stock Exchange. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee reviewed and agreed on specific compensation for executive officers, including the employment contracts for the current and former Chief Executive Officers. The compensation awarded is comparable to the overall market for executive officers. The Compensation Committee met four times during the most recently completed fiscal year.

Audit Committee

Subsequent to the merger with Hermes, during the fiscal year ended February 28, 2006, the members of the Audit Committee have been Mr. Doyle, (Chairman), Mr. Taylor and Mr. Ziegler. Our Audit Committee is responsible for assuring the integrity of our financial control, audit and reporting functions and reviews with our management and our independent registered public accounting firm the effectiveness of our financial controls and accounting and reporting practices and procedures. In addition, the Audit Committee reviews the qualifications of our independent registered public accounting firm, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services.

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Our Board of Directors has determined that all of the members of the Audit Committee are financially literate and meet the independence standard set forth by the American Stock Exchange and applicable SEC rules. Our Board of Directors has further determined that Mr. Doyle qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Audit Committee met four times during the most recently completed fiscal year.

Nominating and Corporate Governance Committee

Subsequent to the merger with Hermes, during the fiscal year ended February 28, 2006, the members of the Nominating and Corporate Governance Committee have been Mr. Doyle, Mr. Taylor and Mr. Ziegler (Chairman), each of whom is independent as defined under applicable American Stock Exchange rules. The primary responsibilities of the Nominating Committee are to:

•	identify individuals qualified to become members of the Board and select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders; and
•

establish, implement and monitor policies and processes regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the Company and its stockholders, all in accordance with applicable laws or regulations of the SEC and other governmental authorities, and applicable rules of the American Stock Exchange.

The Nominating and Corporate Governance Committee did not meet during the most recently completed fiscal year. After considering the qualifications of the five incumbent Directors, on November 2, 2006, the Nominating Committee recommended that each of them be nominated for re-election as a Director at the Meeting.

Director Compensation

During the fiscal year 2006, each of our non-employee directors received $12,000 retainer (paid for three meetings for the period May 20, 2005 to February 28, 2006) in cash compensation. An additional $5,000 cash retainer was given to the Audit Committee Chairperson (Mr. Doyle) and an additional $3,000 annual cash retainer was given to the Compensation Committee and Nominating and Governance Committee Chairperson (Mr. Ziegler). We also paid the following fees in the fiscal year ended February 28, 2006 for meetings attended by various non-employee directors:

•	a $2,000 fee for each meeting of our Board of Directors attended in persons;
•	a $1,000 fee for each meeting of our Board of Directors attended by telephone;
•	a $1,500 fee for each meeting of a committee of our Board of Directors attended in person; and
•

a $750 fee for each meeting of a committee of our Board of Directors attended by telephone; and a $750 fee if scheduled the same day of a full Board meeting, either for attendance in person or via telephone.

In addition to cash compensation, on November 2, 2006, each of the independent directors, Edward J. Doyle, Kenneth D. Taylor and Francis Ziegler was awarded 100,000 shares of Ascendia Brands, Inc. restricted stock, with 50% vesting on the one year anniversary of the grant and the remaining shares vesting on the two year anniversary of the date of grant.

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Procedure for Recommending Director Candidates to the Nominating Committee

Any stockholder of record entitled to vote in the election of directors may recommend director candidates for consideration by the Nominating and Corporate Governance Committee and recommendation by the Nominating and Corporate Governance Committee to the Board of Directors. A stockholder wishing to recommend a director candidate to the Nominating and Corporate Governance Committee must send timely written notice to the Nominating and Corporate Governance Committee setting forth certain information with respect to the director candidate, including:

•	the name and address of the stockholder recommending the director candidate, and the name and address of the beneficial owner, if different than the recommending stockholder;
•	the name, address and biographical information of the person or persons being recommended for nomination;
•	any information relevant to a determination of whether the candidate meets the criteria described below under the heading “Director Qualifications”;
•

any information regarding the candidate relevant to a determination of whether the candidate would be barred from being considered independent under applicable AMEX or SEC rules or, alternatively, a statement that the candidate would not be so barred;

•	a statement, signed by the candidate verifying the accuracy of the biographical and other information about the candidate that is submitted with the recommendation; and
•

if the recommending stockholder, or group of stockholders, has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership.

To be timely received by the Nominating and Corporate Governance Committee for its consideration in connection with an annual meeting of stockholders, such notice must be received by the Nominating Committee no later than January 1 of that calendar year. All such submissions to the Nominating Committee must be made in writing and may be mailed to the Nominating Committee of Ascendia Brands, Inc., c/o President, 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619.

Director Qualifications

The Nominating and Corporate Governance Committee believes that each director nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board. Members of the Board should have the highest professional and personal ethics, consistent with the values and standards of the Company. At a minimum, a nominee must possess integrity, skill, leadership ability, financial sophistication, and capacity to help guide the Company. Nominees should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experiences. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties.

Evaluation of Director Candidates by the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee will not evaluate director candidates recommended by stockholders differently than director candidates recommended from other sources, except that the Nominating and Corporate Governance Committee may review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. Director candidates will be evaluated at a regular or special meeting of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience, and capability on the Board.

In connection with this evaluation, the Nominating and Corporate Governance Committee will make a determination whether to interview a prospective nominee based upon the Committee’s level of interest. If warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and any appropriate interviews, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to its selection of director nominees, and the Board will select the nominees after consideration of the Nominating and Corporate Governance Committee’s recommendation and report.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation during the fiscal years ended February 28, 2006, February 28, 2005 and February 28, 2004 of the Company’s current and former Chief Executive Officers and each of the four other persons serving as executive officers of the Company at the end of fiscal 2006 who received the highest annual salary and bonus during fiscal 2006 for services rendered in all capacities to the Company and its subsidiaries (the “Named Executive Officers”):

					Long Term Compensation

		Annual Compensation			Restricted Securities

Name & Title	Fiscal Year Ended February/28	Salary($)	Bonus($)	Other($)	Stock Awards ($)	Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Comp. ($)

Joseph A. Falsetti,	2006	381,250		—	—	—	—	—
President & Chief	2005	175,000		—	—	—	—	—
Executive Officer	2004	124,519		—	—	—	—

Brian J. Geiger,	2006	231,250	5,000	—	—	—	—	—
Former Executive	2005	141,346	—	—	—	—	—	—
Vice President &	2004	—	—	—	—	—	—	—
Chief Financial
Officer

Franco S. Pettinato	2006	190,000	5,000	14,400	—	—	—	—
Senior Vice	2005	190,000	8,021	14,400	—	—	—	—
President	2004	124,519		13,200	—	—	—	—
Operations

William B.	2006	225,000	—	6,000	—	—	—	—
Acheson,	2005	225,000	2,986	6,000	—	—	—	—
Executive Vice	2004	160,096	29,327	6,000	—	—	—	—
President, Global
Sales

R. Elizabeth	2006	51,923	—	10,000	—	—	—	—
Houlihan,	2005	—	—	—	—	—	—	—
Vice President,	2004	—	—	—	—	—	—	—
Marketing

Steven Bettinger,	2006	187,500	—	—	—	—	—	—
Former Chief	2005	242,692	—	—	71,000(2)	100,000(4)	—	—
Executive	2004	250,000	—		82,000(3)	100,000(5)	—	—
Officer of Cenuco,
Inc.(1)

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Other annual compensation includes car allowances and relocation bonus.

(1) Amounts used for the years ended February 28, 2005 and February 29, 2004 are derived from Cenuco, Inc,’s June 30, 2004 and 2003 fiscal years.

(2) Represents the issuance of 100,000 shares of Ascendia common stock at a fair market value of $0.71 on date of issuance.

(3) Represents the issuance of 100,000 shares of Ascendia common stock at a fair market value of $0.82 on the date of issuance.

(4) Represents 100,000 stock options granted at a fair market value on date of grant of $0.97.

(5) Represents 100,000 stock options granted at a fair market value on date of grant of $0.42.

At February 28, 2006, Steven Bettinger (former CEO) had issued and outstanding options of 100,000. These options were also issued and outstanding as of the date of the merger on May 20, 2005. The options became fully exercisable as a result of the merger. Prior to date of merger the successor company (Hermes) did not have any options issued or outstanding.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 2006 and unexercised options held as of February 28, 2006.

	Shares Acquired on Exercise #	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End (#)(2)		Value of Unexercised In- the-Money Options a Year- End ($)(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph A. Falsetti	0	$—	0	0	$—	$—
Brian J. Geiger	0	$—	0	0	$—	$—
Franco S. Pettinato	0	$—	0	0	$—	$—
William B. Acheson	0	$—	0	0	$—	$—
R. Elizabeth Houlihan	0	$—	0	0	$—	$—
Steven Bettinger	0	$—	100,000	0	$243,333	$—
(1)	Based on closing price of the common stock as reported on the American Stock Exchange at February 28, 2006 of $3.34, less exercise price, multiplied by the number of shares underlying the option.
(2)	The 100,000 options are net of 100,000 options exercised in 2005.

Equity Compensation Plan Information

The following table provides information as of February 28, 2006 with respect to shares of the Company’s common stock that may be issued under the Company’s equity compensation plans, including the Company’s 2000 Performance Equity Plan, as amended (the “2000 Plan”) and grants of options to purchase common stock not issued under any plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	556,668 (1)	$1.52	None (1)
Equity compensation Plans not approved by security holders	None	None	None
Total	556,668	$1.52	None

(1) Represents the unexercised options at the time of the Merger, which became 100% vested due to change in control. No additional awards will be made under the 2000 Plan described below.

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The 2000 Plan

The 2000 Plan was approved by the stockholders of the Company on February 1, 2000. The purpose of the 2000 Plan is to further the Company’s interests, and its subsidiaries’ and stockholders’ interests, by providing incentives to key employees, consultants, directors and others who contribute materially to the Company’s success and profitability. The 2000 Plan provides for the grant of awards relating to or consisting of up to an aggregate of 3,000,000 shares of common stock, typically in the form of a grant of options to purchase shares of common stock. The 2000 Plan also provides for the grant of share appreciation rights, restricted shares of common stock, deferred awards of common stock, reload stock options, and other stock-based awards (such as purchase rights, unrestricted common stock, convertible or exchangeable debentures, or other rights convertible into shares of common stock), although the Company does not presently contemplate the granting of any of these. All of the Company’s employees (including officers) and directors, and certain of its consultants, are eligible to receive awards under the 2000 Plan. In determining the eligible participants to whom awards may be granted under the 2000 Plan and the prices and times at which awards are granted, our board of directors, or the Compensation Committee as so delegated, has full and final authority and discretion. Stock options granted to employees may be either incentive stock options (“ISOs”), which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified options. Except for ISOs, which must be issued with an exercise price at or above the fair market value of the shares on the date of grant, options granted under the 2000 Plan may be issued with exercise prices at, above or below the fair market value of the shares at the time of grant. The individual option agreement sets forth the terms of the recipient’s option, including the term during which an option may exercised (generally ten years from the date of grant). In the event of a change of control of the Company that has not been approved by the board of directors, the vesting periods of all stock options and other awards granted and outstanding under the 2000 Plan will immediately and entirely vest. In the case of a change of control transaction that is approved by our board of directors, the board or directors (or the Compensation Committee) may, in its discretion, accelerate the vesting of any and all stock options and other awards outstanding, or repurchase such outstanding stock options or awards for the fair market value thereof. The board of directors may amend, alter, suspend or discontinue the 2000 Plan from time to time in such manner as it may deem advisable, but no such amendment, alteration, suspension or discontinuance may impair the rights of a holder under any existing agreement without such holder’s consent. The 2000 Plan was effective as of February 1, 2000, and, unless sooner terminated by our board of directors in accordance with the terms thereof, shall terminate on February 1, 2010. All of the outstanding awards under the 2000 Plan became fully vested as of May 20, 2005, the date of the merger with Hermes, and no new grants have been made since that date.

Employment and Indemnification Agreements

Bettinger Employment Agreement

As a condition to consummating the merger transaction with Hermes, any and all existing employment agreements (written and oral) with Steven Bettinger, our former President and Chief Executive Officer, were terminated. On May 20, 2005, the effective date of the merger, the Company and Steven Bettinger entered into an employment agreement (the “Bettinger Employment Agreement”) for Mr. Bettinger to act as the newly appointed Vice President of Corporate Development and Investor Relations of the Company for a three year period ending May 19, 2008. Mr. Bettinger will receive an annual base salary of $250,000 and will be eligible to participate in or receive benefits under any employee benefit plans generally made available to similarly situated executives. In addition, Mr. Bettinger will be eligible to receive options to purchase shares of the Company’s common stock at the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors. The Bettinger Employment Agreement provides for payment to Mr. Bettinger of an amount equal to the base salary that would have been paid during the remaining term of the Bettinger Employment Agreement, payable in equal monthly installments over the remaining term, and continuation for the remaining term of all health benefit plans, programs or arrangements if the Company terminates Mr. Bettinger’s employment other than for Cause (as defined in the Bettinger Employment Agreement) or if Mr. Bettinger terminates his employment at any time within six months following a Change in Control (as defined in the Bettinger Employment Agreement) because of a change in his duties inconsistent with his position, reporting, responsibilities, titles or offices prior to the Change in Control, a reduction in his base salary, the failure of the Company to maintain Mr. Bettinger’s participation in its benefit plans, the failure to provide Mr. Bettinger with appropriate adjustments to compensation and relocation allowance in the event he is required to relocate or the failure of the Company to honor its obligations under the Bettinger Employment Agreement. During the period that any such severance benefits are being paid, Mr. Bettinger is prohibited from engaging in any business that competes with the business of the Company and for a period of one year after such severance benefit payments cease or two years after the date of termination, whichever is later, Mr. Bettinger may not, within 75 miles of any operating location of the Company, engage in any business that is competitive with the Company’s business. A copy of the Bettinger Employment Agreement was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K/A dated May 20, 2005. The foregoing description of the Bettinger Employment Agreement is qualified in its entirety by reference to the full text of the Bettinger Employment Agreement. On July 2, 2006, Mr. Bettinger resigned all of his positions as an officer and employee of the Company and its subsidiaries. The Bettinger Employment Agreement was terminated at the time of his resignation.

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Falsetti Employment Agreement

On May 20, 2005, the Company and Joseph Falsetti, the Company’s newly appointed Chairman of the Board and Chief Executive Officer, entered into an employment agreement (the “Falsetti Employment Agreement”) for a three-year period ending May 19, 2008, subject to automatic renewal for an additional three-year term unless terminated by the Company or Mr. Falsetti upon 90-days’ prior written notice. Mr. Falsetti will receive an annual base salary of $450,000 and will be eligible to participate in or receive benefits under any employee benefit plans generally made available to similarly situated executives. In addition, Mr. Falsetti will be eligible to receive options to purchase shares of the Company’s common stock at the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors. The Falsetti Employment Agreement provides for payment to Mr. Falsetti of an amount equal to two times his base salary, payable in twenty four equal payments, the immediate vesting of all benefits, awards and grants and continuation for one year of all health benefit plans, programs or arrangements if the Company terminates Mr. Falsetti’s employment other than for Cause (as defined in the Falsetti Employment Agreement) or if Mr. Falsetti terminates his employment at any time within six months following a Change in Control (as defined in the Falsetti Employment Agreement) because of a change in his duties inconsistent with his position, reporting, responsibilities, titles or offices prior to the Change in Control, a reduction in his base salary, the failure of the Company to maintain Mr. Falsetti’s participation in its benefit plans, the failure to provide Mr. Falsetti with appropriate adjustments to compensation and relocation allowance in the event he is required to relocate or the failure of the Company to honor its obligations under the Falsetti Employment Agreement. During the period that any such severance benefits are being paid, Mr. Falsetti is prohibited from engaging in any business that competes with the business of the Company and for a period of one year after such severance benefit payments cease or two years after the date of termination, whichever is later, Mr. Falsetti may not, within 75 miles of any operating location of the Company, engage in any business that is competitive with the Company’s business. A copy of the Falsetti Employment Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K/A dated May 20, 2005. The foregoing description of the Falsetti Employment Agreement is qualified in its entirety by reference to the full text of the Falsetti Employment Agreement.

Indemnification Agreements

As a condition to consummation of the merger transaction with Hermes, the Company entered into indemnification agreements (the “Indemnification Agreements”) on May 20, 2005, with each of Messrs. Edward J. Doyle, Joseph A. Falsetti, Robert Picow, Kenneth D. Taylor and Francis Ziegler, the directors of the Company following the completion of the merger. The Indemnification Agreements provide, among other things, that the Company will indemnify and hold harmless each of the directors to the fullest extent not prohibited by applicable law and will advance expenses incurred by each of the directors provided that such director undertakes in writing to repay any such advances in the event that it is ultimately determined that such director is not entitled to indemnification. A copy of the form of Indemnification Agreement was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K/A dated May 20, 2005. The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

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Report of the Compensation Committee

Introduction

The Compensation Committee oversees the development of compensation programs for all employees of the Company and approves the terms of employment of executive officers. The Compensation Committee meets at scheduled times during the year and holds additional meetings from time to time as necessary to review compensation matters. The Company’s Human Resource Department supports the Compensation Committee in its work. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in its oversight and guidance in the development of the Company’s compensation programs.

Executive Compensation – Philosophy and Objectives

In determining the amount, form and terms of executive compensation, the Compensation Committee’s policy is to take into account the need to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of the Company.

In 2005, the Compensation Committee engaged The Hay Group, an external compensation consulting firm, to assess the Company’s compensation arrangements and provide recommendations for executive compensation and guidance as to the structure of employee compensation in general. Following the recommendations of the Hay Group, the Compensation Committee approved the adoption of equity incentives as described in the 2006 Stock Incentive Plan.

Compensation of its CEO and Other Executive Officers

Joseph A. Falsetti served as Chief Executive Officer of the Company during the year ended February 28, 2006. His compensation was established pursuant to an employment agreement (see page 33). Mr. Falsetti was not awarded incentive compensation for the year ended February 28, 2006. Mr. Geiger and Mr. Pettinato were awarded incentive compensation of $5,000 each for the year ended February 28, 2006. None of the other executive officers were awarded incentive compensation for the year ended February 28, 2006.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Ziegler, Mr. Doyle and Mr. Taylor, none of whom has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K or ever served as an officer or employee of the Company or any of its subsidiaries.

Certain Relationships and Related Transactions

The Hermes Group LLP (“THGLLP”), a certified public accounting firm, provided professional services and (until June 2005) leased office facilities to the Company. THGLLP also paid certain expenses on behalf of the Company. THGLLP invoiced the Company approximately $411.1 thousand and $51.1 thousand, respectively, for professional fees, facility usage and reimbursable expenses for the year ended February 28, 2006 and the twenty-six weeks ended August 26, 2006. At August 26, 2006, and February 28, 2006, the Company owed THGLLP $6.9 thousand and $35.6 thousand, respectively. Mark I. Massad, a founding Partner owns 50% of THGLLP and is currently a non-active partner. Mr. Massad and/or members of his immediate family own beneficially 96.875% of the ownership interests in MarNan, LLC (“MarNan”), a New Jersey limited liability company. MarNan owns approximately 39% of the Series A Preferred Stock. In addition, in connection with the Financing Transaction, the Company redeemed an aggregate of 102.95 shares of the Series A Preferred Stock owned by MarNan. The redemption price was equivalent to $1.75 per share for each share of common stock into which the Series A Preferred Stock redeemed would be convertible, if such conversion had occurred on August 2, 2006, the date of the redemption.

Zephyr Ventures LLC (“ZVLLC”) provided consulting services to the Company. Edward J. Doyle, a member of the Board of Directors of the Company since May 20, 2005, is a Managing Member, and owns 100% of the ownership interests, of ZVLLC, a business consulting company. For the year ended February 28, 2006, ZVLLC invoiced the Company $19,078 for consulting services. Effective May 20, 2005, the date of the merger with Hermes Acquisition Company I LLC, ZVLLC ceased providing consulting services to the Company. The balance due ZVLLC at February 28, 2006 and August 26, 2006 was $0.

Kenneth D. Taylor, a member of the Board of Directors of the Company since May 20, 2005, provided consulting services to the Company. For the year ended February 28, 2006, Mr. Taylor invoiced the Company $5,000 for consulting services. Effective May 20, 2005, the date of the merger with Hermes Acquisition Company I LLC, Mr. Taylor ceased providing consulting services to the Company. The balance due Mr. Taylor at February 28, 2006 and August 26, 2006 was $0.

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The Hermes Group LLC (“THGLLC”), a limited liability company, provides investment banking, acquisition and corporate advisory services to the Company. For the year ended February 28, 2006, and the twenty-six weeks ended August 26, 2006, THGLLC invoiced the Company and its subsidiaries approximately $429.3 thousand and $233.5 thousand, respectively, for business advisory services. Mark I. Massad, a member of THGLLC owns 51% of THGLLC. Mr. Massad is also a member of MarNan, which owns 39% of the outstanding shares of the Series A Preferred Stock. At August 26, 2006 and February 28, 2006, there was a balance due to THGLLC of $40.0 thousand and $6.9 thousand, respectively.

In addition, during the year ended February 28, 2006, the Company paid a fee of $1,000,000 (capitalized by the Company as part of purchase price of the Playtex asset acquisition - see Note 3 to the consolidated/combined financial statements of the Company and its subsidiaries as of February 28, 2006 set forth at page F-1 of this proxy statement) to THGLLC as compensation for advisory, diligence and other services rendered to the Company in connection with the Company’s acquisition of certain brands and related assets from Playtex in November 2005.

M2 Advisory Group LLC (“M2AG”) provides investment banking, acquisition and corporate advisory services to the Company. For the twenty-six weeks ended August 26, 2006, M2AG invoiced the Company and its subsidiaries for $20.8 thousand as compensation for the provision of business advisory services. For the year ended February 28, 2006, M2AG did not provide any services to the Company. Mark I. Massad is a member of M2AG and a member of MarNan, which holds 39% of the outstanding shares of the Series A Preferred Stock. As of August 26, 2006 and February 28, 2006, there was a balance due to M2AG of $7.5 thousand and $0.0 thousand, respectively.

Joseph A. Falsetti (who is a Director and the Chief Executive Officer of the Company) and/or members of his immediate family own beneficially 96.875% of the ownership interests in Dana Holdings, LLC (“Dana Holdings”), a New Jersey limited liability company. Dana Holdings owns approximately 39% of the Series A Preferred Stock. During the year ended February 28, 2006, the Company paid guarantee fees of $400,000 each to Dana Holdings and MarNan in connection with the short-term bridge loan described in this proxy statement under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ascendia Brands, Inc. – Liquidity and Capital Resources – Bridge Loan.” These guarantee fees were capitalized as deferred debt costs in connection with that bridge loan. Payment of such fees was approved by the unanimous vote of the Board of Directors. In addition, in connection with the Financing Transaction, the Company redeemed an aggregate of 102.95 shares of the Series A Preferred Stock owned by Dana Holdings. The redemption price was equivalent to $1.75 per share for each share of common stock into which the Series A Preferred Stock redeemed would be convertible, if such conversion had occurred on August 3, 2006, the date of the redemption.

The Company entered into a financing transaction with Prencen, LLC and Prencen Lending, LLC, pursuant to which they purchased $91 million of our senior secured convertible notes and were or may be issued warrants to purchase an aggregate of 6,053,358 shares of our common stock. As a result of the transaction, they became the beneficial owners, collectively, of approximately 23.9% of our common stock. One of their affiliates, Prentice Capital Management, LP, was paid a closing fee of $3,667,500 in connection with the financing transaction. For a description of the material terms of the financing transaction, see elsewhere in this proxy statement under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ascendia Brands, Inc. – Liquidity and Capital Resources – Financing Facility.”

The Company’s management believes the charges for the related party services listed above are consistent with the amounts that would be paid to independent third parties.

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PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To Ratify the Selection of Independent Registered Public Accounting Firm

The Board of Directors has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2007, which is the current fiscal year. The Board of Directors wishes to obtain from the stockholders a ratification of their action in appointing their existing independent auditors, BDO Seidman, LLP, as our independent registered public accounting firm for the current fiscal year.

There is no requirement that the Board’s selection of BDO Seidman, LLP be submitted to our stockholders for ratification or approval. The Board, however, believes that the Company’s stockholders should be given an opportunity to express their views on the selection. While the Board is not bound by a vote against ratifying BDO Seidman, LLP, the Board may take a vote against BDO Seidman, LLP into consideration in future years when selecting our independent registered public accounting firm. BDO Seidman, LLP has audited our financial statements since July 8, 2005.

A representative of BDO Seidman, LLP is expected to be present at the Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year ending February 28, 2007.

Audit Fees

The aggregate fees billed or expected to be billed to the Company by BDO Seidman, LLP for professional services rendered in connection with the audits of the Company’s annual consolidated financial statements for the fiscal years ended February 28, 2006 and 2005 and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended February 28, 2006 and 2005 were approximately $323,000 and $318,000, respectively.

Audit-related fees

For the fiscal years ending February 28, 2006 and 2005, the aggregate fees billed or expected to be billed to the Company by BDO Seidman, LLP for audit related services in connection with the reverse merger with Hermes Acquisition Company I LLC, the acquisition of brands and brand-related assets from Playtex, and SEC filings totaled approximately $55,000 and $248,600, respectively. The Company’s auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above.

Tax-related Fees

BDO Seidman, LLP billed the Company approximately $3,000 and $3,000, respectively for professional services for tax compliance, tax advice, and tax planning services in the fiscal years ended February 28, 2006 and 2005.

All Other Fees

The Company’s auditors did not perform or bill for any other services in the fiscal years ended February 28, 2006 and 2005.

In accordance with the Audit Committee’s pre-approval policies and procedures, all of the above fees were reviewed and pre-approved.

Pre-Approval Policy

All proposals for audit and audit related services must be submitted and approved in advance of the start of the audit or audit related engagement.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended February 28, 2006 with management and BDO Seidman, LLP. Specifically, the Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statements on Auditing Standard 61.

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The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with BDO Seidman, LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Edward J. Doyle	Kenneth D. Taylor	Francis Ziegler
August 9, 2006

Prior Independent Registered Public Accounting Firms

Prior to the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm, and prior to the consummation of the merger with Hermes, the financial statements of Cenuco, Inc. and subsidiaries, a Delaware Corporation for periods prior to the merger were audited by Grant Thornton LLP or by Salberg & Company, P.A. (See the historical financial statements of Cenuco, Inc. and subsidiaries for the year ended June 30, 2004 included elsewhere in this proxy statement.)

Grant Thornton LLP

Grant Thornton LLP (“GT”) terminated its relationship as the independent accountant for Cenuco, Inc. and its subsidiaries by letter dated December 10, 2003. The Company and GT mutually agreed to terminate this relationship. Prior to such date, GT had been the independent accountant for, and audited the financial statements of, the Company.

The reports of GT on the consolidated financial statements of the Company for the two fiscal years prior to such termination contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, for the two fiscal years prior to such termination, there were no disagreements between the Company and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused GT to make a reference thereto in its report on the Company’s financial statements for such periods. During the period from August 28, 2000 through December 10, 2003, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-B).

By letter dated December 18, 2003, addressed to SEC, Grant Thornton LLP stated that it had read the disclosures intended to be made by the Company regarding its dismissal and that such firm was in agreement with such statements. A copy of such letter was filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 19, 2003.

Salberg & Company, P.A.

The Company engaged Salberg & Company, P.A. (“Salberg”) as its independent accountants commencing December 16, 2003. Prior to such date, the Company did not consult with Salberg regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Salberg, or (iii) any other matter that was the subject of a disagreement between the Company and Salberg (as defined in Item 304 (a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K). On July 5, 2005, the Company dismissed Salberg as its independent auditor.

Salberg performed the audit for Cenuco Inc. and its subsidiaries for the year ended June 30, 2004, which did not contain any adverse opinion or a disclaimer of opinion, nor was qualified as to audit scope or accounting principles.

During the two most recent fiscal years and the subsequent interim period prior to the July 5, 2005 dismissal, there were no disagreements with Salberg with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-K.

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On July 7, 2005, the Company provided Salberg with a copy of this disclosure and requested such firm that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with these statements or the reasons why it disagreed. A copy of such letter was filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 12, 2005.

During the two most recent fiscal years or any subsequent interim period prior to engaging BDO Seidman, LLP, neither the Company nor anyone on its behalf had consulted BDO Seidman, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

The Audit Committee approved the engagement of the BDO Seidman, LLP as the Company’s independent registered public accounting firm. Such appointment was accepted by BDO Seidman, LLP by letter dated July 8, 2005.

THE MERGER

On May 20, 2005, pursuant to the terms of the Merger Agreement, dated March 16, 2005, and amended on May 10, 2005 (as amended, the “Merger Agreement”), among the Company, a publicly traded Delaware corporation then known as Cenuco, Inc., Hermes Holding Company, Inc., a newly formed Delaware corporation and wholly owned subsidiary of the Company, and Hermes Acquisition Company I LLC (“Hermes”), the parties executed a Plan of Merger setting forth certain terms relating to the merger of Hermes Holding Company, Inc. with and into Hermes (the “Merger”). In the Merger, the members of Hermes (the “Hermes Members”) received an aggregate of 2,553.6746 shares of the Company’s Series A Preferred Stock, representing 65% of the outstanding voting power of the Company’s capital stock. References in this section to “Cenuco” refer to the Company as it existed prior to the consummation of the Merger. Subsequent to the Merger, the name of the Company was changed from Cenuco, Inc. to Ascendia Brands, Inc.

Background of the Merger

Preliminary discussions between Cenuco and Hermes regarding a potential business combination commenced in January 2005 following Cenuco’s introduction to Hermes by one of Cenuco’s former directors, Tuyen Do. The initial meeting between the parties occurred in late January 2005 when Steven Bettinger, then Cenuco’s President and Chief Executive Officer, met with Joseph Falsetti and other executives of Hermes and Lander at Lander’s offices in Lawrenceville, New Jersey. Soon after this initial meeting, Steven Bettinger, Robert Picow and Jordan Serlin visited Lander executives a second time at their offices in Lawrenceville, and additional Cenuco management met with Lander management, following which the group visited Lander’s manufacturing facility in Binghamton, New York. On January 28, 2005, after receiving a report of these visits and initial discussions from Steven Bettinger, Cenuco’s Board of Directors approved the exploration of a business combination with Hermes, and directed Steven Bettinger to continue his discussions with Hermes.

Cenuco, Hermes and Lander exchanged information regarding their respective companies over the next several weeks and performed business and legal due diligence on one another. Cenuco’s business due diligence of Hermes and Lander was conducted by Robert Picow, Steven Bettinger and Jordan Serlin and the legal due diligence was performed by Cenuco’s counsel, Akerman Senterfitt. Hermes’ due diligence was conducted primarily by Lander executives and advisors, Joseph Falsetti, Brian Geiger and Mark Massad. The results of Cenuco’s due diligence were presented by Steven Bettinger to our Board of Directors on February 11, 2005. In his report, Mr. Bettinger stated that no material legal or business issues were discovered and that Cenuco’s business due diligence team had been very impressed with the management team and operations of Hermes and Lander. Throughout the discussions of the material terms of a business combination, Mr. Falsetti, on behalf of Hermes, refused to consider any transaction that did not result in the members of Hermes owning a significant controlling interest in the combined company. Mr. Falsetti further required that at the effective time of the Merger, Cenuco must have significant cash reserves available so that the combined company would have the ability to proceed with further acquisitions in accordance with an agreed business plan designed to enhance stockholder value. Mr. Bettinger sought to reduce the amount of Cenuco common stock to be issued in the Merger and attempted to remove any working capital conditions to the Merger. After considerable negotiation, it was agreed that the members of Hermes would be issued common stock representing 65% of the outstanding common stock, on a fully diluted basis. However, Hermes agreed that “fully diluted” would include only those then outstanding options or warrants that were actually exercised and not all such outstanding options and warrants as it was unlikely that many of such instruments would be exercised because of the fact that the exercise price was well in excess of the current market price of the Company’s common stock. It was also agreed that the Company must have cash and cash equivalents available at the time the transaction is completed of at least $6 million in order to permit asset acquisitions following the closing. After considerable discussion by Cenuco’s Board of Directors, including consideration of the reasons and factors described below under the headings “–Reasons for the Merger” and “–Factors Considered by the Board of Directors of Cenuco,” our Board concluded that a business combination with Hermes and Lander was in the best interest of our stockholders and, at the February 11, 2005 meeting, unanimously approved the material terms of the Merger and the negotiation and execution of the Merger Agreement.

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Over the next few weeks, legal and financial representatives of Cenuco, Hermes and Lander met and communicated telephonically on numerous occasions to discuss and negotiate aspects of the proposed Merger and the definitive agreements relating thereto, including the Merger Agreement. Early drafts of the Merger Agreement that had been prepared by attorneys for Hermes provided for large termination fees to be paid to Hermes if the transaction was not completed and further provided that Cenuco could not solicit any further acquisition proposals so long as the Merger Agreement continued to be in effect. After extensive negotiation, the parties agreed on a termination fee of $500,000 payable to Hermes under very limited circumstances, including termination of the Merger Agreement as a result of the failure of the stockholders to approve the Merger Agreement. Cenuco agreed that it would not solicit any acquisition proposals from third parties unless the Merger Agreement was terminated. In connection with these negotiations, Mr. Bettinger was authorized by the Board to interview investment banking firms for purposes of providing Cenuco with financial advice in connection with any proposed transaction. Mr. Bettinger interviewed two firms and recommended that the Board engage vFinance Investments, Inc. because it had demonstrated far greater willingness than the other firm to provide Cenuco with the time, effort and expertise that would be necessary and had agreed to do so in consideration of fees that were significantly less than proposed by the other firm. Based upon Mr. Bettinger’s report, the Board engaged vFinance Investments, Inc. as its financial advisor. vFinance presented its fairness opinion to our Board of Directors on March 9, 2005. At the March 9, 2005 meeting, our Board of Directors also received a report from Mr. Bettinger on his recent discussions with other companies engaged in the same general communications business as Cenuco that Mr. Bettinger, with the assistance of vFinance, had identified as potential merger partners. Cenuco reviewed and discussed a possible strategic alliance, merger or acquisition with four companies within the mobile technology and security industries. From a synergy perspective, including cash flow limitations, all of the companies were similar to Cenuco in that they were startup companies relying upon the marketplace to adopt mobile technology applications. In its review and analysis of possible combinations, Cenuco determined that the financial stability of a combined company would be questionable in that predictable revenues were not sufficient to support such a combination. Mr. Bettinger discussed with the Board the minimal adoption of Cenuco’s existing technology and the concerns with the slow acceptance of such mobile technologies generally. Based upon Mr. Bettinger’s presentation, the Board concluded that a combination with any of these companies would not satisfy Cenuco’s goal of attaining greater financial stability, because these companies were in the same early development stage as Cenuco and did not offer the advantages of diversification and more reliable cash flow that seemed possible in a combination with the Lander business. Following discussions regarding such potential advantages and possible disadvantages of the Merger, the Board ratified and confirmed its earlier conclusion that the Merger was in the best interests of the Cenuco stockholders. The parties executed the Merger Agreement on March 16, 2005, and, on March 17, 2005, the proposed Merger was publicly announced.

At meetings of our Board of Directors held on May 2, 2005 and May 9, 2005, the Board discussed the need for consummating the Merger as soon as practicable in order to execute its strategic plan for the combined company. Hermes advised the Board that the audited financial statements required by SEC rules to be included in the proxy statement to be sent to our stockholders in connection with the Merger would not be available until the end of May 2005 or later because there were periods for which no audit had ever been performed and the necessary information to conduct such an audit must be obtained from third parties who had no obligation to provide such information. Hermes further advised the Board that if there were extensive delays before the Merger could be completed, it was likely that the combined company would lose an opportunity that then existed to acquire certain brand trademarks and related assets from Playtex; this acquisition was a key element of Hermes’ strategy for enhancing stockholder value following the Merger. In light of these anticipated delays in the completion of the audited financial statements required to be included in the proxy statement, the Board concluded that unless the form of transaction was modified, the stockholder meeting to consider and vote upon approval of the issuance of the shares of Cenuco’s common stock in the Merger, as required by the rules of the American Stock Exchange, could not be held before August 2005 at the very earliest and that such delays could have a material adverse effect on the ability of the combined company to execute its business plan and potential acquisition opportunities. The Board considered its options, revisited the other potential acquisitions and other alternatives that had been reported by Mr. Bettinger, and, after much discussion, unanimously determined that the terms of the Merger should be modified, and, as modified, that the Merger was still in the best interests of the Cenuco stockholders.

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Following these meetings, on May 10, 2005, the parties to the original Merger Agreement entered into an amendment to the original agreement pursuant to which the parties agreed to close the Merger on or about May 23, 2005. The terms of the Merger were modified so that, instead of issuing shares of Cenuco’s common stock to the Hermes Members, Cenuco issued preferred stock that could be converted into common stock after a stockholder vote on substantially the same terms as the original Merger Agreement. The Merger was consummated on May 20, 2005.

The Companies

Ascendia Brands, Inc. (f/k/a Cenuco, Inc.)

100 American Metro Boulevard, Suite 108

Hamilton, New Jersey 08619

(609) 219-0930

We are a Delaware corporation organized in 1988. Our common stock is listed on the American Stock Exchange and trades under the symbol “ASB” (prior to the change in the Company’s name to “Ascendia Brands, Inc.” the Company’s common stock was quoted on the American Stock Exchange under the symbol “ICU”). In addition to the activities conducted by the Company’s wholly owned subsidiary Hermes as described below, we are engaged, through our wholly owned Florida subsidiary named Cenuco Inc., in the business of developing wireless and internet based software solutions for transmitting live streaming video, and other targeted content, directly onto cellular phones and remote computers. Our technology has applications in a variety of markets. Our wireless data technology is primarily focused on wireless video monitoring solutions that allow users to view real-time streaming video of security cameras or video content feeds at their home or place of business from anywhere they receive a cellular connection, regardless of the cellular carrier, user’s location, or type of cellular phone or wireless device. Our products address the security, surveillance and Homeland Security markets, and some of our monitoring products have been listed on the Federal General Services Administration (GSA) schedule. Our products have also been Windows Mobile Certified by Microsoft, have received BREW certification from Qualcomm, and are listed in the Intel Mobility Catalog. For more information on the Company, see the information contained under the headings “Item 1 – Business,” “Item 2 – Properties” and “Item 3 – Legal Proceedings,” which are incorporated herein by reference, in the Company’s Annual Report on Form 10-K for the year ended February 28, 2004, a copy of which is being delivered with this proxy statement.

Hermes Acquisition Company I LLC

2000 Lenox Drive, Suite 202

Lawrenceville, New Jersey 08648

(609) 219-0930

Hermes is a Delaware limited liability company organized in 2003. Hermes, through its subsidiaries, Lander Co. Inc., Lander Co. Canada Limited and Ascendia Real Estate LLC, is a manufacturer, marketer and distributor of value brand health and beauty products. Lander also produces private label health and beauty products for certain major retailers. Lander owns and operates two manufacturing and distribution facilities, one in Binghamton, New York and the other in Toronto, Canada. There has never been an established public trading market for the securities of Hermes or Lander, and, prior to the Merger, there were six holders of the membership interests of Hermes.

As a result of the Merger, Hermes and our Florida subsidiary remain focused in their respective current industries but have been integrating certain overhead and administrative functions to reduce operating costs and improve efficiencies. For a description and current structure chart of the Company, see the section in this proxy statement entitled “Summary–The Companies.”

Purpose of the Merger; Effect of Stock Issuances

The principal purpose of the Merger was to effectuate the acquisition by Cenuco of all of the membership interests of Hermes in exchange for the issuance to the Hermes Members of shares of the Series A Preferred Stock representing 65% of the combined outstanding voting power of all classes of Cenuco’s capital stock. Upon approval by our stockholders of Proposal Three, the Series A Preferred Stock will be converted without any further action by the Company or the holders of the Series A Preferred Stock into common stock of the Company representing (after accounting for the redemption of 102.95 shares of Series A Preferred Stock from each of MarNan and Dana Holdings in connection with the Financing Transaction) approximately 63% of the outstanding voting power of our capital stock. In the Merger Agreement, we agreed to use our reasonable best efforts to ensure that our common stock will continue to be quoted on the American Stock Exchange, and will continue to be publicly traded. In the event the American Stock Exchange does not agree to list our common stock, our stock price may materially decrease and the public market for our common stock may deteriorate. The absence of a public trading market would make it far more difficult for stockholders to sell any or all of their shares of our common stock, as we would, de facto, become a private company with no ability for any stockholder to sell shares of our common stock in the public markets. Following the completion of the Merger, Hermes, together with its wholly owned subsidiaries Lander Co., Inc, Lander Co. Canada Limited, and Hermes Real Estate I LLC, became wholly owned direct and indirect subsidiaries of the Company.

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Our Amended and Restated Certificate of Incorporation authorizes the Company to issue up to 1,000,000 shares of preferred stock, and grants the Board of Directors the authority, without further action by the holders of the outstanding shares of common stock, to issue shares of preferred stock with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, as the Board of Directors shall determine. Pursuant to such authority, Cenuco’s Board of Directors created a new series of Cenuco preferred stock, designated as the Series A Junior Participating Preferred Stock, with such rights, preferences and limitations as are set forth in the Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock filed with the Delaware Secretary of State by Cenuco and set forth as Exhibit 3(i) to its Current Report on Form 8-K dated May 10, 2005 filed with the SEC, and issued shares to the Hermes Members in exchange for their membership interests in Hermes.

There are currently outstanding 13,944,056 shares of common stock, and outstanding options and warrants (at the time of the Merger) with respect to an aggregate of 2,518,212 shares of common stock. As a consequence of the consummation of the Merger, the Hermes Members became the owners of 65% of the combined outstanding voting power of all classes of the Company’s capital stock and, upon conversion of the Series A Preferred Stock into common stock, such holders of the Series A Preferred Stock will own (after accounting for the August 2, 2006 redemption of 102.95 shares of Series A Preferred Stock from each of MarNan and Dana Holdings in connection with the Financing Transaction) approximately 63% of the then outstanding shares of common stock. Conversion of the Series A Preferred Stock into common stock requires the authorization of the Company’s holders of common stock (without the vote of holders of Series A Preferred Stock) to the issuance of the shares of common stock upon conversion of all of the shares of the Series A Preferred Stock. See “Proposal Three” to be voted upon at the Meeting.

If Proposal Three is approved and no further options or warrants outstanding at the time of the Merger are exercised, each share of the Series A Preferred Stock will be convertible into 10,118.9046 shares of common stock. This conversion ratio assumes that no further options or warrants that were outstanding at the time of the Merger are exercised after the record date of the Meeting and prior to the date of conversion of the Series A Preferred Stock into common stock. Any such exercise would result in an adjustment in the conversion ratio and the number of shares of common stock issuable upon conversion to retain the applicable ratio. The conversion ratio and the shares of common stock issuable upon conversion are also subject to adjustment upon the occurrence of stock splits, stock dividends or similar events.

The holders of the Company’s common stock immediately prior to the conversion of Series A Preferred Stock to common stock as contemplated by the Merger would continue to hold the same number of shares immediately thereafter. No additional consideration was offered to our common stockholders in connection with the Merger.

If the conversion of the Series A Preferred Stock to common stock is consummated, based upon the 13,944,056 shares of common stock outstanding as of the record date, we would then issue an additional 23,756,906 shares of common stock, or 170% of the number of shares of common stock currently outstanding.

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Reasons for the Merger

Cenuco’s management believed that the Merger would provide Cenuco with additional logistics and distribution knowledge, which it believed was a strong component of Lander’s current business operations. Also, Cenuco expected that additional efficiencies and cost savings would be forthcoming for the entire enterprise after the completion of the Merger. In particular, Cenuco’s Board of Directors believed that the combined company would be better positioned to:

•	realize significant cost savings;
•	achieve accelerated growth; and
•	enjoy reduced cyclicality and sustained earnings growth as a result of a diverse business portfolio.

The intent of the Merger was to create a combined company with a diverse business portfolio and reduced reliance on any particular industry. The increased diversification was expected to reduce the combined company’s overall exposure to cyclical economic swings and industry specific fluctuations and increase the likelihood of achieving consistent earnings growth. Management believed that the combined company would be in a position to achieve accelerated growth by utilizing its financial strength to pursue business opportunities, and utilizing the combined company’s larger, more diverse servicing capabilities to provide enhanced and more comprehensive services to customers.

The Company’s strategic plan for the Merger included introducing Cenuco’s wireless consumer products into Lander’s existing retail channels. Additionally, since all of these retail channels would benefit from remote video monitoring technologies to combat theft and liability, the Company’s management expected to work with these existing Lander customers on how Cenuco’s wireless technologies could assist and extend their loss-prevention and monitoring infrastructure. Furthermore, since Cenuco’s wireless technology applications have the ability to transmit virtually any type of data to a cellular device, not just video, Cenuco’s management believed that Lander represented a unique opportunity to apply Cenuco’s wireless technology to issues surrounding: warehousing, inventory control, manufacturing review and control, supply chain management and numerous others. It was management’s belief that the combined knowledge of both companies would result in additional wireless and consumer brand products focused on these and other markets.

Factors Considered by the Board of Directors of Cenuco

Cenuco’s Board of Directors determined that the terms of the Merger Agreement, which were the product of arm’s length negotiations between Cenuco’s representatives and Hermes, were in the best interests of Cenuco and its stockholders.

In reaching this determination, Cenuco’s Board of Directors considered the following material positive factors:

•	the reasons described above under “–Reasons for the Merger,” including the possibility of cost savings, accelerated growth and the combined company’s diverse business portfolio;
•	information concerning the businesses, assets, liabilities, results of operations and financial performance of Hermes and the combined company;
•

the opinion of vFinance that, as of March 9, 2005, and subject to the matters set out in its opinion, the consideration to be paid by Cenuco in the Merger was fair, from a financial point of view, to the stockholders of Cenuco;

•

the determination that the Merger would create a larger combined company with greater financial resources and increased free cash flow and, as a result, increased flexibility and opportunity for future growth;

•	Lander’s position as a leader in the manufacture, marketing and distribution of brand value priced health and beauty care products with strong brand strength and name recognition;
•

the expected composition of the combined company’s senior management after the Merger as described in this proxy statement under the heading “–Management of the Combined Company” since the Board of Directors concluded that the senior management of Hermes had greater strategic, administrative and financial expertise and experience than was available at Cenuco and that a strong management team with such expertise was necessary to permit the combined company to grow in a manner that Cenuco alone as a startup company could not;

•	the fact that the Merger is consistent with the Company’s objective to grow through acquisitions;

•

the fact that we were not required to register the shares of the Company’s capital stock issued to the former members of Hermes in the merger or the shares of common stock that would be issued upon conversion of the preferred stock if the stockholders of the Company approve Proposals One and Two;

•	the long-term interests of Cenuco and its stockholders, as well as the effects of the Merger on Cenuco’s employees, customers, creditors, suppliers and the communities in which it has operations; and
•	the expectation that the Merger would qualify as a reorganization under the Internal Revenue Code of 1986.

Cenuco’s Board of Directors also identified and considered a variety of potentially negative material factors in its deliberations, including:

•	the fact that the Hermes Members would hold approximately 65% of the outstanding common shares of Cenuco after the conversion of the Series A Preferred Stock to common stock;
•	the fact that some of the individual analyses conducted by vFinance in determining the fairness of the consideration to be paid in the Merger, from a financial point of view, produced wide ranges;
•

the fact that the result of the discounted cash flow analysis conducted by vFinance suggests that the Hermes Members should have received considerably less than 65% of the combined companies, based upon the market capitalization of Cenuco at the time that vFinance delivered its opinion to the Board, although the Board understood that vFinance did not rely on any single analytical model and tended to favor transaction-oriented multiples as more indicative of the true multiple to be assigned, and that the ratio of such market capitalization to the mean value arising from the comparable transaction analysis suggests that the Hermes Members should have received slightly more than 65% of the combined companies;

•

the fact that the Merger Agreement eliminated the possibility of Cenuco entering into business combinations with companies other than Hermes prior to the Merger or the termination of the Merger Agreement, and the fact that termination fees and restrictions on negotiations may have inhibited third parties from proposing an offer for Cenuco;

•	the challenges and costs of combining the businesses of Lander and Cenuco; and
•

the risks that the companies will not be able to combine their businesses without encountering operational difficulties or failing to realize the cost savings expected from the integration of their businesses, which could lead to the need to spin off or sell the Company’s wireless technology division.

Our Board of Directors concluded, however, that these negative factors could be managed or mitigated by us or were unlikely to have a material impact on the Merger or us, and that overall, the potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger.

In concluding that an amendment to the Merger Agreement providing, among other things, for the issuance of shares of Series A Preferred Stock in lieu of shares of the Company’s common stock and the completion of the Merger without a vote of the Company’s stockholders was in the best interests of the Company and its stockholders, our Board of Directors considered the following factors:

•

the delays incurred while Hermes prepared the audited financial statements required for purposes of the proxy statement to be sent to the Company’s stockholders could materially and adversely affect the ability of the combined company to acquire assets from Playtex which represented a significant opportunity for the combined company following the Merger;

•

the delays in preparing the applicable audited financial statements were a consequence of the fact that there was a period prior to Hermes’ acquisition of the Lander business for which no audited financial statements had ever been prepared and therefore there was no reasonable possibility of such financial statements being prepared in a timely manner;

•

the Series A Preferred Stock to be issued to the members of Hermes in the Merger had substantially the same economic and voting rights as the shares of common stock that would have been issued under the terms of the Merger Agreement that had been approved by our Board of Directors;

•

representatives of the American Stock Exchange had given verbal assurances to Cenuco and its legal counsel that the completion of the Merger in accordance with the terms of the modified structure, including the issuance of the Series A Preferred Stock without a vote of stockholders, would not violate any of the rules or regulations of the American Stock Exchange;

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•

since the financial terms of the transaction as modified are virtually identical to the transaction that was contemplated by vFinance when the fairness opinion was issued, there was no need to obtain another fairness opinion with respect to the modified structure;

•

although the vFinance opinion had been rendered in connection with a transaction that was conditioned upon approval of the stockholders of the Company, the change in structure that removed such condition did not have any effect on the fairness of the transaction from a financial point of view, but only on the procedural fairness, and therefore did not have any effect on the fairness opinion of vFinance; and

•

since Hermes had conditioned the change in structure upon delivery of voting agreements from stockholders of the Company owning enough shares to approve Proposal Three, the Board of Directors concluded that such approval had the same effect as a vote of stockholders and therefore satisfied our Board of Directors that the new structure satisfied all requirements of fair process, as well as fair price.

The above discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but does set forth the principal factors considered by the Board of Directors prior to executing the Merger Agreement. The Board of Directors collectively reached the unanimous conclusion to approve the Merger Agreement, and the transactions contemplated thereby, including the issuance of the Series A Preferred Stock contemplated by the Merger Agreement, in light of the various factors described above and other factors that each member of our Board of Directors felt were appropriate. In view of the wide variety of factors considered by our Board of Directors in connection with its evaluation of the Merger Agreement and the complexity of these matters, Cenuco’s Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, Cenuco’s Board of Directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Regulatory Approvals Needed to Complete the Merger

The Merger was completed on May 20, 2005. We were not required to obtain the approval of any regulatory agency in order to enter into the Merger Agreement or complete the Merger.

However, Section 712(b) of the American Stock Exchange Company Guide requires that our stockholders approve the issuance of more than 20% of our common stock in any acquisition of the stock or assets of another company. Because, as contemplated in the Merger, the issuance of shares of our common stock in connection with conversion of the Series A Preferred Stock to common stock will exceed 20% of our currently outstanding shares, we are required to seek stockholder approval before we can issue those shares. If we issue the shares of our common stock to Hermes’ Members upon conversion of the Series A Preferred Stock without stockholder approval for the issuance, our common stock could be de-listed from the American Stock Exchange.

In addition, as discussed at page 17 (“Risk Factors”), the rules of the American Stock Exchange required that we re-submit an original listing application with respect to our Common Stock, because the Merger resulted in a change of control of the Company. This application was submitted on January 19, 2006.

Opinion of Financial Advisor to Cenuco

The following summary does not purport to describe all of the material analyses contained in its opinion, the “Fairness Opinion,” and is qualified in its entirety by reference to the copy of the Fairness Opinion, which is included as Annex A to this proxy statement. We urge you to carefully read the Fairness Opinion in its entirety.

In connection with its evaluation of the Merger as described above, Cenuco’s Board of Directors engaged vFinance Investments, Inc. (“vFinance”), to act as its financial advisor. vFinance, Inc. is a rapidly growing financial services company that provides research, investment banking, brokerage and trading services to more than 10,000 corporate, institutional and private clients worldwide. vFinance, Inc. has offices in New York, San Jose, Houston, Boca Raton and 24 other cities nationwide. Its subsidiary, vFinance Investments, Inc., is a registered broker-dealer with the SEC and a member of the NASD. vFinance rendered its opinion, dated March 9, 2005, to the effect that, as of that date and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the consideration to be paid in the Merger was fair, from a financial point of view, to our stockholders. vFinance has consented to the inclusion of the Fairness Opinion in this proxy statement.

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We have attached as Annex A to this document the full text of vFinance’s written opinion and urge you to read the opinion in its entirety. The Fairness Opinion sets forth the assumptions made, matters considered and limits on the review undertaken and is incorporated by reference in its entirety. vFinance addressed the Fairness Opinion to Cenuco’s Board of Directors. The Fairness Opinion addresses only the consideration paid in the Merger and is not a recommendation to any stockholder as to how that stockholder should vote on any proposals relating to the Merger at the Meeting. The summary of vFinance’s opinion provided below is qualified in its entirety by reference to the full text of the Fairness Opinion.

In arriving at its opinion, vFinance reviewed:

•	the Merger Agreement;
•	the audited financial statements of Cenuco for the fiscal year ended June 30, 2004 and the audited financial statements of Hermes for the year ended February 29, 2004;
•	the unaudited financial statements of Cenuco and Hermes for the periods ended December 31, 2004 and November 30, 2004, respectively;
•	current and historical market prices of Cenuco common stock;
•

various publicly available information concerning the business of Cenuco and Lander and of several other companies engaged in businesses comparable to those of Cenuco and Lander, and the reported market prices for the securities of other companies deemed comparable;

•	the terms of various transactions involving companies comparable to Cenuco and Lander and the consideration received for those companies;
•	the terms of other business combinations that vFinance deemed relevant; and
•	various internal financial analyses and forecasts prepared by Cenuco and Hermes and their respective managements.

vFinance also held discussions with several members of the management of Cenuco and Hermes on numerous aspects of the Merger, the past and current business operations of Cenuco and Lander, the financial condition and future prospects and operations of Cenuco and Lander, the effects of the Merger on the financial condition and future prospects of Cenuco and Lander, and other matters that vFinance believed necessary or appropriate to its inquiry. In addition, vFinance reviewed other financial studies and analyses and considered other information as it deemed appropriate for the purposes of its opinion.

vFinance relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Cenuco and Hermes or otherwise reviewed by vFinance from third party sources. vFinance is not responsible or liable for that information or its accuracy. vFinance did not conduct any valuation or appraisal of any assets or liabilities, and no valuations or appraisals were provided to vFinance. In relying on financial analyses and forecasts provided to it, vFinance has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Cenuco and Hermes to which those analyses or forecasts relate. vFinance also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to vFinance by, representatives of Cenuco, and that the parties would complete the other transactions contemplated by the Merger Agreement as described in that agreement. vFinance relied as to all legal matters relevant to rendering its opinion upon the advice of its counsel.

As is customary in the rendering of fairness opinions, vFinance based its opinion on economic, market and other conditions as in effect on, and the information made available to vFinance as of, March 9, 2005. Subsequent developments may affect vFinance’s opinion, and vFinance does not have any obligation to update, revise, or reaffirm its opinion. vFinance expressed no opinion as to the price at which Cenuco’s or the combined company’s common stock will trade at any future time.

Cenuco did not request vFinance to, and vFinance did not, provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, and did not provide services other than the delivery of its opinion. vFinance did not participate in negotiations on the terms of the Merger and related transactions, which were the product of direct negotiations between Cenuco and Hermes.

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In accordance with customary investment banking practice, vFinance employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses performed by vFinance in connection with its opinion. We have presented some of the summaries of financial analyses in tabular format. In order to understand the financial analyses used by vFinance more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of vFinance’s financial analyses and this summary does not purport to be a complete description of the analyses underlying vFinance’s opinion.

Comparable Company Analysis. vFinance first identified those other companies that might be considered “comparable” to Lander, the operating company of Hermes. While Lander competes in the Consumer Goods & Products sector, this market includes multi-billion dollar behemoths such as Proctor & Gamble and Colgate Palmolive. While this would ordinarily pose problems from an analytical standpoint, vFinance spent considerable time reviewing the product lines of the companies that were ultimately included in its analysis, and there appears to be a homogeneity among the lines carried, while the prime differentiator from a branding standpoint appears to be the pricing points and advertising dollars spent on support of the brand. The distribution channels for most of these companies are almost identical.

From a practical standpoint, vFinance elected to exclude Proctor & Gamble from its analysis, as its market capitalization is over 4.5x the size of its nearest competitor, Colgate Palmolive and it almost always positions itself as the premium brand in the markets in which it competes. Lander, by comparison, has historically been viewed as a value brand, having been so positioned from its more than 85 years of existence. In addition, Proctor & Gamble markets lines of snacks & beverages, making it slightly dissimilar to the rest of the universe considered by vFinance.

The following companies were considered for the comparable analysis: Colgate-Palmolive Company, The Estee Lauder Companies Inc., Alberto-Culver Company, Church & Dwight Co., Inc., Revlon, Inc., Prestige Brand Holdings, Inc., Elizabeth Arden, Playtex Products, Inc., Inter Parfums, Inc., Parlux Fragrances, Inc., CCA Industries, Inc., Stephan Co., Imagenetix, Inc., Oralabs Holding Corp., Scott’s Liquid Gold, Inc. and Lee Pharmaceuticals.

In reviewing the companies in this sector, vFinance was unable to discern any trends from a valuation perspective. Ordinarily, one would expect that the marketplace would accord premium multiples to companies with significantly larger revenue bases, but that was not apparent in this Comparable Company Analysis. For example, even though it was excluded from vFinance’s analysis due primarily to its sheer size, Proctor & Gamble is still valued by the market at a multiple of 2.49x its trailing twelve month revenues, which would fit comfortably within the range of multiples for the sample set. The sample set of sixteen (16) companies that vFinance believed fit its defined parameters were included in the comparable sample. Those parameters were defined as Consumer Products companies that either employ value-oriented or premium value pricing points or sell through national distribution channels such as Wal-Mart and their like. They range in market capitalization from just under $0.5 million to just over $29 billion, with a range of trailing twelve month revenues from $6.6 million to $10.6 billion.

Lander Co.

Comparable Public Companies

Figures in Thousands of US Dollars except for share prices

					Equity Value to																	Enterprise Value to

													EPS																	EPS

Company	Ticker	Stock Price 3/5/05	% of High	Market Value	Debt to Equity		TTM Rev.		TTM EBITDA		TTM EBIT		TTM		2003		2004		Net Assets		Enterprise Value [1]	TTM Rev.		2005 E Rev.		TTM EBITDA		TTM EBIT		TTM		2003		2004		Net Assets

Colgate-Palmolive Company	CL	52.84	89%	29,237,456	3.0	x	2.8	x	11.9	x	13.8	x	22.7	x	20.1	x	18.1	x	n.m.		32,866,956	3.11	x	2.93	x	13.4	x	15.5	x	25.5	x	22.6	x	20.3	x	n.m.
Estee Lauder	EL	43.00	87%	9,943,136	0.3	x	1.6	x	11.3	x	14.6	x	24.6	x	22.4	x	19.6	x	14.8	x	9,935,136	1.63	x	1.58	x	11.3	x	14.6	x	24.6	x	22.4	x	19.6	x	14.8	x
Alberto-Culver Company	ACV	51.90	92%	4,910,735	0.1	x	1.5	x	12.4	x	14.3	x	24.3	x	21.1	x	18.9	x	4.4	x	4,926,151	1.47	x	1.40	x	12.5	x	14.4	x	25.4	x	21.2	x	18.9	x	4.4	x
Church & Dwight Co, Inc.	CHD	35.98	98%	2,502,615	1.7	x	1.4	x	12.5	x	11.3	x	23.7	x	20.2	x	18.0	x	n.m.		3,159,009	1.81	x	1.85	x	15.8	x	14.2	x	33.2	x	25.5	x	22.7	x	n.m.
Revlon, Inc.	REV	2.49	70%	921,594	n.m.		0.7	x	5.6	x	17.5	x	n.m.		n.m.		n.m.		n.m.		2,188,994	1.70	x	1.68	x	13.4	x	41.5	x	n.m.		n.m.		n.m.		n.m.
Prestige Brand Holdings	PBH	17.96	96%	898,000	1.5	x	3.8	x	11.6	x	13.7	x	77.8	x	n.m.		n.m.		n.m.		1,324,590	5.54	x	n.a.		17.1	x	20.1	x	101.9	x	n.m.		n.m.		n.m.
Elizabeth Arden	RDEN	26.13	99%	786,740	1.8	x	1.0	x	3.9	x	10.8	x	13.2	x	20.3	x	17.1	x	n.m.		1,152,010	1.39	x	1.27	x	5.8	x	15.8	x	n.m.		29.7	x	25.0	x	n.m.
Playtex Products, Inc.	PYX	8.77	99%	536,863	17.4	x	0.8	x	4.9	x	5.9	x	31.3	x	19.9	x	15.7	x	n.m.		1,252,705	1.83	x	1.90	x	11.5	x	13.7	x	22.5	x	46.5	x	36.5	x	n.m.
InterParfums, Inc.	IPAR	15.49	46%	310,911	0.2	x	1.4	x	8.8	x	9.7	x	19.9	x	20.1	x	20.1	x	5.9	x	328,028	1.48	x	1.41	x	9.2	x	10.2	x	19.7	x	21.2	x	21.2	x	6.2	x
Parlux Frangrances, Inc.	PARL	25.99	93%	240,882	0.0	x	2.6	x	14.2	x	15.2	x	27.9	x	26.0	x	15.1	x	4.3	x	230,196	2.45	x	n.a.		13.6	x	14.5	x	27.0	x	24.8	x	14.4	x	4.1	x
CCA Industries, Inc.	CAW	10.85	79%	76,430	0.0	x	1.2	x	7.8	x	8.1	x	14.5	x	10.6	x	10.3	x	4.3	x	71,832	1.17	x	1.03	x	7.4	x	7.6	x	13.6	x	10.0	x	9.7	x	4.0	x
The Stephan Co.	TSC	4.55	65%	20,360	0.2	x	0.8	x	60.0	x	109.3	x	113.8	x	n.m.		n.m.		1.0	x	20,987	0.87	x	n.a.		61.8	x	112.7	x	117.3	x	n.m.		n.m.		1.0	x
Imagentix, Inc.	IAGX	2.00	97%	21,580	0.1	x	3.3	x	16.9	x	17.4	x	22.2	x	n.m.		n.m.		16.8	x	21,030	3.18	x	n.a.		16.5	x	17.0	x	21.7	x	n.m.		n.m.		16.3	x
Oralabs Holdings Corporation	OLAB	2.75	53%	13,089	0.0	x	1.0	x	n.m.		n.m.		n.m.		n.m.		n.m.		2.4	x	12,419	0.95	x	n.a.		n.m.		n.m.		n.m.		n.m.		n.m.		2.3	x
Scott’s Liquid Gold, Inc.	SLGD	0.55	60%	5,726	0.2	x	0.3	x	9.8	x	n.m.		n.m.		n.m.		n.m.		0.6	x	5,968	0.26	x	n.a.		10.2	x	n.m.		n.m.		n.m.		n.m.		0.6	x
Lee Pharmaceuticals, Inc.	LPHM	0.12	71%	496	n.m.		0.1	x	n.m.		n.m.		n.m.		n.m.		n.m.		n.m.		9,485	1.15	x	n.a.		n.m.		n.m.		n.m.		n.m.		n.m.		n.m.

		High	99%		17.4	x	3.8	x	60.0	x	109.3	x	113.8	x	26.0	x	20.1	x	16.8	x		5.54	x	2.93	x	61.8	x	112.7	x	117.3	x	46.5	x	36.5	x	16.3	x
		Mean	81%		1.9	x	1.51	x	13.7	x	20.1	x	34.6	x	20.1	x	17.0	x	6.0	x		1.87	x	1.67	x	15.7	x	24.0	x	39.3	x	24.9	x	20.9	x	6.0	x
		Median	88%		0.2	x	1.32	x	11.5	x	13.8	x	24.0	x	20.2	x	18.0	x	4.3	x		1.56	x	1.58	x	12.9	x	14.6	x	25.4	x	22.6	x	20.3	x	4.1	x
		Low	46%		0.0	x	0.06	x	3.9	x	5.9	x	13.2	x	10.6	x	10.3	x	0.6	x		0.26	x	1.03	x	5.8	x	7.6	x	13.6	x	10.0	x	9.7	x	0.6	x
1	Enterprise value is calculated by adding debt, preferred stock, minority interest and subtracting cash from the adjusted market value (market cap) inclusive of dilutive securities.

Source of information: SEC Edgar Filings, Bloomberg, LP, Hoovers, Inc., and/or Market Guide, Inc.

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Having reviewed the operating demographics of this sample set and determining that Lander fell within the operating parameters of this group, vFinance determined that it would derive multiples based on Trailing Twelve Month Revenue and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and compare them to the sample set’s Enterprise and Equity values. These multiples, once derived from its sample set, would be the “Market Multiples” that would be applied against Lander’s operating statistics to impute a range of values. These multiples, which vFinance applied to Lander’s statistics, yield an Equity Value of Lander ranging from $50.2 million to $676.5 million, with a mean of $195.5 million. The Enterprise Value ranges from $54.2 million to $672.6 million, with a mean value of $191.5 million.

Lander Co.

Valuation Based on Public Trading Multiples

Figures in Thousands of US Dollars

Valuation Based on Mean Multiples

	Data	Enterprise Multiples		Enterprise Value	Cash	Debt	Equity Value [1]	Applied Weights

TTM Revenue	$101,500.0	1.87	x	$190,301.90	$—	$3,980.07	$186,321.84	50.0%
Net Assets	(3,509.0)	6.0	x	(20,959.58)	—	3,980.07	(24,939.64)	0.0%
TTM EBITDA	12,800.0	15.7	x	$200,675.15	—	3,980.07	196,695.08	50.0%

					—			100.0%
	Weighted Equity Valuation			$195,488.53	Weighted Enterprise Valuation		$191,508.46

Valuation Based on High Multiples

	Data	Enterprise Multiples		Enterprise Value	Cash	Debt	Equity Value [1]	Applied Weights

TTM Revenue	$101,500.0	5.54	x	$561,804.03	$—	$3,980.07	$557,823.97	50.0%
Net Assets	(3,509.0)	16.3	x	(57,320.15)	—	3,980.07	(61,300.21)	0.0%
TTM EBITDA	12,800.0	61.8	x	$791,256.96	—	3,980.07	787,276.90	50.0%

					—			100.0%
	Weighted Equity Valuation			$676,530.50	Weighted Enterprise Valuation		$672,550.43

Valuation Based on Low Multiples

	Data	Enterprise Multiples		Enterprise Value	Cash	Debt	Equity Value [1]	Applied Weights

TTM Revenue	$101,500.0	0.26	x	$26,640.57	$—	$3,980.07	$30,620.63	50.0%
Net Assets	(3,509.0)	0.6	x	(2,207.29)	—	3,980.07	1,772.77	0.0%
TTM EBITDA	12,800.0	5.8	x	$73,780.28	—	3,980.07	77,760.35	50.0%

					—			100.0%
	Weighted Equity Valuation			$50,210.43	Weighted Enterprise Valuation		$54,190.49

1	Enterprise value is calculated by adding debt and subtracting cash to the Equity Value.

Discounted Cash Flow Analysis. vFinance examined the cash flows derived from the operations of Lander for the trailing twelve month (“TTM”) period, and the corresponding projections for Lander’s fiscal years (“FY”) 2006 through 2008, in order to derive a valuation based upon Lander’s ability to generate cash. In so doing, vFinance relied on data provided by the management of Lander, which reflected certain assumptions that the Lander management deemed reasonable regarding business growth rates and the capital expenditure (“CAPEX”) requirements for the applicable periods. The estimated projections of EBITDA and CAPEX (the “projections”) presented below have been prepared by, and are the responsibility of, the Company’s management. The projections have been prepared in a manner consistent with the accounting policies in the historical financial statements. The projections were prepared in good faith at the time they were made, however, actual results may differ from the projected results. While these projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants (“AICPA”) for preparation and presentation of prospective financial information, under the AICPA guidelines the omission of a summary of significant assumptions causes the presentation to be deficient. Accordingly, investors are cautioned not to place reliance on such projections unless they have an understanding of the underlying assumptions.

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Using the trailing twelve month actual values and the estimates of EBITDA and CAPEX furnished by Lander management, vFinance calculated the free cash flows (cash flows from operations less CAPEX) for Lander for the trailing twelve months and for the fiscal years 2006 through 2008. These data yielded a compound annual growth rate (“CAGR”) for free cash flow of 7.7 percent. vFinance then calculated a terminal value by multiplying the projected free cash flow for FY 2008 by the CAGR. The resulting figure was then divided by the difference between vFinance’s estimated cost of capital (13.5 percent) and the CAGR (7.7 percent).

To determine the current value of the projected future free cash flows, vFinance applied a discount rate that combined a “risk-free” rate with a risk premium. The risk-free rate used by vFinance, 3.5 percent, approximated the then-prevailing Treasury Bill rate. For the risk premium, which was intended to reflect the risk that the business would not yield the free cash flows projected in the financial model, vFinance made three alternative assumptions, 10 percent, 12 percent and 14 percent. These rates were selected by vFinance as appropriate for Lander, given the current stage in its business life-cycle.

This discounted cash flow analysis yielded a “High” value of $174.4 million (using the 10 percent risk premium), a “Mean” value of $161.4 million (using the 12 percent risk premium) and a “Low” value of $149.5 million (using the 14 percent risk premium).

The results of this analysis are shown the following table. The term “NPV-Merged” refers to the net present value of a merged Cenuco/Hermes entity, and shows the “High,” “Mean” and “Low” values calculated as described above.

Lander Co.

Valuation Based on Discounted Cash Flow

Figures in Thousands of US Dollars

	TTM	2006 E	2007 E	2008 E	Perpetuity	CAGR

Revenues	$101,500.0	$110,500.0	$113,800.0	$117,200.0		3.7%
EBITDA	12,800.0	13,400.0	14,300.0	15,600.0		6.8%
Net Earnings	1,900.0	4,300.0	4,697.0	4,893.9		37.1%
CAPEX	(1,500.0)	(1,500.0)	(1,500.0)	(1,500.0)

OCF Minus CAPEX	11,300.0	11,900.0	12,800.0	14,100.0	29,845.5	7.7%

Financing Requirement (Debt)	—	—	—

CF	11,300.0	11,900.0	12,800.0	14,100.0	29,845.5

NPV - Merged	174,398.0	161,351.3	149,542.0
Discount Rate	13.5%	15.5%	17.5%

Risk free rate	3.5%	3.5%	3.5%
Business risk premium	10.0%	12.0%	14.0%
Catch-all risk premium	0.0%	0.0%	0.0%

Neither of KPMG LLP nor BDO Seidman, LLP has either examined or compiled the accompanying prospective financial information and, accordingly, neither of KPMG LLP nor BDO Seidman, LLP expresses an opinion or any form of assurance with respect thereto. The reports of KPMG LLP and BDO Seidman, LLP included in this proxy statement relate to the Company’s historical financial information. They do not extend to the projections and should not be read to do so.

Comparable Transaction Analysis. vFinance examined a number of merger/purchase transactions within the Consumer Goods and Products sector by both operating companies and private equity firms to examine the multiples being paid.

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Lander Co.

Valuation Comparisons of Recent Transactions

Buyer	Target	Date of Transaction	Transaction Value (‘000)	Target Revenues (‘000)	TTM Revenue Multiple		Target EBITDA (‘000)	TTM EBITDA Multiple

Procter & Gamble Co.	The Gillette Co.	27-Jan-05	$57,000,000	$9,991,000	5.71	x	$2,965,000	19.22	x
Kelso & Company	Del Laboratories, Inc.	27-Jan-05	$480,000	$408,300	1.18	x	$49,900	9.62	x
Onex Partners	Cosmetic Essence, Inc.	01-Jan-05	$245,000	$206,000	1.32	x	$30,000	9.07	x
Prestige Brands, Inc.	Vetco, Inc.	07-Oct-04	$50,649	$14,500	3.49	x	$5,600	9.04	x
Harvest Partners	Evenflo Co.	01-Jul-04	$—	$300,000	n.m.		n.a.	n.m.
Colgate-Palmolive	GABA International	01-Jun-04	$630,000	$300,000	2.10	x	n.a.	n.m.
Church & Dwight	Armkel	28-May-04	$254,000	$410,694	1.24	x	$106,608	4.77	x
Berkshire Partners	MD Beauty	05-May-04	$225,000	$100,000	2.25	x	n.a.	n.m.
Prestige Brands, Inc.	Bonita Bay Holdings	06-Apr-04	$210,000	$140,000	1.50	x	$32,564	6.45	x
Henkel	Dial	29-Mar-04	$2,825,719	$1,344,858	2.10	x	$280,105	10.09	x
Prestige Brands, Inc.	The Spic and Span Company	05-Mar-04	$30,268	$20,173	1.50	x	$79	n.m.
Prestige Brands, Inc.	Medtech and Denorex	06-Feb-04	$244,270	$69,059	3.54	x	$8,575	28.49	x
GTCR Golder Rauner	Prestige Brands International	01-Feb-04	$550,000	$271,280	2.03	x	$60,000	9.17	x
Church & Dwight	Unilever Oral Care	20-Oct-03	$116,000	$134,964	0.86	x	$42,046	2.76	x
Tchibo Holding AG	Beiersdorf AG	17-Oct-03	$5,400,000	$4,200,000	3.21	x	n.a.	n.m.
Clearlight Partners	BLI Holdings Corp.		$100,000	$100,000	1.00	x	n.a.	n.m.
Procter & Gamble Co.	Wella AG	10-Sep-03	$5,090,000	$3,486,301	1.46	x	n.a.	n.m.
Procter & Gamble Co.	Clairol	16-Nov-01	$4,600,000	$1,600,000	2.88	x	$287,500	16.00	x
L’Oreal SA	Matrix Essentials	01-Apr-00	$600,000	n.a.	n.m		$54,545	11.00	x

				High	5.71	x	High	28.49	x
				Mean	2.20	x	Mean	11.31	x
				Low	0.86	x	Low	2.76	x

While all valuation methodologies received equal weight in vFinance’s valuation, vFinance tends to favor transaction-oriented multiples as more indicative of the true multiple to be assigned. As indicated earlier in the analysis, there were no discernible trends in the multiples assigned by the marketplace to either the larger or smaller companies competing within the sector, and the transaction multiple ranges continue to bear this out. The mean multiple of transaction price to revenue multiple is approximately 2.2x revenue, and the mean of EBITDA multiples is 11.3x EBITDA. Applying these multiples to Lander’s operating statistics yields a range of $87.2 million to $579.1 million, with a mean of $223.0 million, on the purchase price to revenue multiple. Examining the purchase price to EBITDA multiples yields a range of $35.3 million to $364.6 million, with a mean of $144.7 million.

Conclusion. The average amounts derived from these methodologies range from approximately $75.3 million to $493.4 million, with a mean value of $169.7 million. Based on these figures and the above-referenced analyses, vFinance rendered its opinion that, as of the date of the Fairness Opinion, and based upon and subject to the assumptions, limitations and qualifications set forth above and in the Fairness Opinion, that the consideration to be paid in the Merger was fair, from a financial point of view, to Cenuco’s stockholders.

While some of the individual analyses produced wide ranges, vFinance utilized an average of analytical techniques to derive the values of the range ultimately used to determine the fairness of the transaction. In addition, on both the Comparable Company analysis and Comparable Transaction analysis, vFinance noted a significant clustering of observations within a couple of standard deviations of the mean of each sample set, with a couple of outlier observations on either end of the range. This clustering has the effect of establishing the validity of using the mean of the sample set for this purpose, rather than assuming that the mean is unduly influenced by outlier observations and should be considered a test at best.

vFinance did not assign a value to the consideration paid to the former members of Hermes in the Merger; rather vFinance provided a value range that should be considered fair to the stockholders of Cenuco, which was nominally based upon the terms of the Merger Agreement providing for Cenuco to issue 25,324,104 of its shares of common stock in exchange for the outstanding membership interests of Hermes. This equated to a post-Merger ownership split of 65% to the members of Hermes and 35% for existing Cenuco stockholders. Final values were not specifically defined as there were adjustment provisions to the final transaction documents regarding outstanding warrants and options that could not be quantified at the time of the issuance of the opinion, as they related to how proceeds would be allocated upon exercise of said warrants and options. The closing price of Cenuco common stock on the American Stock Exchange on March 8, 2005, the last trading day prior to the date that vFinance delivered its fairness opinion to Cenuco, was $5.41 and the market capitalization of Cenuco common stock based upon that stock price was $73.8 million.

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This summary does not purport to be a complete description of the analyses or data presented by vFinance. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. vFinance believes that one must consider the Fairness Opinion, this summary and its analyses as a whole. Selecting portions of this summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion. In arriving at its opinion, vFinance considered the results of all of the analyses as a whole. No single factor or analysis was determinative of vFinance’s fairness determination. Rather, the totality of the factors considered and analyses performed operated collectively to support its determination. vFinance based the analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions that impact the companies’ growth rates, labor costs and price competition and industry-specific factors. This summary sets forth under the description of each analysis the other principal assumptions upon which vFinance based that analysis. vFinance’s analyses are not necessarily indicative of actual values or actual future results that either company or the combined company might achieve, which values may be higher or lower than those indicated. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, these forecasts and analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Therefore, none of Cenuco, Hermes, vFinance or any other person assumes responsibility if future results are materially different from those forecasted. Moreover, vFinance’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

As a part of its investment banking business, vFinance and its affiliates are continually engaged in the valuation of businesses and their securities for mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Cenuco selected vFinance to deliver a fairness opinion to Cenuco’s Board of Directors on the basis of its experience and familiarity with Cenuco and Lander. In addition, as noted under the heading “Background of the Merger,” Cenuco’s Board of Directors concluded that vFinance was prepared to dedicate more time, effort and expertise to serving as Cenuco’s financial advisor in the transaction than had the other investment banking firm that was interviewed and that the fees to be paid to vFinance in connection with the financial advisory services were less than the other firm interviewed.

For delivering its opinion, Cenuco paid vFinance a fee of approximately $35,709. This fee was negotiated by Cenuco and vFinance. In addition, Cenuco also agreed to reimburse vFinance for the reasonable fees and disbursements of counsel incurred in connection with delivering its opinion, and will indemnify vFinance against various liabilities, including liabilities arising under the federal securities laws.

vFinance and its affiliates provide commercial banking, investment banking and asset management services to Cenuco for which they receive customary fees. During the two year period prior to delivery of the fairness opinion, fees for services rendered to Cenuco by vFinance and its affiliates totaled $47,424 in the aggregate. In the ordinary course of their businesses, vFinance and its affiliates may actively trade the equity securities of the Company for their own accounts or for the accounts of customers. Accordingly, they may hold long and/or short positions in those securities at any given time.

What Stockholders and Members Received in the Merger

Cenuco Stockholders

Shares of common stock held by Cenuco’s stockholders immediately prior to the Merger continued to remain outstanding after the Merger and represented an equal number of shares of common stock of the combined company.

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Hermes Members

As a result of the Merger, the Hermes Members received in exchange for their membership interests in Hermes, an aggregate of 2,553.6746 shares of Cenuco’s Series A Preferred Stock, representing 65% of the combined outstanding voting power of all classes of the Company’s capital stock immediately following the Merger.

Material Terms of the Merger and Merger Agreement

The following summary of the Merger and the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which has been filed with the SEC on Current Reports on Form 8-K dated March 16, 2005 and May 10, 2005. However, it should be noted that there may be risks for investors associated with relying on representations, warranties, covenants, and agreements contained in the Merger Agreement. The representations and warranties in the Merger Agreement may be qualified by disclosure schedules that have not been filed with the SEC, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, or may represent an allocation of risk as between the parties as part of the transaction reflected in the Merger Agreement. Moreover, the representations and warranties may have become incorrect after the date of the Merger Agreement, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Merger Agreement are solely for the benefit of Cenuco and Hermes, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

The Merger Agreement provides, among other things:

•

a newly formed wholly owned subsidiary of the Company is merged with and into Hermes; as a result of the Merger, which was completed on May 20, 2005, Hermes became a direct wholly owned subsidiary of the Company;

•

upon the completion of the Merger, the former members of Hermes received shares of the Company’s Series A Junior Participating Preferred Stock which, in the aggregate, represented 65% of the voting power of the then outstanding shares of the Company’s capital stock;

•

following the completion of the Merger, the Company agreed to convene a special meeting of the Company’s stockholders that would, among other things, increase the number of authorized shares of common stock of the Company and approve the conversion of the Company’s Series A Junior Participating Preferred Stock into shares of common stock of the Company representing 65% of the outstanding shares; the special meeting of stockholders held on May 3, 2006 and this annual meeting of stockholders are intended to satisfy that obligation of the Company and if Proposal Three is approved at this annual meeting, the outstanding shares of Series A Junior Participating Preferred Stock of the Company will automatically convert into shares of common stock of the Company representing 65% of the outstanding shares in the aggregate;

•

upon the completion of the Merger, all outstanding options to purchase common stock of the Company were immediately vested and remained outstanding without any other change in the terms or conditions thereof;

•

the closing of the Merger was conditioned upon, among other things, the Company obtaining a fairness opinion that the Merger is fair to the Company’s stockholders from a financial point of view and the Company having cash and cash equivalents on hand at closing of approximately $6 million, subject to no liens;

•

the Company was required to pay Hermes a termination fee in the amount of $500,000 if Hermes terminated the Merger Agreement because of the Company’s material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement or if Hermes determined that any reports filed by the Company with the SEC contained an untrue statement of a material fact or omitted a material fact; and

•

the Company was not permitted to solicit, initiate or encourage any inquiry, proposal or offer with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of the Company.

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Shares of Stock Issued/ Issuable in Connection with the Merger

In connection with the Merger consummated on May 20, 2005, each one percent (1%) interest in Hermes outstanding immediately prior to the effective time of the Merger was converted into 25.536746 shares of Series A Preferred Stock. Accordingly, we issued 2,553.6746 shares of our Series A Preferred Stock to the Hermes Members in return for their equity interests in Hermes. This represented 65% of the combined outstanding voting power of all classes of the Company’s capital stock as of the date that the Merger was completed.

Under the Securities Purchase Agreement with Prentice in the Financing Transaction, the Company became obligated to use a portion of the proceeds of the sale of its senior secured convertible notes to redeem a total of 205.9 shares of the Series A Perferred Stock held by MarNan and Dana Holdings. Dana Holdings is a limited liability company, 50 percent of the ownership interests in which are owned by Joseph A. Falsetti, the Chief Executive Officer of the Company and the Chairman of its Board of Directors, and 50% of the ownership interests in which are owned by Mark I. Massad, as custodian for Dana Falsettit, the daughter of Joseph A. Falsetti. The aggregate redemption consideration of $3,645,833 corresponds to $1.75 per share for each share of common stock into which the Series A Preferred Stock to be redeemed would be convertible, if such conversion had occurred on August 32, 2006 (a “Series A Conversion Share”), based upon the conversion ratio of 10,118.1774 shares of common stock per share of Series A Preferred Stock in effect as of such date, resulting in a total of 2,083,333 Series A Conversion Shares. In connection with the amendment and restatement of certain agreements entered into by the Company on October 1 and November 15, 2005, including specifically the Company’s agreement to redeem 205.9 shares of Series A Preferred Stock owned by Dana and MarNan, MarNan and Prencen terminated an agreement dated October 10, 2005 obligating Prencen to purchase from MarNan shares of the Series A Preferred Stock corresponding to 2,083,333 Series A Conversion Shares, for an aggregate consideration of $5 million, corresponding to a price of $2.40 per Series A Conversion Share.

If the issuance of common stock upon conversion of the Series A Preferred Stock is approved by our stockholders at the Meeting (Proposal Three), then each share of Series A Preferred Stock will be automatically converted into a number of shares of common stock (the “Exchange Ratio”) that in the aggregate represents approximately 63% of the outstanding shares of common stock as of the date of conversion, after accounting for the August 2, 2006 redemption described above. Based upon the 13,944,056 shares of common stock outstanding as of the record date for the Meeting, the Exchange Ratio would be 10,118.9046.

No fractional shares of our common stock will be issued. Instead, cash adjustments will be paid to the Hermes Members with respect to any fractional share of our common stock that would otherwise be issuable. We did not issue shares of our Series A Preferred Stock to any Hermes Member until we received a written instrument from such owner reflecting the surrender of such owner’s interests in Hermes.

The number of shares of our common stock to be issued in connection with the conversion is subject to increase if certain anti-dilution rights are triggered. In the event that, prior to the conversion of the Series A Preferred Stock, we declare or effect a stock split, reverse stock split, stock dividend or stock distribution, reorganization, recapitalization, reclassification or similar event, the Exchange Ratio shall be adjusted to fully reflect the effect of such events.

In addition, in the event that, prior to the conversion of the Series A Preferred Stock, any warrants, options or other rights to purchase our common stock that were issued and outstanding as of the effective time of the Merger are exercised, and the Company is required to issue additional shares of our common stock to the holder or holders of such rights, the Exchange Ratio shall be adjusted to reflect such issuances so that the applicable ratio is maintained.

The shares of Series A Preferred Stock were, and the shares of common stock issuable upon conversion thereof will be, issued to the Hermes Members pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. Each of the Hermes Members has represented to us that such owner will acquire the shares of stock for such owner’s own account and not with a view to, or for resale in connection with, any distribution or public offering. In addition, each owner has agreed that the shares stock to be issued in connection with the Merger will be “restricted securities” under the Securities Act and may not be transferred or resold without (i) registration under the Securities Act and compliance with applicable state securities laws, or (ii) an exemption from the registration requirements of the Securities Act and applicable state securities laws.

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Other Agreements of the Parties

The Merger Agreement obligates the Company, as promptly as practicable after the date of Merger Agreement, to prepare and file with the SEC a proxy statement covering, among other things, (a) the approval of the issuance of shares of our common stock that may be issued upon conversion of the Series A Preferred Stock, (b) the approval of an amendment to the Company’s Restated Certificate of Incorporation to change the corporate name of the Company to “Lander Co., Inc.” or another name designated by Hermes and to increase the number of authorized shares of the Company’s common stock to not less than the greater of (x) 100,000,000 shares or (y) the number of shares of common stock that may be issued upon conversion of the Series A Preferred Stock plus any other shares of common stock that may be issued pursuant to the plan of merger, and (c) the approval of the issuance of an aggregate of 34,000 shares of the Company’s common stock to Robert Picow and Doug McMillen and (d) such other matters as are appropriate and necessary to consummate the transactions contemplated by the Merger Agreement. Because of delays in the preparation of audited financial statements of Hermes that arose because of a time period prior to Hermes’ acquisition of the Lander business for which audited financial statements had never been prepared, and because of the need to assemble further information regarding the historical operation of Lander that was not available until recently, a preliminary proxy statement satisfying this requirement was not filed with the SEC until December XX, 2006. The Company believes that this filing satisfies the Company’s obligations under the Merger Agreement to file the proxy statement as promptly as practicable and that Cenuco is not subject to any damages of any kind for any delays in such filing. In connection with the proxy statement, the Company is further obligated to respond to any comments of the SEC and use its reasonable best efforts to have the proxy statement cleared by the SEC as promptly as practicable after such filing and to cause the proxy statement to be mailed to the Company’s stockholders at the earliest practicable time.

The Merger Agreement prohibits Hermes, from and after the effective time of the Merger and prior to the earlier of (x) December 31, 2005 and (y) the date the Series A Preferred Stock is converted to common stock, from causing the Company, by acting through the Company’s Board of Directors or otherwise, to: (i) declare any dividends or distributions on any capital stock of the Company prior to March 31, 2006, (ii) cause any default or breach under the terms of the certificate of designation of the Series A Preferred Stock; (iii) cause the liquidation (voluntary or otherwise), dissolution or winding up of the Company; (iv) enter into any consolidation, merger, combination or other similar transaction in which issued and outstanding shares of the Company’s common stock are exchanged for or changed into other stock or securities, cash and/or any other property; or (v) otherwise alter or change in any material respect the powers, preferences or special rights of the Series A Preferred Stock.

The Company and Hermes agreed to work together in good faith and use their respective reasonable best efforts to (a) list the shares of common stock issued to the Hermes Members in connection with the Merger (if any), and the shares of common stock issuable upon conversion of the Series A Preferred Stock shares, on the American Stock Exchange, subject to official notice of issuance, and (b) maintain the listing of the Company’s common stock on the American Stock Exchange for so long as the Board of Directors shall determine in its good faith business judgment that it is in the best interests of the Company and its stockholders to maintain such listing.

The Merger Agreement provides that three of the four directors of Cenuco, and each of the directors and officers of Hermes Holding Company, Inc., would resign at the effective time of the Merger. The three directors of Cenuco who resigned were Steven M. Bettinger, Andrew Lockwood and Jack Phelan. Robert Picow, a then currently serving Cenuco director, continued to serve as a director. Following the Merger, Mr. Picow appointed three new directors, Joseph A. Falsetti, Kenneth D. Taylor and Edward J. Doyle, all of whom were designees of Hermes, to fill the newly created vacancies. The four directors then appointed a fifth director, Francis Ziegler, to the Board. Steven M. Bettinger, the previous Chief Executive Officer and President of Cenuco, Jordan Serlin, the previous Chief Operating Officer of Cenuco, and Adam Wasserman, the previous Chief Financial Officer of Cenuco, also resigned their positions at the effective time of the Merger. Following the Merger and until his resignation as an officer and employee of the Company on July 2, 2006, Mr. Bettinger served as Vice President of Corporate Development and Investor Relations of the Company. Following the Merger, Messrs. Picow, Serlin and Wasserman have served as officers of the Company’s wireless technology subsidiary, positions they also held immediately prior to the Merger. Joseph A. Falsetti was appointed as the new President and Chief Executive Officer of the Company, Brian J. Geiger was appointed as the new Chief Financial Officer of the Company, William B. Acheson was appointed as the new Vice President of Global Sales, and Franco Pettinato was appointed as the new Senior Vice President of Production. Mr. Geiger retired in August 16, 2006 and John D. Wille was subsequently appointed as the Chief Financial Officer of the Company For information relating to these new directors and the officers, see the section of this proxy statement entitled, “–Management of the Combined Company.”

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The parties to the Merger Agreement also agreed, as conditions to the consummation of the Merger, to enter into voting agreements, employment agreements and indemnification agreements with certain executives and stockholders of the Company, the terms of which are described elsewhere in this proxy statement in the sections entitled, “The Merger–Material Terms of the Voting Agreements,” and “Executive Compensation–Employment and Indemnification Agreements.”

Material Terms of the Voting Agreements

In connection with the Merger Agreement, Steven Bettinger, our former President and Chief Executive Officer and director, entered into a voting agreement with Hermes on March 16, 2005, which agreement was amended on May 10, 2005. Pursuant to the terms of the voting agreement, Mr. Bettinger agreed to vote the shares of common stock beneficially owned by him, representing approximately 27.5% of the outstanding shares of common stock on the record date, at any meeting or written consent of the stockholders to consider the Merger and related matters, in favor of approving the transactions contemplated by the Merger Agreement, including, without limitation:

•

the charter amendment proposals providing for amendments to the Company’s Restated Certificate of Incorporation, to change the name of the combined company to “Lander Co., Inc.” or such other name designated by Hermes and to increase the number of authorized shares of our common stock; and

•	the proposal regarding the issuance of shares of common stock upon conversion of the Series A Preferred Stock (Proposal Three).

On August 3, 2006, Mr. Bettinger sold 3,322,482 shares of the Company’s common stock to Prencen. Prencen has advised the Company that it intends to vote the shares of common stock that it owns in favor of Proposal Three. However, the shares of the Company’s common stock sold by Mr. Bettinger to Prencen are no longer subject to the voting agreement.

Each of Edward Berzak, Warren Gilbert, Gilder Funding Corp., Jay Haft, Irvin Joseph, Irving J. Denmark Trust, Fred Mack, Robert Picow and Stanley Snyder, stockholders of the Company owning an aggregate of 4,014,302 shares of common stock (representing approximately 28.8% of the outstanding shares of common stock on the record date), entered into voting agreements to the same effect and such voting agreements remain in effect with respect to all such shares.

Mr. Bettinger and such other stockholders granted Hermes, and any individual designated by Hermes, an irrevocable proxy to vote their beneficially owned shares of our common stock at the Meeting in favor of the proposals relating to the Merger Agreement and the transactions contemplated thereby. Mr. Bettinger and the other stockholders also agreed to use their best efforts to encourage other stockholders of the Company to vote to approve the transactions contemplated thereby.

The voting agreements further:

•

prohibit Mr. Bettinger and the other stockholders from selling or transferring the shares of Company common stock beneficially owned by them other than in certain permitted circumstances, which provision was waived in connection with the Financing Transaction and the sale of shares of the Company’s common stock by Mr. Bettinger to Prencen;

•	contain customary representations regarding the beneficial ownership of our common stock by Mr. Bettinger and such stockholder; and
•

will terminate upon the earlier of December 31, 2006 or the day following the stockholder meeting to consider the proposals contemplated by the Merger Agreement (unless terminated earlier by mutual consent of the parties).

Copies of the voting agreements have been filed with the SEC as exhibits to a Schedule 13D that was filed by Hermes on March 30, 2005 and amended on May 16, 2005, and an amendment to a Schedule 13D that was filed by Steven Bettinger on April 8, 2005 and an amendment to a Schedule 13D that was filed by Fredric Mack on March 6, 2006.

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Other Related Agreements

In consideration for introducing Cenuco to Hermes, the Company and Hermes have paid Tuyen Do an aggregate success fee of $375,000 and warrants to purchase 500,000 shares of the Company’s common stock, at an exercise price of $6.00 per share, which are immediately exercisable and will expire after five years. The success fee is the sole compensation for Mr. Do’s services in connection with the Merger. The companies also agreed to indemnify Mr. Do from any and all losses, damages or claims incurred in connection with the Merger.

Mr. Do previously served as a member of our Board of Directors until his resignation in September 2004.

Interests of Officers and Directors of the Company in the Merger-Related Proposals

When our stockholders consider the Board of Directors’ recommendation that our stockholders vote in favor of the proposals relating to Merger or transactions contemplated by the Merger Agreement, namely the issuance of common stock upon conversion Series A Preferred Stock and the issuance of common stock to Messrs. Picow and McMillen (Proposals Three and Four), our stockholders should be aware that a number of our officers and directors may have interests in the proposals that may be different from, or in addition to, theirs. See “Executive Compensation–Employment and Indemnification Agreements” and the descriptions of Proposals Three and Four.

Accounting Treatment of the Merger

For financial reporting purposes, the Merger was treated as a recapitalization of Hermes followed by the reverse acquisition of Cenuco by Hermes for a purchase price equivalent to the total market value of Cenuco stock outstanding prior to the Merger, plus the fair value of the options that automatically vested on the date of the Merger (approximately $45.3 million). Consistent with the accounting and presentation for reverse acquisitions, the historical financial statements of the Company prior to the date of the Merger reflect the financial position and results of operations of Hermes, with the results of operations of Cenuco being included commencing on May 20, 2005. Effective with the completion of the Merger, the Company changed its fiscal year end to be the last day of February, consistent with Hermes’ prior fiscal year.

Certain Federal Income Tax Consequences

The Merger is intended to qualify as a tax-free reorganization for the Company and its stockholders. We do not anticipate that the Merger will have any material tax implication to the Company.

No Appraisal Rights

Under Delaware law, stockholders were not entitled to the opportunity to dissent from the actions described in this proxy statement or to receive an agreed or judicially appraised value for their shares.

Management of the Combined Company

As a result of the Merger, certain of our officers resigned from their positions prior to the Merger, but retained their positions as officers of the Company’s Florida subsidiary, Cenuco Wireless, through which the Company is engaged in the wireless data products and technology business.

In addition, the following persons are now principal members of our management team:

Joseph A. Falsetti, 50 - President & Chief Executive Officer. Mr. Falsetti has served as Chairman and Chief Executive Officer of the Company since June 13, 2003. Mr. Falsetti has an extensive entrepreneurial background, having established several consumer product companies. He was the founder and former Chairman and CEO of RomTech, a NASDAQ-listed consumer product entertainment company, which grew to become the highest volume distributor/publisher of value software in mass merchant retail, initiating value branding within the category. He also founded and was President and CEO of Galaxy Software, where he developed several leading brands including Picture It™, which was sold to Microsoft Corporation and remains Microsoft’s leading consumer application within the category. Prior to founding these companies, Mr. Falsetti worked for Unisys Corporation, rising to the position of Director of Desktop PCs, responsible for operations of the personal computing hardware, peripherals and related software applications with $200 million in annual sales. He received his BSME and BSEE degrees from The College Of New Jersey.

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William C. Acheson, 57 - Executive Vice President, Global Sales. Mr. Acheson has served as Vice President, Global Sales of the Company since June 13, 2003. Prior to joining the Company, Mr. Acheson was Vice President of Business Development for eGames, joining the company in January 1997. Previous to joining eGames he served as Senior Vice President, Mass Cosmetics Division at Revlon, Inc. where he was responsible for the development and effectiveness of all Revlon and Almay marketing programs, leading to achievement of an annual sales volume plan in excess of $700 million. Mr. Acheson joined Revlon in 1982 as a National Account Manager and he distinguished himself by achieving increasing positions of responsibility during his tenure at Revlon. From 1976 to 1982, Mr. Acheson served as a Key Account Manager for McNeil Consumer Products Company. From 1973 to 1976, Mr. Acheson held sales management positions at Cash Register Service Company and Proctor and Gamble. He holds a Bachelor of Arts degree from Valparaiso University in Valparaiso, Indiana with a major in political science and completed an Overseas Study Program in Cambridge, England.

Franco S. Pettinato, 41 - Senior Vice President, Operations. Mr. Pettinato has served as Senior Vice President of Operations for the Company since June 13, 2003. He has been a Senior Executive, consultant and entrepreneur in diverse industries for over 18 years and brings to the Company wide experience in management, information technology, operations and business process. Previously, he served as Vice President of Delivery at Vis.align LLC, leading operations for the $60 million, northeast based IT consulting company that provides application development, infrastructure and outsourced managed services. He was co-founder and President of The Standing Stone Group L.L.C., an Internet engineering company that Vis.align acquired in October 2000. Prior to starting Standing Stone, Mr. Pettinato served as an associate partner and regional director at the Internet consulting company March First (formally USweb). Mr. Pettinato has held various management, sales and engineering roles throughout his career. He led the sales effort at GE Information Services, responsible for growing revenue from the commercial use of GE’s private international EDI data network. He held several sales and management roles at Lucent Technologies and at AT&T, including research and development positions at the AT&T Bell Laboratories and manufacturing management positions at AT&T Microelectronics, manufacturing AT&T products. He holds a BS in Mechanical Engineering from Temple University and an MBA in International Business from Saint Joseph’s University.

R. Elizabeth Houlihan, 47 - Vice President, Marketing & Product Development. Ms. Houlihan has served as Vice President, Marketing and Product Development of the Company since December 5, 2005. Her experience includes marketing, general management and sales work on more than 30 brands in over three dozen categories in the personal and skin care, household products, over-the-counter medicines, veterinary pharmaceuticals, industrial chemicals, agricultural products and e-business segments. Ms. Houlihan has over 15 years of experience in the personal products sector. Ms. Houlihan previously held senior marketing positions in Church & Dwight, which included responsibility for New Product Development, and in a privately owned $800 million global direct marketing company concentrating in nutritional supplements, laundry and household, and personal care products. Prior to beginning her marketing career, Ms. Houlihan spent seven years in agricultural sales management roles with increasing responsibility with Monsanto, Stauffer Chemical, and Molecular Genetics. Ms. Houlihan holds a Master of Brand Management from the University of Georgia’s Terry School of Business.

John D. Wille, 51 - Chief Financial Officer. Mr. Wille has served as Chief Financial Officer of the Company since August 21, 2006. Prior to his appointment, Mr. Wille served for more than five years as Vice President and Chief Financial Officer of Russ Berrie & Company (NYSE: RUS), a leading designer, manufacturer and wholesale distributor of gift and infant/juvenile products, where his responsibilities also included corporate strategy, acquisitions, investor relations and corporate governance.

Andrew W. Sheldrick, 51 - Vice President and General Counsel. Mr. Sheldrick served as external counsel to the Company prior to his recent appointment as General Counsel. Prior to joining the Company, Mr. Sheldrick spent more than 25 years in private practice, specializing primarily in corporate transactional and tax law, and representing public and private-sector companies in a diverse range of business sectors. Mr. Sheldrick is a graduate of Cambridge University, England and holds a Masters in Comparative Law from the George Washington University, Washington DC. He is admitted to practice in New York and in England and Wales.

Changes to the Board of Directors

The completion of the Merger was further conditioned upon Steven Bettinger, Andrew Lockwood and Jack Phelan resigning from of our Board of Directors on the closing date under the Merger Agreement with Robert Picow as the sole remaining director. In accordance with the Merger Agreement, Hermes designated four persons, Kenneth D. Taylor, Edward J. Doyle, Joseph A. Falsetti and Francis Zeigler, and such designees were elected to our Board of Directors.

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Kenneth D. Taylor, 72 - Independent Director. Mr. Taylor has served as Chairman of Taylor & Ryan, Inc. since 1991. Prior to joining Taylor & Ryan, Inc., Mr. Taylor served as a diplomat in the Canadian Foreign Service and resigned from that post in 1984. Mr. Taylor presently also serves as a director of Hydro One, Devine Entertainment Corp. and SkyLink Aviations, Ltd., all of which are located in Toronto, Canada.

Edward J. Doyle, 63 - Independent Director; Chairman, Audit Committee. Mr. Doyle has served as the sole proprietor of Zephyr Ventures LLC, a business consulting firm, since 2003 and managing director of The Hermes Group LLC since 2002. From 1999 to 2002, Mr. Doyle served as managing principal of Hamilton Capital Group LLC. From 1981 until 1996, he served as Divisional Vice President of Mars Incorporated.

Francis Ziegler, 66 - Independent Director; Chairman, Compensation Committee. Mr. Ziegler retired in April 2004 from his position as President and Chief Executive Officer of Claneil Enterprises, Inc., a privately owned holding company that was a prior owner of Lander. He joined Claneil in 1993 after thirty years as an operations and marketing executive with Johnson & Johnson. During his career with Johnson & Johnson, he served as President of five subsidiary companies. Mr. Ziegler presently also serves as a director of S&H Green Points, Inc. and Rinaldi Enterprises.

PROPOSAL THREE:

APPROVAL OF THE ISSUANCE OF UP TO 28,056,510 SHARES OF COMMON STOCK

ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK OR OTHERWISE IN CONNECTION WITH THE MERGER

General

Our common stock is listed on the American Stock Exchange. The American Stock Exchange has established rules of corporate governance that must be followed by all issuers whose securities are listed on the American Stock Exchange. Under these rules, we are required to obtain stockholder approval prior to listing any additional shares to be issued as sole or partial consideration for an acquisition of the stock or assets of another company where the present or potential issuance of our common stock, or securities convertible into our common stock, could result in an increase in our outstanding common stock of 20% or more. In applying these rules, the American Stock Exchange considers all relevant factors, including the proportionate amount of the securities to be issued, changes in ownership or management, the size of the companies and the nature of the businesses. In addition, the rules of the American Stock Exchange require stockholder approval as a prerequisite to approval of applications to list additional shares to be issued in connection with any plan of acquisition, merger or consolidation, the net effect of which is that a listed company is acquired by an unlisted company even though the listed company is the nominal survivor in the transaction.

Stockholder Approval Required

Under the Merger Agreement, we issued to the Hermes Members shares of Series A Preferred Stock that had voting power representing 65% of the votes that may be cast by the holders of our capital stock outstanding immediately following the Merger. On August 2, 2006 in connection with the Financing Transaction, an aggregate of 205.9 shares of the Series A Preferred Stock were redeemed so that, as of the record date, the outstanding shares of Series A Preferred Stock have voting power representing approximately 63% of the votes that may be cast by the holders of our outstanding capital stock.. As of the record date, there were 13,944,056 shares of our common stock issued and outstanding. If our stockholders adopt and approve this Proposal Three, we will issue 23,756,906 shares of our common stock, subject to adjustment in the event of the exercise of options or warrants outstanding as of the date of the Merger, to the Hermes Members in exchange for the Series A Preferred Stock they currently hold, which will represent approximately 63% of the outstanding shares of our common stock. Accordingly, if this proposal is approved, we would then have 37,700,962 shares of our common stock outstanding, which would represent an increase of approximately 270% of our currently outstanding shares of common stock. If all options and warrants that were outstanding as of the date of the Merger were exercised, we would issue an aggregate of 28,056,510 shares of our common stock to the Hermes Members.

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Because the issuance of shares of our common stock in connection with the Merger will exceed 20% of our currently outstanding shares, and because the Merger may be deemed to be the acquisition of a listed company (Cenuco, Inc.) by an unlisted company (Hermes), we are required to seek stockholder approval of the issuance of our common stock before we can issue those shares. Accordingly, we are requesting that our stockholders approve the issuance by the Company of up to 28,056,510 shares of our common stock, representing (on a fully diluted basis, excluding warrants to acquire 500,000 shares of our common stock issued subsequent to the Merger and the warrants and convertible note issued in connection with the Financing Transaction) approximately 63% of the shares of our common stock to be outstanding after the issuance, in accordance with the terms of the Merger Agreement.

If Proposal Three is not approved by the stockholders of the Company, then the shares of Series A Preferred Stock that were issued in the Merger would not be converted into shares of our common stock and the holders of the Series A Preferred Stock would not have the ability to sell the shares that they acquired in the Merger in the public markets.

Dilutive Effect of Additional Common Stock

Any future issuance of our capital stock could have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Generally, the American Stock Exchange limits the amount of shares we can issue without stockholder approval in transactions other than public offerings. However, through public or private offerings, our Board of Directors would have the ability to issue shares of our common stock authorized under our Restated Certificate of Incorporation, which could have a further dilutive effect.

Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital.

The Board of Directors recommends voting “FOR” the issuance of up to 28,056,510 shares of common stock issuable upon conversion of the Series A Preferred Stock or otherwise in connection with the Merger.

PROPOSAL FOUR:

APPROVAL OF THE ISSUANCE OF AN AGGREGATE OF 34,000 SHARES OF COMMON STOCK TO MESSRS. PICOW AND MCMILLEN

Section 711 of the American Stock Exchange Company Guide requires stockholder approval with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the Company’s charter. On July 23, 2005, Cenuco’s Board of Directors approved the issuance of 17,000 shares of our common stock to each of Robert Picow, former Chairman of the Board of Directors of Cenuco, and Doug McMillen, Director of Business Development and Marketing for Cenuco, as compensation for their work toward developing Cenuco as an organization. Because the issuances of stock to Messrs. Picow and McMillen are part of an equity compensation arrangement, we are required to obtain stockholder approval before we can issue those shares. No other directors, executive officers or employees received equity awards in connection with the grants to these two individuals. The benefit that will be received by each of Messrs. Picow and McMillen upon issuance of the shares will depend on the closing price of our common stock on that date. If the shares had been issued on the last day of our latest fiscal year, February 28, 2006, the dollar value of those shares to each of Messrs. Picow and McMillen would have been approximately $56,780.

The Board of Directors recommends voting “FOR” the issuance of an aggregate of 34,000 shares of our common stock to Messrs. Picow and McMillen.

PROPOSAL FIVE:

APPROVAL OF THE ADOPTION OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN

Our Board of Directors adopted, and now recommends for approval by the stockholders of the Company, the Ascendia Brands 2007 Stock Incentive Plan, as amended on December 22, 2006 (the “2007 Plan”). The Company’s current equity incentive plan, the 2000 Performance Equity Plan, was adopted by the Company prior to the consummation of the merger with Hermes and the Company ceased issuing equity awards under that plan as of the effective date of the merger. The Board of Directors believes that it is in the best interests of the Company to have available an equity incentive plan for use as part of its compensation strategy.

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The 2007 Plan is designed to provide persons on whose initiative and efforts the successful conduct of the business of the Company depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company; (b) acquire a proprietary interest in the success of the Company; (c) maximize their individual performance; and (d) directly or indirectly enhance the long-term performance of the Company. Participants in the 2007 Plan may be granted stock options, stock appreciation rights or restricted stock, or any combination thereof.

Section 711 of the American Stock Exchange Company Guide requires stockholder approval with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the Company’s charter. The 2007 Plan was adopted subject to stockholder approval, and all awards under the 2007 Plan prior to such stockholder approval are subject in their entirety to such approval. If the proposal to approve the adoption of the 2007 Plan (Proposal Five) is not approved by the Company’s stockholders prior to the first anniversary of the date the plan was adopted by the Board of Directors, then the 2007 Plan and all awards thereunder will terminate on that anniversary date. If the 2007 Plan is approved, and awards are granted under the 2007 Plan, it may have a dilutive effect on the Company’s stockholders and will impact the Company’s net income and stockholders’ equity, although the actual results cannot be determined until the 2007 Plan is implemented.

The Board of Directors recommends voting “FOR” the adoption of the Company’s 2007 Stock Incentive Plan.

A summary of the 2007 Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the 2007 Plan, a copy of which is attached to this proxy statement as Annex C.

Administration of the Plan

The 2007 Plan is administered by the Compensation Committee of the Company’s Board of Directors or such other committee or subcommittee as our Board of Directors may designate or as shall be formed by the abstention or recusal of a non-qualified member of such committee (the “Committee”). The members of the Committee will be appointed by, and serve at the pleasure of, our Board of Directors. The Committee will consist solely of qualified members (as defined below), the number of whom shall not be less than two. A “qualified member” is both a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Committee does not exist, or for any other reason determined by our Board of Directors, the Board of Directors may take any action under the 2007 Plan that would otherwise be the responsibility of the Committee.

The Committee has the authority to (i) exercise all of the powers granted to it under the 2007 Plan, (ii) construe, interpret and implement the 2007 Plan and any award certificates issued under the 2007 Plan, (iii) prescribe, amend and rescind rules and regulations relating to the 2007 Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the 2007 Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the 2007 Plan, and (vi) amend the 2007 Plan to reflect changes in applicable law.

The Committee (or the Board of Directors acting instead of the Committee) may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the 2007 Plan, who will receive rights or options under the 2007 Plan and the size of each such grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the Securities Exchange Act of 1934 or whose awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code. The determination of the Committee on all matters relating to the 2007 Plan or any award under the 2007 Plan are final, binding and conclusive.

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Persons Eligible for Awards

The persons eligible to receive awards under the 2007 Plan are those officers and executive, managerial, professional or administrative employees of the Company as the Committee in its sole discretion shall select. Any person receiving an award under the 2007 Plan is referred to herein as a “grantee.”

Shares Available for Awards; Limits on Awards

The total number of shares of the Company’s common stock with respect to which awards may be granted pursuant to the 2007 Plan will not exceed twenty-five million (25,000,000) shares in the aggregate, which represents approximately 179% of the total outstanding shares (approximately 66% of the voting power of outstanding shares of common stock if Proposal Three is approved at the Meeting so that the Series A Preferred Stock is converted into common stock) as of December 29, 2006, the record date of the Meeting. Shares issued pursuant to the 2007 Plan may be authorized but unissued common stock, authorized and issued common stock held in the Company’s treasury or common stock acquired by the Company for the purposes of the 2006 Plan. The following shares of common stock shall again become available for awards under the 2007 Plan: (i) any shares that are subject to an award under the 2007 Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever, and (ii) any shares of restricted stock forfeited pursuant to the terms of the 2007 Plan or the award, provided that any dividends paid on such shares are also forfeited. The aggregate number of shares available for issuance under the 2007 Plan, or pursuant to outstanding awards, is subject to adjustment in the event of certain changes in our common stock or other corporate events.

Generally, there is no limit on the number or value of shares available for awards under the 2007 Plan with respect to which the Committee may make awards to any one eligible person. However, the total number of shares of common stock which may be subject to one or more options or stock appreciation rights granted to any one employee of the Company or a subsidiary during any one calendar year may not exceed ten million (10,000,000) shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year shall count against this limit even after their cancellation.

Types of Awards Under the Plan

Awards may be made under the 2007 Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, and (d) restricted stock. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant. Each award granted under the 2007 Plan will be evidenced by a written certificate (an “award certificate”), which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.

Stock Options

The Committee may grant to eligible grantees incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of common stock from the Company, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the 2007 Plan.

Stock Appreciation Rights

The Committee may also grant stock appreciation rights to eligible grantees, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the 2007 Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 2007 Plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

The grantee of a stock appreciation right shall have the right, subject to the terms of the 2007 Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the fair market value (based on the closing price of the common stock on the applicable trading market) of a share of common stock on the date of exercise of the stock appreciation right over the fair market value of a share of common stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of common stock (valued at their fair market value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

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Restricted Stock

Finally, the Committee may grant restricted shares of common stock to eligible grantees, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the 2007 Plan. The vesting requirements may be based on the continued service of the grantee with the Company for a specified time period or on the attainment of specified performance goals established by the Committee in its discretion. Restricted stock awards may be made independently of or in connection with any other award under the 2007 Plan.

Upon the issuance of a stock certificate(s) for the shares of common stock covered by the award, or the establishment of an account evidencing ownership of the stock in uncertificated form, a grantee shall have the rights of a stockholder with respect to the restricted stock awarded, subject to: (i) the non-transferability restrictions and forfeiture provision described below; (ii) in the Committee’s discretion, a requirement that any dividends paid on such shares be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable award certificate.

Exercise of Options and Stock Appreciation Rights

Each award certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be at least one hundred percent (100%) of the fair market value of a share of common stock on the date the option is granted, and provided further that in no event will the option exercise price be less than the par value of a share of common stock. Each award certificate with respect to an option or stock appreciation right will set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion, except that no stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than ten (10) years after the date of grant. Unless the applicable award certificate otherwise provides, an option or stock appreciation right shall vest in four equal installments over the first four years following grant, and once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the award or (B) the expiration, cancellation or termination of the award. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of an account evidencing ownership of the stock in uncertificated form.

Limitations regarding Incentive Stock Options

To the extent that the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year exceeds one hundred thousand dollars ($100,000), such options shall be treated as non-qualified stock options. An incentive stock option may not be granted under the 2007 Plan to an individual who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer or of its parent or subsidiary (as such ownership may be determined for purposes of Section 422(b)(6) of the Code), unless: (i) at the time such incentive stock option is granted the option exercise price is at least one hundred ten percent (110%) of the fair market value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

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Compensation in Lieu of Exercise of an Option

Upon written application of the grantee of an option, the Committee may in its sole discretion determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the fair market value of the shares covered by such written application on the date of such application. Such compensation shall be in shares of common stock, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

Transferability of Awards

Except as otherwise provided in the award certificate, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable award certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of Section 422 of the Code applicable to incentive stock options), permit a grantee to transfer all or some of the options to (A) the grantee’s spouse, children or grandchildren (“immediate family members”), (B) a trust or trusts for the exclusive benefit of such immediate family members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. Notwithstanding the foregoing, a non-qualified stock option shall be transferable pursuant to a “domestic relations order” as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or related applicable regulations.

Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the 2007 Plan or the applicable award certificate. The Committee at the time of grant will specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the non-transferability of the restricted stock shall lapse.

Termination of Employment

Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, all shares of restricted stock that have not then vested shall be immediately forfeited upon (i) a grantee’s retirement or voluntary termination of employment, or (ii) a grantee’s dismissal for cause. Upon such forfeiture, all dividends paid on such shares, to the extent such dividends have been set aside in an escrow account, also shall be forfeited. Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, in the event a grantee’s employment is terminated (i) by the Company, other than for cause, (ii) by reason of disability, or (iii) by death, all shares of restricted stock that have not vested shall immediately vest as of the termination date.

Occurrence of Corporate Events

The 2007 Plan provides that in the case of certain corporate events, including (1) a dissolution or liquidation of the Company, (2) a sale of all or substantially all of the Company’s assets, or (3) a merger or consolidation involving the Company, the Committee, in all such cases, in its absolute discretion, subject to any required action by the stockholders of the Company, will have the power to:

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cancel any outstanding options or stock appreciation rights (whether or not then exercisable), and, in full consideration thereof, pay to the grantee an amount in cash equal to the fair value of such option or stock appreciation right; or

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provide for the exchange or substitution of any outstanding options or stock appreciation rights (whether or not then exercisable) for an option or stock appreciation right with respect to some or all of the property which a holder of shares of common stock would have received in such event.

In addition, the Committee, in its absolute discretion, may make such other adjustments in the number and class of shares subject to options and stock appreciation rights outstanding, or the per-share exercise price thereof, as the Committee may consider appropriate to prevent dilution or enlargement of rights in connection with any similar change in capitalization or corporate change.

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Amendment of the Plan

The Board of Directors may from time to time suspend, discontinue, revise or amend the 2007 Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the 2007 Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). Any action of the Board of Directors or the Committee that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board of Directors is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee. The Board of Directors will determine, in its sole discretion, whether to submit any amendment of the 2007 Plan to stockholders for approval. In making such determination it is expected that the Board of Directors will take into account the requirements of any exchange on which the common stock of the Company is listed, the prerequisites for favorable tax treatment to the Company and grantees of awards made under the 2007 Plan, and such other considerations as the Board of Directors deems relevant.

Modification of Awards

The Committee may cancel any award under the 2007 Plan. The Committee also may amend any outstanding award certificate, including, without limitation, by amendment that would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the award certificate; or (iii) waive or amend any applicable provision of the 2007 Plan or award certificate with respect to the termination of the award upon termination of employment; provided, however, that no such amendment may lower the exercise price of an outstanding option or stock appreciation right. In general however, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). Any modification of an award in a manner that would cause the award to be subject to tax under Section 409A of the Code shall be deemed null and void.

Termination of Plan

Unless sooner terminated by the Board of Directors or as a result of the failure to obtain stockholder approval prior to the first anniversary of the adoption of the 2007 Plan, the provisions of the 2007 Plan respecting the grant of any award pursuant to which shares of common stock may be granted shall terminate on the tenth anniversary of the adoption of the 2007 Plan by the Board of Directors, and no such awards shall thereafter be made under the 2007 Plan. All awards made under the 2007 Plan prior to the its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the 2007 Plan and the applicable award certificates.

Federal Income Tax Matters

The following discussion is intended to summarize briefly the general principles of federal income tax law applicable to awards granted under the 2007 Plan as of the date of this proxy statement. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2007 Plan may also have consequences under state and local tax laws that vary from the federal tax consequences described below.

Incentive Stock Options

For the purposes of the regular income tax currently imposed under the Code, the holder of an incentive stock option will not recognize taxable income upon either the grant or exercise of the incentive stock option.

In general, the option holder will recognize capital gain or loss on a sale or other taxable disposition of the option shares acquired upon exercise of an incentive stock option provided the option holder does not sell or otherwise dispose of the option shares prior to the end of the incentive stock option holding period. The incentive stock option holding period is the period that ends following the later of the date that is two years following the date the incentive stock option was granted or the date that is one year after the option shares were transferred to the option holder upon exercise of the incentive stock option. For purposes of determining such gain or loss, the option holder’s basis in such shares will, in general, be the option holder’s option price. For purposes of regular federal income tax, the maximum rate of tax applicable to capital gains will depend on the length of time the option shares have been held at the time the option shares are sold or otherwise disposed of. In general, if the option holder holds the option shares throughout the incentive stock option holding period, the Company will not be allowed a deduction by reason of the exercise of the incentive stock option.

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The amount, if any, by which the fair market value of an option share at the time of exercise (determined without regard to certain transfer restrictions) exceeds the option price (commonly referred to as the “spread”) will be included in the computation of the option holder’s “alternative minimum taxable income,” generally in the year the option holder exercises the incentive stock option, for purposes of the “alternative minimum tax” imposed by Section 55 of the Code. If an option holder pays alternative minimum tax, some or all of such tax will be allowed as a credit against regular tax liability in subsequent years in which the option holder’s regular tax liability (reduced by certain other tax credits) exceeds his or her tentative minimum tax.

If the option holder disposes of the option shares before satisfying the holding period requirements discussed above (a “disqualifying disposition”), the gain recognized (which is equal to the excess of the amount realized on disposition over the adjusted basis of the option shares) as a result of the disqualifying disposition will be taxed as ordinary income up to the amount of the spread (determined on the date of exercise) and the Company will be entitled to a deduction in that amount, if such deduction is not otherwise limited by applicable federal tax laws. Any additional gain recognized in excess of the spread will be capital gain, subject to the rules, described above, with respect to the maximum applicable federal income tax rate. The gain (if any) in excess of the amount treated as ordinary income on a disqualifying disposition will be treated as a capital gain, subject to the applicable maximum federal tax rate, as described above, depending upon the option holder’s holding period for the option shares.

Certain option holders may be permitted to exercise incentive stock options by transferring to the Company shares of common stock then held by the option holder having a market value equal to the option price of the shares to be purchased. If the option holder acquired the previously held shares by exercise of an incentive stock option and the option holder has not satisfied the holding period requirements described above for the previously held shares, then the transfer will be treated as a disqualifying disposition of the previously held shares by the option holder. If, however, the option holder did not acquire the previously held shares by exercise of an incentive stock option, or if the option holder has satisfied the holding period requirements applicable to incentive stock options, then the option holder will not recognize gain or loss upon the exchange. Instead, the option holder’s basis and holding period (for purposes other than the option holding period rules) in the previously held shares will carry over to a corresponding number of option shares received, and the option holder’s basis in any additional option shares received will be zero and his or her holding period will begin on the date the option holder becomes the owner of such shares.

If an option granted under the 2007 Plan that is intended to be an incentive stock option fails to qualify as such under applicable rules and regulations of the Code, such option will be subject to the general principles of federal income tax law discussed below with respect to options ineligible for treatment as an incentive stock option.

Non-Qualified Options

For federal income tax purposes, the holder of a non-qualified option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant of a non-qualified option. The option holder will in general recognize ordinary income upon exercise of the non-qualified option, in an amount equal to the spread, and the Company will be allowed a deduction in that amount, if such deduction is not otherwise limited by applicable federal tax laws. On a subsequent disposition of the option shares, the tax treatment to the option holder will be the same as if the shares had been purchased for their fair market value on the date the option was exercised. If, for example, a gain or loss is recognized, the amount of the gain or loss and the tax rate will be determined by reference to the fair market value of the shares on the date of exercise and the holding period (measured from the date of exercise).

Certain option holders may be permitted to exercise non-qualified options by transferring to the Company previously held shares of common stock having a market value equal to the option price of the shares to be purchased. In that case, no income will be recognized on the receipt of a corresponding number of option shares, and the option holder’s basis and holding period in the previously held shares will carry over to the corresponding number of option shares received. The option holder will recognize ordinary income on the receipt of any additional option shares that are substantially vested in an amount equal to their fair market value at the time of exercise. The option holder’s basis in such additional option shares received will equal the amount includable in the option holder’s income and his or her holding period will begin on the date of transfer.

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Million Dollar Cap Provisions of the Code

Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the “million dollar cap”). The IRS has also issued Treasury Regulations that provide rules for the application of the “million dollar cap” deduction limitations. Any income recognized as ordinary compensation income on the exercise of an option should be treated as “performance-based” compensation that is exempt from the deduction limitations under the million dollar cap provided both the plan under which the option is granted and the option grant itself comply with certain rules. The 2007 Plan complies with these applicable rules in form. It is the Company’s intention to administer the 2007 Plan in accordance with all applicable requirements under the “million dollar cap” rules for performance based compensation plans, including having the 2007 Plan administered by a committee of two or more “outside” directors (as that term is used in the applicable IRS regulations). Under these circumstances, an option with an exercise price at least equal to the fair market value of the shares subject to that option on the date of grant should, on exercise, result in compensation income that is treated as “performance-based” compensation under the “million dollar cap” rules. It is expected, therefore, that any compensation expense recognized for tax purposes on the exercise of such an option will be exempt from the “million dollar cap.” If and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of Section 162(m) of the Code, the Committee may, among other things, delay the exercise or payment of an option or stock appreciation right, or cancel an award of restricted stock.

Restricted Stock

In general, a recipient of restricted stock will be governed by Section 83 of the Code. Under Section 83 of the Code, if restricted stock is transferred in connection with the performance of services, the excess, if any, of the fair market value of the restricted stock received over the price paid, if any, for the restricted stock, is included in the income of the person performing the services as ordinary income, and the Company will generally be entitled to a corresponding deduction for the same amount. The income (and the Company’s corresponding deduction) is generally recognized as of the time the restricted shares of common stock are transferred, or, if later, at the time the restricted stock ceases to be subject to a substantial risk of forfeiture (or become transferable free of such risk of forfeiture). The fair market value of the restricted shares of common stock is generally measured at the time of transfer or, if later, when the substantial risk of forfeiture lapses (or when the restricted stock becomes transferable free of such risk of forfeiture). Notwithstanding the general rule regarding the timing of the recognition of income and the corresponding deduction by the Company with respect to restricted stock that is subject to a substantial risk of forfeiture, a special election can be made by the recipient of such restricted stock under Section 83(b) of the Code that permits the recipient to include in his or her income the excess of the fair market value of the restricted shares of common stock as of the date of transfer, in which case the fair market value is determined without regard to the risk of forfeiture. An individual must make this “83(b)” election no later than 30 days after the date of the transfer. If an individual makes this election, there is no income recognition as a result of the later lapse of the substantial risk of forfeiture. While required to recognize income as a result of making an 83(b) election, a grantee who forfeits his or her restricted stock will not be entitled to a tax deduction except to the extent there is an out of pocket loss (e.g., where there was a purchase price paid for the stock and that is not returned to the grantee on forfeiture). On a taxable On a disposition of the restricted stock, the recipient will recognize long or short term capital gain or loss depending on how long the stock has held and the individual’s basis in the restricted stock. The individual’s basis will be equal to the amount, if any, paid for the restricted shares of common stock, plus any income required to be recognized on the acquisition (or on the date the substantial risk of forfeiture lapses). The holding period will be measured from the date of transfer (if there is no substantial risk of forfeiture or if an “83(b)” election has been properly made), or from the date income was recognized by the recipient of the restricted stock on account of the lapse of the risk of forfeiture. The federal income tax liability attributable to a gain on the sale of restricted stock will be subject to the rules, described above, with respect to the maximum federal income tax rate on such gains, taking into account the holding period applicable to the restricted stock that is sold.

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Withholding Taxes

Whenever cash is to be paid pursuant to an award under the 2007 Plan, the Company will be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment. Whenever shares of common stock are to be delivered pursuant to an award under the 2007 Plan, the Company will be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which approval shall be at the Committee’s sole discretion, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares will be valued at their fair market value (based on the closing price of the common stock on the applicable trading market) as of the date on which the amount of tax to be withheld is determined. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

New Plan Benefits

Future awards to eligible participants in the 2007 Plan are discretionary. Therefore the benefits that may be received by the Company’s executive officers and other employees if the Company’s stockholders approve the 2007 Plan cannot be determined at this time. Because the value of stock issuable to the Company’s non-employee directors under the 2007 Plan will depend on the fair market value of the Company’s common stock at future dates, it is not possible to determine exactly the benefits that might be received by the Company’s non-employee directors under the 2007 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information as of December 29, 2006, with respect to the beneficial ownership of shares of our common stock and Series A Preferred Stock by: (i) each person known by us to beneficially own more than five percent of the outstanding shares of our common stock or Series A Preferred Stock; (ii) each of our current directors and director nominees; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

As of December 29, 2006, there were 13,944,056 shares of our common stock issued and outstanding and 2,347.7745 shares of our Series A Preferred Stock issued and outstanding. Beneficial ownership has been calculated and presented in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

Unless otherwise indicated: (i) each stockholder has sole voting and investment power with respect to the shares shown; and (ii) the address for the stockholder is c/o Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619.

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Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock (1)	Percentage% of Series A Preferred Stock	Number of Shares Common Stock	Percentage% of Common Stock	Percentage% of Voting Power(2)

Prencen, LLC 623 Fifth Avenue, 32nd Floor New York, NY 10022	-0-	-0-	3,322,482(3)	23.8%	8.8%
Robert Picow	-0-	-0-	196,049(5)	1.41	*
Hermes Acquisition Company I LLC (7)	-0-	-0-	3,910,887(4)	28.1%	10.4%
Dana Holdings, LLC (6)	889.8162	37.9%	-0-	-0-	23.9%
MarNan, LLC (8)	778.5889	33.2%	-0-	-0-	20.9%
Franco S. Pettinato	127.6837	5.4%	-0-	-0-	3.4%
Edward J. Doyle 316 Perry Cabin Drive St. Michael’s, MD 21663	127.6837	5.4%	-0-	-0-	3.4%
Robert Enck	127.6837	5.4%	-0-	-0-	3.4%
Frederic H. Mack 2115 Linwood Avenue Suite 110 Fort Lee, NJ 07024 (9)	53.9525	2.3%	1,155,000	8.3%	4.5%
River Rock Holdings, LLC c/o Cavalry Portfolio Services, Inc. 7 Skyline Drive Hawthorne, NY 10532	63.8400	2.7%	-0-	-0-	1.7%
Paul C. Taylor c/o Taylor, Colicchio & Silverman, LLP 502 Carnegie Center, Suite 103 Princeton, NJ 08540	111.2273	4.7%	-0-	-0-	3.0%
Kenneth D. Taylor 1775 York Avenue, Apt. 29 H New York, NY 10128	-0-	-0-	-0-	-0-	-0-
Francis Ziegler 100 Roebling Road Bernardsville, NJ 07924	-0-	-0-	-0-	-0-	-0-
Brian J. Geiger (10)	57.4074	2.4%	-0-	-0-	1.5
Joseph A. Falsetti	-0-	-0-	-0-(6)	-0-	-0-
John D. Wille	-0-	-0-	-0-	-0-	-0-
William B. Acheson	-0-	-0-	-0-	-0-	-0-
Elizabeth Houlihan	-0-	-0-	-0-	-0-	-0-
All executive officers and directors as a group (8 persons)	255.3674	10.8%	196,049(5)	1.41	6.8%

*	Less than one percent
(1)	The percentages computed in the table are based on 2,347.7745 shares of Series A Preferred Stock outstanding.
(2)

This column reflects the relative voting power of the holders of the Company’s capital stock with respect to matters voted upon by the holders of the Company’s common stock and Series A Preferred Stock as a single class. Each share of Series A Preferred Stock is presently entitled to 10,118.9046 votes on all matters, except proposals relating to the merger pursuant to which such shares were issued, submitted to a vote of holders of common stock.

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(3)

In connection with the Financing Transaction, Prencen Lending, LLC acquired notes and Prencen, LLC acquired warrants that are convertible into or exercisable for shares of common stock of the Company, provided that such securities may not be converted into nor exercised for shares of common stock to the extent that after giving effect to such conversion or exercise the holder would beneficially own in excess of 9.99% of the shares outstanding immediately after giving effect to the exercise or conversion. If the blocker were not in place, the notes, held by Prencen Lending, LLC, would be initially convertible into 52,000,000 shares of common stock and the warrants, held by Prencen, LLC, would be exercisable for 6,053,358 shares of common stock. Prentice Capital Management, L.P. has investment and voting power with respect to the securities held by Prencen, LLC and Prencen Lending, LLC. Mr. Michael Zimmerman controls Prentice Capital Management, L.P. Each of Prentice Capital Management, L.P. and Mr. Zimmerman disclaim beneficial ownership of any of these securities.

(4)

Mr. Bettinger and certain other stockholders have agreed to vote their shares in favor of the proposals relating to the merger. As a result of the such agreements, Hermes may be deemed to be the beneficial owner of 3,817,267 shares of common stock. The voting agreement terminates following the meeting of the stockholders to consider proposals relating to the merger.

(5)	Includes options to purchase 8,334 shares of common stock.
(6)

Joseph A. Falsetti, the President and Chief Executive Officer of the Company, owns a 50% percentage interest in, and is the sole manager and sole executive officer of, Dana Holdings, LLC. Mr. Falsetti disclaims beneficial ownership of the shares of common stock that are beneficially owned by Dana Holdings, LLC.

(7)	Hermes Acquisition I LLC is a wholly owned subsidiary of the Company.
(8)	Mark I. Massad is the sole manager and sole executive officer of MarNan, LLC. Mr. Massad disclaims beneficial ownership of the shares of common stock that are beneficially owned by MarNan, LLC.
(9)

Excludes 115,000 shares of common stock and 4.9456 shares of Series A Preferred Stock owned by the Irrevocable Trust FBO Hailey Mack (the “HM Trust”), and 115,000 shares of common stock and 4.9456 shares of Series A Preferred Stock owned by the Irrevocable Trust FBO Jason Mack (the “JM Trust”). As sole trustee, Tami J. Mack, the wife of Mr. Mack, has sole voting power with respect to the shares owned by the HM Trust and JM Trust. Mr. Mack disclaims beneficial ownership of the shares of Series A Preferred Stock and common stock held by the HM Trust and the JM Trust.

(10)	Brian J. Geiger retired as an officer and employee of the Company on August 16, 2006. Prior to his retirement, Mr. Geiger served as Chief Financial Officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our common stock and any other equity securities with the SEC. Executive officers, directors, and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4, and 5 furnished to us, or written representations from certain reporting persons that no Forms 3, 4, or 5 were required to be filed by such persons, we believe that all of our executive officers, directors, and persons who own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended February 28, 2006, except that Dana Holdings, Mar Nan, Edward Doyle, Francis Ziegler, Brian Geiger, Joseph Falsetti and Kenneth Taylor filed Form 3s on May 26, 2006 in connection with the completion of the Merger that occurred on May 20, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ASCENDIA BRANDS, INC.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Historical Combined and/or Consolidated Financial Data of Ascendia Brands, Inc.” and our audited and unaudited financial statements and the respective related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under the sections entitled “Risk Factors” and “Cautionary Statement Concerting Forward-Looking Statements” and elsewhere in this proxy statement, our actual results may differ materially from those anticipated in these forward-looking statements.

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Executive Summary

On May 20, 2005, Hermes Holding Company, Inc., a newly formed wholly owned subsidiary of Cenuco, Inc., merged with Hermes Acquisition Company I LLC (“Hermes”), referred to in this proxy statement as the “Merger.” As a consequence of the Merger, Hermes, together with its wholly owned subsidiaries Lander, Ascendia Real Estate (then known as Hermes Real Estate I LLC) and Lander Canada became wholly owned subsidiaries of Cenuco, Inc. On May 9, 2006, we changed our name from Cenuco, Inc. to Ascendia Brands, Inc.

For accounting purposes, Hermes is considered the acquirer in a reverse acquisition transaction and consequently the Merger has been treated as a recapitalization of Hermes followed by the reverse acquisition of Cenuco, Inc. by Hermes. Thus, Hermes’s financial statements are the historical financial statements of the post-merger entity and the results of operations of Cenuco, Inc. have been included commencing on the date of the Merger.

Since the date of the Merger, we have been organized around two operating divisions, namely health and beauty care (conducted through Hermes and its subsidiaries), and wireless applications development (conducted through Cenuco Wireless).

On November 16, 2005, we, through our subsidiaries, Lander and Lander Intangibles, acquired certain brands and brand-related assets from Playtex. The brands included Baby Magic, Binaca, Mr. Bubble, Lander, Lander essentials, Ogilvie, Tek, Dentax, Dorothy Gray and Tussy.

Health and Beauty Care Business

Our health and beauty care division is headquartered in Hamilton, New Jersey, and we operate two facilities that contain both manufacturing and distribution centers. These facilities are located in Binghamton, New York (owned) and Toronto, Ontario (leased).

Through our Ascendia Brands subsidiary, we manufacture, market and distribute: (i) bath products under the Lander, Lander essentials, and Mr. Bubble brand names, (ii) baby toiletries under the Baby Magic and Lander brand names, (iii) deodorant and antiperspirant products under the Tussy and Lander brand names, (iv) home permanent treatments under the Ogilvie brand name, (v) mouthwash products under the Lander brand name, (vi) portable breath sprays and drops under the Binaca brand name and (vii) manual toothbrushes under the Tek brand name, as well as other health and beauty care products within the personal care category in the United States. In addition, Ascendia Brands markets and distributes approximately $9 million of products exported annually to consumers in 90 other countries throughout the world.

Through our Lander Canada subsidiary, we produce private label brands for a limited number of large Canadian retail chains.

Prior to the acquisition of the former Playtex brands, we distributed on an annual basis, more than 82 million units of health and beauty products (primarily liquid fill bath care, baby care, and skin care products) in North America, and another nine million internationally. Subsequent to the acquisition, we estimate that we will distribute an additional 40 million units annually. This increases our total annual units to an estimated 131 million on a global basis.

The health and beauty care brand portfolio grew through the acquisition of the Playtex brands, which at the time of acquisition were considered “non-core” by Playtex and did not benefit from the focus of senior level management or strong marketing and sales support. After acquiring a brand, our focus is to increase its sales, market share and distribution in both existing and new channels. We expect that this growth will be driven by new marketing and sales strategies, improved packaging and formulations, innovative new products and line extensions.

Wireless Applications Development Business

Our wireless applications development division is based in Boca Raton, Florida.

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Through our Cenuco Wireless subsidiary, we are engaged in the wireless application technology business, primarily related to the transmission of secure and non-secured video onto cellular platforms via proprietary technologies. This is also known as remote video monitoring via cellular device. In this wireless segment, we provide cellular carriers, Internet Service Providers, resellers, and distributors a host of wireless video streaming products that can generate an increase in subscribers of wireless data services, as well as broadband Internet services.

Revenue and expense for the wireless application development division reflects activity from the date of the Merger (May 20, 2005) to February 28, 2006. Prior to the Merger, the wireless application development division’s financial information and other pertinent information is disclosed in Cenuco Inc.’s public filings prior to the Merger.

Thirteen Weeks Ended August 26, 2006 Compared to the Thirteen Weeks Ended August 27, 2005

Revenues

Consolidated net revenues for the thirteen weeks ended August 26, 2006 increased $7.6 million (44.9%) when compared to net revenues for the thirteen weeks ended August 27, 2005. This quarter’s volume was favorably impacted by the Company’s acquisition of the former Playtex brands, which resulted in an additional $9.5 million in revenue this quarter, compared totheprior year.

U.S. revenues from the core Lander branded products decreased during the quarter by $1.5 million, primarily related to the strategic shift to premium value higher margin products and the planned decline of extreme value products. Sales of Lander premium valueproducts, which include Lander Kids 1.5 liter bubble bath and Lander Essential Bath Products, increased by $1.4 million. In addition, net revenues of extreme value products (i.e. those retailing for $1.00) and private label products decreased by $2.9 million versus the prior year, reflecting the Company’s strategic shift to enhanced value, higher margin products.

Net sales derived from Lander Canada decreased by $0.4 million (10.1%) this quarter versus the same period last year. There was a decrease in extreme value products of $0.7 million, consistent with the trends previously discussed for the U.S. market. This decrease was partially offset by a positive impact from exchange rate gains of $0.3 million.

Net sales for our wireless applications developmentdivision are not material for the thirteen weeks ended August 26, 2006 and August 27, 2005.

Gross Profit

Consolidated gross profit increased to $4.5 million for the thirteen weeks ended August 26, 2006 compared to $1.2 million for the thirteen weeks ended August 27, 2005. The current quarter was favorably impacted by the Company’s acquisition of the former Playtex brands thatcontributed $3.1 million to gross profit. The current quarter was impacted by an additional $.7 million inventory obsolescence reserve established against the acquired Playtex products. The previously described mix shift to higher margin products more than offset higher material costs compared to the prior year.

Gross profit for our wireless applications developmentdivision was not material for the thirteen weeks ended August 26, 2006 and August 27, 2005.

Selling, General And Administrative Expenses

Selling, general and administrative expenses were $5.8 million for the thirteen weeks ended August 26, 2006 compared to $3.5 million for the thirteen weeks ended August 27, 2005. The increase of $2.3 million is mainly attributable to factors associated with company’s acquisition of the Playtex brands in November 2005 and the Merger on May 20, 2005. The Playtex asset acquisition accountedfor $1.5 million of the increase specifically, $0.7 million relating to the amortization of intangibles assets, $0.6 million in increased sales and marketing expenses and $0.2 million for additional patent and registration costs. The balance of the increase of $0.8 million primarily relatedto incremental salary, benefits and professional fees associated with being a public entity. Operating expenses in our wireless applications developmentdivision remained unchanged as compared to the prior year.

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Other Income (Expense)

Interest expense on funded debt was $3.0 million for the thirteen weeks ended August 26, 2006 compared to $0.3 million for the thirteen weeks ended August 27, 2005. The increase of $2.7 million over the thirteen weeks ended August 27, 2005 is primarily due to both the $80 million Bridge Loan used to fund the Playtex asset acquisition and the senior secured convertible notes totaling $91.0 million issued on August 2, 2006 (see elsewhere in this proxy statement under the heading “—Liquidity and Capital Resources”). $84.1 million of gross proceeds from the senior secured convertible notes were used to pay down the Bridge Loan plus accrued interest.

The issuance of the senior secured convertible notes on August 2, 2006, introduced accounting for a compound derivative liability, amortization of debt discount and finance fees as further described in the footnotes to the audited consolidated financial statements appearing elsewhere herein. As summarized below this resulted in net interest income of $0.8 million.

Interest (income) expense consists of the following:

($000’s) Thirteen weeks ended August 26, 2006

Interest on debt	$3,118
Loss on issuance of debt	6,872
Amortization of debt discount and finance fees	390
Gain on revaluation of compound derivative liability	(11,202)

Total interest income	$(822)

Twenty-Six Weeks Ended August 26, 2006 Compared To The Twenty-Six Weeks Ended August 27, 2005

Revenues

Consolidated net revenues for the twenty-six weeks ended August 26, 2006 (also referred to herein as “this half”) increased $15.1 million (44.3%) when compared to net revenues for the twenty-six weeks ended August 27, 2005. This half’s volume was favorably impacted by the Company’s acquisition of the former Playtex brands, which resulted in an additional $18.9 million in revenue this half, compared to the prior year.

U.S. revenues from the core Lander branded products decreased during this half by $3.0 million, primarily related to the strategic shift to premium value higher margin products and the planned decline of extreme value products. Sales of Lander premium value products, which include Lander Kids 1.5 liter bubble bath and Lander Essential Bath Products, increased by $1.8 million, partially offset by a decrease of $1.0 million in Lander 64 ounce Adult Bubble Bath attributable to a prior year promotion at a major retailer. In addition, net revenues of extreme value products (i.e. those retailing for $1.00) and private label products decreased by $4.8 million versus the prior year, reflecting the Company’s strategic shift to enhanced value, higher margin products.

Net sales derived from Lander Canada decreased by $0.8 million (10.4%) this half versus the same period last year. There was a decrease in extreme value products of $1.4 million, consistent with the trends previously discussed for the U.S. market. This decrease was partially offset by a positive impact from exchange rate gains of $0.6 million.

Net sales for the Wireless Applications Development division are not material for the twenty-six weeks ended August 26, 2006 and August 27, 2005.

Gross Profit

Consolidated gross profit increased to $9.2 million for the twenty-six weeks ended August 26, 2006 compared to $2.3 million for the twenty-six weeks ended August 27, 2005. The current year was favorably impacted by the Company’s acquisition of the former Playtex brands that contributed $7.2 million to gross profit. The current year was impacted by the additional $.7 million inventory obsolescence reserve established against acquired Playtex products. The strategic shift to higher margin products partially offset increased material costs and decreased factory utilization compared to the prior year.

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Gross profit for our wireless applications development division was not material for the twenty-six weeks ended August 26, 2006 and August 27, 2005.

Selling, General And Administrative Expenses

Selling, general and administrative expenses were $10.6 million for the twenty-six weeks ended August 26, 2006 compared to $6.2 million for the twenty-six weeks ended August 27, 2005. The increase of $4.4 is mainly attributable to factors associated with the acquisition of the Playtex brands in November 2005 and the Merger on May 2005. The Playtex asset acquisition accounted for $2.7 million of the increase specifically, $1.5 million relating to the amortization of intangibles assets, $1.0 million in increased sales and marketing expenses and $0.2 million for additional patent and registration costs. An increase of $0.9 million was primarily related to incremental salary, benefits and professional fees associated with being a public entity. The balance of the increase of $0.8 million related to our wireless applications development division in which $0.3 million is attributed to the amortization of intangibles assets and remaining $0.5 million for general operating expenses as compared to the prior year.

Other Income (Expense)

Interest expense on funded debt was $5.5 million for the twenty-six weeks ended August 26, 2006 compared to $0.7 million for the twenty-six weeks ended August 27, 2005. The increase of $4.8 million over the twenty-six weeks ended August 27, 2005 is primarily due to both the $80 million Bridge Loan used to fund the Playtex asset acquisition and the senior secured convertible notes totaling $91.0 million issued on August 2, 2006.

The issuance of the senior secured convertible notes on August 2, 2006, introduced accounting for a compound derivative liability, amortization of debt discount and finance fees as further described in the footnotes to the financial statements. As summarized below this resulted in net interest of $2.8 million.

Interest expense consists of the following:

($000’s) Twenty-six weeks ended August 26, 2006

Interest on debt	$5,603
Loss on issuance of debt	6,872
Amortization of debt discount and finance fees	1,561
Gain on revaluation of compound derivative liability	(11,202)

Total interest expense	$2,834

Cash Flow

Net cash used in operating activities was ($1.6) million and ($3.4) million, respectively for the twenty-six weeks ended August 26, 2006 and August 27, 2005. For the twenty-six weeks ended August 26, 2006, the factors contributing to negative operating cash flow were a net loss of ($4.1) million, less the net effect of non-cash income and expense items of $4.3 million. Other assets and liabilities provided a negative change of ($1.8) million. For the twenty-six weeks ended August 27, 2005, the major contributors to a negative operating cash flow of ($3.4) million were a net loss of ($4.6) million, less the net positive change in operating assets and liabilities of $0.1 million, less the net effect of non-cash items of $1.1 million.

Net cash provided by (used in) investing activities was ($1.2) million for the twenty-six weeks ended August 26, 2006 compared to $5.8 million for the twenty-six weeks ended August 27, 2005. For the twenty-six weeks ended August 26, 2006, the major activities consisted acquisition costs of ($0.7) million and ($0.5) million for capital equipment purchases. For the twenty-six weeks ended August 27, 2005, cash of $6.0 million was received as a result of the Merger on May 20, 2005, less the net amount expended of ($0.2) million for deferred acquisition costs and capital equipment.

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Net cash provided by financing activities for the twenty-six weeks ended August 26, 2006 was $1.2 million compared to net cash used in financing activities for the twenty-six weeks ended August 27, 2005 of ($2.0) million. The majority of the activity related to the twenty-six weeks ended August 26, 2006 was related to the issue of convertible debt and the related financing costs, borrowings under the revolving line of credit, the liquidation of the Bridge Loan and the redemption of preferred stock. The major activity for the twenty-six weeks ended August 27, 2005 relates to net repayments under the Company’s line of credit.

Year Ended February 28, 2006 Compared to the Year Ended February 28, 2005

Net Sales

Consolidated net sales for the year ended February 28, 2006 increased by $9.7 million (13.9 percent) compared to net sales for the year ended February 28, 2005. Sales results were favorably impacted by the acquisition of the former Playtex brands, which resulted in additional net sales of $13.1 million in fiscal 2006.

U.S. net sales from the Lander brand products increased during the year by $0.2 million. Included in this increase are sales of Lander higher margin premium value products which increased net sales by $5.2 million (48 percent), with key elements in this growth being the addition of Lander essentials 3-in-1 and foam bath products, yielding additional net sales of $3.1 million, and an additional $1.7 million (20 percent) increase in Adult 64 oz. Bubble Bath net sales. This increase was offset by a $5.0 million decrease in extreme value products sales, as described in the following paragraph.

Strategically, Ascendia Brands limits its distribution to traditional mass, drug, food and dollar store retail venues and does not currently participate in online, specialty retail, club stores or direct-to-consumer outlets. We will continue to seek increased access to retail distribution venues that can provide enhanced profit margins for Ascendia while also providing tremendous value for our consumers. Consistent with our strategy to focus our efforts on higher margin, premium products, lower profit margin products will be de-emphasized long-term. Net sales of extreme value products (i.e., those retailing for $1.00) decreased by $5.0 million (12.8 percent) this year versus the prior year consistent with this strategy. This decrease can be attributed primarily to pricing actions following the raw material increases in petroleum-based products and higher transportation costs related to fuel surcharges.

Offsetting the above noted U.S. sales growth from the newly acquired products and Lander branded products is a reduction of $4.2 million attributable to the termination of a prior year’s marketing and administrative services agreement for the sale of licensed products. This licensing agreement and corresponding net sales terminated with the licensor’s bankruptcy filing and cessation of business during the first quarter of the current fiscal year.

Further contributing to the above noted consolidated sales increase were net sales derived from Lander Canada increased by $0.6 million (4.1 percent) this year versus the same period last year. There was a positive impact from exchange rate gains of $1.1 million, partially offset by a decrease in extreme value products of $0.5 million, consistent with the trends previously discussed for the U.S. market.

Sales for the wireless application development division were not material for the year ended February 28, 2006.

Gross Profit

Consolidated gross profit decreased by $2.2 million for the year ended February 28, 2006, from $7.5 million for the year ended February 28, 2005. The acquisition of the former Playtex brands resulted in an increase in gross profit by $4.7 million for the year. However, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, we recorded the inventory acquired at the fair market value, which negatively impacted gross profit of the brands for the year by $3.7 million, thus reducing gross profit on the former Playtex brands to $1.0 million. We have implemented cost reduction programs and continue to streamline our manufacturing process; however, inflationary increases resulting from rising oil prices resulting in higher raw material prices for surfactants, mineral oil and components negatively impacted the year by $3.2 million.

Gross profit for the wireless application development division was not material for the year ended February 28, 2006.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses amounted to $16.6 million for the year ended February 28, 2006 compared to $10.2 million for the year ended February 28, 2005. This increase of $6.4 million is attributable to several factors associated with the product acquisition from Playtex and the Merger. $0.3 million is related to the expansion of the marketing department to capitalize on the acquired products. In addition we incurred $0.7 million of incremental selling and administrative expenses related to the Transition Services Agreement with Playtex for the period November 16, 2005 to February 28, 2006. Amortization expense for the intangible assets acquired in the Merger and the Playtex acquisition amounted to $2.1 million. An additional $1.0 million of the increase pertains to indirect costs for outside legal, consulting, and accounting fees relative to the filing of the Amended Current Report on Form 8-K/A, strategic reviews of the business units and bank fees associated with potential capital sources which did not materialize. The wireless applications development division contributed $1.2 million of incremental cost this year and on a consolidated basis we incurred $1.1 million related to incremental salary, benefits and outside consulting fees in connection with becoming a public traded company.

Goodwill Impairment

Goodwill established in connection with the Merger was first tested in the quarter ended February 28, 2006 in accordance with SFAS No. 142. This led to the Company recording an impairment charge of $16.4 million for the wireless application development division. There was no impairment testing in prior years or periods since no goodwill was recorded prior to the Merger.

Other Income

Other income, net of $3.1 million for the year ended February 28, 2006 represents an increase of $2.9 million over the year ended February 28, 2005. The primary reason for the increase is a one-time gain of $2.5 million due to the forgiveness of a portion of the debt related to the 2003 acquisition of the Lander business.

Interest expense

Interest expense, net of $5.6 million for the year ended February 28, 2006 represents an increase of $4.2 million over the year ended February 28, 2005. The primary reason for the increase is the interest expense associated with the $80.0 million bridge loan (see discussion below under the heading “Liquidity and Capital Resources – Bridge Loan”).

Year Ended February 28, 2005 Compared to the Period from April 25, 2003 (Inception) to February 29, 2004

Net Sales

Consolidated net sales for the year ended February 28, 2005 increased $14.8 million (26.9 percent) when compared to net sales for the period from April 25, 2003 (inception) to February 29, 2004. The primary reason for the increase is the comparison of 12 months to nine months of results.

Net Sales from Lander branded products increased by $10.0 million due to the volume impact for 12 months versus nine months. However, $4.2 million of the total increase is attributable to a marketing and administrative services agreement for the sale of licensed products, which was terminated in the first quarter of 2006.

Gross Profit

Consolidated gross profit increased by $0.7 million to $7.5 million for the year ended February 28, 2005, from $6.8 million for the period from April 25, 2003 (inception) to February 29, 2004. This increase reflects a $1.5 million increase related to higher sales volume, due to the comparison of 12 months versus nine months, partially offset by the impact of rising oil prices affecting freight, utilities and commodity pricing. This resulted in higher prices for customer freight, commodity chemicals, surfactants, mineral oil, caps and bottles, which negatively impacted fiscal year 2005 by $1.8 million. This net loss was partially offset by the favorable margins on sale of the licensed products totaling $1.0 million.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $2.2 million to $10.2 million for the year ended February 28, 2005 from $8.0 million for the period from April 25, 2003 (inception) to February 29, 2004. The increase is due to the comparison of 12 months versus nine months. Offsetting the increase were improvements in expenses as a result of several factors including reductions in headcount, benefits, and facility costs.

Cash Flow

Net cash provided by (used in) operating activities was ($19.4) million and $1.1 million, respectively for the year ended February 28, 2006 and February 28, 2005. For the year ended February 28, 2006, a primary factor contributing to negative operating cash flow was the acquisition of inventory of ($9.6) million in the asset acquisition from Playtex. The other primary contributor consisted of the net loss of $30.2 million, less the net effect of non-cash items of $18.8 million. Additional changes in operating assets and liabilities provided a positive contribution of $1.6 million. For the year ended February 28, 2005, the major contributors to a positive operating cash flow were a smaller net loss of ($4.0) million, less the net effect of non-cash items of $1.4 million and an increase in accounts payable and accrued expenses of $3.6 million.

Net cash used in investing activities was $42.5 million for the year ended February 28, 2006 compared to $0.9 million for the year ended February 28, 2005. For the year ended February 28, 2006, the major activities consisted of cash received of $6.0 million from the reverse acquisition of Cenuco, $1.3 million for capital equipment purchases and $47.3 million, primarily for the purchase of intangible assets from Playtex. For the year ended February 28, 2005, cash of $0.5 million was expended for capital equipment and $0.4 million for acquisition costs.

Net cash provided by financing activities for the year ended February 28, 2006 was $63.9 million compared to net cash used in financing activities for the year ended February 28, 2005 of $0.1 million. The majority of the activity related to the bridge loan (see discussion below under the heading “Liquidity and Capital Resources – Bridge Loan”), net of repayments under our line of credit and other long-term debt for the year ended February 28, 2006. The major activity for the year ended February 28, 2005 relates to net repayments of $0.1 million under our line of credit.

Liquidity and Capital Resources

Long-term debt consists of the following:

($000’s)	AUGUST 26, 2006	FEBRUARY 28, 2006

Bridge loan	$—	$80,000
Convertible secured notes	91,099	—
Debt discount	(90,809)	—
Compound derivative liability	75,221	—
Revolving line of credit	8,080	—
Capital leases	9	32

	83,600	80,032
Less current portion	9	32

Total	$83,591	$80,000

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Bridge Loan

In order to finance the acquisition of the brands from Playtex ($57.8 million), fund financing fees ($2.8 million), repay certain existing indebtedness of the Company and our subsidiaries including the senior unsecured convertible notes and the financing facility referred to below under the heading “Financing Facility” (approximately $13.8 million in total) and provide working capital for the operations of Lander (approximately $5.6 million), on November 15, 2005, the Company, Lander, Hermes and Lander Intangibles (collectively, the “Borrowers”), entered into an $80.0 million Bridge Loan Term Agreement (the “Bridge Loan”) with Prencen, LLC (“Prencen”) and Highgate House Funds Ltd. (“Highgate”), as lenders, and Prencen, as agent for the lenders.

For the first 90 days following closing, the Bridge Loan bore interest at an annual rate of 5.5 percent above the three-month LIBOR (set two days in advance on November 14, 2005 at 4.34 percent). The interest rate margin over LIBOR increased at the end of that 90-day period to 10.5 percent. Also at the end of the 90-day period the three-month LIBOR was reset on February 12, 2006 for the next 90 days (February 15 to May 15, 2006). The reset three-month LIBOR rate of 4.74 percent plus the increased interest rate margin of 10.5 percent generated an interest rate on the Bridge Loan of 15.24 percent for the period February 15 to May 15, 2006. Upon the occurrence and during the continuance of an event of default, the annual rate of interest would have increased by 5.5 percent over the rate of interest otherwise in effect. Interest accrued monthly, in arrears.

The Bridge Loan was originally due and payable on May 15, 2006. The Bridge Loan term was extended to coincide with the closing of the Second Amended and Restated Securities Purchase Agreement described below, with interest to accrue and be paid at closing. The Bridge Loan principal was refinanced with the long-term financing described below. The borrowings under the Bridge Loan were secured by a first priority lien against all assets of the Borrowers and Hermes Real Estate I LLC, Lander Co. Canada Limited, MarNan, LLC and Dana Holdings, LLC as guarantors. In consideration of MarNan, LLC and Dana Holding, LLC acting as guarantors, the Company paid to MarNan and Dana Holdings, stockholders of the Company, a guarantee fee of $800,000, in the aggregate, which fee was unanimously approved by the Company’s Board of Directors of the Company, including the independent directors.

Financing Facility

On October 10, 2005, we entered into agreements with Prencen and Highgate (both of which were also lenders under the Bridge Loan) for the provision of long-term debt and equity financing (the “Financing Facility”) to repay the Bridge Loan. The terms of these agreements were amended on November 15, 2005, concurrently with the closing of the Bridge Loan. Prior to its maturity, the parties agreed to an extension of the Bridge Loan pending the completion of discussions on further modifications to the Financing Facility. The parties also agreed to defer the payment of certain interest under the Bridge Loan pending its maturity. On June 30, 2006, we (i) agreed with Prencen and Highgate to amend and restate the Financing Facility and (ii) in connection with such restatement, entered into a Second Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) with Prencen and Prencen Lending, LLC(“Prencen Lending”), which closed on August 3, 2006. The obligations of the Company to Highgate under the Bridge Loan were acquired by Prencen Lending.

Under the Securities Purchase Agreement, we sold Prencen Lending senior secured convertible notes in the principal amount of $91.0 million (and warrants described below) in exchange for the settlement of obligations under the Bridge Loan ($80.0 million) and $11.0 million in funding which was used to pay accrued interest on the Bridge Loan ($4.1 million), fees associated with the refinancing ($4.2 million) and produce net cash proceeds for us of approximately $2.7 million.

The senior secured convertible notes have a term of ten years (subject to the put and call rights described below) and bear interest at the rate of nine percent per annum, provided that during the first six months of the term, we will have the option to accrue and capitalize interest. As a result, we elected to defer $0.6 million of the interest as of August 26, 2006 on the senior secured convertible notes. In the event we make an acquisition in the consumer products area that is in form and substance satisfactory to a majority of the holders of the senior secured convertible notes (an “Approved Acquisition”), we may elect to defer and capitalize interest for the balance of the term of the senior secured convertible notes. In addition, upon the consummation of such an Approved Acquisition, we may redeem up to $40.0 million of the balance outstanding under the senior secured convertible notes at a premium of At any time after the fifth anniversary of the issuance of the senior secured convertible notes, we may redeem or any holder may require us to redeem all or any portion of the balance outstanding under the senior secured convertible notes at a premium of five percent (the “5 Year Put Option”). Such five percent premium will be accreted to the recorded liability for the senior secured convertible notes over the first five years and be charged to interest expense under the effective interest method. In the event of default or a change in control, the holders of the senior secured convertible notes may require us to redeem the senior secured convertible notes at a premium of 25% and 20%, respectively. In addition, upon the consummation of an Approved Acquisition, the Company may redeem, at a premium of 15%, a portion of the principal amount of the senior secured convertible notes equal to the excess, if any, between the then outstanding principal amount of the notes and $51 million.

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Any portion of the balance due under the senior secured convertible notes is convertible at any time, at the option of the holder(s), into our common stock at a price of $1.75 per share (subject to certain antidilution adjustments), provided that the holders may not convert any amounts due under the senior secured convertible notes if and to the extent that, following such a conversion, the holder and any affiliate would collectively own more than 9.99% of the aggregate number of shares of our common stock outstanding following such conversion (the “Conversion Option”).

The senior secured convertible notes describe various events of default which include, but are not limited to (a) the failure to make effective by January 30, 2007, and keep effective thereafter a registration statement to register the shares underlying the conversion of the senior secured convertible notes and the exercise of the Series A and B warrants and other shares, (b) the suspension in trading of the Company’s stock for a defined period, (c) the failure to timely issue shares in response to a conversion notice received from a noteholder, and (d) the failure to have available sufficient authorized shares to enable the conversion of the senior secured convertible notes. In the event of a default, the holders of the senior secured convertible notes may require the Company to redeem the senior secured convertible notes at the greater of a 25% premium, or the value of the shares underlying the conversion of such senior secured convertible notes at the time of the event of default (determined by reference to a definition of a maximum share price). In the event of a Change in Control of the Company (as defined in the Financing Facility), the holders of the senior secured convertible notes will have the right (the “Change in Control Put”), for a period of 20 days subsequent to the receipt of notice of the Change in Control, to require the Company to redeem the senior secured convertible notes at the greater of a 20% premium, or the value of the shares underlying the conversion of such senior secured convertible notes at the time of the change in control (determined by reference to a definition of a maximum share price). The above described Conversion Option and specifically noted events of default (the “Default Derivatives”), along with the Change in Control Put (collectively the “Compound Derivative”) have been bifurcated as derivatives required to be accounted for separately under FASB Statement No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock”, and are considered in the determination of the estimated fair market value of the Compound Derivative liability noted below.

As part of the registration rights agreement, as amended, in favor of Prencen and Prencen Lending, we are required to file the registration statement of which this prospectus is a part, to register the resale of shares of common stock issuable upon the conversion of the senior secured convertible notes, the exercise of warrants described below, and other shares. Failure to file this registration statement by November 30, 2006 or have it declared effective by January 29, 2007, will constitute an event of default under the senior secured convertible notes. In the event of such a default, the holders of the senior secured convertible notes are entitled to a cash penalty in the amount of 2% of the face amount of the senior secured convertible notes for each 30 day period until such time as the default has been cured, subject to a maximum of 10%. In addition, in the event that holders of the senior secured convertible notes request conversion of all or a portion of their senior secured convertible notes, or the holders of the warrants described below present such warrants for exercise, and we are unable to timely deliver the related shares, the holders of such senior secured convertible notes or warrants will be entitled to damages in the amount of 1.5% per day of the then current value of the shares not timely delivered for each day that such delivery is not provided.

The senior secured convertible notes rank as senior secured debt, provided however that the senior secured convertible notes are subordinated to the new revolving credit facility of up to $13.0 million secured by inventory and accounts receivable (described below). The senior secured convertible notes will be also subordinated to indebtedness, on terms reasonably satisfactory to Prencen Lending, incurred in connection with an Approved Acquisition, in an amount up to $250 million.

In connection with the amendment and restatement of the Financing Facility agreements and the sale of the senior secured convertible notes, we also issued certain warrants (the Series A warrants) entitling Prencen to purchase 3,053,358 shares of its common stock at an exercise price of $2.10. In addition, we committed to the issuance of certain warrants (the Series B warrants) entitling Prencen to purchase shares of our common stock under terms that are contingent upon the balance outstanding on the senior secured convertible notes at the earlier to occur of an Approved Acquisition or November 30, 2006. If the balance outstanding under the senior secured convertible notes on such date is greater or less than $61.0 million, we are required to issue to Prencen up to 3,000,000 Series B warrants, at exercise prices ranging from $1.15 to $1.95. In the event the balance outstanding under the senior secured convertible notes is $61.0 million, no Series B warrants will be issued. The fair market value of the Series A and B warrants, when estimated, may be recorded separately as a liability at the date of issuance with an offsetting debt discount that would be amortized to interest expense under the effective interest method. Subsequent adjustments to the market value of the liability at each reporting date thereafter would be recorded as a component of interest expense in the period of such change.

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Upon closing of the Financing Facility, we paid Prentice Capital Management, LP, an affiliate of Prencen and Prencen Lending, a closing fee of $3,667,500 and reimbursed Prencen Lending for certain disbursements related to the transaction. In addition, we paid fees and expenses of $5,525,171 to Stanford Group Company (“Stanford”). At closing, we issued to Stanford warrants for the purchase of our common stock as follows: (i) 137,615 warrants at an exercise price of $3.76 per share, and (ii) 552,632 warrants at an exercise price of $4.37 per share. The estimated fair value of the warrants issued to Stanford ($0.7 million) has been recorded as an increase to additional paid-in capital and deferred financing costs.

Accounting for Issuance of Senior Secured Convertible Notes

Consideration received from the issuance of the senior secured convertible notes ($87.3 million net of a $ 3.7 million origination fee paid to Prentice Capital Management, LP, an affiliate of Prencen Lending) was allocated to the Series A and B warrants and the senior secured convertible notes based on the relative fair value of each. The resulting $7.7 million value attributed to the Series A and B warrants has been reflected as a credit to paid-in capital with an offsetting debt issuance discount recorded on the senior secured convertible notes. The resulting allocation to the senior secured convertible notes ($79.6 million) was then further offset, as an additional debt issuance discount, by the estimated fair value of the liability for the Compound Derivative discussed above (amounting to $86.4 million as of August 2, 2006). The $6.8 million excess of the estimated fair value of the liability of $86.4 million over the allocation to the discount on the senior secured convertible notes of $79.6 million was recorded as a loss on the issuance of the senior secured convertible notes. The debt issuance discount (totaling $91.0 million) and the cash and other deferred finance costs associated with the issuance of the senior secured convertible notes (totaling $6.2 million), are being amortized to interest expense under the effective interest method over the 5-year period to the date that the 5 Year Put Option becomes exercisable (August 2, 2011). The 5% premium associated with the 5 Year Put Option ($4.6 million) is being accreted over the same 5-year period, also under the interest method, as an increase to interest expense and recorded value of the senior secured convertible notes. Such amortization and accretion amounted to $0.3 million in the current period. Given the significant initial issuance discount recorded on the senior secured convertible notes this treatment will result in substantially lower amortization and accretion being charged to interest expense in the earlier of the five years than the latter.

The liability recorded for the Compound Derivative will be adjusted to fair market value at each future reporting date with the difference in the fair value of such liability between such reporting dates being recorded as an increase or decrease in interest and other expense for that period. The value of the Compound Derivative liability was adjusted to $75.2 million as of August 26, 2006, resulting in a decrease to interest and other expense for the period between August 2 and August 26, 2006 of $11.2 million.

Revolver

On August 3, 2006, we closed on a revolving line of credit with The CIT Group/Commercial Services, Inc. for a $13.0 million three year facility (the “Revolver”). This facility was used to fund approximately $5.6 million of the above noted cash costs associated with the Financing Facility and approximately $0.1 million in expenses associated with the Financing Facility. In addition, another $0.9 million was drawn from the Revolver, along with the $2.7 million in net proceeds from the Financing Facility, to redeem certain shares of our Series A Preferred Stock from MarNan LLC and Dana Holdings LLC (see “Certain Relationships and Related Transactions”). The remainder of the availability under the Revolver will be used in the future for working capital and general corporate purposes. Borrowings made under the Revolver are secured by a lien on accounts receivable and inventory of Ascendia Brands, and by a second lien on other assets of Ascendia Brands, the Company and its other subsidiaries. Ascendia Brands will use borrowings under the Revolver for general corporate purposes, including the payment of certain fees and expenses arising in connection with the Securities Purchase Agreement.

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The Revolver contains the following key provisions:

•

Line of credit – A revolving line of credit providing for revolving advances up to the lesser of (a) $13,000,000 or (b) the sum of (herein the “Borrowing Base”): (i) eighty-five percent (85%) of eligible domestic (U.S.) accounts receivable, subject to dilution of 5%, plus (ii) eighty-five percent (85%) of the net orderly liquidation value as a percentage of cost of eligible U.S. finished goods and raw materials inventory. The total inventory sublimit will not exceed $8,000,000. This agreement requires excess availability of $2,000,000 at closing and a permanent availability block against the Borrowing Base of $750,000.

•

Interest rate – Interest will be computed and payable monthly on all outstanding revolving loans at a rate equivalent to the Chase Bank prime rate per annum or, at our option, LIBOR plus two and one quarter percent (2¼%).

•

Fees – A loan facility fee of $100,000 earned at closing and payable: $25,000 upon signing of commitment letter, $25,000 payable at closing and $50,000 payable six months from closing. An administrative management fee of $30,000 per year, earned at closing and on each anniversary of the closing, payable $2,500 monthly.

•

Termination fee – A termination fee is charged of 1% of total facility if terminated on or before August 3, 2007, three quarters percent (¾%) if terminated after August 2, 2007 and on or before August 3, 2007, and one half percent (½%) if terminated anytime thereafter prior to an Anniversary Date.

The Revolver contains customary covenants that, subject to certain exceptions, limit our ability to (among other things):

•	Incur or assume other indebtedness, except certain permitted indebtedness;
•	Grant or permit to exist any lien, except certain permitted liens;
•	Enter into any merger, consolidation or acquisition of all or substantially all the assets of another entity;
•	Sell, assign, lease or otherwise dispose of the collateral securing the Revolver or all or substantially all of our assets;
•	Enter into unapproved transactions with an affiliate;
•	Declare or pay dividend other than permitted dividends;
•	Create any new subsidiaries or make certain types of investments; or
•	Make any payments on debt subordinated to the Revolver.

The Revolver provides that, subject to any applicable notice and cure provisions, each of the following (among others) is an event of default:

•	Cessation of the Company or any subsidiary or the calling of a meeting of the creditors of the Company or any subsidiary for purposes of compromising our debts and obligations;
•	Our failure to meet our debts as they mature;
•	Our failure to pay any of the obligations under the Revolver;
•	Bankruptcy and other insolvency events with respect to any borrower or the Company;
•	Our failure to observe or perform any covenant, warranty or representation under the Revolver;
•	Specified cross defaults;
•	Change of control of the Company;
•	The entry of a final judgment for the payment of money in excess of $100,000, subject to certain discharge time periods; and
•	Any guarantor under the Revolver attempts to terminate its guaranty.

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Upon the occurrence and continuation of an event of default, after completion of any applicable grace or cure period, lenders may demand immediate payment in full of all indebtedness outstanding under the Revolver, terminate their obligations to make any loans or advances, charge us an increased rate of interest and terminate the Revolver in its entirety.

At February 28, 2006 we had cash and cash equivalents of $1.9 million. Our management believes this and other financing sources subsequently made available, including the $13.0 million Revolver and the increase in the Financing Facility from $80.0 million to $91.0 million described above, provide us with sufficient operating liquidity for at least the next 12 months.

Hedging and Trading Activities

We do not engage in any hedging activities, including currency-hedging activities, in connection with our foreign operations and sales. To date, except for Canada, all of our international sales have been denominated in U.S. dollars.

Supply chain diversity

We operate two manufacturing facilities that have similar capability in two diverse geographies Binghamton, NY and Toronto, ON Canada. We operate five distribution centers in North America providing Ascendia with protection from localized interruptions, thus allowing for continuous logistics operations. We have several qualified vendors for major raw materials in geographically diverse location to protect us from localized interruptions

Vendor agreements management

We have supply agreements with major suppliers that stipulate terms such as: components and meterial held as safety stock, quarterly price protection against increases, Pre-negotiated currency conversion rates, payment terms and quality expectations. Agreements are bid on an annual or biannual basis. However, this cycle is adjusted based on significant changes in market conditions or if Ascendia believes there is a favorable opportunity. We have no contingent liability supply agreements

Off Balance Sheet Arrangements

Our off balance sheet arrangements consist principally of leasing various assets under operating leases. The amounts are reflected in the Contractual Obligations table shown below.

Contractual Obligations

The table below includes contractual obligations at August 26, 2006:

	PAYMENTS DUE BY PERIOD (US$000’s)

CONTRACTUAL OBLIGATIONS	TOTAL	LESS THAN 1 YEAR	1-3 YEARS	3-5 YEARS	MORE THAN 5 YEARS

Long-term debt obligations	$83,591	$—	—	83,591	—
Capital lease obligations	9	9	—	—	—
Operating lease obligations	5,277	726	3,549	1,002	—
Purchase Obligations	3,289	3,289	—	—	—

Total	$92,166	$4,024	$3,549	$84,593	$—

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Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies include:

•	revenue recognition;
•	cooperative advertising;
•	trade accounts receivable;
•	sales returns reserve;
•	accounting for inventory and costs of goods sold;
•	accounting for goodwill and intangible assets;
•	accounting for plant, property and equipment;
•	accounting for derivative instruments; and
•	income taxes.

Revenue Recognition

For the health and beauty care division, revenue from product sales is recognized when the related goods are shipped, all of our significant obligations have been satisfied, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collection is reasonably assured or probable.

Amounts billed to customers related to shipping and handling are included in net sales. The cost of shipping products to the customer is recognized at the time the products are shipped and included in cost of sales.

In connection with the development and sale of wireless solutions and web services, which include the development of business-to-business and business-to-consumer wireless applications, and state of the art wireless technology and services, the wireless application development division recognizes revenue as services are performed on a pro-rata basis over the contract term or when products are delivered. Our wireless application development division periodically enters into agreements whereby the customer or distributor may purchase wireless products on a consignment type basis. Revenues are recognized under these arrangements only when the customer or distributor has resold the product and we have an enforcement right to our sales price.

Cooperative Advertising Accruals

Cooperative advertising programs and other volume-based incentives are accounted for on an accrual basis as a reduction in net revenue according to the requirements of Emerging Task Force 01-09, “Accounting for Consideration Given By a Vendor to a Customer or a Reseller of the Vendor’s Products” in the period in which the related sales are recognized. If additional cooperative advertising programs, promotions and other volume-based incentives are required to promote our products, then additional reserves may be required. Conversely, reserves are decreased to reflect the lesser need for cooperative advertising programs.

Trade Accounts Receivable

We extend credit based upon evaluations of a customer’s financial condition and provide for any anticipated credit losses in our financial statements based upon our management’s estimates and ongoing reviews of recording allowances. If the financial conditions of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional reserves may be required. Conversely, reserves are reduced to reflect credit and collection improvements.

Sales Returns Reserve

Our management must make estimates of potential future product returns related to current period product revenue. Management analyzes historical returns, current economic trends and changes in customer demand for our products when evaluating the adequacy of the reserve for sales returns. Management judgments and estimates must be made and used in connection with establishing the sales returns reserves in any accounting period. If actual sales returns increase above the historical return rate, then additional reserves may be required. Conversely, the sales return reserve could be decreased if the actual return rates are less than the historical return rates, which were used to establish such sales returns reserve.

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Inventory

Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Inventories consist of raw materials used to manufacture our health, beauty and oral care products, as well as, finished goods that consist of the product lines sold to our customers. We write down inventory for estimated excess and discontinued products equal to the difference between cost and estimated market value based upon assumptions about future demand and market conditions. Excess and discontinued product inventory could arise due to numerous factors, including but not limited to, the competitive nature of the market and product demand by consumers. If market conditions are less favorable than those anticipated by management, additional write-downs may be required, including provisions to reduce inventory to net realizable value.

Goodwill and Indefinite Lived Intangibles

As a result of the Merger on May 20, 2005, we recorded goodwill of $31.0 million. Goodwill represents the excess of cost over the fair value of identifiable net assets acquired. As a result of the purchase of assets from Playtex on November 16, 2005, we made an allocation of the purchase price to the estimated fair value of the assets acquired, which resulted in $16.9 million being allocated to intangible assets (brand names and product formulas), initially estimated to have indefinite lives. SFAS No. 142, Goodwill and Other Intangible Assets, requires goodwill and other intangibles that have indefinite lives to not be amortized but to be reviewed annually for impairment or more frequently if impairment indicators arise. In the fourth quarter of the fiscal year ended February 28, 2006, in accordance with SFAS No. 142, we completed the test for impairment in the carrying value of goodwill and determined that an impairment charge of $16.4 million was required.

Amortizable Intangible Assets

SFAS No. 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives and reviewed for impairment. As a result of the Merger, and as revised in the quarter ended February 28, 2006, we recorded intangible assets of $8.0 million, related to acquired core software technology, with an estimated useful life of five years. Amortization expense for the acquired software technology was $0.4 million and $0.8 million respectively, for the thirteen and twenty-six weeks ended August 26, 2006. Amortization expense for the acquired software technology was $0.4 million and $0.4 million respectively, for the thirteen and twenty-six weeks ended August 27, 2005.

As a result of the purchase of assets from Playtex on November 16, 2005, we made an allocation of the purchase price to the assets acquired, in proportion to their respective estimated fair values, which resulted in $30.4 million being allocated to customer relationships. Management has adopted the straight-line method of amortizing these assets over their estimated useful lives of 10 years. Amortization expense for the customer relationships was $0.7 million and $1.5 million respectively, for the thirteen and twenty-six weeks ended August 26, 2006. Amortization expense for the customer relationships was $0.0 million for the thirteen and twenty-six weeks ended August 27, 2005.

Other Assets, Net

Other assets, net of approximately $7.7 million consist primarily of deferred financing costs related to the Financing Facility and the Revolver. The deferred financing costs are being amortized on a straight-line basis over the respective terms of the related financing arrangements. Amortization expense related to deferred financing costs was $0.2 million and $1.4 million respectively, for the thirteen and twenty-six weeks ended August 26, 2006. Amortization expense related to deferred financing costs was $0.1 million and $0.1 million respectively, for the thirteen and twenty-six weeks ended August 27, 2005.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. The costs of major additions and improvements are capitalized and maintenance and repairs that do not improve or extend the life of the respective assets are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to twenty-five years. Leasehold improvements are amortized over the shorter of the term of the lease or their estimated useful lives. If determine that a change is required in the useful life of an asset, future depreciation/amortization is adjusted accordingly.

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Accounting for Derivative Instruments

We have issued and have outstanding convertible debt and warrants related to the convertible debt with embedded derivative features that we have analyzed in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in A Company’s Own Stock,” to determine if these instruments have embedded derivatives that must be bifurcated. Under EITF No. 00-19, the estimated value of such embedded derivatives is recorded as a liability utilizing an appropriate valuation model (with an offsetting debt discount that is amortized over the term of the convertible notes). Such liability is marked-to-market and adjusted to fair value at each reporting date with the change in fair value being recorded to other income (expense) in the period of the change. The warrants are not required to be accounted for as a liability. They are accounted for under EITF 98-5, as further described in Note 6.6 to the audited consolidated financial statements of Ascendia appearing elsewhere herein.

Income Taxes

We record a valuation allowance to reduce the amount of our deferred tax assets to the amount that management estimates is more likely than not to be realized. While we have considered future taxable income and ongoing tax planning strategies in assessing the need for the valuation allowance, in the event that we determine that we would be able to realize our deferred tax assets in the future in excess of the net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made. Likewise, if it was determined that we would not be able to realize all or part of the net deferred tax asset in the future, an adjustment to the deferred tax asset would be charged to income in the period such determination was made.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-An interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The provisions of FIN 48 are effective for the Company beginning March 1, 2007, with the cumulative effect of the change in accounting principal, if any, recorded as an adjustment to opening retained earnings. Management is currently evaluating the impact of adopting FIN 48 on the Company’s financial position and results of operations.

In September 2006, the staff of the FASB issued Staff Position Aug Air-1, “Accounting for Planned Major Maintenance Activities” (“FSP”). The FSP amends Accounting Principles Board Opinion No, 28, “Interim Financial Reporting” (“APB 28”), and prohibits the accrue-in-advance method of accounting for planned major maintenance activities in annual and interim financial reporting periods. The Company does have a planned major maintenance activity associated with its annual or semi-annual plant shutdowns. While early application is permitted, the provisions of the FSP are effective for the Company beginning March 1, 2007. The guidance in the FSP shall be applied retrospectively for all financial statements presented, unless it is impracticable to do so. Management is currently evaluating the impact of adopting the FSP on the Company’s financial position and results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Qualifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The provisions of SAB 108 are effective for the Company after November 15, 2006. Although management is currently evaluating the impact of adopting SAB 108, we do not believe that the adoption of SAB 108 will have a material impact on the Company’s financial position and results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under a number of other accounting pronouncements that require or permit fair value measurements. The provisions of SFAS No. 157 are effective for the Company beginning March 1, 2008. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

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As of March 1, 2006, we adopted the Statement of Financial Accounting Standards (“SFAS”) No. 123 (R), “Share Based Payment”. Prior to the adoption of SFAS No. 123 (R), we recognized and measured the share-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees”,” and related interpretations. The adoption of SFAS No. 123 (R) did not have a material impact on the results of operations for the twenty-six weeks ended August 26, 2006. See Note 9 to the unaudited consolidated financial statements of Ascendia for the twenty-six weeks ended August 26, 2006 for more information regarding our adoption of SFAS No. 123 (R).

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, -- a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This Statement establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. The provisions of this Statement are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement was issued. The Company does not believe that the adoption of this Statement in fiscal 2007 will have a material impact on the Company’s consolidated financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140.” This Statement, among other things, allows a preparer to elect fair value measurement of instruments in cases in which a derivative would otherwise have to be bifurcated. The provisions of this Statement are effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. Early adoption is permitted for instruments that an entity holds at the date of adoption on an instrument-by-instrument basis. The Company does not believe that the adoption of this Statement in fiscal 2008 will have a material impact on the Company’s consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.” This Statement amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The provisions of this Statement are effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. Early adoption is permitted for instruments that an entity holds at the date of adoption on an instrument-by-instrument basis. The Company does not believe that the adoption of this Statement in fiscal 2008 will have a material impact on the Company’s consolidated financial position or results of operations.

Quantitative and Qualitative Disclosures of Market Risk

We market our products throughout the United States and the world. As a result, we could be adversely affected by such factors as rising commodity costs and weak global economic conditions. Forecasted purchases during the next thirteen weeks are approximately $22 million. An average 2% unfavorable price increase related to the price of oil and other related inflationary raw materials could cost us approximately $440,000.

We have also evaluated our exposure to fluctuations in interest rates. Approximately $91.0 million of debt is currently outstanding under the Finance Facility and the rate is fixed at 9% for the next ten years. If we were to fully utilize the $13 million available under the Revolver, an increase of two percent in interest rates would increase interest expense by approximately $65,000 per quarter. The interest rate risks related to our other interest related accounts such as our post-retirement obligations are deemed to be insignificant.

We have not historically and are not currently using derivative instruments to manage the above risks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CENUCO, INC.

The following discussion and analysis of financial condition and results of operations relate to periods prior to the Merger. The discussion and analysis should be read in conjunction with the section entitled “Selected Historical Consolidated Financial Data of Cenuco, Inc.” and the respective audited and unaudited financial statements and related notes of Cenuco, Inc. included elsewhere in this proxy statement. As used in this section, “Cenuco” refers to Cenuco, Inc. and its consolidated subsidiaries as they existed prior to the Merger.

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Executive Summary

Prior to the consummation of the Merger, Cenuco’s primary business focused on the development and cultivation of wireless applications. During the periods discussed below, Cenuco operated in two reportable business segments - (1) the online distance learning industry, and (2) the development and sales of wireless solutions and web services. The latter segment included development of business-to-business and business-to-consumer wireless applications, and state of the art web technology and design services, producing viable solutions for the security monitoring markets. In addition, during the relevant periods, Cenuco launched its line of wireless video monitoring solutions, MobileMonitor, MommyTrack™ and Cenuco Transmitter. These products offered mobile surveillance monitoring solution for the consumer and business market. Cenuco exited the online distance learning segment during the nine months ended March 31, 2005. Discontinued Operations

On July 26, 2004, Cenuco announced its intentions to review strategic alternatives to divest itself from the distance learning segment. Through its subsidiaries, Cenuco engaged in the online distance learning business with a focus on the international, second-career adult and corporate training markets. Cenuco operated its main school, Barrington University, from Mobile, Alabama, where the State of Alabama Department of Education, Code of Alabama, Title 16-46-1 through 10, licensed the school. Cenuco offered degrees and training programs to students in over 80 countries and in multiple languages. The programs were “virtual” in their delivery format and could be completed from a laptop, home computer or through a wireless device.

Effective September 30, 2004, Cenuco entered into a purchase and sale agreement and sold substantially all of the assets of its education subsidiary for $1,000,000, subject to a reduction of $200,000 if the buyer did not collect 95% of the receivables on the books as of September 30, 2004 prior to September 30, 2005. In connection with the purchase and sale agreement, Cenuco received $300,000 in cash. As of March 31, 2005, Cenuco reflected a receivable from the sale of business on the accompanying balance sheet. Additionally, the buyer executed a promissory note in favor of Cenuco in the amount of $700,000, payable in twenty (20) equal and consecutive quarterly payments and one final balloon payment due on January 1, 2010.

As a result of the sale of Cenuco’s education subsidiary, for the nine months ended March 31, 2005, Cenuco recorded a gain of $1,814,648 and a deferred gain on the sale of $200,000 (representing the contingent balloon payment due). The results of operations of the education subsidiary were reported separately as a discontinued operation, and prior periods have been restated in Cenuco’s financial statements, related footnotes and the following discussion and analysis to conform to this presentation.

Cenuco’s income (loss) from discontinued operations for the nine months ended March 31, 2005 and 2004 are summarized as follows:

	For the Nine Months Ended March 31,

	2005	2004

Sales	$261,288	$779,072
Operating Expenses	170,232	374,665

Net income from discontinued operations before gain on sale	91,056	404,407
Gain on sale of assets of subsidiary	1,814,648	—

Income from discontinued operations	$1,905,704	$404,407

Seasonality

Cenuco experienced seasonality in its results of operations from its online distance-learning segment primarily as a result of changes in the level of student enrollments and course completion. While Cenuco enrolled students throughout the year, December and January average enrollments and course completion and related revenues generally were lower than other quarters due to seasonal breaks in December and January. Accordingly, costs and expenses historically increased as a percentage of tuition and other net revenues as a result of certain fixed costs not significantly affected by the seasonal second quarter declines in net revenues.

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Cenuco experienced a seasonal increase in new enrollments in August of each year when most other colleges and universities began their fall semesters. As a result, instructional costs and services and selling and promotional expenses historically increased as a percentage of tuition and other net revenues in the fourth quarter due to increased costs in preparation for the August peak enrollments.

Nine Months Ended March 31, 2005 Compared to the Nine Months Ended March 31, 2004

General

During the relevant period, Cenuco focused primary on wireless application development. Through its subsidiary, Cenuco engaged in a wireless application technology business, primarily related to the transmission of secure and non-secured video onto cellular platforms via proprietary technologies, also known as remote video monitoring via cellular device. In this wireless segment, Cenuco provided cellular carriers, Internet Service Providers, resellers, and distributors a host of wireless video streaming products which generated an increase in subscriber adoption of wireless data services, as well as broadband Internet services. The business model provided additional recurring monthly service revenue models for carriers, ISPs, resellers and distributors.

Cenuco’s wireless remote video monitoring technologies via cellular device (cellular phone, Pocket PC mobile Edition, Smart Phone, remote wireline computer, and remote cellular connected computer) were productized during the 2004 fiscal year to service a variety of market segments. On July 9, 2003, Cenuco announced being awarded the General Services Administration contract number GS-03F-0025N by the United States government, allowing the company to sell its products, technologies, and services to every branch of the United States government, including all military agencies and the Department of Homeland Security. The market size for remote video monitoring was then estimated in excess of $100 million domestically, and as high as $500 million globally.

Cenuco’s partnerships and affiliations developed during fiscal 2004 and expanded during fiscal 2005 include: Intel Corporation, Microsoft Corporation, Qualcomm, Tyco International Ltd., and other leading technology organizations. These relationships allowed Cenuco access to new emerging technologies provided by these partner firms, as well as co-operative marketing programs, providing the company access to significant resources in the wireless remote monitoring market. In addition, during the relevant period Cenuco enjoyed contracted relationships with the following distributors: Cellstar, Infosonics, D&H Distributing, and Worthington Distribution. These distributors and other integrated distribution companies represented significant revenue opportunities for Cenuco during the relevant period, with access to hundreds of their sales personnel on a national and international basis.

Through its association with Intel, Cenuco was also working directly with Orange, a division of France Telecom then considered to be the third largest cellular carrier in the world, regarding Cenuco’s cellular streaming technologies and products. At the semi-annual “Code Camp” event held by Orange, hosting more than 100 of the top cellular application developers in the world, Cenuco’s engineering team made its first public demonstration of its Advanced MobileMonitor (AMM) technologies. As a result of the successful series of demonstrations, Orange awarded Cenuco with “Best Use of the Orange Voice and Data Network.” Additionally, Cenuco’s standard MobileMonitor kitted product was announced during this period as approved and included into the Orange application catalog for Smartphone, Pocket PC phone, and J2ME handset categories. With inclusion in the Orange application catalog, all of Orange’s operating markets had technical approval to deploy Cenuco’s MobileMonitor product. During this period, Cenuco continued localization and commercialization discussions with Orange for various operating markets.

Revenues

For the nine months ended March 31, 2005, revenues from the sale of Cenuco’s wireless products and services was $397,720 as compared to $138,383 for the nine months ended March 31, 2004, an increase of $259,337 or 187%, and is summarized as follows:

Equipment and Software Sales	$379,980	$32,676
Wireless Solutions and Web Services	17,740	105,707

	$397,720	$138,383

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The increase in Cenuco’s revenue was attributable to the sale of the MobileMonitor product. In the second quarter, the MobileMonitor product began shipping in larger quantities than anticipated.

In May of 2004, Cenuco announced an agreement with PowerLinx. Cenuco combined the PowerLinx SecureVue camera system with its technologies, allowing users to see the live video from SecureVue cameras on all compatible cellular handsets and devices. The combined offering initiated sales through channels such as the Home Shopping Network. Revenues from this engagement were based on product sell through, which began in December of 2004, and continued into 2005. Additionally, Cenuco entered into a software licensing agreement with PowerLinx, whereby PowerLinx licensed 10,000 copies of Cenuco’s software for inclusion into their SecureVue camera kits. Cenuco was engaged by Tyco Fire and Security (Sensormatic), for early stage development to combine its core technologies into select Tyco Digital Video Recorder and CCTV systems.

Cost of Sales and Gross Profit

For the nine months ended March 31, 2005, Cenuco incurred cost of sales related to the sale of equipment and software of $286,887 or 72.1% of revenues, compared to $17,642 or 12.7% of revenues for the nine months ended March 31, 2004. The increase in costs of sales and the corresponding percentage is due the change in product. In 2004, Cenuco redesigned its products to include more hardware. In 2003, sales from Cenuco’s products were software related, which had a minimal cost. For the nine months ended March 31, 2005, gross profit was $110,833 or 27.9% compared to $120,741 or 87.3% for the nine months ended march 31, 2004.

Research and Development

For the nine months ended March 31, 2005, research and development expense amounted to $98,452 as compared to $25,379 for the nine months ended March 31, 2004, an increase of $73,073 or 288%. For the nine months ended March 31, 2005, Cenuco allocated salaries of $56,154 to research and development. Cenuco continue to develop its products and expect this amount to increase in the future.

Bad Debt Expense

For the nine months ended March 31, 2005, bad debt expense amounted to $47,673 as compared to $0 for the nine months ended March 31, 2004. The increase in bad debt was attributable to the reserve of uncollectible accounts receivable.

Selling and Promotion

For the nine months ended March 31, 2005, selling and promotion expenses amounted to $204,183, which included $1,859 in commission expense, $67,216 in advertising expense, printing and reproduction expense of $6,154, travel expenses of $87,493, and other expenses of $41,461. For the nine months ended March 31, 2004, selling and promotion expenses amounted to $103,118, which included $44,205 in commission expense, $24,254 in advertising expense, printing and reproduction expense of $3,848, travel expenses of $26,849 and other expenses of $3,962. The increase in selling and promotion expense was $101,065 or 98% and is attributable to an increase in Cenuco’s marketing efforts in order to gain market acceptance of its products.

General and Administrative

For the nine months ended March 31, 2005, Cenuco incurred $2,007,295 of general and administrative expenses as compared to $1,573,932, an increase of $433,363 or 27.5%. General and administrative expenses consisted of the following:

	For the nine months ended March 31, 2005	For the nine months ended March 31, 2004

Salaries	$665,714	$439,356
Consulting expenses	83,037	157,969
Rent	62,644	66,117
Professional fees	220,052	79,284
Non-cash compensation and consulting	541,321	572,209
Other	434,527	258,997

Total	$2,007,295	$1,573,932

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For the nine months ended March 31, 2005, salaries increased by $226,358 as compared to the nine months ended March 31, 2004. The increase was attributable the hiring of three new software engineers.

For the nine months ended March 31, 2005, consulting expenses decreased by $74,932 as compared to the nine months ended March 31, 2004. The decrease was attributable to a decrease in use of independent software engineers.

For the nine months ended March 31, 2005, professional fees increased by $140,768 as compared to the nine months ended March 31, 2004 and was attributable to increased legal fees in connection with Cenuco’s terminated merger with Omnipoint, the sale of Cenuco’s subsidiary, and other legal matters.

For the nine months ended March 31, 2005, non-cash compensation and consulting expense decreased by $30,888 as compared to the nine months ended March 31, 2004. The decrease was attributable to the reduction of amortization of deferred compensation and consulting for the nine months ended March 31, 2005 for warrants granted in December 2003.

For the nine months ended March 31, 2005, other general and administrative expenses increased by $175,530 as compared to the nine months ended March 31, 2004. The increase was attributable an increase in medical insurance premiums, increased payroll taxes, increased fees associated with Cenuco’s annual meeting, increased fees associated with its listing on the American Stock Exchange, and increased postage.

Settlement Income

For the nine months ended March 31, 2005 and 2004, settlement income was $20,351 and $0, respectively. The increase is related to a settlement of accounts payable.

Interest Income

For the nine months ended March 31, 2005 and 2004, interest income was $71,326 and $9,410, respectively. The increase relates to interest income receivable of $14,994 due on a note receivable from the sale Cenuco’s subsidiary as well as an increase in excess cash balances in interest-bearing accounts with two financial institutions.

Discontinued Operations

For the nine months ended March 31, 2005, income from discontinued operations related to Cenuco’s former education subsidiary was $1,905,704 and consisted of a gain from the sale of all of the assets of the subsidiary of $1,814,648 and income from discontinued operations of $91,056. For the nine months ended March 31, 2004, income from discontinued operations was $404,407 related to income from discontinued operations.

Net loss

As a result of the foregoing factors, Cenuco recognized a net loss of $249,389 on a consolidated basis for the nine months ended March 31, 2005 as compared to net loss of $1,167,871for the nine months ended March 31, 2004.

Income (loss) per share is summarized as follows:

	For the nine months ended March 31, 2005	For the nine months ended March 31, 2004

Income (Loss) Per Common Share - Basic and diluted
Loss from continuing operations	$(0.17)	$(0.16)
Income from discontinued operations	0.15	0.04

Net income (loss) per common share	$0.02	$(0.12)

Weighted Common Shares Outstanding - Basic and diluted	12,647,905	9,466,185

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Liquidity and Capital Resources

As of March 31, 2005, Cenuco had $6,142,699 in cash and cash equivalents and a short-term investment on hand to meet its obligations. Cenuco’s short-term investments consisted of liquid certificates of deposit.

In fiscal 2004, in connection with a private placement, Cenuco sold one unit for $100,000 comprised of 100,000 shares of common stock and warrants entitling the holder to purchase up to 100,000 shares of common stock, at an exercise price of $1.00. Additionally, in March 2004, Cenuco consummated a capital raise through a private placement offered to accredited investors and sold 30,000 units aggregating 1,500,000 shares of common stock and 1,500,000 warrants for net proceeds of $5,380,044 and received proceeds of $69,300 from the exercise of options and warrants.

For the nine months ended March 31, 2005, Cenuco received proceeds of $1,890,441 from the exercise of stock options and warrants.

In order to conserve cash, Steven Bettinger, then President of Cenuco, elected to defer compensation beginning in February 2005.

During the nine months ended March 31, 2005, Cenuco invested substantial time and resources developing and evaluating products and opportunities for Cenuco’s wireless solutions segment.

Net cash used in operations was $1,429,683 for the nine months ended March 31, 2005 as compared to net cash used in operations of $343,315 for the nine months ended March 31, 2004. For the nine months ended March 31, 2005, Cenuco used cash in continuing operations of $1,757,718 offset by cash provided by discontinued operations of $328,035. For the nine months ended March 31, 2004, Cenuco used cash in continuing operations of $850,891 offset by cash provided by discontinued operations of $507,576. During this period, Cenuco’s management believed that the company’s cash balance was sufficient to sustain its operations over the ensuing 12-month period.

Net cash used in investing activities for the nine months ended March 31, 2005 was $712,667 as compared to net cash used in investing activities of $2,611,428 for nine months ended March 31, 2004 and primarily related to Cenuco’s investment in certificate of deposits during the nine months ended March 31, 2005 and 2004 of $698,292 and $2,576,546, respectively. Additionally, Cenuco acquired property and equipment of $14,375 and $34,882 for the nine months ended March 31, 2005 and 2004, respectively.

Net cash provided by financing activities for the nine months ended March 31, 2005 was $1,890,441 and related to cash proceeds received from the exercise of stock options and warrants. For the nine months ended March 31, 2004, Cenuco received proceeds of $2,778,439 from the sales of common stock and $2,800 from the exercise of stock options.

At March 31, 2005, Cenuco had no material commitments for capital expenditures.

Year Ended June 30, 2004 Compared to the Year Ended June 30, 2003

The following discussion relates to Cenuco’s consolidated results of operations for its fiscal years 2004 and 2003. Further discussion and analysis of operating results follows and is discussed by segment.

Revenues

For fiscal 2004, Cenuco had a 16% decrease in earned revenues to $1,514,349 from $1,577,479 for fiscal 2003.

Cost of Equipment Sales

For the year ended June 30, 2004 and 2003, Cenuco incurred cost of sales related to the sale of Cenuco’s wireless products and equipment of $27,019 and $157,656, respectively.

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Instruction and Educational Support

Instruction and educational support expenses related to Cenuco’s online distant-learning segment. For the year ended June 30 2004, instructional and educational support expenses increased by 14.6% to $114,551 or 7.6% of consolidated net revenues as compared to $99,956 or 6.3% of consolidated net revenues for the year ended June 30, 2003.

Research and Development

Research and development expenses related to Cenuco’s wireless technology segment. For the year ended June 30 2004, research and development expenses were $30,163 as compared to $64,742 for the year ended June 30, 2003.

Bad Debt Expense

For the year ended June 30, 2004, bad debt expenses were $162,956 as compared to $403,523 for the year ended June 30, 2003. For the fiscal year ended June 30, 2004, Cenuco changed its policy for accounting for withdrawn students in its online distance learning segment. This change was treated as a change in accounting principle. For those students with net receivable balances upon withdrawal, the net debit balance was charged to bad debt expense rather than to revenues. Management believed this method was preferable as it better reflected the entity’s bad debt on withdrawn students. The pro forma net effect on the comparable 2003 consolidated financial statements was a reclassification of $226,166 from revenues to bad debt expense.

Selling and Promotion

Selling and promotion expense consisted primarily of recruiting fees, advertising, trade show expense, and travel. For the year ended June 30, 2004, selling and promotion expenses decreased by 6.8% to $329,333 or 21.7% of consolidated net revenues as compared to $353,403 or 22.4% of consolidated net revenues for the year ended June 30, 2003.

Impairment Loss

In June 2004, based on an impairment test, Cenuco decided to write-off all intangible asset balances of $884,028 relating to the acquisition of certain assets under a purchase agreement. The decision to recognize an impairment loss was made in light of Cenuco’s inability to generate a profit after the acquisition, mounting intercompany balances, the length of time estimated for us to recover the initial investment, and the uncertainty of market conditions and business performance.

General and Administrative Expenses

General and administrative expenses, which includes salaries, professional fees, rent, stock-based compensation, insurance, and other expenses, were $3,610,179 for the year ended June 30, 2004 as compared to $1,879,312 for the year ended June 30, 2003. This amounted to 238% of consolidated net revenues for the year ended June 30, 2004 as compared to 119% for the year ended June 30, 2003. The increase was primarily due to a substantial increase in stock-based compensation and consulting fees in fiscal 2004 as compared to fiscal 2003. Additionally, Cenuco incurred one-time costs associated with its listing on the American Stock Exchange as well as certain expenses associated with its capital-raising activities. Consolidated general and administrative expenses are summarized as follows:

	2004	2003

Salaries	$788,413	$818,033
Stock-based compensation	1,681,080	262,843
Professional fees	130,602	127,954
Rent	88,004	89,288
Consulting	263,704	98,807
Other	658,376	482,387

Total General and Administrative	$3,610,179	$1,879,312

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Interest Income

Interest income was $21,956 for the year ended June 30, 2004 as compared to $18,921 for the year ended June 30, 2003, an increase of $3,035.

Income Taxes

Deferred tax assets and liabilities were provided for significant income and expense items recognized in different years for tax and financial reporting purposes. As of June 30, 2004, the net deferred taxes were fully offset by a valuation allowance since Cenuco could not then conclude that it was more likely than not that the benefits would be realized. The net operating loss carryforward for income tax purposes of approximately $1,950,000 was scheduled to expire beginning in 2024. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). In connection with the recording of a valuation allowance on its deferred tax asset, in fiscal 2003, Cenuco recorded deferred tax expense of $153,156.

Wireless and Web Solutions Segment

For the year ended June 30, 2004 and 2003, Cenuco had net revenues of $176,701 and $395,761, respectively, which consisted of the following:

	Fiscal 2004	Fiscal 2003

Equipment and software Sales	$63,965	$191,786
Wireless Solutions and Web Services	112,178	179,563
Other	558	24,412

	$176,701	$395,761

For the year ended June 30, 2003, equipment sales included revenues from the sale of telephone equipment, or approximately $78,000, that Cenuco no longer sold in the subsequent period. Additionally, in fiscal 2003, Cenuco sold security cameras and related equipment that it no longer sold in the subsequent period. In fiscal 2004, Cenuco had a decrease in revenues of $67,385 from its wireless and web services primarily due to the cancellation of its hosting and maintenance contracts with AIG Environmental.

For the year ended June 30, 2004 and 2003, Cenuco incurred cost of sales related to the sale of equipment of $27,019 and $157,656, respectively.

For the year ended June 30, 2004 and 2003, Cenuco incurred research and development expenses from the development of new products of $30,163 and $64,742, respectively.

For the year ended June 30, 2004 and 2003, Cenuco incurred bad debt expenses of $5,195 and $15,922, respectively.

For the year ended June 30, 2004, selling and promotion expenses amounted to $166,367, which included $52,066 in commission expense, $48,868 in advertising expense, $1,408 of trade show expense, printing and reproduction expense of $3,847, and travel expenses of $60,178. For the year ended June 30, 2003, selling and promotion expenses amounted to $216,179, which included $27,132 in commission expense, $5,721 in advertising expense, $99,570 of trade show expense, printing and reproduction expense of $31,146, and travel expenses of $52,610.

For the year ended June 30, 2004, Cenuco incurred $1,577,232 of general and administrative expenses, which included salaries expense of $533,192, consulting expense of $287,634, rent expense of $43,797, professional fees of $93,566, stock-based compensation of $138,450, payroll taxes of $40,563, and other operating expenses. For the year ended June 30, 2003, Cenuco incurred $1,099,018 of general and administrative expenses, which included salaries expense of $578,899, consulting expense of $98,203, computer and internet related expenses of $33,038, rent expense of $42,772, professional fees of $58,207, postage and delivery of $36,862, payroll taxes of $39,327, and other operating expenses. For the year ended June 30, 2004, salaries were $533,192 as compared to $578,899 for the year ended June 30, 2003. For the year ended June 30, 2004, Cenuco recorded stock-based compensation of $138,450 from the issuance of common stock and grants of stock options and warrants for services. The increase in consulting fees for the year ended June 30, 2004 as compared to the year ended June 30, 2003 was attributable to an increase in fees paid for public relations services related to its MommyTrack product. The increase in rent expense for the year ended June 30, 2004 as compared to the year ended June 30, 2003 was attributable the increase in rent allocated to Cenuco’s wireless segment related to an increase in office space used by this segment.

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For the year ended June 30, 2004 and 2003, interest income was $21,848 and $9,289, respectively. At that time, Cenuco invested its excess cash balances in primarily two interest-bearing accounts with two financial institutions.

Online Distance Learning Segment

Revenues

For fiscal 2004, Cenuco had a 13.2% increase in earned revenues to $1,337,648 from $1,181,718 for fiscal 2003. In fiscal 2003 and the first part of fiscal 2004, Cenuco decreased its marketing efforts and focused on its wireless segment. In the latter part of fiscal 2004, Cenuco increased its marketing efforts and saw increased student enrollment in the second quarter of fiscal 2004. Cenuco’s students completed their courses at a slower rate than expected. Unearned revenue represents the portion of tuition revenue invoiced but not earned and was reflected as a liability in Cenuco’s consolidated balance sheets as of June 30, 2004. Since Cenuco recognized tuition and registration revenue based on the number of courses actually completed in each student’s course of study, student course completion efforts, if successful, were extremely beneficial to operating results. During the year ended June 30, 2004, Cenuco experienced a general slowdown in course completion by its students, which had an adverse effect on its revenue.

Tuition refunds were based on the date that the student canceled. Cenuco’s refund policy is described below under the heading “Critical Accounting Policies.”

Expenses

Instruction and Educational Support

Instruction and educational support expenses consisted primarily of student supplies such as textbooks as well as course development fees, credit card fees, computer related expenses, and printing fees. For the year ended June 30 2004, instructional and educational support expenses increased by 14.6% to $114,551 or 8.6% of net revenues as compared to $99,956 or 7.1% of net revenues for the year ended June 30, 2003. The increase in instructional and educational support expenses and the related percentages was mainly attributable to the fact that Cenuco had enrolled more students in that period. Accordingly, student supply expense was $62,564 or 4.7% of net revenues for the year ended June 30, 2004 as compared to $42,835 or 3.0% of revenue for the year ended June 30, 2003. Printing and reproduction costs increased to $22,533 for the year ended June 30, 2004 as compared to $18,271 for the year ended June 30, 2003. Computer and internet expenses increased to $16,646 for the year ended June 30, 2004 as compared to $8,879 for the year ended June 30, 2003 due to increased development and maintenance of Cenuco’s websites and database related to its online university. Additionally, Cenuco incurred costs associated with course development for the year ended June 30, 2004 of $0 as compared to $11,592 for the year ended June 30, 2003.

Bad Debt Expenses

For the year ended June 30, 2004, bad debt expense amounted to $157,761 as compared to $161,435 for the year ended June 30, 2003, resulting from student inactivity.

Selling and Promotion

Selling and promotion expense consisted primarily of recruiting fees, advertising and travel. For the year ended June 30, 2004, selling and promotion expenses increased by 18.8% to $162,966 or 12% of net revenues as compared to $137,224 or 11.6% of net revenues for the year ended June 30, 2003. The increase in selling and promotion expenses is attributable to the refocus of Cenuco’s selling and promotion efforts to its distance learning segment. For the year ended June 30, 2004, advertising expense amounted to $61,499 as compared to $97,977 for the year ended June 30, 2003. Additionally, Cenuco’s recruiting fees increased to $92,472 for year ended June 30, 2004 from $28,186 for the year ended June 30, 2003. The increase is attributable to the company’s increased use of recruiters to obtain students.

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General and Administrative Expenses

General and administrative expenses, which includes salaries, stock-based compensation, professional fees, rent, insurance, and other expenses, were $2,032,947 for the year ended June 30, 2004 as compared to $780,294 for the year ended June 30, 2003. This amounted to 152% of net revenues for the year ended June 30, 2004 as compared to 66% for the year ended June 30, 2003. The increase was primarily due to the following factors:

The cost of professional fees decreased to $37,036 for the year ended June 30, 2004 as compared to $69,747 for the year ended June 30, 2003 due to the increased allocation of professional fees to Cenuco’s wireless technologies segment. For the year ended June 30, 2004, salaries were $255,220 as compared to salaries of $239,134 for the year ended June 30, 2003. The increase in salaries was attributable to the hiring of staff for marketing purposes. For the year ended June 30, 2004, Cenuco recorded stock-based compensation of $1,542,630 from the issuance of common stock and grants of stock options and warrants for services rendered as compared to $262,843 for the year ended June 30, 2003. Additionally, Cenuco experienced a decrease in postage and delivery, telephone expenses, rent, payroll taxes, and office expenses due to a decrease in student activity and increased allocations of its overhead expenses to the wireless segment.

Interest Income

Interest income was $108 for the year ended June 30, 2004 as compared to $9,632 for the year ended June 30, 2003, a decrease of $9,524 due to the fact that cash was transferred to the wireless segment. During the relevant periods, Cenuco invested its excess cash balances in primarily two interest-bearing accounts with two financial institutions.

Summary of Consolidated Results

Net income (loss)

As a result of the foregoing factors, Cenuco recognized a net loss of $(3,621,924) or $(.36) per common share on a consolidated basis for the year ended June 30, 2004 as compared to a net loss of $(1,289,182) or $(.15) per common share for the year ended June 30, 2003.

Liquidity and Capital Resources

As of June 30, 2004, Cenuco had $5,696,316 in cash and equivalents and short-term investments, consisting of a certificate of deposit, on hand to meet its obligations.

In connection with a private placement, Cenuco sold one unit for $100,000 comprised of 100,000 shares of common stock and warrants entitling the holder to purchase up to 100,000 shares of common stock, at an exercise price of $1.00. Additionally, in March and April 2004, Cenuco consummated a capital raise through a private placement offered to accredited investors. Cenuco offered, through a placement agent, investment units consisting of 5,000 shares of common stock offered at $4.00 per share with a callable warrant to purchase 5,000 shares of its common stock at $4.50 per share. The private placement was originally to be for a maximum amount of $5,000,000, but was subsequently increased to a maximum of $6,000,000. In connection with this private placement, Cenuco sold 300 units aggregating 1,500,000 shares of common stock and 1,500,000 warrants for net proceeds of $5,380,044. Additionally, during fiscal 2004, Cenuco received proceeds of $69,300 from the exercise of warrants and options.

During the year ended June 30, 2004 and 2003, Cenuco invested substantial time and resources developing and evaluating products and opportunities for the wireless solutions segment. Cenuco continued to develop new wireless solutions for both of its segments and considered acquisitions, business combinations, or start up proposals, which had the potential to be advantageous to its product lines or business plans.

Net cash used in operations was $799,817 for the year ended June 30, 2004 as compared to net cash used in operations of $459,548 for the year ended June 30, 2003. Cenuco used additional cash funds for salaries and expenses related to the development of its wireless security products. Cenuco’s management believed at the time that with expected positive cash flow, the company’s current cash balance would be sufficient to sustain its operations over the ensuing 12-month period, including the expected growth during the period.

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Net cash used in investing activities for the year ended June 30, 2004 was $4,738,297 as compared to $775,215 for year ended June 30, 2003 and was primarily related to Cenuco’s investment in certificate of deposits during the year ended June 30, 2004 of $4,688,384 as compared to $701,614 for the year ended June 30, 2003. Additionally, Cenuco acquired property and equipment of $49,913 and $73,601 for the years ended June 30, 2004 and 2003, respectively.

Net cash provided by financing activities for the year ended June 30, 2004 was $5,549,344 as compared to $0 for year ended June 30, 2003. In fiscal 2004, Cenuco received net proceeds of $5,549,344 from the sales of common stock and exercise of stock options and warrants.

At June 30, 2004, Cenuco had no material commitments for capital expenditures.

Critical Accounting Policies

The discussion and analysis of Cenuco’s financial condition and results of operations for the nine months ended March 31, 2005 and the years ended June 30, 2004 and 2003 are based upon Cenuco’s consolidated financial statements, which were prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires Cenuco to make estimates and judgments that affected the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, Cenuco continued to evaluate its estimates based on historical experience and on various other assumptions that management believed to be reasonable under the circumstances, the results of which formed the basis for making judgments about the carrying values of assets and liabilities that were not readily apparent from other sources. Actual results may have differed from these estimates under different assumptions or conditions. A summary of the significant accounting policies is included in Note B to the audited consolidated financial statements of Cenuco, Inc. for the years ended June 30, 2004 and 2003 included in this prospectus. Cenuco’s management believed that the application of these policies on a consistent basis enables Cenuco to provide useful and reliable financial information about the company’s operating results and financial condition.

Cenuco recorded property and equipment at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to twenty years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment were capitalized. Expenditures for maintenance and repairs were charged to expense as incurred.

Cenuco accounted for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost was measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, were amortized over the respective vesting periods of the option grant. During the relevant periods, Cenuco had adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS 148, “Accounting for Stock-Based Compensation -Transition and Disclosure,” which permitted entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. For the relevant periods, Cenuco accounted for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Cenuco followed the guidance of the SEC Staff Accounting Bulletin 104 for revenue recognition. In general, Cenuco recorded revenue when persuasive evidence of an arrangement existed, services had been rendered or when product delivery had occurred, the sales price to the customer was fixed or determinable, and collectability was reasonably assured. The following policies reflect specific criteria for the various revenues streams of Cenuco during the relevant periods.

In connection with the development and sale of wireless solutions and web services, which included the development of business-to-business and business-to-consumer wireless applications, and state of the art wireless technology and services, Cenuco recognized revenue as services were performed on a pro-rata basis over the contract term or as products were delivered. Cenuco had executed a distribution agreement whereby the distributor was permitted to purchase wireless product on consignment. Any sales made to the distributor under this agreement was recorded as a deferred revenue liability until such time as the distributor had sold the product, at which time Cenuco recognized the related revenues.

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Cenuco recognized tuition and registration revenues from its online distance learning segment based on the number of courses actually completed in each student’s course of study. For example, if a student completed three out of his nine required courses, Cenuco would recognize 33% of the tuition regardless of the amount of time that the student had taken to fulfill these requirements.

Tuition refunds were based on the date that the student canceled and the policy was as follows: if the student withdrew within 5 calendar days after midnight of the day the student signed the Enrollment Agreement (Full Refund Period) the student would receive a full refund with no further obligation. If the student canceled after the Full Refund Period but before the school received the first completed lesson, the student would be charged a registration fee of $150 and the student would receive a full refund less the registration fee charge. If the student canceled after the school received the first completed lesson, the student’s tuition obligation would be the registration fee plus a portion of the remaining tuition as defined below:

Percentage of Course Completed	Amount of Tuition Obligated

10% of less	10% of tuition
Between 11% - 25%	25% of tuition
Between 26% - 50%	50% of tuition
Over 50%	Obligated for full tuition

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GENERAL INFORMATION

Stock Performance Graph

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock during the five fiscal years ended February 28, 2006 with the cumulative total return on the Nasdaq Composite Index, and the S&P 500 Personal Products Index. The comparison assumes that $100 was invested at the market price on the close of business on February 28, 2001 in the Company’s common stock and the stocks comprising the comparison indices, and assumes the reinvestment of dividends (although the Company has never paid dividends).

Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including all of our officers. Violations of the Code of Ethics may be reported to Andrew W. Sheldrick, our Chief Counsel, at Ascendia Brands, Inc. at 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619. Copies of this Code of Ethics can be obtained free of charge from our website, www.ascendiabrands.com. With respect to any amendments or waivers of this Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) the Company intends to either post such amendments or waivers on its website, www.ascendiabrands.com, or disclose such amendments or waivers pursuant to a Current Report on Form 8-K.

Communications with the Board of Directors

The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of its directors. Stockholders may send written communications to the Board of Directors or any of the directors c/o Corporate Secretary, Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619. All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a periodic basis.

Future Proposals of Stockholders

The deadline for stockholders to submit proposals to be considered for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders is May 31, 2007. Additionally, we must receive notice of any stockholder proposal to be submitted at the 2007 Annual Meeting (but not required to be included in our proxy statement for that meeting) by July 15, 2007, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Securities Exchange Act of 1934, as amended, and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. Proposals should be directed to Corporate Secretary, Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619.

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Other Matters

The Board of Directors does not intend to present any other matters for action at the Meeting. However, if any other matter is properly presented at the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

If you have questions about the Meeting or the Merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619, Attention: Corporate Secretary. The Company also makes available, free of charge, through its Internet website (http://www.ascendiabrands.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and, if applicable, amendments to those reports, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Householding Information

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies.

The Company understands that a number of intermediaries will be “householding” the Company’s proxy materials and annual report. If you hold your shares of the Company’s stock through one of these intermediaries, a single proxy statement and Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of each of these documents to you if you contact our Corporate Secretary at the address of the Company appearing on the first page of this proxy statement or at (609) 219-0930. If you hold your shares of the Company’s stock through an intermediary and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

If you currently receive multiple copies of the proxy statement and annual report and you would like to receive only one copy for your household in the future, you should contact your broker, bank or other nominee record holder, or you may contact the Company by writing our Corporate Secretary at the address of the Company appearing on the first page of this proxy statement.

Incorporation by Reference

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this proxy statement to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this proxy statement is automatically updated and superseded by any information contained in this proxy statement, or in any subsequently filed document of the types described below.

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We incorporate into this proxy statement by reference the following documents filed by us with the SEC:

SEC Filing	Period Covered or Date of Filing

Annual Report on Form 10-K	Fiscal Year ended February 28, 2006
Quarterly Report on Form 10-Q	Fiscal Quarter ended August 26, 2006

We are delivering with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended February 28, 2006 and the Quarterly Report on Form 10-Q for the thirteen weeks ended August 26, 2006. Upon request, we will provide copies of the exhibits to the Annual Report on Form 10-K at no additional cost. All requests for copies should be directed to our Corporate Secretary, Ascendia Brands, Inc., 100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619.

You should rely only on the information incorporated by reference or provided in this proxy statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of such documents.

BY ORDER OF THE BOARD OF DIRECTORS

[electronic signature]

JOSEPH A. FALSETTI

PRESIDENT AND CHIEF EXECUTIVE OFFICER

January 2, 2007

TABLE OF CONTENTS

PAGE

1. Financial Statements of Ascendia Brands, Inc. and subsidiaries	F-1
Report of Independent Registered Public Accounting Firm - BDO Seidman, LLP	F-2
Report of Independent Registered Public Accounting Firm - BDO Seidman, LLP	F-3
Report of Independent Registered Public Accounting Firm - KPMG LLP	F-4
Consolidated/Combined Balance Sheets as of February 28, 2006 and February 28, 2005	F-5
Consolidated/Combined Statements of Operations for the years ended February 28, 2006 and February 28, 2005 and for the period from April 25, 2003 (inception) to February 29, 2004	F-6
Consolidated/Combined Statements of Shareholders’ Equity/Members’ Deficit for the years ended February 28, 2006 and 2005 and for the period from April 25, 2003 (inception) to February 29, 2004	F-7
Consolidated/Combined Statements of Cash Flow for the years ended February 28, 2006 and 2005 and for the period from April 25, 2003 (inception) to February 29, 2004	F-8

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Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Ascendia Brands, Inc.

Hamilton, New Jersey

We have audited the accompanying consolidated balance sheet of Ascendia Brands, Inc. and subsidiaries (the “Company”) as of February 28, 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. We have also audited the schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ascendia Brands, Inc. and subsidiaries at February 28, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey

July 5, 2006, except for Note 6(b), which is as of August 3, 2006

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Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Ascendia Brands, Inc.

Hamilton, New Jersey

We have audited the accompanying combined balance sheet of Ascendia Brands, Inc. and subsidiaries (formerly Cenuco, Inc. and previously Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC) as of February 28, 2005 and the related combined statements of operations, members’ deficit, and cash flows for the year then ended. We have also audited the schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ascendia Brands, Inc. and subsidiaries (formerly Cenuco, Inc. and previously Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC) at February 28, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey

August 12, 2005, except for Note 12(b), which is as of November 16, 2005

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hermes Acquisition Company I LLC:

We have audited the accompanying combined statements of operations, members’ deficit, and cash flows of Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC (collectively d.b.a. Lander, the Company) for the period from April 25, 2003 (inception) to February 29, 2004. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Hermes Acquisition Company I LLC and subsidiaries and Hermes Real Estate I LLC for the period from April 25, 2003 (inception) to February 29, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, PA

January 21, 2005

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Ascendia Brands, Inc. and Subsidiaries

Consolidated/ Combined Balance Sheets

	February 28, 2006	February 28, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$1,876,294	$31,763
Trade receivables, net of allowances of $527,604 at February 28, 2006 and $547,306 at February 28, 2005	6,470,937	8,002,867
Miscellaneous receivables	1,692,721	93,964
Note receivable, current portion	94,858	—
Inventories	16,269,374	8,725,952
Prepaid expenses and other	678,896	470,653

Total current assets	27,083,080	17,325,199
Property, plant and equipment, net	6,502,441	6,017,533
Goodwill	14,553,680	—
Intangibles, net	53,202,854	—
Note receivable, less current portion	339,581	—
Other assets, net	1,264,540	692,817

Total assets	$102,946,176	$24,035,549

LIABILITIES AND STOCKHOLDERS’ EQUITY / MEMBERS’ (DEFICIT)
Current Liabilities:
Accounts payable	$9,023,858	$10,541,956
Accrued expenses	2,851,928	2,547,521
Accrued interest	1,202,488	297,964
Current portion of long-term debt	31,749	8,929,540

Total current liabilities	13,110,023	22,316,981
Long-term debt, less current portion	80,000,000	6,875,296
Long-term pension obligation	967,386	673,328

Total liabilities	94,077,409	29,865,605
Stockholders’ equity / members’ (deficit):
Convertible preferred stock, par value $.001 per share;
Authorized 1,000,000 shares; issued and outstanding 2,553.6746 shares at February 28, 2006; no shares issued and outstanding at February 28, 2005	3	—
Common stock, par value $.001 per share;
Authorized 25,000,000 shares; issued and outstanding 13,882,056 shares at February 28, 2006; no shares issued and outstanding at February 28, 2005	13,882	—
Additional paid in capital	37,907,100
Accumulated deficit	(28,378,422	—
Members’ contributed capital	—	2,000
Accumulated members’ deficit	—	(5,707,597)
Accumulated other comprehensive loss	(673,796)	(124,459)

Total stockholders’ equity / members’ (deficit)	8,868,767	(5,830,056)

Total liabilities and stockholders’ equity / members’ (deficit)	$102,946,176	$24,035,549

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. and Subsidiaries

Consolidated/ Combined Statements of Operations

			For the period From April 25, 2003 (inception) to February 29, 2004
	For the year ended

	February 28, 2006	February 28, 2005

Net sales	$79,562,219	$69,860,802	$55,046,015
Cost of sales	74,258,510	62,369,597	48,243,281

Gross Profit	5,303,709	7,491,205	6,802,734
Operating expenses:
Selling and marketing	4,436,647	3,867,105	3,084,479
General and administrative	12,171,703	6,380,096	4,913,210
Goodwill impairment	16,421,000	—	—

Loss from operations	(27,725,641)	(2,755,996)	(1,194,955)
Other income, net	3,137,691	206,097	211,335
Interest expense, net	(5,624,466)	(1,438,863)	(735,215)

Total other/interest expense	(2,486,775)	(1,232,766)	(523,880)
Loss before income taxes	(30,212,416)	(3,988,762)	(1,718,835)
Income taxes	—	—	—

Net loss	$(30,212,416)	$(3,988,762)	$(1,718,835)

Basic and diluted loss per common share	$(2.06)	N/A	N/A
Basic and diluted loss per preferred share	$(718)	N/A	N/A
Shares used in computing loss per share:
Basic and diluted – common	13,795,100	N/A	N/A
Basic and diluted – preferred	2,553.7	N/A	N/A

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. and Subsidiaries

Consolidated/Combined Statements of Shareholders’ Equity/Members’ Deficit for the years ended February 28, 2006 and 2005 and for the period from April 25, 2003 (inception) to February 29, 2004

	Series A Preferred Stock Shares	Amount	Common Shares	Stock Amount	Additional Paid—in Capital	Accumulated Deficit	Members’ Contributed Capital	Accumulated Members’ Deficit	Accumulated Other Comprehensive Loss	Stockholders’ Equity/ Members’ (Deficit)

Balance at April 25, 2003 (inception)	—	$—	—	$—	$—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	—	—	(1,718,835)	—	(1,718,835)
Foreign currency translation	—	—	—	—	—	—	—	—	(98,105)	(98,105)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	(1,816,940)
Equity contribution	—	—	—	—	—	—	2,000	—	—	2,000

Balance at February 29, 2004	—	—	—	—	—	—	2,000	(1,718,835)	(98,105)	(1,814,940)

Net loss	—	—	—	—	—	—	—	(3,988,762)	—	(3,988,762)
Foreign currency translation	—	—	—	—	—	—	—	—	(26,354)	(26,354)

Total comprehensive loss										(4,015,116)

Balance at February 28, 2005	—	—	—	—	—	—	2,000	(5,707,597)	(124,459)	(5,830,056)

Foreign currency translation	—	—	—	—	—	—	—	—	(202,170)	(202,170)
Minimum pension liability, net of tax	—	—	—	—	—	—	—	—	(347,167)	(347,167)
Net loss to date of recapitalization and Merger	—	—	—	—	—	—	—	(1,833,994)	—	(1,833,994)
Net loss subsequent to Merger	—	—	—	—	—	(28,378,422)	—	—	—	(28,378,422)

Total comprehensive loss:	—	—	—	—	—	—	—	—	—	(30,761,753)

Conversion from LLC to Corporation	2,553.7	3	—	—	(7,541,591)	—	—	7,541,591	—	3
Exercise of warrants	—	—	131,500	131	131,369	—	—	—	—	131,500
Reverse acquisition of Cenuco, Inc.	—	—	13,750,556	13,751	45,317,322	—	(2,000)	—	—	45,329,073

Balance at February 28, 2006	2,553.7	$3	13,882,056	$13,882	$37,907,100	$(28,378,422)	$—	$—	$(673,796)	$8,868,767

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. and Subsidiaries

Consolidated/ Combined Statements of Cash Flows

			For the period From April 25, 2003 (inception) to February 29, 2004

	For the year ended

	February 28, 2006	February 28, 2005

Cash flows from operating activities:
Net loss	$(30,212,416)	$(3,988,762)	$(1,718,835)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,076,956	983,807	652,942
Goodwill impairment	16,421,000	—	—
Provision for bad debts	244,295	252,470	438,000
Amortization of deferred financing costs	1,950,507	166,246	93,825
Gain on settlement of Seller’s Note	(2,500,000)	—	—
Changes in operating assets and liabilities:
Trade receivables	1,350,987	231,980	(2,967,982)
Inventories	(7,521,783)	(158,372)	1,503,944
Prepaid expenses and other	(1,604,056)	409,097	(403,194)
Other assets	71,058	(431,837)	—
Accounts payable	(1,571,781)	2,782,720	3,069,223
Accrued expenses	958,316	812,652	(1,065,972)
Long-term pension obligations	(53,109)	300	(53,698)

Net cash (used in) provided by operating activities	(19,390,026)	1,060,301	(451,747)

Cash flows from investing activities
Net increase in cash from reverse acquisition of Cenuco	6,002,887	—	—
Proceeds from note receivable	93,285	—	—
Acquisitions, net of cash acquired	—	—	(11,091,456)
Purchase of property, plant and equipment	(1,361,252)	(481,157)	(4,103,373)
Disposal of fixed assets	26,097	—	—
Purchase of intellectual property	(47,270,343)	(422,837)	—

Net cash used in investing activities	(42,509,326)	(903,994)	(15,194,829)

Cash flows from financing activities
Bridge loan proceeds	80,000,000	—	—
Net (repayments) borrowings of short-term debt/ revolver	(5,698,935)	729,158	7,469,777
Proceeds from machinery and equipment term loans	—	—	1,467,000
Proceeds from real estate term loans	—	—	2,450,000
Proceeds from subordinated note	—	—	4,500,000
Financing costs	(2,912,360)	(93,750)	—
Repayments of long-term debt	(7,520,743)	(676,853)	(240,374)
Repayments of capital lease	(53,409)	(58,572)
Equity contribution	—	—	2,000
Proceeds from exercise of warrants	131,500	—	—

Net cash provided by (used in) financing activities	63,946,053	(100,017)	15,648,403
Effect of exchange rates on cash	(202,170)	(26,354)	—

Net increase in cash and cash equivalents	1,844,531	29,936	1,827
Cash and cash equivalents at the beginning of period	31,763	1,827	—

Cash and cash equivalents at the end of period	$1,876,294	$31,763	$1,827

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,816,311	$984,973	$661,927
Assets acquired under capital leases	—	—	144,860
Reverse acquisition, excluding cash acquired (Note 1):
Fair value of tangible assets acquired	1,199,715	—	—
Goodwill and identifiable intangible assets acquired	38,974,680	—	—
Liabilities assumed	(473,590)	—	—

Net assets acquired	$39,700,805	—	—

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

NOTE 1 — DESCRIPTON OF BUSINESS AND REORGANIZATION

Introduction

Ascendia Brands, Inc. (“Ascendia”, or the “Company”, the “Registrant”, “we” or “us”) manufactures and markets a portfolio of nationally and internationally known branded products in the health and beauty care categories. The brand portfolio includes Baby Magic, Binaca, Mr. Bubble, Lander, Lander essentials, Ogilvie, Tek, Dorothy Gray and Tussy, competing in the Bath Products, Baby Toiletries, Deodorant/Antiperspirant, Home Permanent Treatment, Mouthwash, Portable Breath Sprays and Drops, Manual Toothbrush, and Skin Care segments within the personal care products category. Ascendia sells its brands through a variety of channels, concentrating primarily on the mass merchandiser, drug, grocery and dollar store outlets. The Company also develops and markets wireless data applications, with a focus on live video streaming to cellular devices across any carrier or handset platform.

Corporate Structure

On May 9, 2006 the Company (previously known as Cenuco, Inc.) changed its name to Ascendia Brands, Inc. The chart below depicts the current structure of the Ascendia group and the discussion that follows summarizes the functions and role of each company in the group.

Ascendia Brands, Inc. (“Ascendia”, the “Company” or the “Registrant”). The Company is a holding company, organized under Delaware law, with its principal office in Hamilton, New Jersey. It owns directly the stock of Hermes Acquisition Company I LLC and Cenuco, Inc.

Hermes Acquisition Company I LLC (“HACI”). Hermes is a Delaware limited liability company that acts as the holding company for the Company’s health and beauty care division.

Ascendia Brands Co., Inc. (“Ascendia Brands”). Ascendia Brands is a New Jersey corporation with its executive offices in Hamilton, New Jersey. As of May 1, 2006, Ascendia Brands assumed the manufacturing and distribution operations formerly conducted through Lander Co., Inc. As the successor to Lander Co., Inc., Ascendia Brands manufactures and sells branded health and beauty care products in the value and premium value categories, through mass market retailers (such as Wal-Mart and K-Mart), “dollar” stores, supermarkets and pharmacies. Ascendia’s brands include Baby Magic, Binaca, Mr. Bubble, Lander, Lander essentials, Ogilvie, Tek, Dentax, Dorothy Gray and Tussy. Ascendia Brands operates a manufacturing plant in Binghamton, New York, which is leased from a related party, Ascendia Real Estate LLC.

Lander Co., Inc. (“Lander”). Lander is a Delaware corporation with its executive offices in Wilmington, Delaware. During the period ended February 28, 2006, Lander was the principal operating company in Ascendia’s health and beauty care division. Following the transition of manufacturing and distribution activities to Ascendia Brands, Lander acts as an intellectual property holding company for trademarks and other intellectual property associated with the Lander brands.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

Lander Co. Canada Ltd (“Lander Canada”). Lander Canada, a Canadian limited company, is the Canadian manufacturing and distribution arm of Ascendia. Lander Canada operates a manufacturing facility in Toronto, Ontario, which it leases from a third party.

Ascendia Real Estate LLC (f/k/a Hermes Real Estate I LLC) (“Ascendia Real Estate”). Ascendia Real Estate, a New York limited liability company, is a real estate holding company. Its sole asset is the Binghamton plant, which it leases to Ascendia Brands.

Lander Intangibles Corporation (“Lander Intangibles”). Lander Intangibles is a Delaware corporation with its executive offices in Wilmington, Delaware. Lander Intangibles is as an intellectual property holding company that was formed to acquire and hold certain of the intellectual property that the Company purchased from Playtex Products Inc. and its affiliates (“Playtex”) on November 16, 2005.

Cenuco, Inc. (“Cenuco Wireless”). Cenuco Wireless is a Florida corporation that is wholly-owned by the Company. Cenuco Wireless develops and markets wireless data applications, with a focus on live video streaming to cellular devices across any carrier or handset platform.

THE MERGER

On May 20, 2005, Hermes Holding Company, Inc., a newly formed wholly owned subsidiary of Cenuco, Inc., a public company, “ICU”) merged (the “Merger”) with HACI.

The Merger was completed through the issuance of 2,553.7 shares of Cenuco, Inc.’s Series A Junior Participating Preferred Stock (representing 65 percent of the aggregate outstanding voting power of Cenuco capital stock) in exchange for all the outstanding membership units of HACI. As a consequence of the Merger, HACI, together with its wholly owned subsidiaries Lander, Ascendia Real Estate, and Lander Canada, became wholly owned subsidiaries of Cenuco.

For financial reporting purposes, the Merger was treated as a recapitalization of HACI followed by the reverse acquisition of Cenuco, Inc. by HACI for a purchase price equivalent to the total market value of Cenuco, Inc.’s stock outstanding prior to the Merger, plus the fair value of the options that automatically vested on the date of the Merger (approximately $45.7 million in the aggregate). Consistent with the accounting and presentation for reverse acquisitions, the historical financial statements of the Company, Inc. prior to the date of the Merger reflect the financial position and results of operations of HACI and Ascendia Real Estate, with the results of operations of Cenuco, Inc. being included commencing on May 20, 2005. Effective with the completion of the Merger, Cenuco, Inc. changed its fiscal year end to be the last day of February, consistent with HACI’s prior fiscal year.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, the Company determined the fair value of the assets acquired and liabilities assumed in the reverse acquisition of Cenuco, as revised in the fourth quarter, to be as follows:

Cash and cash equivalents	$6,002,887
Other current assets	496,526

Total current assets	6,499,413
Property, plant, and equipment	111,382
Goodwill	30,974,680
Intangibles - acquired software technology	8,000,000
Other Assets	591,807

Total assets acquired	46,177,282

Total liabilities assumed	(473,590)

Estimated fair value of net assets acquired	$45,703,692

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

The initial estimated allocation of the purchase price equivalent was made by the Company in the thirteen weeks ended May 28, 2005 and included an allocation to customer lists and brand name intangibles assets totaling $2,473,025. In the quarter ended February 28, 2006, the Company determined that an allocation of value to these intangible assets was not appropriate and, with the input of a third party valuation expert, identified the above noted core software technology intangible asset and estimated the related value to be $8,000,000. This revision resulted in $5,526,975 less being allocated to goodwill. Goodwill of $30,974,680 related to the acquisition was assigned entirely to the WAD operating division. This goodwill is not deductible for income tax purposes. The difference in the amortization of the core software technology intangible asset since May 20, 2005 (based on a 5 year expected life) and the corresponding amount for the originally identified customer lists and brand name intangible assets amounted to $ 913,546. This amount has been reflected in the results of operations for the year ended February 28, 2006.

Following the Merger, the Company’s principal business activity has been the manufacture and distribution of health, beauty and oral-care products, as described above. In addition, through its Cenuco Wireless subsidiary, the Company is engaged in a wireless application technology business, primarily related to the transmission of secure and non-secured video onto cellular platforms via proprietary technologies. During the quarter ended February 28, 2006, in accordance with SFAS No. 142, the Company tested the carrying value of goodwill for impairment. This led to a Goodwill impairment of $16.4 million being recorded in the statement of operations.

ACQUISITION FOLLOWING FORMATION

HACI was formed to acquire the business activities of Lander and Lander Canada. Effective May 31, 2003, HACI purchased certain assets and assumed certain liabilities associated with the Lander business operations and acquired 100 percent of the outstanding stock of Lander Canada for an aggregate purchase price of $11,091,456, including acquisition costs of $1,160,456. In addition, HREI purchased the Lander production plant located in Binghamton, New York for a purchase price of $3,304,864, including acquisition costs of $254,864, on October 15, 2003. Property, plant and equipment was recorded at fair value reduced by the excess of fair value of net assets acquired over the purchase price of $1,095,813. In accounting for these acquisitions, the Company followed the provisions of SFAS 141. This Statement requires the purchase method of accounting be used for all business combinations and provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill. On March 1, 2005, HREI became a wholly owned subsidiary of HACI. Prior thereto, HACI and Ascendia Real Estate (then know as Hermes Real Estate I) were under common control.

The Company is subject to various risks, including, but not limited to, (i) the ability to obtain adequate financing to fund operations, (ii) a limited operating history, (iii) reliance on certain markets, and (iv) reliance on key personnel.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

The accompanying financial statements of Ascendia as of and for the years ended February 28, 2006 and February 28, 2005 and for the period (inception) April 25, 2003 to February 29, 2004 have been prepared in accordance with generally accepted accounting principles. The financial information furnished reflects all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.

A summary of the Ascendia’s significant accounting policies follows:

Basis of Consolidation: As of February 28, 2006 and for the period from the date of the Merger to February 28, 2006, the statements are prepared on a consolidated basis. For the period from March 1, 2005 to May 19, 2005, and as of and for the year ended February 28, 2005 and for the period from April 25, 2003 (inception) to February 29, 2004, the statements are prepared on a combined basis. The accompanying consolidated financial statements include the accounts of Ascendia Brands, Inc. and subsidiaries. All intercompany accounts have been eliminated in consolidation.

Cash Equivalents: The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents.

Accounts Receivable: Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, which would increase our operating costs.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

Miscellaneous Receivables: In the normal course of business, the Company generates minor non-trade receivables. As of February 28, 2006, the balance was $1.7 million, which included a miscellaneous receivable of $1.4 million from Playtex with respect to the transition services agreement associated with the Playtex asset acquisition (see Note 3).

Inventories: Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Inventories consist of raw materials used to manufacture the Company’s health, beauty and oral care products, as well as, finished goods that consist of the Company’s product lines sold to its customers. The Company writes down inventory for estimated excess and discontinued products equal to the difference between cost and estimated market value based upon assumptions about future demand and market conditions. Excess and discontinued product inventory could arise due to numerous factors, including but not limited to, the competitive nature of the market and product demand by consumers. If market conditions are less favorable than those anticipated by management, additional write-downs may be required, including provisions to reduce inventory to net realizable value.

Note Receivable: On September 30, 2004, Cenuco Wireless sold substantially all of its assets of the then existing education subsidiary for a net price of $800,000. At closing Cenuco Wireless received $300,000 in cash and a note receivable for $500,000. At February 28, 2006 the note receivable had a balance of approximately $400,000.

Property, Plant and Equipment: Property, plant and equipment are stated at cost less accumulated depreciation and amortization. The costs of major additions and improvements are capitalized and maintenance and repairs that do not improve or extend the life of the respective assets are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to twenty-five years. Leasehold improvements are amortized over the shorter of the term of the lease or their estimated useful lives. If the Company determines that a change is required in the useful life of an asset, future depreciation/amortization is adjusted accordingly.

Impairment of Long-Lived Assets: Accounting for the impairment of long-lived assets, including property, plant and equipment, requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under such circumstances, the accounting principles require that such assets be reported at the lower of their carrying amount or fair value less cost to sell. Accordingly, when events or circumstances indicate that long-lived assets may be impaired, the Company estimates the assets’ future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the asset.

Goodwill and Indefinite Lived Intangibles

As a result of the Merger on May 20, 2005 (see Note 1), the Company recorded goodwill of $30,974,680. Goodwill represents the excess of cost over the fair value of identifiable net assets acquired. As a result of the purchase of assets from Playtex on November 16, 2005 (see Note 3), the Company made an allocation of the purchase price to the estimated fair value of the assets acquired, which resulted in $16,924,477 being allocated to intangible assets (brand names and product formulas), initially estimated to have indefinite lives. SFAS No. 142, Goodwill and Other Intangible Assets, requires goodwill and other intangibles that have indefinite lives to not be amortized but to be reviewed annually for impairment or more frequently if impairment indicators arise. During the quarter ended February 28, 2006, in accordance with SFAS No. 142, the Company tested the carrying value of goodwill for impairment. This led to a Goodwill impairment of $16,421,000 being recorded in the statement of operations.

Amortizable Intangible Assets

SFAS No. 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives and reviewed for impairment. As a result of the merger on May 20, 2005, and as revised in the quarter ended February 28, 2006, the Company recorded intangible assets of $8,000,000, related to acquired core software technology, with an estimated useful life of five years. Amortization expense for the acquired software technology was $1,249,315 for the year ended February 28, 2006. There was no amortization expense on these intangible assets in prior years.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

For the Playtex asset acquisition on November 16, 2005, an allocation of the purchase price resulted in $30,393,673 being allocated to customer relationships. The estimated useful lives are 10 years, to be amortized on a straight-line basis. The amortization expense recorded for the year ended February 28, 2006 was $866,012.

Management’s review of amortizable intangible assets concluded that there is no impairment at February 28, 2006.

Goodwill and Other Intangible Assets

The changes in the carrying amount of goodwill for the fiscal year ended February 28, 2006 are as follows:

Beginning balance	$—
Goodwill as a result of the Merger	30,974,680
Goodwill impairment	(16,421,000)

Ending Balance	$14,553,680

In the fourth quarter of fiscal 2006, the Company completed its impairment tests of goodwill and concluded an impairment of $16,421,000 was necessary.

Balances of acquired intangible assets, excluding goodwill are as follows:

	Purchased Technology	Formulae And Tradenames	Customer Relationships	Total

Intangible assets as of February 28, 2006:
Original cost	$8,000,000	$16,924,477	$30,393,673	$55,318,150
Accumulated amortization	(1,249,315)	—	(866,012)	(2,115,327)

Carrying value	$6,750,685	$16,924,477	$29,527,661	$53,202,823

Weighted average original life (in years)	5	indefinite	10

Amortization expense for fiscal year 2006 is $2,115,327.

Estimated aggregate amortization expense based on the current carrying value of intangible assets is as follows:

Fiscal Year	Amount

2007	$4,639,367
2008	4,639,367
2009	4,639,367
2010	4,639,367
2011	3,390,052
thereafter	14,330,826

$36,278,346

Other Assets, Net: Other assets, net consist of deferred financing costs of approximately $1.3 million related to the Bridge Loan (see Note 3) with an initial term of six months as well as other deferred financing costs from prior years. The deferred financing costs are being amortized on a straight-line basis over the respective terms of the related financing arrangements, including the originally anticipated six-month term of the Bridge Loan ending May 15, 2006. Amortization expense related to deferred financing costs was $1,950,507 and $166,246, respectively, for the years ended February 28, 2006 and 2005 and $93,825 for the period (inception) from April 25, 2003 to February 29, 2004.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

Fair Value of Financial Instruments: The carrying amounts reported in the accompanying balance sheets for accounts receivable, accounts payable, accrued expenses and financing debt approximate fair value due to the short-term nature of these accounts. Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.

Revenue Recognition: For the Health & Beauty Care division, revenue from product sales is recognized when the related goods are shipped, all significant obligations of the Company have been satisfied, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collection is reasonably assured or probable.

Amounts billed to customers related to shipping and handling are included in net sales. The cost of shipping products to the customer is recognized at the time the products are shipped and included in cost of sales.

In connection with the development and sale of wireless solutions and web services, which include the development of business-to-business and business-to-consumer wireless applications, and state of the art wireless technology and services, the Wireless Application Development (WAD) division recognizes revenue as services are performed on a pro-rata basis over the contract term or when products are delivered. WAD periodically enters into agreements whereby the customer or distributor may purchase wireless products on a consignment type basis. Revenues are recognized under these arrangements only when the customer or distributor has resold the product and the Company has an enforcement right to its sales price.

Cooperative Advertising: Cooperative advertising programs and other volume-based incentives are accounted for on an accrual basis as a reduction in net revenue according to the requirements of Emerging Task Force 01-09, “Accounting for Consideration Given By a Vendor to a Customer or a Reseller of the Vendor’s Products” in the period in which the related sales are recognized. Cooperative advertising expenses were approximately $160,000, $186,000 and $139,000, respectively for fiscal 2006 and 2005 and for the period from April 25, 2003 (inception) to February 29, 2004.

Foreign Currency Translation: In accordance with SFAS No. 52, Foreign Currency Translation, the financial statements are measured using local currency as the functional currency. Assets and liabilities of Lander Canada have been translated into U.S. dollars at the fiscal period-end exchange rates. Revenues and expenses have been translated at average exchange rates for the related period. Net translation gains and losses are reflected as a separate component of stockholders’ equity until there is a sale or liquidation of the underlying foreign investment.

Foreign currency gains and losses resulting from transactions are included in the consolidated statements of operations.

Estimates: The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates the estimates and may adjust them based upon the latest information available. These estimates generally include those related to product returns, bad debts, inventory reserves for excess and discontinued products, income taxes and contingencies. The Company bases the estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Concentration of Credit Risk: Ascendia provides credit to its customers in the normal course of business and does not require collateral. To reduce credit risk, Ascendia performs ongoing credit evaluations of its customers.

Five trade customers comprised 47 percent of Ascendia’s net sales, (with the top two customers comprising approximately 32 percent and 7 percent respectively) for the year ended February 28, 2006. At February 28, 2006 the same five trade customers represented 54 percent of receivables, with one customer comprising 39 percent.

Five trade customers comprised 46 percent of Ascendia’s net sales, (with the top two customers comprising approximately 25 percent and 13 percent respectively) for the year ended February 28, 2005. At February 28, 2005 the same five trade customers represented 52 percent of receivables, with one customer comprising 33 percent and the other four at less than 10 percent each.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

Five trade customers comprised 58% of the Company’s net sales, with two customers comprising more than 10%, for the period from April 25, 2003 (inception) to February 29, 2004.

Income Taxes: Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As a limited liability company prior to the Merger, the Company elected to be treated as a corporation for income tax purposes.

In accessing the Company’s ability to realize deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. A full valuation allowance at February 28, 2006 and February 28, 2005 has been recorded by management due to the uncertainty that future income will be generated and the related deferred tax assets realized.

Earnings per share: Emerging Issues Task Force (“EITF”) 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128 (“EITF 03-6”) provides guidance in determining when the two-class method, as defined in SFAS128, Earnings per Share, must be utilized in calculating earnings per share by a Company that has issued securities other than common stock that contractually entitles the holder to participate in dividends and earnings of the Company when, and if, the Company declares dividends on its common stock. Under the two-class method earnings are allocated to common stock and participating securities to the extent that each security may share in such earnings and as if such earnings for the period had been distributed. Under the two-class method losses are allocated to participating securities to the extent that such security is obligated to fund the losses of the issuing entity or the contractual principal or mandatory redemption amount of the participating security is reduced as a result of losses incurred by the issuing entity. In accordance with EITF 03-6, basic earnings per share for the Company’s common stock and Series A Junior Participating Preferred Stock (“Series A Preferred”) would be calculated by dividing net income allocated to common stock and Series A Preferred by the weighted average number of shares of common stock and Series A Preferred outstanding, respectively. Diluted earnings per share for the Company’s common stock would be calculated similarly, except that the calculation includes the effect, if dilutive, of the assumed exercise of stock options issuable under the Company’s stock-based employee compensation plan and the assumption of the conversion of all of the Company’s Series A Preferred stock to common stock. Basic and diluted loss per share for the Company’s common stock is calculated by dividing the net loss for the period during which such shares were outstanding by the weighted average number of shares outstanding. No losses are allocated to the Series A Preferred for the period during which the Company’s common stock is outstanding since the holders of the Series A Preferred are not obligated to share in the Company’s losses as described above.

NOTE 3 — PLAYTEX ASSET ACQUISITON AND RELATED BRIDGE LOAN

On November 16, 2005, Lander and Lander Intangibles acquired certain brands and brand-related assets from Playtex. The acquired brands included Baby Magic, Binaca, Mr. Bubble,Ogilvie, Tek, Dorothy Gray, and Tussy. At the closing, Lander and Lander Intangibles paid a total cash purchase price of $59.1 million, including $2.1 million of costs related to acquisition. The $57.0 million purchase price paid to Playtex was subject to certain post closing adjustments dependent upon the amount of product inventory delivered to Lander at the closing. In December 2005, this adjustment was determined to result in a purchase price reduction of approximately $1.3 million (bringing the total to $57.8 million, including acquisition costs). In accordance with SFAS 142, the Company allocated the total purchase price to the assets acquired based on relative fair value. The allocation is as follows:

Inventory	$9,600,000
Property, Plant and Equipment	900,000
Brand Names and Product Formulae	16,924,477
Customer Relationships	30,393,673

Total Purchase Price	$57,818,150

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

In order to finance the acquisition of the brands from Playtex ($57.8 million), fund financing fees ($2.8 million), repay certain existing indebtedness of the Company and its subsidiaries including the Seller Note and the Financing Arrangement referred to below under Long-Term Debt (approximately $13.8 million in total) and provide working capital for the operations of Lander (approximately $5.6 million), on November 15, 2005, Cenuco, Lander, HACI and Lander Intangibles (collectively, the “Borrowers”), entered into an $80.0 million Bridge Loan Term Agreement (the “Bridge Loan”) with Prencen, LLC (“Prencen”) and Highgate House Funds Ltd. (“Highgate”), as lenders, and Prencen, as agent for the lenders.

For the first 90 days following closing, the Bridge Loan bore interest at an annual rate of 5.5 percent above the three-month LIBOR (set 2 days in advance on November 14, 2005 at 4.34 percent). The interest rate margin over LIBOR increased by 5 percent per annum at the end of that 90-day period to 10.5 percent. Also at the end of the 90-day period the three-month LIBOR was reset on February 12, 2006 for the next 90 days (February 15, 2006 to May 15, 2006). The reset three-month LIBOR rate of 4.74 percent plus the increased interest rate margin of 10.5 percent generated an interest rate on the Bridge Loan of 15.24 percent for the period February 15, 2006 to May 15, 2006. Upon the occurrence and during the continuance of an event of default, the annual rate of interest will increase by 5.5 percent over the rate of interest otherwise in effect. Interest accrues monthly, in arrears.

The Bridge Loan was originally due and payable on May 15, 2006. The Bridge Loan term was extended to coincide with the closing of the Second and Restated Securities Purchase Agreement described in Note 6, with interest accrued and paid at closing. The Bridge Loan principal was refinanced with the long-term financing described in Note 6 and, accordingly, has been classified as long-term as of February 28, 2006. The borrowings under the Bridge Loan are secured by a first priority lien against all assets of the Borrowers and HREI, and by a pledge of the shares in Ascendia owned by two shareholders.

NOTE 4 — INVENTORIES

Inventory consists of the following:

	FEBRUARY 28, 2006	FEBRUARY 28, 2005

Raw materials	$3,707,920	$2,900,803
Finished goods	12,561,454	5,825,149

	$16,269,374	$8,725,952

NOTE 5 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	FEBRUARY 28, 2006	FEBRUARY 28, 2005

Land	$660,000	$660,000
Computer equipment and software	1,093,049	890,020
Furniture and fixtures	252,916	252,717
Building	2,644,864	2,644,864
Machinery and equipment	3,952,652	2,961,469
Dies and molds	87,397	75,731
Leasehold improvements	138,749	118,571
Construction in progress	279,742	77,959

	9,109,369	7,681,331

Less accumulated depreciation and amortization	(2,606,928)	(1,663,798)

	$6,502,441	$6,017,533

Depreciation and amortization expense related to property, plant and equipment was $961,630 and $983,807, respectively for the years ended February 28, 2006 and 2005 and $652,942 for the period from April 25, 2003 (inception) to February 29, 2004.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

As of February 28, 2006 and February 28, 2005, machinery and equipment includes assets under capital leases totaling $153,559. Accumulated amortization on the capital leases was $39,669 and $24,314 as of February 28, 2006 and February 28, 2005, respectively. Amortization expense related to capital leases is included in depreciation and amortization expense for the years ended February 28, 2006 and February 28, 2005 and for the period April 25, 2003 (inception) to February 29, 2004.

As of February 28, 2006 and February 28, 2005, $487,537 and $36,091, respectively was required to complete construction in progress. The Company does not capitalize interest.

NOTE 6 — LONG-TERM DEBT

(a) On October 1, 2005, Ascendia (the parent of HACI following the merger (see Note 1), entered into agreements with Prencen and Highgate (both of which are also lenders under the Bridge Loan described in Note 3) for the provision of long-term debt and equity financing (the “Debt/Equity Financing”) to repay the Bridge Loan. The terms of these agreements were amended on November 15, 2005, concurrently with the closing of the Bridge Loan. Prior to its maturity, the parties agreed to an extension of the Bridge Loan pending the completion of discussions on further modifications to the Debt/Equity Financing. The parties also agreed to defer the payment of certain interest under the Bridge Loan pending its maturity. On June 30, 2006, Ascendia (i) agreed with Prencen and Highgate to amend and re-state the Debt/Equity Financing and (ii) in connection with such restatement, entered into a Second and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) with Prencen and Prencen Lending, LLC (“Prencen Lending”), which closed on August 3, 2006, as described below, the obligations to Highgate having been acquired by Prencen Lending.

(b) Under the Securities Purchase Agreement, the Company sold Prentice senior convertible notes (the “Notes”) in the principal amount of $91.0 million (and warrants described below) in exchange for the settlement of obligations under the Bridge Loan ($80.0 million) and $11.0 million in funding which was used to pay accrued interest on the Bridge Loan ($4.1 million), fees associated with the refinancing ($4.2 million) and produce net cash proceeds to the Company of approximately $2.7 million.

The Notes have a term of 10 years (subject to the put and call rights described below) and bear interest at the rate of 9 percent per annum, provided that during the first six months of the term, Ascendia will have the option to accrue and capitalize interest. In the event of Ascendia making an acquisition in the consumer products area that shall in form and substance be satisfactory to a majority of the holders of the Notes (an Approved Acquisiton), it may elect to defer and capitalize interest for the balance of the term of the Notes. In addition, upon the consummation of such an Approved Acquisition, Ascendia may redeem up to $40.0 million of the balance outstanding under the Notes at a premium of 15 percent.

Any portion of the balance due under the Notes is convertible at any time, at the option of the holders(s), into the common stock of Ascendia at a price of $1.75 per share (subject to certain ant-dilution adjustments), provided that the holders may not convert any amounts due under the Notes if and to the extent that, following such a conversion, the holder and any affiliate would collectively own more than 9.99 percent of the aggregate number of shares of common stock of Ascendia outstanding following such conversion. Given the nature of the conversion feature and the penalties involved for untimely registration of the related underlying shares of common stock (see below), the conversion option on the Notes may be separated under EITF 00-19 and recorded as a liability at its fair value, with an offsetting debt discount that would be amortized to interest expense under the effective interest method. Such liability, if recorded, would be adjusted to market value at each subsequent reporting date with the differential in value between reporting dates recorded as a component of interest expense in the related period. While management has not yet determined if a liability should be recorded for such conversion option, the impact of such accounting on subsequent interest expense could be material to future results of operations. If the provisions of EITF 00-19 are not applicable, the Company would follow the provisions of EITF 98-5 and 00-27, the result of which could also have a material impact on future interest expense and future reported results of operations.

At any time after the fifth anniversary of the issuance of the Notes, Ascendia may redeem or any holder may require the Company to redeem all or any portion of the balance outstanding under the Notes at a premium of 5 percent. Such 5 percent premium will be accreted to the recorded liability for the Notes over the first five years and be charged to interest expense under the effective interest method. In the event of t default or a change in control of Ascendia, the holders of the Notes may require the Company to redeem the Notes at a premium of 25 percent.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

As part of the Registration Rights Agreement, the Company is required to file a Registration Statement to register the shares of common stock issuable upon the conversion of the Notes, the exercise of warrants described below, and other shares. Failure to file such Registration Statement by October 2, 2006 or have it declared effective by January 30, 2007, would constitute an event of default under the Notes. In the event of such a default, the holders of the Notes are entitled to a cash penalty in the amount of 2% of the face amount of the Notes for each 30 day period until such time as the default has been cured, subject to a maximum of 10%. In addition, in the event that holders of the Notes request conversion of all or a portion of their Notes, or the holders of the warrants described below present such warrants for exercise, and the Company is unable to timely deliver the related shares, the holders of such Notes or warrants will be entitled to damages in the amount of 1.5% per day of the then current value of the shares not timely delivered for each day that such delivery is not provided.

The Notes rank as senior secured debt of Ascendia, provided however that the Notes are subordinated to the new revolving credit facility of up to $13.0 million secured by inventory and accounts receivable (described below). The Notes are also subordinated to indebtedness incurred in connection with an Approved Acquisition, in an amount up to $250 million.

In connection with the amendment and restatement of the Debt/Equity Financing agreements and the sale of the Notes, Ascendia also issued certain warrants (the Series A warrants) entitling Prencen to purchase 3.053.358 shares of its common stock at an exercise price of $2.10. In addition, Ascendia commited to the issuance of certain warrants (the Series B warrants) entitling Prencen to purchase shares of its common stock under terms that are contingent upon the balance outstanding on the Notes at the earlier to occur of an Approved Acquisition or October 31, 2006. If the balance outstanding under the Notes on such date is greater or less than $61.0 million, Ascendia is required to issue to Prencen up to 3 million Series B warrants, at exercise prices ranging from $1.15 to $1.95. In the event the balance outstanding under the Notes is $61.0 million, no Series B warrants will be issued. The fair market value of the Series A and B warrants, when estimated, may be recorded separately as a liability at the date of issuance with an offsetting debt discount that would be amortized to interest expense under the effective interest method. Subsequent adjustments to the market value of the liability at each reporting date thereafter would be recorded as a component of interest expense in the period of such change.

Upon closing of the Long-Term Financing, Ascendia paid Prentice Capital Management, LP, an affiliate of Prencen and Prencen Lending, a closing fee of $3,667,500 and reimbursed Prencen Lending for certain disbursements related to the transaction. In addition, Ascendia paid fees and expenses of $5,525,171 to Stanford Group Company (“Stanford”). At closing, Ascendia issued to Stanford warrants for the purchase of its common stock as follows: (i) 137,615 warrants at an exercise price of $3.76 per share, and (ii) 552,632 warrants at an exercise price of $4.37 per share. Such cash costs and the value of the warrants issued to Stanford will be treated as a cost of the related financing and be amortized to interest expense under the effective interest method.

Revolver

On August 3, 2006, the Company closed on a revolving line of credit with a major financial institution for a $13.0 million three year facility. This facility will be used to fund approximately $1.8 million of the above noted cash costs associated with the Long-Term Financing and approximately $3.6 was used to redeem certain shares of the Company’s Series A Preferred Stock from MarNan LLC and Dana Holdings LLC (see Note 13), with the remainder availability to be used in the future for working capital and general corporate purposes. The facility is secured with the Company’s United States accounts receivable and inventory.

The Revolver contains the following key provisions:

•

Line of credit – A revolving line of credit providing for revolving advances up to the lesser of (a) $13,000,000 or (b) the sum of (herein the “Borrowing Base”): (i) eighty-five percent of eligible domestic (US) accounts receivable, subject to dilution of 5%, plus (ii) eighty-five percent (85%) of the net orderly liquidation value as a percentage of cost of eligible US finished goods and raw materials inventory. The total inventory sublimit will not exceed $8,000,000. The Agreement requires excess availability of $2,000,000 at closing and a permanent availability block against the Borrowing Base of $750,000.

•

Interest rate – Interest will be computed and payable monthly on all outstanding revolving loans at a rate equivalent to the Chase Bank Rate per annum or, at the Company’s option, Libor plus two and one quarter percent (2¼%).

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

•

Fees – A loan facility fee of $100,000 earned at closing and payable: $25,000 upon signing of commitment letter, $25,000 payable at closing and $50,000 payable six (6) months from closing. A collateral management fee of $30,000 per year, earned at closing and on each Anniversary Date, payable monthly.

•

Termination fee – A termination fee is charged of 1% of total facility if terminated prior to first Anniversary Date, three quarters percent (¾%) if terminated prior to second Anniversary Date, and one half percent (½%) if terminated anytime thereafter prior to an Anniversary Date.

Long-term debt consists of the following:

	FEBRUARY 28, 2006	FEBRUARY 28, 2005

Bridge Loan	$80,000,000	$0
Revolving line of credit loans	0	8,198,935
Machinery and equipment loans	0	1,039,125
Real estate term loans	0	1,981,618
Subordinated notes	0	4,500,000
Capital leases	31,749	85,158

	80,031,749	15,804,836
Less current portion	31,749	8,929,540

	$80,000,000	$6,875,296

In connection with the acquisitions that occurred in 2003 (see Note 1), HACI/HREI obtained long-term financing commitments (Financing Arrangement) from a financial institution. As indicated in the table above and discussed further in Note 3, all components of the Financing Arrangement were repaid in November 2005 from the proceeds of the Bridge Loan. The Financing Arrangement was comprised of the following (collectively the Loans):

Revolving line of credit facility of $11,000,000 with a three-year term expiring in June 2006. Annual renewals of the facility were available in one-year increments after the initial term. Available borrowings were determined by a borrowing base calculation using eligible receivables and inventories of Lander and Lander Canada, which were the collateral for this facility. As of February 28, 2005 the unused availability amounted to $567,995. Interest on outstanding balance was payable monthly. For purposes of classifying the outstanding debt in the February 28, 2005 balance sheets the Company had reflected $8,198,935 of borrowings under the revolving line of credit facility as a current liability, since it was subject to collection lock-box arrangements and contains a subjective acceleration clause. On November 16, 2005, the outstanding balance was paid in full with the proceeds from the short-term Bridge Loan and this revolving line of credit was terminated.

Machinery and equipment term loans with initial principal amounts aggregating $1,467,000 had a six-year amortization term expiring in June 2009. Such loans were subject to termination upon the expiration of the revolving line of credit and were collateralized by the machinery and equipment of Lander and Lander Canada. Principal payments aggregating $20,375 plus interest were payable monthly. On November 16, 2005, the outstanding balance of this loan was paid in full with the proceeds from the short-term Bridge Loan.

Real estate term loan with initial principal amount of $2,450,000 had a six-year amortization term expiring in December 2009. Such loan was subject to termination upon the expiration of the revolving line of credit and was collateralized by the Lander production plant located in Binghamton, New York. Principal payments aggregating $36,029 plus interest were payable monthly. On November 16, 2005, the outstanding balance of this loan was paid in full with the proceeds from the short-term Bridge Loan.

Interest on the Loans was at an annual interest rate of a national bank’s prime rate plus 1.25 percent. HACI/Ascendia Real Estate had the option of converting all or a portion of the Loans outstanding to an annual interest rate of the one-, two- or three-month LIBOR rate plus 3.75 percent. The Loans contained financial and non-financial covenants including a limitation of $1,250,000 on capital expenditures during any fiscal year and maintaining on a monthly basis a fixed charges coverage ratio of no less than 1.0 to 1.0. The fixed charge ratio was calculated by dividing earnings before interest, depreciation and amortization less any unfunded capital expenditures and improvements by fixed charges. Fixed charges include interest expense, capital lease obligations, principal payments on indebtedness and payments for income tax obligations.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

As part of the Acquisition of the Lander business by HACI, HACI also had long term financing from the seller in the form of a $4,500,000 subordinated note (“Seller Note”) with a three-year term expiring in June 2006. The Seller Note was subordinate to the Financing Agreement. Interest was payable quarterly at an annual interest rate of 10 percent. Annual principal payments of $1,166,667 were required under this Seller Note; however a provision in the Financing Agreement permitted the Company to defer principal payments if it did not meet certain financial targets. As a result of the Company not achieving these financial targets in fiscal years 2004 and 2005, principal payments due in June 2004 and June 2005 had been deferred until June 2006. Additionally, the terms if the Seller Note permitted the deferral of interest payments in the event of non-compliance with certain covenants contained in the Financing Agreement. Accordingly, HACI had not paid any interest accrued on the Seller Note from July 1, 2004. Accrued interest on the Seller Note was $257,773 as of February 28, 2005.

On March 16, 2005, HACI and the seller entered into a Settlement and Release Agreement whereby HACI had the option to pay $2,000,000, plus interest at 10 percent, to satisfy the $4,500,000 principal amount of the Seller Note. In addition, HACI would be required to pay interest accrued on the $4,500,000 Seller Note from July 1, 2004 through March 16, 2005 and interest on the $2,000,000 from March 17, 2005 through the date of payment. Such option was available to HACI up to November 30, 2005. In exchange for this option, HACI, agreed to release the seller from certain indemnity claims arising under the agreement for the purchase of Lander and Lander Canada. On November 16, 2005, $2,000,000 plus accrued interest of $519,201 was paid on the Seller Note. On December 1, 2005, a final interest payment of $640 was made in full payment of the Seller Note. The payments were made from the proceeds of the short-term Bridge Loan. As a result of the repayment and full settlement of the Seller Note, the Company recorded a gain of $2,500,000, which is included in other income on the accompanying statement of operations for the year ended February 28, 2006.

The aggregate maturities of long-term debt are as follows:

FEBRUARY 28, 2006

2007	$31,749
2008	0
2009	0
2010	0
2011	0
2012	80,000,000

$80,031,749

NOTE 7 — PENSION AND 401(K) PLANS

Pension Plans

The Company has two non-contributory defined benefit pension plans (the “Plans”) that cover substantially all employees in the United States and Canada. It is the Company’s policy to fund, at a minimum, pension contributions as required by the Employee Retirement Income Security Act of 1974 (“ERISA”) each year. On May 1, 2004 the U.S. Plan was frozen and no longer available to new employees for participation.

At February 28, 2006, the U.S. Plan assets consisted of fixed return contracts. The Canadian Plan assets consisted primarily of equities and fixed income instruments. The pension liabilities and their related costs are computed in accordance with the laws of the US and Canada and the appropriate actuarial practices.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

Net periodic pension costs of the defined benefit pension plans for the year ended February 28, 2006 were as follows:

	US	Canada	Total

Service costs on benefits earned during the year	$81,908	$208,536	$290,444
Interest cost on projected benefit obligation	100,543	176,581	277,124
Expected return on plan assets	(99,126)	(170,855)	(269,981)

Net periodic pension cost	$83,325	$214,262	$297,587

The present value of benefit obligations and funded status of the Plans as computed by the actuaries as of February 28, 2006 were as follows:

	US	Canada	Total

Projected benefit obligation	$(1,811,228)	$(3,441,049)	$(5,252,277)
Plan assets at fair value	1,584,084	2,736,684	4,320,768

Funded status	(227,144)	(704,365)	(931,509)
Unrecognized net loss	(150,866)	(196,301)	(347,167)

Net pension liability	$(378,010)	$(900,666)	$(1,278,676)

As of February 28, 2006, the accumulated benefit obligation was $1,962,094 for the U.S. Plan and $3,169,280 for the Canadian Plan.

Amounts recognized in the consolidated balance sheet as of February 28, 2006 consist of:

	US	Canada	Total

Current portion of accrued benefit liability, included in accrued expenses	$(103,278)	$(208,012)	$(311,290)
Long term portion of accrued benefit liability, included in other long term liabilities	(274,732)	(692,554)	(967,386)

Net amount recognized	$(378,010)	$(900,666)	$(1,278,676)

Weighted-average assumptions used in developing the projected benefit obligation and net cost as of and for the year ended February 28, 2006 were as follows:

	US	Canada

Discount rate	5.50%	5.00%
Rate of increase in compensation	0.00%	3.00%
Rate of return on plan assets	6.50%	7.00%

The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

Plans’ Assets

The weighted-average asset allocation of the U.S. and Canadian pension benefits were as follows:

	February 28, 2006		February 28, 2005

	US	Canada	US	Canada

Equity Securities	0%	75%	0%	75%
Debt securities	100%	22%	100%	22%
Other	0%	3%	0%	3%

Total	100%	100%	100%	100%

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

The Company’s investment policies and strategies for the pension plans utilize target allocations for the individual asset categories. The Company’s investment goals are to maximize returns subject to specific risk management policies.

Cash Flows

For the U.S. Plan the benefits expected to be paid in each year ending February 28, 2007-2011 are $49,026, $50,720, $56,976, $65,490, and $73,188, respectively. The aggregate benefits expected to be paid in the five years from 2012-2016 are $488,005.

For the Canadian Plan the benefits expected to be paid in each year ending February 28, 2007-2011 are $403,017, $121,356, $75,439, $170,608 and $229,342, respectively. The aggregate benefits to be paid in the five years from 2012-2016 are $1,897,483.

The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at February 28 and include estimated future employee service.

Following is a roll forward of the projected benefit obligation and the plan assets for fiscal 2006:

	US	Canada	Total

Benefit obligation at February 28, 2005	$1,847,272	$2,942,532	$4,798,804
Service cost	81,908	208,536	290,444
Interest cost	100,543	176,581	277,124
Plan participants’ contributions	—	69,632	69,632
Actuarial (gain) /loss	108,114	166,049	274,163
Other	—	211,504	211,504
Benefits paid	(175,743)	(137,484)	(313,227)

Benefit obligation at February 28, 2006	$1,962,094	$3,637,350	$5,599,444

Fair value of plan assets at February 28, 2005	$1,589,586	$2,208,106	$3,797,692
Actual return on plan assets	52,325	221,939	274,264
Employer contributions	117,916	215,777	333,693
Plan participant contributions	—	69,632	69,632
Other	—	158,714	158,714
Benefits paid	(175,743)	(137,484)	(313,227)

Fair value of plan assets at February 28, 2006	$1,584,084	$2,736,684	$4,320,768

Net periodic pension costs of the defined benefit pension plans for the year ended February 28, 2005 were as follows:

	US	Canada	Total

Service costs on benefits earned during the period	$80,544	$183,379	$263,923
Interest cost on projected benefit obligation	99,262	156,446	255,708
Expected return on plan assets	(99,100)	(147,411)	(246,511)

Net periodic pension cost	$80,706	$192,414	$273,120

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

The present value of benefit obligations and funded status of the Plans as computed by the actuaries as of February 28, 2005 were as follows:

	US	Canada	Total

Projected benefit obligation	$(1,847,272)	$(2,942,532)	$(4,789,804)
Plan assets at fair value	1,589,586	2,208,106	3,797,692

Funded status	(257,686)	(734,426)	(992,112)
Unrecognized net loss	—	75,882	75,882

Net liability	$(257,686)	$(658,544)	$(916,230)

As of February 28, 2005, the accumulated benefit obligation was $1,847,272 for the U.S. Plan and $2,587,511 for the Canadian Plan. Amounts recognized in the combined balance sheet as of February 28, 2005 consist of:

	US	Canada	Total

Current portion of accrued benefit liability, included in accrued expenses	$(120,000)	(136,206)	$(256,206)
Long term portion of accrued benefit liability, included in other long term liabilities	$(137,686)	(535,642)	$(673,328)

Net amount recognized	$(257,686)	(671,848)	$(929,534)

Weighted-average assumptions used in developing the projected benefit obligation and net cost for the year ended February 28, 2005 were as follows:

	US	Canada

Discount rate	5.75%	5.25%
Rate of increase in compensation	0.00%	3.00%
Rate of return on plan assets	6.50%	7.00%

The expected long-term rate of return is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based exclusively on historical returns, without adjustments.

Following is a roll forward of the projected benefit obligation and the plan assets for the year ended February 28, 2005:

	US	Canada	Total

Benefit obligation at February 28, 2004	$1,822,198	$2,605,331	$4,427,529
Service cost	80,544	183,380	263,924
Interest cost	99,262	156,446	255,708
Plan participants’ contributions	—	68,391	68,391
Actuarial gain and other	(41,221)	201,607	160,386
Benefits paid	(113,511)	(272,623)	(386,134)

Benefit obligation at February 28, 2005	$1,847,272	$2,942,532	$4,789,804

Fair value of plan assets at February 28, 2004	$1,506,631	$2,105,121	$3,611,752
Actual return on plan assets	65,379	101,498	166,877
Employer contributions	131,087	205,719	336,806
Plan participants’ contributions	—	68,391	68,391
Benefits paid	(113,511)	(272,623)	(386,134)

Fair value of plan assets at February 28, 2005	$1,589,586	$2,208,106	$3,797,692

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

Net periodic pension costs of the defined benefit pension plans covering the period April 25, 2003 (inception) to February 29, 2004 were as follows:

	US	Canada	Total

Service costs on benefits earned during the period	$68,401	$119,071	$187,472
Interest cost on projected benefit obligation	73,719	99,885	173,604
Expected return on plan assets	(70,047)	(84,483)	(152,282)

Net periodic pension cost	$72,073	$134,473	$206,546

Weighted-average assumptions used in developing the projected benefit obligation and net cost for the period from April 25, 2003 (inception) to February 29, 2004 were as follows:

	US	Canada

Discount rate	5.75%	5.75%
Rate of increase in compensation	0.00%	3.00%
Rate of return on plan assets	6.50%	7.00%

401(k) Plan:

The Company also has a defined contribution plan under Section 401(k) of the Internal Revenue Code for all United States employees. Employees can elect to contribute up to certain maximum percentages of their weekly gross pay. The Company matches are discretionary. The Company had no discretionary matches for the Fiscal years ended February 28, 2005 and 2006 or for the period from April 25, 2003 (inception) to February 28, 2006.

NOTE 8 — INCOME TAXES

As a result of the net operating loss incurred for the years ended February 28, 2006 and 2005, and for the period from April 25, 2003 (inception) to February 29, 2004, there is no income tax provision in the accompanying financial statements. Due to the uncertainty that future taxable income will be generated during the periods in which the temporary differences underlying the Company’s deferred tax assets become deductible, management has applied a full valuation allowance to the net deferred tax assets at February 28, 2006 and February 28, 2005.

Pre-tax loss (income) for the years ended February 28, 2006 and 2005 and for the period from April 25, 2003 (inception) to February 29, 2004 is as follows:

	2006	2005	4/25/2003 to 2/29/2004

United States	$29,661,664	$3,963,260	$1,815,455
Foreign	550,752	25,502	(96,620)

	$30,212,416	$3,988,762	$1,718,835

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

The significant components of the Company’s net deferred tax assets at February 28, 2006 and 2005 are as follows:

Deferred tax assets (liabilities):

	February 28, 2006	February 28, 2005

Accounts receivable	$180,000	$170,000
Inventory	240,000	183,000
Fixed asset depreciation and amortization	(305,000)	(212,000)
Cenuco Intangibles	(2,633,000)	—
Accrued expenses and other	530,000	348,000
Net operating loss carry forward	7,755,000	2,164,000

Total deferred tax assets	5,767,000	2,653,000
Valuation allowance	(5,767,000)	(2,653,000)

Net deferred tax assets	$—	$—

The Company has a consolidated net operating loss carry forward of approximately $22,900,000 ($18,900,000 for U.S. income tax purposes) which will begin to expire in 2022. Of this amount, approximately $2,400,000 is subject to certain limitations as a result of the change in control which occurred with the Merger. The Lander Canada net operating loss carry forward of approximately U.S. $1,040,000 will begin to expire in 2011.

A reconciliation summary of the differences between the statutory federal rate and the Company’s effective tax rate for the years ended February 28, 2006 and 2005 and for the period from April 25, 2003 to February 29, 2004 is as follows:

Statutory tax expense (benefit)	(34.00)%
State income taxes, net of federal benefit	(5.00)%
Valuation allowance	39.00%

Effective tax rate	0.00%

NOTE 9 — COMMITMENTS AND CONTINGENCIES

The Company has various noncancelable operating leases for manufacturing and office facilities. Rent expense was $724,641, $680,640 and $620,328, respectively in fiscal years 2006, 2005 and for the period from April 25, 2003 (inception) to February 29, 2004. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments for each period are as follows:

	CAPITAL LEASES	OPERATING LEASES

2007	$32,730	$888,440
2008	—	742,760
2009	—	620,335
2010	—	620,989
2011	—	524,528
thereafter	—	106,133

Total minimum lease payments	$32,730	$3,503,185

Less amounts representing interest	(981)

Present value of future minimum lease payments	$31,749

Also the Company had purchase obligations of $573,300 as of February 28, 2006.

Cenuco Wireless is currently the defendant in a patent infringement case commenced on February 1, 2005 in Federal District Court for the Southern District of New York ( Joao v. Cenuco, Inc., 05 Civ. 1037 (CM) (MDF)). The plaintiff, Raymond Anthony Joao, asserts in his complaint that Cenuco Wireless is infringing certain patents held by Joao, specifically United States Patents Nos. 6,587,046, 6,542,076 and 6,549,130, which cover apparatuses and methods for transmitting video information to remote devices and/or over the Internet. Cenuco Wireless has timely answered the complaint denying infringement, and intends to defend this case vigorously on the merits. Management believes that the patents relied on by Joao are invalid and that the chances of Joao prevailing are remote. Nonetheless, there can be no assurance as to the outcome of the case, and a judicial determination that Cenuco Wireless is infringing Joao’s patents, while unlikely, could have a material adverse effect on the ability of Cenuco Wireless to market and sell its current product line. Similarly, there is no assurance that Cenuco Wireless would be able to develop, at a reasonable cost, within a reasonable length of time or at all, a “workaround” to eliminate any patent infringement found to exist.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

The Company is subject to certain claims and litigation in the normal course of business. Management believes, after consulting with legal counsel, that the ultimate liability resulting from these matters will not materially affect the consolidated results of operations or financial position of the Company.

NOTE 10 — STOCK OPTIONS AND WARRANTS

For the year ended February 28, 2006 and all prior periods, the Company accounted for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS 148, “Accounting for Stock-Based Compensation -Transition and Disclosure”, which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS No. 123.

The exercise prices of all options granted by the Company equaled the market price at the dates of grant. From the date of the Merger to February 28, 2006 no options were issued. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, “Accounting for Stock Based Compensation”, the Company’s net loss and loss per share would not have changed.

As a result of the Merger on May 20, 2005, all previously issued options that were unvested on that date became automatically vested. Since the date of the Merger, none of the 556,668 exercisable options have been exercised.

The following information applies to options outstanding at February 28, 2006:

	Options Outstanding and Exercisable

Range of Prices	Weighted - Average Remaining Contractual Life (Years)	Shares

$0.42	6.50	73,332
$0.55	0.82	40,000
$1.15	7.77	218,335
$1.55	6.86	35,001
$2.00	5.00	130,000
$3.71	8.40	40,000
$4.00	8.40	20,000

		556,668

From the date of the Merger to February 28, 2006, 131,500 warrants, have been exercised at an exercise price of $1 per share. No warrants have been issued from the date of the Merger to February 28, 2006.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

The following information applies to all warrants outstanding at February 28, 2006:

	Warrants Outstanding and Exercisable

Range of Prices	Weighted - Average Remaining Contractual Life (Years)	Shares

$1.00	2.79	150,000
$4.00	3.32	105,784
$4.50	3.19	1,387,760
$5.00 to $6.50	3.25	350,000
$6.00	4.22	500,000

		2,493,544

NOTE 11 — CAPITAL STRUCTURE AND NET LOSS PER COMMON SHARE

Capital Structure:

At February 28, 2006, the outstanding share capital of the Company is comprised of: (i) 13,882,056 shares of common stock (“Common Stock”), and (ii) 2,553.7 shares of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”).

The Series A Preferred Stock was issued in connection with the completion of the Merger as described in Note 1 to the consolidated financial statements. The holders of the Series A Preferred Stock are entitled to receive when, as and if declared by the Board of Directors, quarterly cumulative dividends commencing on March 31, 2006 in an amount per share equal to $0.001. In addition to the dividends payable to the holders of Series A Preferred Stock, the Company shall declare a dividend or distribution on the Series A Preferred Stock equal to any amount declared on the Common Stock. Holders of the Series A Preferred Stock (using the number of common shares into which each share of Series A Preferred Stock is convertible) and the holders of Common Stock vote together as one class on all matters submitted to a vote of stockholders of the Company, provided however that the holders of the Series A Preferred Stock are not entitled to any voting rights on any matter relating to the Merger. Upon liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to liquidation preferences over all other classes of capital stock. The holders of Series A Preferred Stock shall receive an amount equal to $1,000 per share of the Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions prior to any distribution to the holders of any other class of capital stock. If the assets available for distribution are sufficient to permit a full payment of the above amounts then, after such amounts have been fully distributed, holders of the Series A Preferred Stock shall share equally with holder of the Common Stock on a per share basis (using the number of common shares into which each share of Series A Preferred Stock is convertible). Each share of Series A Preferred Stock carries the voting rights on a basis such that the rights of the Series A Preferred Stock as a whole correspond to 65 percent of the aggregate rights of the Series A Preferred Stock and Common Stock outstanding as of the completion of the Merger. Upon the approval of the holders of the Common Stock and an increase in the Company’s authorized share capital, each share of Series A Preferred Stock will automatically convert into shares of Common Stock on such a basis that, following conversion, the holders of the Series A Preferred Stock will hold the same proportional rights to general distributions and voting rights that they held immediately prior to such conversion. The Series A Preferred Stock is not redeemable.

On May 3, 2006, at the shareholders meeting, approval was obtained to increase the number of authorized number of shares of common stock to 225,000,000.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

Net loss per share:

The following table shows how the net loss was allocated using the two-class method (see Note 2) for the year ended February 28, 2006:

Allocation of net loss
Basic and Diluted:
- Common Stock	$(28,378,422)
- Series A Preferred	(1,833,994)

Net loss	$(30,212,416)

The following table illustrates the weighted average number of shares of Common Stock and Series A Preferred Stock outstanding during the period utilized in the calculation of loss per share:

Weighted average number of Common Stock shares - basic and diluted	13,795,100
Weighted average number of Series A Preferred shares - basic and diluted	2,554
Basic and diluted net loss per share - common	$(2.06)
Basic and diluted net loss per share - Series A Preferred	$(718)

NOTE 12 — SEGMENT AND GEOGRAPHIC INFORMATION

The results related to the Playtex asset acquisition are reported in the HBC Division. The Company operated in only one division prior to the Merger on May 20, 2005. Accordingly, only geographic information is presented for periods prior to the current fiscal year ended February 28, 2006.

YEAR ENDED FEBRUARY 28, 2006

DIVISION	HBC	WAD	TOTAL

Net Sales	$79,518,368	$43,851	$79,562,219
Loss from operations	(8,842,959)	(18,882,682)	(27,725,641)
Net loss	(11,373,482)	(18,838,934)	(30,212,416)
Total Assets	$80,827,933	$22,118,243	$102,946,176

GEOGRAPHIC	NET SALES	LONG -LIVED ASSETS

Year ended February 28, 2006:
United States	$54,907,353	$73,614,864
Canada	15,938,200	644,111
Other foreign countries	8,716,666	—

Total	$79,562,219	$74,258,975

GEOGRAPHIC	NET SALES	LONG -LIVED ASSETS

Year ended February 28, 2005:
United States	$45,954,190	$6,150,610
Canada	15,310,361	559,740
Other foreign countries	8,596,251	—

Total	$69,860,802	$6,710,350

GEOGRAPHIC	NET SALES

For the period from April 25, 2003 (inception) to February 29, 2004:
United States	$35,082,786
Canada	13,358,400
Other foreign countries	6,604,829

Total	$55,046,015

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

NOTE 13 — TRANSACTIONS WITH RELATED PARTIES

The Hermes Group LLP (THGLLP), a certified public accounting firm, provided professional services and (until June 2005) leased office facilities to the Company. THGLLP also paid expenses on behalf of the Company. THGLLP invoiced the Company a total of $411,143 for professional fees, facility usage and reimbursable expenses for the year ended February 28, 2006 and $523,933 for the year ended February 28, 2005. For the period from April 25, 2003 (inception) to February 29, 2004, THGLLP invoiced the Company $258,596. At February 28, 2006, and February 28, 2005, the Company owed THGLLP $35,595 and $28,341, respectively. Mark I. Massad is a founding Partner and is currently a non-active partner in THGLLP. Mr. Massad and/or members of his immediate family own beneficially 96.875 percent of the ownership interests in MarNan, LLC (“MarNan”), a New Jersey limited liability company. MarNan owns 40 percent of the Company’s Series A Preferred Stock.

Zephyr Ventures LLC (ZVLLC) provided consulting services to the Company. Edward J. Doyle, a member of the Board of Directors of the Company from May 20, 2005, is a Managing Member of ZVLLC. For the year ended February 28, 2006, ZVLLC invoiced the Company for $19,078. For the year ended February 28, 2005, ZVLLC invoiced the Company for $28,485. For the period from April 25, 2003 (inception) to February 29, 2004, ZVLLC invoiced the Company $154,142. Effective May 20, 2005, the date of the Merger, ZVLLC ceased providing consulting services to the Company. No monies were due ZVLLC at February 28, 2006 and February 28, 2005.

Kenneth D. Taylor, a member of the Board of Directors of the Company from May 20, 2005, provided consulting services to the Company. For the year ended February 28, 2006, Mr. Taylor invoiced the Company $5,000. For the year ended February 28, 2005 and for prior periods, he did not invoice the Company. Effective May 20, 2005, the date of the Merger, he ceased providing consulting services to the Company. No monies were due Mr. Taylor at February 28, 2006.

The Hermes Group LLC (THGLLC), a limited liability company, provides investment banking, acquisition and corporate advisory services to the Company. For year ended February 28, 2006, THGLLC invoiced Lander, a wholly owned subsidiary of the Company, $429,313 for business advisory services. Mark I. Massad is a member of THGLLC and a member of MarNan LLC, which is a 40% shareholder of the Series A Preferred Stock of the Company. As of February 28, 2006, there was a balance due to THGLLC of $6,900.

In addition, during the year ended February 28, 2006 the Company paid a fee of $1,000,000 (capitalized by the Company as part of purchase price of the Playtex asset acquisition - see Note 3) to THGLLC as compensation for advisory, diligence and other services rendered to the Company in connection with the Company’s acquisition of certain brands and related assets from Playtex in November 2005.

Joseph A. Falsetti (who is a Director and the Chief Executive Officer of the Company) and/or members of his immediate family own beneficially 96.875 percent of the ownership interests in Dana Holdings, LLC (“Dana Holdings”), a New Jersey limited liability company. Dana Holdings owns 40 percent of the Company’s Series A Preferred Stock. During the year ended February 28, 2006 the Company paid guarantee fees of $400,000 each to Dana Holdings and MarNan in connection with the short-term Bridge Loan described in Note 3 to the 2006 consolidated financial statements. These guarantee fees were capitalized as deferred debt costs in connection with the Bridge Loan. Payment of such fees was approved by the unanimous vote of the Board of Directors.

The Company’s management believes the charges for the related party services listed above are consistent with the amounts that would be paid to independent third parties.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated/ Combined Financial Statements February 28, 2006

NOTE 14 — SUPPLEMENTAL PRO FORMA INFORMATION (UNAUDITED)

MERGER

The following discloses the unaudited results of operations (excluding discontinued operations) for the current fiscal year (and corresponding period in the preceding year) as though the Merger had been completed as of March 1, the beginning of the period. The combined results are for the years ended February 28, 2006 and February 28, 2005.

	Year ended February 28, 2006	Year ended February 28, 2005

Net sales	$79,602,256	$69,875,802
Net loss before amortization of intangibles	(29,539,275)	(5,188,762)
Amortization of intangible assets	(1,600,000)	(1,600,000)
Net loss	$(31,139,275)	$(6,788,762)
Loss per common share - basic and diluted	$(2.26)	$(0.49)
Weighted average shares	13,795,100	13,750,556

NOTE 15 — QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of the quarterly results for the years ended February 28, 2006 and 2005:

	Thirteen Weeks Ended

	May 28 2005	August 27 2005 (1)	November 26 2005 (1)	February 28 2006 (2)

2006
Net sales	$17,351,062	$16,840,788	$18,376,637	$26,993,732
Gross profit	1,051,537	1,240,769	1,628,017	1,383,386
Net loss	(2,128,490)	(2,505,137)	(515,445)	(25,063,344)
Loss per share:
Basic and diluted - common	$(0.02)	$(0.18)	$(0.04)	$(1.81)
Basic and diluted - preferred	$(718.00)	$—	$—	$—

	Thirteen Weeks Ended

	May 29 2004	August 28 2004	November 27 2004	February 28 2005

2005
Net sales	$17,562,444	$16,448,871	$18,017,820	$17,831,667
Gross profit	2,606,535	1,675,777	1,897,426	1,311,467
Net loss	(322,642)	(929,529)	(586,404)	(2,150,187)
Loss per share:
Basic and diluted - common	N/A	N/A	N/A	N/A
Basic and diluted - preferred	N/A	N/A	N/A	N/A
(1)

The amounts reflected above for net loss in the thirteen weeks ended August 27, and November 26, 2005 have been increased from the amounts previously reported in the related 10-Q’s by $320,127 ($0.02 loss per share) and $291,316 ($0.02 loss per share), respectively. These charges are as a result of an increase in the amount of purchase price allocated to amortizable intangible assets in the Merger (see Note 1) and a related increase in the amortization of such intangibles. The Company will file amended Form 10-Q’s for these periods.

(2)	Net loss for the thirteen weeks ended February 28, 2006 includes a $16.4 million goodwill impairment charge related to the Company’s WAD operating division.

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Ascendia Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and per share data)

	August 26, 2006	February 28, 2006

	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$225	$1,876
Trade receivables, net of allowances of $734 at August 26, 2006 and $528 at February 28, 2006	12,255	6,471
Inventories	14,987	16,269
Miscellaneous receivables	44	1,693
Note receivable, current portion	97	95
Prepaid expenses and other	808	679

Total current assets	28,416	27,083
Property, plant and equipment, net	6,542	6,502
Goodwill	14,554	14,554
Intangibles, net	50,928	53,203
Notes receivable, less current portion	282	340
Other assets, net	7,819	1,264

Total assets	$108,541	$102,946

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,329	$9,024
Accrued expenses	3,457	2,852
Accrued interest	600	1,202
Current portion of long-term debt	9	32

Total current liabilities	14,395	13,110
Long-term debt, less current portion	83,591	80,000
Long-term pension obligation	1,017	967

Total liabilities	99,003	94,077
Stockholders’ equity:
Convertible preferred stock, par value $.001 per share; Authorized 1,000,000 shares; issued and outstanding 2,347.7746 shares at August 26, 2006 and issued and outstanding 2,553.6746 shares at February 28, 2006	—	—
Common stock, par value $.001 per share; Authorized 225,000,000 shares; issued and outstanding 13,913,056 shares at August 26, 2006 and issued and outstanding 13,882,056 shares at February 28, 2006	14	14
Additional paid in capital	42,721	37,907
Accumulated deficit	(32,453)	(28,378)
Accumulated comprehensive loss	(744)	(674)

Total stockholders’ equity	9,538	8,869

Total liabilities and stockholders’ equity	$108,541	$102,946

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except for share and per share data)

	For the thirteen weeks ended		For the twenty-six weeks ended

	August 26, 2006	August 27, 2005	August 26, 2006	August 27, 2005

Net sales	$24,404	$16,841	$49,326	$34,192
Cost of sales	19,935	15,600	40,130	31,900

Gross Profit	4,469	1,241	9,196	2,292
Operating expenses:
Selling and marketing	1,457	877	2,858	1,844
General and administrative	4,364	2,653	7,723	4,389

Total operating expenses	5,821	3,530	10,581	6,233
Loss from operations	(1,352)	(2,289)	(1,385)	(3,941)
Other income (loss):
Interest expense, net	(3,118)	(369)	(5,603)	(765)
Loss on issuance of debt	(6,872)	—	(6,872)	—
Amortization of finance fees and debt discount	(390)	—	(1,561)	—
Gain on revaluation of compound derivative liability	11,202	—	11,202	—
Other income (expense), net	(1)	153	144	72

Total other income (loss)	821	(216)	(2,690)	(693)

Loss before income taxes	(531)	(2,505)	(4,075)	(4,634)
Income taxes	—	—	—	—

Net loss	$(531)	$(2,505)	$(4,075)	$(4,634)

Basic and diluted loss per common share	$(0.04)	$(0.18)	$(0.29)	$(0.20)
Basic and diluted loss per preferred share	$—	$(718)	$—	$(718)
Shares used in computing loss per share:
Basic - common	13,913,056	13,768,930	13,910,252	13,734,420
Basic - preferred	2,347.8	2,553.7	2,347.8	2,553.7
Diluted - common	13,913,056	13,768,930	13,910,252	13,734,420
Diluted - preferred	2,347.8	2,553.7	2,347.8	2,553.7

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the twenty-six weeks ended August 26, 2006

(Amounts in thousands, except for share and per share data)

	Series A Preferred Stock Shares	Amount	Common Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Stockholders’ Equity

Balance at February 28, 2006	2,553.7	$—	13,882,056	$14	$37,907	$(28,378)	$(674)	$8,869
Net loss	—	—	—	—	—	(4,075)	—	(4,075)
Other comprehensive loss:
Foreign currency translation	—	—	—	—	—	—	(70)	(70)

Comprehensive loss	—	—	—	—	—	—	—	(4,145)
Warrants issued - fair value	—	—	—	—	8,429	—	—	8,429
Exercise of warrants	—	—	31,000	—	31	—	—	31
Redemption of Series A Preferred shares	(205.9)	—	—	—	(3,646)	—	—	(3,646)

Balance at August 26, 2006 (unaudited)	2,347.8	$—	13,913,056	$14	$42,721	$(32,453)	$(744)	$9,538

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands, except for share and per share data)

	For the twenty-six weeks ended

	August 26, 2006	August 27, 2005

Cash flows from operating activities:
Net loss	$(4,075)	$(4,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,758	911
Provision for accounts receivable	163	161
Amortization of deferred financing costs and debt discount	1,561	109
Loss on issuance of debt	6,872	—
Gain on revaluation of compound derivative liability	(11,202)	—
Non-cash interest	4,157	—
Changes in operating assets and liabilities:
Trade receivables	(5,947)	(331)
Inventories	1,282	1,341
Prepaid expenses and other	1,520	(642)
Other assets	(45)	(536)
Accounts payable	1,305	(14)
Accrued expenses	32	164
Long-term pension obligations	50	58

Net cash used in operating activities	(1,569)	(3,413)

Cash flows from investing activities
Net increase in cash from reverse acquisition of Cenuco	—	6,235
Proceeds from note receivable	56	200
Acquisition costs	(741)	(343)
Purchase of property, plant and equipment	(543)	(255)
Disposal of fixed assets	20	—

Net cash (used in) provided by investing activities	(1,208)	5,837

Cash flows from financing activities
Net borrowings (repayments) of revolver	8,072	(1,607)
Net proceeds from issuance of convertible notes	2,747	—
Financing costs	(5,993)	(95)
Repayments of long-term debt	(15)	(339)
Repayments of capital lease	—	(33)
Redemption of preferred stock	(3,646)	—
Proceeds from exercise of warrants	31	76

Net cash provided by (used in) financing activities	1,196	(1,998)
Effect of exchange rates on cash	(70)	(27)

Net (decrease) increase in cash and cash equivalents	(1,651)	399
Cash and cash equivalents at the beginning of period	1,876	32

Cash and cash equivalents at the end of period	$225	$431

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,054	$445
Non-cash fees and expenses related to issuance of convertible notes	4,195	—
Warrants in connection with issuance of convertible notes	8,249	—

Reverse merger, excluding cash acquired (see Note 1):
Fair value of tangible assets acquired	$—	$1,200
Goodwill and identifiable intangible assets acquired	—	38,975
Liabilities assumed	—	(474)

Net assets acquired	$—	$39,701

See accompanying notes to consolidated financial statements.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

NOTE 1 — DESCRIPTON OF BUSINESS AND REORGANIZATION

Introduction

Ascendia Brands, Inc. (“Ascendia”, or the “Company”, the “Registrant”, “we” or “us”) manufactures and markets a portfolio of nationally and internationally known branded products in the health and beauty care categories (The Health and Beauty Care division (“HBC”)). The brand portfolio includes Baby Magic®, Binaca®, Mr. Bubble®, Lander®, Lander essentials™, Ogilvie®, Tek®, Dorothy Gray® and Tussy®, competing in the Bath Products, Baby Toiletries, Deodorant/Antiperspirant, Home Permanent Treatment, Mouthwash, Portable Breath Sprays and Drops, Manual Toothbrush, and Skin Care segments within the personal care products category. Ascendia sells its brands through a variety of channels, concentrating primarily on the mass me rchandiser, drug, grocery and dollar store outlets. The Company also develops and markets wireless data applications, with a focus on live video streaming to cellular devices across any carrier or handset platform (The Wireless Application Division (“WAD”)).

Corporate Structure

On May 9, 2006 the Company (previously known as Cenuco, Inc.) changed its name to Ascendia Brands, Inc. The chart below depicts the current structure of Ascendia and its direct and indirect, wholly-owned subsidiaries, and the discussion that follows summarizes the functions and role of each company in this group.

Ascendia Brands, Inc. (“Ascendia”, the “Company,” the “Registrant,” “we” or “us”). The Company is a holding company, organized under Delaware law, with its executive offices in Hamilton, New Jersey. It owns directly the stock of Hermes Acquisition Company I LLC and Cenuco, Inc.

Hermes Acquisition Company I LLC (“HACI”). Hermes is a Delaware limited liability company that acts as the holding company for the Company’s health and beauty care division.

Ascendia Brands Co., Inc. (“Ascendia Brands”). Ascendia Brands is a New Jersey corporation with its executive offices in Hamilton, New Jersey. As of May 1, 2006, Ascendia Brands assumed the manufacturing and distribution operations formerly conducted through Lander Co., Inc. (see, infra). As the successor to Lander Co., Inc., Ascendia Brands manufactures and sells branded health and beauty care products in the value and premium value categories, through mass market retailers (such as Wal-Mart and K-Mart), “dollar” stores, supermarkets and pharmacies. Ascendia’s brands include Baby Magic, Binaca, Mr. Bubble, Lander, Lander essentials, Ogilvie, Tek, Dentax, Dorothy Gray and Tussy. Ascendia Brands operates a manufacturing plant in Binghamton, New York, which is leased from a related party, Ascendia Real Estate LLC.

Lander Co., Inc. (“Lander”). Lander is a Delaware corporation with its executive offices in Wilmington, Delaware. During the period ended February 28, 2006, Lander was the principal operating company in Ascendia’s health and beauty care division. Following the transition of manufacturing and distribution activities to Ascendia Brands, Lander acts as an intellectual property holding company for trademarks and other intellectual property associated with the Lander brands.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

Lander Co. Canada Ltd (“Lander Canada”). Lander Canada, a Canadian limited company, is the Canadian manufacturing and distribution arm of Ascendia’s health and beauty care division. Lander Canada operates a manufacturing facility in Toronto, Ontario, which it leases from a third party.

Ascendia Real Estate LLC (f/k/a Hermes Real Estate I LLC) (“Ascendia Real Estate”). Ascendia Real Estate, a New York limited liability company, is a real estate holding company. Its sole asset is the Binghamton plant, which it leases to Ascendia Brands.

Lander Intangibles Corporation (“Lander Intangibles”). Lander Intangibles is a Delaware corporation with its executive offices in Wilmington, Delaware. Lander Intangibles is an intellectual property holding company that was formed to acquire and hold certain of the intellectual property that the Company purchased from Playtex Products Inc. and its affiliates (“Playtex”) on November 16, 2005.

Cenuco, Inc. (“Cenuco Wireless”). Cenuco Wireless is a Florida corporation with executive offices in Boca Raton. Cenuco Wireless develops and markets wireless data applications, with a focus on live video streaming to cellular devices across any carrier or handset platform.

THE MERGER

On May 20, 2005, Hermes Holding Company, Inc., a newly formed wholly owned subsidiary of Cenuco, Inc., a public company, (“ICU”) merged (the “Merger”) with HACI.

The Merger was completed through the issuance of 2,553.7 shares of Cenuco, Inc.’s Series A Junior Participating Preferred Stock (representing 65 percent of the aggregate outstanding voting power of Cenuco capital stock) in exchange for all the outstanding membership units of HACI. As a consequence of the Merger, HACI, together with its wholly owned subsidiaries Lander, Ascendia Real Estate, and Lander Canada, became wholly owned subsidiaries of Cenuco.

For financial reporting purposes, the Merger was treated as a recapitalization of HACI followed by the reverse acquisition of Cenuco, Inc. by HACI for a purchase price equivalent to the total market value of Cenuco, Inc.’s stock outstanding prior to the Merger, plus the fair value of the options that automatically vested on the date of the Merger (approximately $45.7 million in the aggregate). Consistent with the accounting and presentation for reverse acquisitions, the historical financial statements of the Company, Inc. prior to the date of the Merger reflect the financial position and results of operations of HACI and Ascendia Real Estate, with the results of operations of Cenuco, Inc. being included commencing on May 20, 2005. Effective with the completion of the Merger, Cenuco, Inc. changed its fiscal year end to be the last day of February, consistent with HACI’s prior fiscal year.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, the Company determined the fair value of the assets acquired and liabilities assumed in the reverse acquisition of Cenuco, to be as follows:

(Amounts in thousands)

Cash and cash equivalents	$6,003
Other current assets	497

Total current assets	6,500
Property, plant, and equipment	111
Goodwill	30,975
Intangibles - acquired core software technology	8,000
Other Assets	592

Total assets acquired	46,178

Total liabilities assumed	(474)

Estimated fair value of net assets acquired	$45,704

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

Following the Merger, the Company’s principal business activity has been the manufacture and distribution of health, beauty and oral-care products, as described above. In addition, through its Cenuco Wireless subsidiary, the Company is engaged in a wireless application technology business (the WAD division), primarily related to the transmission of secure and non-secured video onto cellular platforms via proprietary technologies. All goodwill associated with the Cenuco acquisition was allocated to the WAD division. During the quarter ended February 28, 2006, in accordance with SFAS No. 142, the Company tested the carrying value of this goodwill for impairment. This led to a Goodwill impairment of $16.4 million being recorded.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

The accompanying financial statements of Ascendia as of and for the thirteen weeks ended August 26, 2006 and August 27, 2005 have been prepared in accordance with generally accepted accounting principles. The financial information furnished reflects all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.

A summary of the Ascendia’s significant accounting policies follows:

Basis of Consolidation: As of August 26, 2006 and February 28, 2006 and for the thirteen and twenty-six weeks ended August 26, 2006 and for the period from May 20, 2005 to August 27, 2005, the statements are prepared on a consolidated basis. For the period from March 1, 2005 to May 19, 2005 the statements are prepared on a combined basis. The accompanying consolidated financial statements include the accounts of Ascendia Brands, Inc. and subsidiaries. All intercompany accounts have been eliminated in consolidation.

Cash Equivalents: The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents.

Accounts Receivable: Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, which would increase our operating costs.

Inventories: Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Inventories consist of raw materials used to manufacture the Company’s health, beauty and oral care products, as well as, finished goods that consist of the Company’s product lines sold to its customers. The Company writes down inventory for estimated excess and discontinued products equal to the difference between cost and estimated market value based upon assumptions about future demand and market conditions. Excess and discontinued product inventory could arise due to numerous factors, including but not limited to, the competitive nature of the market and product demand by consumers. If market conditions are less favorable than those anticipated by management, additional write-downs may be required, including provisions to reduce inventory to net realizable value.

Note Receivable: On September 30, 2004, Cenuco Wireless sold substantially all of its assets of the then existing education subsidiary for a net price of $0.8 million. At closing Cenuco Wireless received $0.3 million in cash and a note receivable for $0.5 million. At August 26, 2006 and February 28, 2006 the note receivable had a balance of approximately $0.4 million and $0.4 million, respectively.

Property, Plant and Equipment: Property, plant and equipment are stated at cost less accumulated depreciation and amortization. The costs of major additions and improvements are capitalized and maintenance and repairs that do not improve or extend the life of the respective assets are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to twenty-five years. Leasehold improvements are amortized over the shorter of the term of the lease or their estimated useful lives. If the Company determines that a change is required in the useful life of an asset, future depreciation/amortization is adjusted accordingly.

Impairment of Long-Lived Assets: Accounting for the impairment of long-lived assets, including property, plant and equipment, requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under such circumstances, the accounting principles require that such assets be reported at the lower of their carrying amount or fair value less cost to sell. Accordingly, when events or circumstances indicate that long-lived assets may be impaired, the Company estimates the assets’ future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the asset.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

Goodwill and Indefinite Lived Intangibles

As a result of the Merger on May 20, 2005 (see Note 1), the Company recorded goodwill of $31.0 million. Goodwill represents the excess of cost over the fair value of identifiable net assets acquired. As a result of the purchase of assets from Playtex on November 16, 2005 (see Note 3), the Company made an allocation of the purchase price to the estimated fair value of the assets acquired, which resulted in $16.9 million being allocated to intangible assets (brand names and product formulas), initially estimated to have indefinite lives. SFAS No. 142, Goodwill and Other Intangible Assets, requires goodwill and other intangibles that have indefinite lives to not be amortized but to be reviewed at least annually for impairment or more frequently if impairment indicators arise. During the quarter ended February 28, 2006, in accordance with SFAS No. 142, the Company tested the carrying value of goodwill for impairment. This led to a goodwill impairment charge of $16.4 million being recorded at that time.

Amortizable Intangible Assets

SFAS No. 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives and reviewed for impairment. As a result of the merger on May 20, 2005, and as revised in the quarter ended February 28, 2006, the Company recorded intangible assets of $8.0 million, related to acquired core software technology, with an estimated useful life of five years. Amortization expense for the acquired software technology was $0.4 million and $0.8 million respectively, for the thirteen and twenty-six weeks ended August 26, 2006. Amortization expense for the acquired software technology was $0.4 million and $0.4 million respectively, for the thirteen and twenty-six weeks ended August 27, 2005.

As a result of the purchase of assets from Playtex on November 16, 2005 (see Note 3), the Company made an allocation of the purchase price to the assets acquired, in proportion to their respective estimated fair values, which resulted in $30.4 million being allocated to customer relationships. Management has adopted the straight-line method of amortizing these assets over their estimated useful lives of 10 years. Amortization expense for the customer relationships was $0.7 million and $1.5 million respectively, for the thirteen and twenty-six weeks ended August 26, 2006. There was no amortization expense for the customer relationships for the thirteen and twenty-six weeks ended August 27, 2005.

Goodwill and Other Intangible Assets

No changes occurred in the carrying amount of goodwill for the thirteen or twenty-six weeks ended August 26, 2006.

Balances of acquired intangible assets, excluding goodwill are as follows:

	($Millions)
	Purchased Technology	Formulae And Tradenames	Customer Relationships	Total

Intangible assets
as of August 26, 2006:	$8.0	$16.9	$30.4	$55.3
Accumulated amortization	(2.0)	—	(2.4)	(4.4)

Carrying value	$6.0	$16.9	$28.0	$50.9

Weighted average original life (in years)	5	indefinite	10

Amortization expense for the thirteen and twenty-six weeks ended August 26, 2006 is $1.1 million and $2.3 million respectively.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

Estimated aggregate amortization expense based on the current carrying value of intangible assets for the next five years is as follows:

(000’s)
Fiscal Year	Amount

2007	$4,639
2008	4,652
2009	4,639
2010	4,639
2011	3,390

Other Assets, Net: Other assets, net of approximately $7.7 million, consist primarily of deferred financing costs related to the Long-Term Convertible Note Financing and the CIT revolving line of credit (see Note 6). The deferred financing costs are being amortized using the effective interest method over the term of the respective financing arrangements. Amortization expense related to deferred financing costs was $0.2 million and $1.4 million respectively, for the thirteen and twenty-six weeks ended August 26, 2006. Amortization expense related to deferred financing costs was $0.1 million and $0.1 million respectively, for the thirteen and twenty-six weeks ended August 27, 2005.

Fair Value of Financial Instruments: The carrying amounts reported in the accompanying balance sheets for accounts receivable, notes receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these accounts. Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. The carrying amounts for warrant derivative liability and for conversion option liability are based on estimated fair value at each reporting date.

Accounting for Derivative Instruments: We have issued and have outstanding convertible debt and warrants related to the convertible debt with embedded derivative features which we have analyzed in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in A Company’s Own Stock,” to determine if these instruments have embedded derivatives that must be bifurcated. Under EITF No. 00-19, the estimated value of such embedded derivatives is recorded as a liability utilizing an appropriate valuation model (with an offsetting debt discount that is amortized over the term of the convertible notes). Such liability is marked-to-market and adjusted to fair value at each reporting date with the change in fair value being recorded to other income (expense) in the period of the change. The warrants are not required to be accounted for as a liability. They are accounted for under EITF 98-5 as further described in Note 6.

Revenue Recognition: For the Health & Beauty Care division, revenue from product sales is recognized when the related goods are shipped, all significant obligations of the Company have been satisfied, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collection is reasonably assured or probable.

Amounts billed to customers related to shipping and handling are included in net sales. The cost of shipping products to the customer is recognized at the time the products are shipped and included in cost of sales.

In connection with the development and sale of wireless solutions and web services, which include the development of business-to-business and business-to-consumer wireless applications, and state of the art wireless technology and services, the Wireless Application Development (WAD) division recognizes revenue as services are performed on a pro-rata basis over the contract term or when products are delivered. WAD periodically enters into agreements whereby the customer or distributor may purchase wireless products on a consignment type basis. Revenues are recognized under these arrangements only when the customer or distributor has resold the product and the Company has an enforcement right to its sales price.

Cooperative Advertising: Cooperative advertising programs and other volume-based incentives are accounted for on an accrual basis as a reduction in net revenue according to the requirements of Emerging Task Force 01-09, “Accounting for Consideration Given By a Vendor to a Customer or a Reseller of the Vendor’s Products” in the period in which the related sales are recognized. Cooperative advertising expenses were approximately $1.2 million and $1.7 million, respectively for thirteen and twenty-six weeks ended August 26, 2006. Cooperative advertising expenses were approximately $0.1 million and $0.1 million, respectively for thirteen and twenty-six weeks ended August 27, 2005.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

Foreign Currency Translation: In accordance with SFAS No. 52, Foreign Currency Translation, the financial statements are measured using local currency as the functional currency. Assets and liabilities of Lander Canada have been translated into U.S. dollars at the fiscal period-end exchange rates. Revenues and expenses have been translated at average exchange rates for the related period. Net translation gains and losses are reflected as a separate component of stockholders’ equity until there is a sale or liquidation of the underlying foreign investment.

Foreign currency gains and losses resulting from transactions are included in the consolidated statements of operations.

Estimates: The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates the estimates and may adjust them based upon the latest information available. These estimates generally include those related to product returns, bad debts, inventory reserves for excess and discontinued products, income taxes and contingencies. The Company bases the estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Concentration of Credit Risk: Ascendia provides credit to its customers in the normal course of business and does not require collateral. To reduce credit risk, Ascendia performs ongoing credit evaluations of its customers.

Five trade customers comprised 51 percent and 50 percent, respectively of Ascendia’s net sales, (with one customer comprising approximately 38 percent and 37 percent, respectively) for the thirteen and twenty-six weeks ended August 26, 2006. At August 26, 2006 the same five trade customers represented 54 percent of receivables, with one customer comprising 43 percent. This top customer represents a significant concentration. Accordingly, if this customer was not able to pay the amount owed to us and/or stopped purchasing from us, the impact would have a material adverse effect on our liquidity, financial position, and results of operations.

Five trade customers comprised 51 percent and 48 percent, respectively of Ascendia’s net sales, (with one customer comprising approximately 33 percent and 32 percent respectively) for the thirteen and twenty-six weeks ended August 27, 2005. At August 27, 2005 the same five trade customers represented 55 percent of receivables, with one customer comprising 42 percent.

Income Taxes: Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In accessing the Company’s ability to realize deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. A full valuation allowance at August 26, 2006 and February 28, 2006 has been recorded by management due to the uncertainty that future income will be generated and the related deferred tax assets realized.

Earnings per share: Emerging Issues Task Force (“EITF”) 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128 (“EITF 03-6”) provides guidance in determining when the two-class method, as defined in SFAS128, Earnings per Share, must be utilized in calculating earnings per share by a Company that has issued securities other than common stock that contractually entitles the holder to participate in dividends and earnings of the Company when, and if, the Company declares dividends on its common stock. Under the two-class method earnings are allocated to common stock and participating securities to the extent that each security may share in such earnings and as if such earnings for the period had been distributed. Under the two-class method losses are allocated to participating securities to the extent that such security is obligated to fund the losses of the issuing entity or the contractual principal or mandatory redemption amount of the participating security is reduced as a result of losses incurred by the issuing entity. In accordance with EITF 03-6, basic earnings per share for the Company’s common stock and Series A Junior Participating Preferred Stock (“Series A Preferred”) would be calculated by dividing net income allocated to common stock and Series A Preferred by the weighted average number of shares of common stock and Series A Preferred outstanding, respectively. Diluted earnings per share for the Company’s common stock would be calculated similarly, except that the calculation includes the effect, if dilutive, of the assumed exercise of stock options issuable under the Company’s stock-based employee compensation plan, the assumption of the conversion of the Company’s Series A Preferred stock to common stock, if dilutive and the assumption of the conversion of the Convertible Notes, if dilutive. Basic and diluted loss per share for the Company’s common stock is calculated by dividing the net loss for the period during which such shares were outstanding by the weighted average number of shares outstanding. No losses are allocated to the Series A Preferred for the period during which the Company’s common stock is outstanding since the holders of the Series A Preferred are not obligated to share in the Company’s losses as described above.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-An interpretation of FASB Statement No. 109 (“FIN 48”)”, which clarifies the accounting for uncertainty in tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

As of March 1, 2006, the Company adopted the Statement of Financial Accounting Standards (SFAS No. 123 (R), “Share Based Payment”. Prior to the adoption of SFAS No. 123 (R), the Company recognized and measured the share-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees”, and related interpretations. The adoption of SFAS No. 123 (R) did not have a material impact on the results of operations for the thirteen or twenty-six week periods ended August 26, 2006. See Note 9, “Stock Options and Warrants”, for more information regarding the Company’s adoption of SFAS No. 123 (R).

NOTE 3 — PLAYTEX ASSET ACQUISITON AND RELATED BRIDGE LOAN

On November 16, 2005, Lander and Lander Intangibles acquired certain brands and brand-related assets from Playtex. The acquired brands included Baby Magic®, Binaca®, Mr. Bubble®, Ogilvie®, Tek®, Dorothy Gray®, and Tussy®. At the closing, Lander and Lander Intangibles paid a total cash purchase price of $59.1 million, including $2.1 million of costs related to acquisition. The $57.0 million purchase price paid to Playtex was subject to certain post closing adjustments dependent upon the amount of product inventory delivered to Lander at the closing. In December 2005, this adjustment was determined to result in a purchase price reduction of approximately $1.3 million (bringing the total to $57.8 million, including acquisition costs). In accordance with SFAS 142, the Company allocated the total purchase price to the assets acquired based on relative fair value. The allocation is as follows:

($000’s)

Inventory	$9,600
Property, Plant and Equipment	900
Brand Names and Product Formulae	16,924
Customer Relationships	30,394

Total Purchase Price	$57,818

In order to finance the acquisition of the brands from Playtex ($57.8 million), fund financing fees ($2.8 million), repay certain existing indebtedness of the Company and its subsidiaries including the Seller Note and the Financing Arrangement referred to below under Long-Term Debt (approximately $13.8 million in total) and provide working capital for the operations of Lander (approximately $5.6 million), on November 15, 2005, Cenuco, Lander, HACI and Lander Intangibles (collectively, the “Borrowers”), entered into an $80.0 million Bridge Loan Term Agreement (the “Bridge Loan”) with Prencen, LLC (“Prencen”) and Highgate House Funds Ltd. (“Highgate”), as lenders, and Prencen, as agent for the lenders.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

For the first 90 days following closing, the Bridge Loan bore interest at an annual rate of 5.5 percent above the three-month LIBOR (set 2 days in advance on November 14, 2005 at 4.34 percent). The interest rate margin over LIBOR increased by 5 percent per annum at the end of that 90-day period to 10.5 percent. Also at the end of the 90-day period the three-month LIBOR was reset on February 12, 2006 for the next 90 days (February 15, 2006 to May 15, 2006). The reset three-month LIBOR rate of 4.74 percent plus the increased interest rate margin of 10.5 percent generated an interest rate on the Bridge Loan of 15.24 percent for the period February 15, 2006 to May 15, 2006. Upon the occurrence and during the continuance of an event of default, the annual rate of interest will increase by 5.5 percent over the rate of interest otherwise in effect. Interest accrues monthly, in arrears.

The Bridge Loan was originally due and payable on May 15, 2006. The Bridge Loan term was extended to coincide with the August 2, 2006 closing of the Second and Restated Securities Purchase Agreement described in Note 6, with principal and accrued interest paid at closing. The Bridge Loan principal was repaid on August 2, 2006 with the long-term financing described in Note 6.

NOTE 4 — INVENTORIES

Inventory consists of the following:

	($000’s)

	AUGUST 26, 2006	FEBRUARY 28, 2006

Raw materials	$4,871	$3,708
Finished goods	10,116	12,561

	$14,987	$16,269

NOTE 5 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	($000’s)

	AUGUST 26, 2006	FEBRUARY 28, 2006

Land	$660	$660
Computer equipment and software	958	1,093
Furniture and fixtures	250	253
Building	2,645	2,645
Machinery and equipment	4,220	3,953
Dies and molds	76	87
Leasehold improvements	142	138
Construction in progress	681	280

	9,632	9,109
Less accumulated depreciation and amortization	(3,090)	(2,607)

Total	$6,542	$6,502

Depreciation and amortization expense related to property, plant and equipment was $0.2 million and $0.4 million, respectively for the thirteen and twenty-six weeks ended August 26, 2006. Depreciation and amortization expense related to property, plant and equipment was $0.4 million and $0.6 million, respectively for the thirteen and twenty-six weeks ended August 27, 2005.

As of August 26, 2006 and February 28, 2006, machinery and equipment includes assets under capital leases totaling $153.6 thousand. Accumulated amortization on the capital leases was $47.3 thousand and $39.7 thousand as of August 26, 2006 and February 28, 2006, respectively. Amortization expense related to capital leases is included in depreciation and amortization expense for the thirteen and twenty-six weeks ended August 26, 2006 and August 27, 2005.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

NOTE 6 — LONG-TERM DEBT

Long-term debt consists of the following:

	($000’s)

	AUGUST 26, 2006	FEBRUARY 28, 2006

Bridge loan	$—	$80,000
Convertible secured notes (including accretion)	91,099	—
Debt discount	(90,809)	—
Compound derivative liability	75,221	—
Revolving line of credit	8,080	—
Capital leases	9	32

	83,600	80,032
Less current portion	9	32

Total	$83,591	$80,000

Prior Financing Arrangements

On October 1, 2005, Ascendia (the parent of HACI following the merger (see Note 1), entered into a commitment with Prencen and Highgate (both of which are also lenders under the Bridge Loan noted above and further described in Note 3) for the provision of long-term debt and equity financing (the “Debt/Equity Financing”) to repay the $80.0 million Bridge Loan. The terms of this commitment were amended on November 15, 2005, concurrently with the closing of the Bridge Loan. Prior to its maturity, the parties agreed to an extension of the Bridge Loan pending the completion of discussions on further modifications to the Debt/Equity Financing. The parties also agreed to defer the payment of certain interest under the Bridge Loan pending its maturity.

Convertible Secured Notes

On June 30, 2006, Ascendia (i) agreed with Prencen and Highgate to amend the Debt/Equity Financing commitment and (ii) in connection with such amendment, entered into a Second and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) with Prencen and Prencen Lending, LLC (“Prencen Lending”), which closed on August 2, 2006, as described below, the obligations to Highgate having been acquired by Prencen Lending. Under the Securities Purchase Agreement, the Company sold Prencen Lending convertible secured notes (the “Notes”) in the principal amount of $91.0 million (and Series A and B Warrants described below) in exchange for the settlement of obligations under the Bridge Loan ($80.0 million) and $11.0 million in funding which was used to pay (a) accrued interest on the Bridge Loan ($4.1 million), (b) cash fees associated with the refinancing to an affiliate of Prencen Lending ($3.7 million) and (c) third party cash fees associated with the refinancing ($0.5 million), producing net cash proceeds to the Company of approximately $2.7 million. In addition, Ascendia paid related fees and expenses of approximately $5.6 million to Stanford Group Company (“Stanford”) and issued to Stanford warrants for the purchase of 137,615 shares of its common stock at an exercise price of $3.76 per share, and 552,632 warrants for the purchase of its common stock at an exercise price of $4.37 per share (collectively the Stanford warrants). The estimated fair value of the Stanford warrants ($0.7 million) has been recorded as an increase to additional paid-in capital and deferred financing costs.

The Notes have a term of 10 years (subject to the put and call rights described below) and bear interest at the rate of 9.0 % per annum. During the first six months of the term, Ascendia has the option to defer payment of interest. As a result, the Company elected to defer $0.6 million of interest as of August 26, 2006 on the Notes. In the event of Ascendia making an acquisition in the consumer products area that shall in form and substance be satisfactory to a majority of the holders of the Notes (an “Approved Acquisition”), it may elect to defer and add to principal on the Notes interest payments otherwise due over the balance of the term of the Notes. Upon the consummation of such an Approved Acquisition, Ascendia also has the right to redeem up to $40.0 million of the balance outstanding under the Notes at a premium of 15%. In addition, at any time after the fifth anniversary of the issuance of the Notes (August 2, 2011), Ascendia has the right to redeem, or any holder may require the Company to redeem, all or any portion of the balance outstanding under the Notes at a premium of 5% (the “5 Year Put Option”).

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

In connection with the amendment and restatement of the Debt/Equity Financing agreements and the sale of the Notes, Ascendia also issued certain warrants (the “Series A Warrants”) entitling the lender to purchase 3,053,358 shares of its common stock at an exercise price of $2.10. In addition, Ascendia committed to the issuance of certain warrants (the “Series B Warrants”) entitling the lender to purchase shares of its common stock under terms that are contingent upon the balance outstanding on the Notes at the earlier to occur of an Approved Acquisition or October 31, 2006. If the balance outstanding under the Notes on such date is greater or less than $61.0 million, Ascendia is required to issue to Prencen up to 3,000,000 Series B Warrants, at exercise prices ranging from $1.15 to $1.95. In the event the balance outstanding under the Notes is $61.0 million, no Series B Warrants are required to be issued.

Any portion of the balance due under the Notes is convertible at any time, at the option of the holders(s), into the common stock of Ascendia at a price of $1.75 per share (subject to certain ant-dilution adjustments for the subsequent issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect), provided that the holders may not convert any amounts due under the Notes if and to the extent that, following such a conversion, the holder and any affiliate would collectively own more than 9.99% of the aggregate number of shares of common stock of Ascendia outstanding following such conversion (the “Conversion Option”). The Notes describe various events of default which include, but are not limited to (a) the failure to make effective by January 30, 2007, and keep effective thereafter a registration statement to register the shares underlying the conversion of the Notes and the exercise of the Series A and B Warrants and other shares (the “Registration Statement”), (b) the suspension in trading of the Company’s stock for a defined period, (c) the failure to timely issue shares in response to a conversion notice received from a Note holder, and (d) the failure to have available conversion of the Notes. In the event of a default, the holders of the Notes may require the Company to redeem the Notes at the greater of a 25% premium, or the value of the shares underlying the conversion of such Notes at the time of the event of default (determined by reference to a definition of a maximum share price). In the event of a Change in Control of the Company (as defined), the holders of the Notes will have the right (the “Change in Control Put”), for a period of 20 days subsequent to the receipt of notice of the Change in Control, to require the Company to redeem the Notes at the greater of a 20% premium, or the value of the shares underlying the conversion of such Notes at the time of the change in control (determined by reference to a definition of a maximum share price). The above described Conversion Option and specifically noted events of default (the “Default Derivatives”), along with the Change in Control Put (collectively the “Compound Derivative”) have been bifurcated as derivatives required to be accounted for separately under FASB Statement No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” and EITF 00-19”Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock”, and are considered in the determination of the estimated fair market value of the Compound Derivative liability noted below.

In the event the Registration Statement is not timely filed (by October 2, 2006, later extended to October 10, 2006 and subsequently extended to November 10, 2006), or make effective or maintained effective (as described above) the holders of the Notes are also entitled to a cash penalty in the amount of 2% of the face amount of the Notes for each 30-day period until such time as the default has been cured, subject to a maximum of 10%. In addition, in the event that the Company fails to timely issue shares in response to a conversion notice received from a Note holder or an exercise notice received from the holder of a Series A or B Warrant, the holders of such Notes or warrants will be entitled to damages in the amount of 1.5% per day of the then current value of the shares not timely delivered for each day that such delivery is not provided.

The Notes rank as senior secured debt of Ascendia, provided however that the Notes are subordinated to the new revolving credit facility of up to $13.0 million secured by inventory and accounts receivable (described below). The Notes are also subordinated to indebtedness incurred in connection with an Approved Acquisition, in an amount up to $250.0 million.

Accounting for Issuance of Convertible Secured Notes

Consideration received from the issuance of the Notes ($87.3 million net of a $ 3.7 million origination fee paid to Prentice Capital Management, LP, an affiliate of Prencen Lending, was allocated to the Series A and B Warrants and the Notes based on the relative fair value of each. The resulting $7.7 million value attributed to the Series A and B Warrants has been reflected as a credit to paid-in capital with an offsetting debt issuance discount recorded on the Notes. The resulting allocation to the Notes ($79.6 million) was then further offset, as an additional debt issuance discount, by the estimated fair value of the liability for the Compound Derivative discussed above (amounting to $86.4 million as of August 2, 2006). The $6.8 million excess of the estimated fair value of the liability of $86.4 million over the allocation to the discount on the Notes of $79.6 million was recorded a s a loss on the issuance of the Notes. The debt issuance discount (totaling $91.0 million) and the cash and other deferred finance costs associated with the issuance of the Notes (totaling $6.2 million), are being amortized to interest expense under the interest method over the 5-year period to the date that the 5 Year Put Option becomes exercisable (August 2, 2011). The 5% premium associated with the 5 Year Put Option ($4.6 million) is being accreted over the same 5-year period, also under the interest method, as an increase to interest expense and recorded value of the Notes. Such amortization and accretion amounted to $0.3 million in the current period. Given the significant initial issuance discount recorded on the Notes this treatment will result in substantially lower amortization and accretion being charged to interest expense in the earlier of the 5 years than the latter.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

The liability recorded for the Compound Derivative will be adjusted to fair market value at each future reporting date with the difference in the fair value of such liability between such reporting dates being recorded as an increase or decrease in interest and other expense for that period. The value of the Compound Derivative liability was adjusted to $75.2 million as of August 26, 2006, resulting in a decrease to interest and other expense for the period between August 2 and August 26, 2006 of $11.2 million.

Revolver

On August 3, 2006, the Company closed on a revolving line of credit with a major financial institution for a $13.0 million three year facility. This facility was used to fund approximately $5.6 million of the above noted cash costs associated with the Long-Term Financing and approximately $0.1 million in expenses associated with this facility. In addition, another $0.9 million was drawn from the facility, which along with the $2.7 million in net proceeds from the issuance of the Notes was used to redeem certain shares of the Company’s Series A Preferred Stock from MarNan LLC and Dana Holdings LLC (see Note 12). The remainder of availability under the facility is to be used in the future for working capital and general corporate purposes. The facility is secured with the Company’s United States accounts receivable and inventory

The Revolver contains the following key provisions:

•

Line of credit – A revolving line of credit providing for revolving advances up to the lesser of (a) $13.0 million or (b) the sum of (herein the “Borrowing Base”): (i) eighty-five percent of eligible domestic (US) accounts receivable, subject to dilution of 5%, plus (ii) eighty-five percent (85%) of the net orderly liquidation value as a percentage of cost of eligible US finished goods and raw materials inventory. The total inventory sublimit will not exceed $8.0 million. The Agreement requires excess availability of $2.0 million at closing and a permanent availability block against the Borrowing Base of $0.75 million.

•

Interest rate – Interest will be computed and payable monthly on all outstanding revolving loans at a rate equivalent to the Chase Bank Rate per annum or, at the Company’s option, Libor plus two and one quarter percent (2¼%).

•

Fees – A loan facility fee of $100,000 earned at closing and payable: $25,000 upon signing of commitment letter, $25,000 payable at closing and $50,000 payable six (6) months from closing. A collateral management fee of $30,000 per year, earned at closing and on each Anniversary Date, payable monthly.

•

Termination fee – A termination fee is charged of 1% of total facility if terminated prior to first Anniversary Date, three quarters percent (¾%) if terminated prior to second Anniversary Date, and one half percent (½%) if terminated anytime thereafter prior to an Anniversary Date.

NOTE 7 — INCOME TAXES

In each period presented the effective income tax rate differs from the statutory rate of 34% primarily due to the inability to recognize tax benefits on current losses.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

NOTE 8 — COMMITMENTS AND CONTINGENCIES

The Company has various noncancelable operating leases for manufacturing and office facilities. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments for each period are as follows:

	($000’s)

	CAPITAL LEASES	OPERATING LEASES

2007	$9	$726
2008	—	1,310
2009	—	1,122
2010	—	1,117
2011	—	896
2012	—	106

Total minimum lease payments	$9	$5,277

Less amounts representing interest	—

Present value of future minimum lease payments	$9

Also the Company had purchase obligations of $3.3 million as of August 26, 2006.

Cenuco, Inc. (“Cenuco Wireless”), the Company’s wireless applications development subsidiary, is the defendant in a patent infringement case commenced on February 1, 2005 in Federal District Court for the Southern District of New York ( Joao v. Cenuco, Inc., 05 Civ. 1037 (CM) (MDF)). The plaintiff, Raymond Anthony Joao, asserts in his complaint that Cenuco Wireless is infringing certain patents held by Joao, specifically United States Patents Nos. 6,587,046, 6,542,076 and 6,549,130, which cover apparatuses and methods for transmitting video information to remote devices and/or over the Internet. Cenuco Wireless has timely answered the complaint denying infringement, and intends to defend this case vigorously on the merits. Management believes that the patents relied on by Joao are invalid and that the chances of Joao prevailing are remote. Nonetheless, there can be no assurance as to the outcome of the case, and a judicial determination that Cenuco Wireless is infringing Joao’s patents, while unlikely, could have a material adverse effect on the ability of Cenuco Wireless to market and sell its current product line. Similarly, there is no assurance that Cenuco Wireless would be able to develop, at a reasonable cost, within a reasonable length of time or at all, a “workaround” to eliminate any patent infringement found to exist.

On September 16, 2006, Lander Co., Inc. (“Lander”) received correspondence from counsel to TMV Corporation (“TMV”), styled as a “Demand for Arbitration”, asserting claims in an aggregate amount in excess of $26 million against Lander and Lander Co. Canada Limited (“Lander Canada”). TMV, the parent corporation of USA Labs, Inc. (“USA Labs”), asserts in its claim that Lander and Lander Canada breached a marketing agreement with U.S.A. Labs (to which TMV was a party for consent purposes only) by failing to account for in excess of $1 million or more owed under that agreement; TMV further asserts that alleged breaches by Lander and Lander Canada of the marketing agreement were responsible for the bankruptcy of USA Labs, and TMV seeks indemnification from Lander and Lander Canada for the loss of its investment in USA Labs, alleged to be $25 million. Management believes that the claims asserted by TMV lack merit, and that TMV lacks standing to bring actions arising out of the marketing agreement. Furthermore, although styled as a “Demand for Arbitration”, management believes that the correspondence from TMV’s counsel does not constitute a valid demand for arbitration because TMV failed to serve or notify the American Arbitration Association, whose Commercial Arbitration Rules expressly govern the resolution of disputes arising under the marketing agreement. Should a demand for arbitration be properly served, management will contest the claims vigorously and believes that the chances of TMV prevailing are remote.

We are also involved, from time to time, in routine legal proceedings and claims incidental to our business. Should it appear probable in management’s judgment that we will incur monetary damages or costs in relation to any such proceedings or claims, and such costs can be reasonably estimated, liabilities are recorded in the financial statements and charges recorded against earnings. We believe that the resolution of such claims, taking into account reserves and insurance, will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

NOTE 9 — STOCK OPTIONS AND WARRANTS

SFAS No. 123 (R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period.

The Company adopted SFAS No. 123 (R) using the modified prospective transition method, which requires application of the accounting standard as of March 1, 2006 and for all periods thereafter. All previously granted options have either expired or become fully vested prior to February 28, 2006 and no new options have been granted since then. Accordingly, there was no non-cash compensation recorded under SFAS No. 123 (R) in the thirteen week period ended May 27, 2006 and no unrecorded fair value based compensation with respect to options as of that date. In accordance with the modified prospective transition method, the consolidated financial statements for prior periods have not been restated to reflect the impact of SFAS No. 123 (R).

Prior to the adoption of SFAS No. 123(R), we accounted for share-based payment awards using the intrinsic value method in accordance with APB No. 25 as allowed under SFAS No. 123. Under the intrinsic value method, no share-based compensation expense had been recognized in our consolidated statements of operations for periods prior to March 1, 2006 because the exercise price of our stock options granted equaled the fair market value of the underlying stock at the date of grant. In our pro forma disclosures required under SFAS No. 123 for the periods prior to March 1, 2006, the Company estimated forfeitures and in subsequent periods the Company will adjust forfeitures for actual amounts.

For purposes of determining the estimated fair value of share-based payment awards issued in the form of stock options, under SFAS No. 123(R) the Company utilizes the Black-Scholes option-pricing model (“Black-Scholes Model”). The Black-Scholes Model requires the input of certain assumptions that involve judgment. Because stock options have characteristics significantly different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the existing models may not provide a reliable single measure of the fair value of the Company’s stock options. Management will continue to assess the assumptions and methodologies used to calculate estimated fair value under the Black-Scholes Model. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies, and thereby materially impact our fair value determination.

The following information applies to options outstanding at August 26, 2006:

Range of Prices	Options Outstanding and Exercisable

	Weighted - Average Remaining Contractual Life (Years)	Shares

$0.42	6.01	73,332
$0.55	0.33	40,000
$1.15	7.28	218,335
$1.55	6.37	35,001
$2.00	4.51	130,000
$3.71	7.91	40,000
$4.00	7.93	20,000

		556,668

At August 26, 2006, the aggregate intrinsic value of options outstanding and exercisable was $0.6 million. The weighted average remaining contractual term of options outstanding and exercisable at August 26, 2006 was 5.98 years. The aggregate intrinsic value represents the total pre-tax value, based on the Company’s closing stock price as of August 26, 2006, which would have been received by the option holders had they exercised their in-the-money options as of that date. During the thirteen and twenty-six weeks ended August 26 2006, no outstanding options were exercised.

From the date of the Merger to August 26, 2006, 162,500 warrants have been exercised at an exercise price of $1 per share.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

The following information applies to all warrants outstanding at August 26, 2006:

	Warrants Outstanding and Exercisable

Range of Prices	Weighted - Average Remaining Contractual Life (Years)	Shares

$1.00	2.30	119,000
$2.10	4.94	3,053,358
$3.76	4.94	137,615
$4.00	2.83	105,784
$4.37	4.94	552,632
$4.50	2.74	1,387,760
$5.00 to $6.50	2.76	350,000
$6.00	3.73	500,000

		6,206,149

In addition, as further described in Note 6, 3 million warrants are committed to be issued depending upon the balance outstanding on the Convertible Secured Notes as of October 31, 2006.

NOTE 10 — CAPITAL STRUCTURE AND NET INCOME (LOSS) PER COMMON SHARE

Capital Structure:

At August 26, 2006, the outstanding share capital of the Company is comprised of: (i) 13,913,056 shares of common stock (“Common Stock”), and (ii) 2,347.8 shares of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”).

The Series A Preferred Stock was issued in connection with the completion of the Merger as described in Note 1 to the consolidated financial statements. The holders of the Series A Preferred Stock are entitled to receive when, as and if declared by the Board of Directors, quarterly cumulative dividends commencing on March 31, 2006 in an amount per share equal to $0.001. No dividends have been declared as of August 26, 2006. In addition to the dividends payable to the holders of Series A Preferred Stock, the Company shall declare a dividend or distribution on the Series A Preferred Stock equal to any amount declared on the Common Stock. Holders of the Series A Preferred Stock (using the number of common shares into which each share of Series A Preferred Stock is convertible) and the holders of Common Stock vote together as one class on all matters submitted to a vote of stockholders of the Company, provided however that the holders of the Series A Preferred Stock are not entitled to any voting rights on any matter relating to the Merger. Upon liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock are entitled to liquidation preferences over all other classes of capital stock. The holders of Series A Preferred Stock shall receive an amount equal to $1,000 per share of the Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions prior to any distribution to the holders of any other class of capital stock. If the assets available for distribution are sufficient to permit a full payment of the above amounts then, after such amounts have been fully distributed, holders of the Series A Preferred Stock shall share equally with holder of the Common Stock on a per share basis (using the number of common shares into which each share of Series A Preferred Stock is convertible). Each share of Series A Preferred Stock carries the voting rights on a basis such that the rights of the Series A Preferred Stock as a whole correspond to 65 percent of the aggregate rights of the Series A Preferred Stock and Common Stock outstanding as of the completion of the Merger. Upon the approval of the holders of the Common Stock and an increase in the Company’s authorized share capital, each share of Series A Preferred Stock will automatically convert into shares of Common Stock on such a basis that, following conversion, the holders of the Series A Preferred Stock will hold the same proportional rights to general distributions and voting rights that they held immediately prior to such conversion. The Series A Preferred Stock is not redeemable.

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

Net loss per share:

The following table shows how the net loss was allocated using the two-class method (see Note 2):

	(Amounts in $000’s, except for share and per share data)
	For the thirteen weeks ended		For the twenty-six weeks ended

	August 26, 2006	August 27, 2005	August 26, 2006	August 27, 2005

Allocation of net loss
Basic and Diluted:
- Common Stock	(531)	(2,505)	(4,075)	(2,800)
- Series A Preferred	—	—	—	(1,834)

Net income (loss)	(531)	(2,505)	(4,075)	(4,634)

The following table illustrates the weighted average number of shares of Common Stock and Series A Preferred Stock outstanding during the period utilized in the calculation of loss per share.The diluted share base excludes incremental shares of 28,267,219 and 28,308,673 for the thirteen and twenty-six weeks ended August 26, 2006, respectively. These shares were excluded due to their anti-dilutive effect:

Weighted average number of Common Stock - basic and diluted	13,913,056	13,768,930	13,910,252	13,734,420
Weighted average number of Series A Preferred shares - basic and diluted	2,347.8	2,554	2,347.8	2,554
Basic and diluted net loss per common share	$(0.04)	$(0.18)	$(0.29)	$(0.20)
Basic and diluted net loss per share - Series A Preferred	$—	$(718)	$—	$(718)

NOTE 11 — SEGMENT AND GEOGRAPHIC INFORMATION

The results related to the Playtex asset acquisition are reported in HBC Division.

(Amounts in thousands, except for shares and per share amounts)

THIRTEEN WEEKS ENDED AUGUST 26, 2006

DIVISION	HBC	WAD	TOTAL

Net Sales	$24,377	$27	$24,404
Loss from operations	(1,043)	(309)	(1,352)
Net loss	$(232)	$(299)	$(531)
Total Assets	$87,305	$21,236	$108,541

GEOGRAPHIC	NET SALES	LONG-LIVED ASSETS

Thirteen weeks ended August 26, 2006:
United States	$18,248	$71,410
Canada	3,640	614
Other foreign countries	2,516	—

Total	$24,404	$72,024

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

THIRTEEN WEEKS ENDED AUGUST 27, 2005

DIVISION	HBC	WAD	TOTAL

Net Sales	$16,827	$14	$16,841
Loss from operations	(1,471)	(818)	(2,289)
Net loss	$(1,710)	$(795)	$(2,505)
Total Assets	$25,314	$45,273	$70,587

GEOGRAPHIC	NET SALES	LONG-LIVED ASSETS

Thirteen weeks ended August 27, 2005:
United States	$10,751	$43,749
Canada	4,049	588
Other foreign countries	2,041	—

Total	$16,841	$44,337

TWENTY-SIX WEEKS ENDED AUGUST 26, 2006

(Amounts in thousands, except for shares and per share amounts)

DIVISION	HBC	WAD	TOTAL

Net Sales	$49,224	$102	$49,326
Loss from operations	124	(1,509)	(1,385)
Net income (loss)	$(2,577)	$(1,498)	$(4,075)

GEOGRAPHIC	NET SALES

Twenty-six weeks ended August 26, 2006:
United States	$37,157
Canada	6,967
Other foreign countries	5,202

Total	$49,326

TWENTY-SIX WEEKS ENDED AUGUST 27, 2005

DIVISION	HBC	WAD	TOTAL

Net Sales	$34,175	$17	$34,192
Loss from operations	(3,059)	(882)	(3,941)
Net loss	$(3,776)	$(858)	$(4,634)

GEOGRAPHIC	NET SALES

Twenty-six weeks ended August 27, 2005:
United States	$22,260
Canada	7,779
Other foreign countries	4,153

Total	$34,192

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Ascendia Brands, Inc. (formerly Cenuco, Inc.) and Subsidiaries

Notes to Consolidated Financial Statements August 26, 2006 (Unaudited)

NOTE 12 — TRANSACTIONS WITH RELATED PARTIES

The Hermes Group LLP (THGLLP), a certified public accounting firm, provided professional services and (until June 2005) leased office facilities to the Company. THGLLP also paid expenses on behalf of the Company. THGLLP invoiced the Company a total of approximately $21.3 thousand and $51.1 thousand respectively, for professional fees, facility usage and reimbursable expenses for the thirteen and twenty-six weeks ended August 26, 2006 and $125.8 thousand and $258.8 thousand respectively, for the thirteen and twenty-six weeks ended August 27, 2005. At August 26, 2006, and February 28, 2006, the Company owed THGLLP $6.9 thousand and $35.6 thousand, respectively for such amounts. Mark I. Massad is a founding Partner and is currently a non-active partner in THGLLP. Mr. Massad and/or members of his immediate family own beneficially 96.875 percent of the ownership interests in MarNan, LLC (“MarNan”), a New Jersey limited liability company. MarNan owns approximately 39 percent of the Company’s Series A Preferred Stock.

Zephyr Ventures LLC (ZVLLC) provided consulting services to the Company. Edward J. Doyle, a member of the Board of Directors of the Company from May 20, 2005, is a Managing Member of ZVLLC. For the thirteen and twenty-six weeks ended August 26, 2006, ZVLLC did not invoice the Company. For the thirteen and twenty-six weeks ended August 27, 2005, ZVLLC invoiced the Company for $19.1 thousand. Effective May 20, 2005, the date of the Merger, ZVLLC ceased providing consulting services to the Company. No monies were due ZVLLC at August 26, 2006 and February 28, 2006.

Kenneth D. Taylor, a member of the Board of Directors of the Company since May 20, 2005, provided consulting services to the Company. For the thirteen and twenty-six weeks ended August 26, 2006, Mr. Taylor did not invoice the Company. For the thirteen and twenty-six weeks ended August 27, 2005 he invoiced the Company for $5.0 thousand. Effective May 20, 2005, the date of the Merger, he ceased providing consulting services to the Company. No monies were due Mr. Taylor at August 26, 2006 and February 28, 2006.

The Hermes Group LLC (THGLLC), a limited liability company, provides investment banking, acquisition and corporate advisory services to the Company. For the thirteen and twenty-six weeks ended August 26, 2006 and August 27, 2005, THGLLC invoiced the Company and its subsidiaries for $120.0 thousand, $233.5 thousand, $118.7 thousand and $118.7 thousand, respectively, as compensation for the provision of business advisory services. Mark I. Massad is a member of THGLLC and a member of MarNan LLC, which is a 39% shareholder of the Series A Preferred Stock of the Company. As of August 26, 2006 and February 28, 2006, there was a balance due to THGLLC of $40.0 thousand and $6.9 thousand, respectively.

M2 Advisory Group LLC (M2AG), a limited liability company, provides investment banking, acquisition and corporate advisory services to the Company. For the thirteen and twenty-six weeks ended August 26, 2006 M2AG invoiced the Company and its subsidiaries for $15.1 thousand and $20.8 thousand, respectively, as compensation for the provision of business advisory services. For the thirteen and twenty-six weeks ended August 27, 2005, M2AG did not provide any services. Mark I. Massad is a member of M2AG and a member of MarNan LLC, which is a 39% shareholder of the Series A Preferred Stock of the Company. As of August 26, 2006 and February 28, 2006, there was a balance due to M2AG of $7.5 thousand and $0.0 thousand, respectively.

Joseph A. Falsetti (who is a Director and the Chief Executive Officer of the Company) and/or members of his immediate family own beneficially 96.875 percent of the ownership interests in Dana Holdings, LLC (“Dana Holdings”), a New Jersey limited liability company. Dana Holdings owns 39 percent of the Company’s Series A Preferred Stock.

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Cenuco, Inc.

We have audited the accompanying consolidated balance sheet of Cenuco, Inc. and Subsidiaries (the “Company”) as of June 30, 2004 and the related consolidated statement of operations, stockholders’ equity and cash flows for the year ended June 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements as of June 30, 2003 were audited by other auditors whose report dated August 27, 2003 expressed an unqualified opinion on those consolidated financial statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cenuco, Inc. and Subsidiaries at June 30, 2004, and the consolidated results of their operations and their consolidated cash flows for the year ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ SALBERG & COMPANY, P.A.

Boca Raton, Florida September 15, 2004

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REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors

Cenuco, Inc.

(formerly Virtual Academics.com, Inc.)

We have audited the accompanying consolidated statement of operations, stockholders’ equity and cash flows of Cenuco, Inc. and Subsidiaries (the “Company”) for the year ended June 30, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and consolidated cash flows of Cenuco, Inc. and Subsidiaries for the year ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Miami, Florida August 27, 2003

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CENUCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

June 30, 2004

ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$306,318
Short-term Investments	5,389,998
Tuition Receivable – current (Net of Allowance for Doubtful Accounts of $101,989)	825,183
Accounts Receivable (Net of Allowance for Doubtful Accounts of $2,400)	26,936
Inventories	18,282
Other Current Assets	72,316

Total Current Assets	6,639,033

PROPERTY AND EQUIPMENT:
Computer Equipment and Software	220,138
Furniture, Fixtures and Office Equipment	50,699
Leasehold Improvements	3,051

Total Property and Equipment	273,888
Less: Accumulated Depreciation	(145,836)

Total Property and Equipment, Net	128,052

OTHER ASSETS:
Tuition Receivable - non-current (Net of Allowance for Doubtful Accounts of $302,760)	360,892
Deferred Recruiting Fees	50,912
Security Deposits	8,642

Total Other Assets	420,446

Total Assets	$7,187,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$131,617
Unearned Revenues	859,581
Accrued Recruiting Fees	4,398
Other Accrued Expenses	126,759

Total Current Liabilities	1,122,355

NON-CURRENT LIABILITIES:
Unearned Revenues, Net of Current Portion	1,450,968
Accrued Recruiting Fees, Net of Current Portion	3,376

Total Non-Current Liabilities	1,454,344

Total Liabilities	2,576,699

COMMITMENTS AND CONTINGENCIES (See Note C)
STOCKHOLDERS’ EQUITY:
Preferred Stock ($.001 Par Value; 1,000,000 Shares Authorized)
No Shares Issued and Outstanding )	—
Common Stock ($.001 Par Value; 25,000,000 Shares Authorized;
12,137,271 Shares Issued and Outstanding)	12,137
Common Stock Issuable (13,036 shares)	13
Additional Paid-in Capital	10,247,263
Accumulated Deficit	(5,233,400)
Deferred Consulting	(415,181)

Total Stockholders’ Equity	4,610,832

Total Liabilities and Stockholders’ Equity	$7,187,531

See accompanying notes to consolidated financial statements

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CENUCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended June 30,

	2004	2003

NET REVENUES:
Tuition and Tuition-related	$1,337,648	$1,181,718
Wireless Products and Services	176,701	395,761

NET REVENUES	1,514,349	1,577,479

COSTS AND EXPENSES:
Cost of Equipment Sales - Wireless Products and Services	27,019	157,656
Instructional and Educational Support	114,551	99,956
Research and Development	30,163	64,742
Bad Debt Expense	162,956	177,357
Selling and Promotion	329,333	353,403
Impairment Loss	884,028	—
General and Administrative	3,610,179	1,879,312

Total Operating Expenses	5,158,229	2,732,426

LOSS FROM OPERATIONS	(3,643,880)	(1,154,947)
OTHER INCOME:
Interest Income	21,956	18,921

LOSS BEFORE INCOME TAXES	(3,621,924)	(1,136,026)
INCOME TAX EXPENSE:
Deferred Income Tax	—	(153,156)

Total Income Tax Expense	—	(153,156)

NET LOSS	$(3,621,924)	$(1,289,182)

BASIC AND DILUTED:
Net Loss Per Common Share - Basic and Diluted	$(0.36)	$(0.15)

Weighted Common Shares Outstanding - Basic and Diluted	10,047,698	8,767,481

See accompanying notes to consolidated financial statements

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CENUCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended June 30, 2004 and 2003

					Additional Paid-in Capital	Accumulated Deficit	Deferred Compensation	Total Stockholders’ Equity

	Common Stock $.001 Par		Common Stock Issuable

	Shares	Amount	Shares	Amount

Balance at June 30, 2002	8,701,467	$8,701	—	$—	$1,383,264	$(322,294)	$—	$1,069,671
Net Loss	—	—	—	—	—	(1,289,182)	—	(1,289,182)
Common Stock Issued for Services	279,594	280	—	—	236,563	—	—	236,843
Common stock options granted	—	—	—	—	52,000	—	(26,000)	26,000

Balance at June 30, 2003	8,981,061	8,981	—	—	1,671,827	(1,611,476)	(26,000)	43,332
Net Loss	—	—	—	—	—	(3,621,924)	—	(3,621,924)
Common Stock Issued for Services	1,266,464	1,266	3,036	3	1,687,230	—	(532,500)	1,155,999
Common stock Issued for Intangible Asset	200,000	200	—	—	949,800	—	—	950,000
Exercise of Stock Options and Warrants	76,666	77	10,000	10	69,213	—	—	69,300
Common stock options and warrants granted	—	—	—	—	381,762	—	(297,862)	83,900
Common Stock Issued for Debt.	13,080	13	—	—	8,987	—	—	9,000
Sale of common stock and warrants, net of offering costs	1,600,000	1,600	—	—	5,478,444	—	—	5,480,044
Amortization of deferred compensation	—	—	—	—	—	—	441,181	441,181

Balance at June 30, 2004	12,137,271	$12,137	13,036	$13	$10,247,263	$(5,233,400)	$(415,181)	$4,610,832

See accompanying notes to consolidated financial statements

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CENUCO, INC. AND SUBSIDIAIRES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30,

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,621,924)	$(1,289,182)
Adjustments to Reconcile Net Loss to Net Cash Flows Used in Operating Activities:
Depreciation	113,162	38,027
Stock-Based Compensation	1,681,080	262,843
Deferred Income Taxes	—	153,156
Provision for Doubtful Accounts	(55,844)	14,993
Impairment Loss	884,028	—
(Increase) Decrease in:
Tuition Receivable	50,648	477,946
Accounts Receivable	(1,047)	124
Inventories	14,532	74,479
Deferred Recruiting Fees	26,505	49,123
Other Current Assets	(44,194)	10,432
Other Assets:
Tuition Receivable - Non-current	225,065	448,248
Deferred Recruiting Fees - Non-current	4,556	(21,056)
Increase (Decrease) in:
Accounts Payable	109,855	(9,968)
Unearned Revenues	(124,815)	(1,483,812)
Accrued Recruiting Fees	(16,146)	(74,948)
Other Accrued Expenses	45,064	19,402
Other Liabilities:
Unearned Revenues - Non-current	(77,534)	869,608
Accrued Recruiting Fees - Non-current	(12,808)	1,037

Net Cash Flows Used in Operating Activities	(799,817)	(459,548)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in Short-term Investment	(4,688,384)	(701,614)
Acquisition of Property and Equipment	(49,913)	(73,601)

Net Cash Flows Used in Investing Activities	(4,738,297)	(775,215)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options and Warrants	69,300	—
Net Proceeds from Sale of Common Stock	5,480,044	—

Net Cash Flows Provided by Financing Activities	5,549,344	—

Net Increase (Decrease) in Cash and Cash Equivalents	11,230	(1,234,763)
Cash and Cash Equivalents - Beginning of Year	295,088	1,529,851

Cash and Cash Equivalents - End of Year	$306,318	$295,088

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—

Income Taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for Debt (See Note D)	$9,000	$—

Common stock issued for Intangible Asset (See Note D)	$950,000	$—

See accompanying notes to consolidated financial statements

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE A - ORGANIZATION

Currently, Cenuco, Inc., (a Delaware corporation) and Subsidiaries (the “Company”) is engaged in two different business segments:

Cenuco, Inc., a Florida corporation (“Cenuco”) and wholly-owned subsidiary of Cenuco, Inc. (a Delaware corporation), has pioneered the ability to transmit live streaming video onto cellular phones, cellular capable Personal Digital Assistants, 802.x devices, and remote computers. The patent pending core technology has been productized as a security remote video monitoring family of products for the retail/consumer, small to medium size enterprise, as well as for large enterprise, government, and homeland security market sectors. Cenuco’s cellular remote video monitoring products are approved for sale to all Federal and military agencies, including the Department of Homeland Security. Cenuco was issued a five-year General Services Administration Contract number, GS-04F-0025N, in July 2003. Cenuco also develops wireless solutions and web services for the academic, real estate, and other markets. By offering remote monitoring services and technologies as a product and for licensing, Cenuco is positioned to grow within the application space worldwide.

Additionally, the Company, through its wholly-owned subsidiary, Barrington University, Inc. (“Barrington”), is engaged in the online distance learning industry with a focus on the international, mid-career adult and corporate training markets since 1993 through various predecessor entities. The Company offers programs in a variety of concentrations to students in over 90 countries worldwide. The Alabama Department of Education licenses the School. There are also arrangements with several international universities that confer dual degrees and certificates based on the School’s approval of the curriculum.

The Company’s administrative and sales office is located in Boca Raton, Florida and Mobile, Alabama.

The Company has exhibited negative trends in its net results of operations and cash flows since fiscal year 2002. These factors may suggest certain risks and uncertainties surrounding the Company’s current operations and ability to continue as a going concern. However, such risks and uncertainties are mitigated due to such positive aspects of the Company’s financial position at June 30, 2004 including cash and liquid investment balances of $5,696,316 and a positive working capital position of $5,536,025.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Significant estimates in 2004 include the provision for doubtful accounts, unearned revenue, prepaid and accrued recruiting fees, valuation of stock-based compensation, and the valuation of the software intangible asset. Actual results could differ from those estimates.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Short Term Investment

Short-term investment includes a certificate of deposit (“CD”) with a maturity of greater than three months. At June 30, 2004, the Company owns a CD with a balance of $5,389,998. The CD bears interest at 1.69% and matures on February 24, 2005.

Tuition Receivable

The Company, in the ordinary course of business finances the tuition, without interest, over a period of up to twenty-four months. Because a significant part of the tuition is deferred, the Company does not impute interest with respect to receivables that mature in more than one year. Tuition receivables are stated at the amount of unpaid principal, reduced by an allowance for receivable loan losses. A large portion of accounts receivable represents receivables for coursework students have not yet initiated and are offset by a related deferred revenue liability. Provisions for estimated losses on student receivables are charged to income in amounts sufficient to maintain the allowance at a level considered adequate to cover the losses of tuition receivables based upon historical trends, economic conditions and other information.

Accounts receivable

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible.

Deferred Recruiting Fees

Students learn about the School via the Internet or are recruited through a worldwide network of recruiters. Recruiters are paid recruiting fees upon receipt of tuition payment by the student. Recruiting fees are accrued as a liability relating to the tuition due the Company, and deferred as an asset relating to the portion of revenue that has been deferred (unearned). The Company amortizes deferred recruiting fees using the same method as the Company recognizes the related tuition revenue and is based on the number of courses actually completed in each student’s course of study.

Inventories

Inventories, consisting of security cameras and equipment, are stated at the lower of cost or market utilizing the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to seven years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense was $47,190 and $38,027 for the years ended June 30, 2004 and 2003, respectively.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Intangibles and other Long-Lived Assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. Goodwill represents the excess of the cost of the Company’s acquired subsidiaries or assets over the fair value of their net assets at the date of acquisition. Under Statement of Financial Accounting Standards (“SFAS”) No. 142, goodwill is no longer subject to amortization over its estimated useful life; rather, goodwill is subject to at least an annual assessment for impairment applying a fair-value based test. In June 2004, based on an impairment test, the Company decided to write-off a software intangible asset balance of $884,028 relating to the acquisition of assets under a purchase agreement, in April 2004, in the Company’s wireless solutions segment. The decision to recognize an impairment loss was made in light of the Company’s subsidiary inability to generate a profit after the acquisition, mounting intercompany balances, the length of time estimated for us to recover the initial investment, and the uncertainty of market conditions and business performance.

Fair Value of Financial Instruments

The carrying values of short term investments, short-term tuition and accounts receivables, and accounts payable approximate fair value due to the short term maturities of these instruments.

Stock-based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS 148, “Accounting for Stock-Based Compensation -Transition and Disclosure”, which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

The exercise prices of all options granted by the Company equal the market price at the dates of grant. No compensation expense has been recognized. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, “Accounting for Stock Based Compensation”, the Company’s net loss and loss per share would have been changed to the pro forma amounts indicated below for the years ended June 30, 2004 and 2003:

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

	Year ended June 30,

	2004	2003

Net loss as reported	$(3,621,924)	$(1,289,182)
Add: total stock-based employee compensation expense determined under fair value based method, net of related tax effect	(154,832)	(99,320)

Pro forma net loss	$(3,776,756)	$(1,388,502)

Basic loss per share:
As reported	$(.36)	$(.15)

Pro forma	$(.38)	$(.16)

The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.

Stock-based Compensation (continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants:

	2004	2003

Dividend yield	0%	0%
Expected volatility range	74% to 81%	71% to 81%
Risk-free interest rate	4.50%	4.50%
Expected holding periods	5-10 years	5 years

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

In connection with the development and sale of wireless solutions and web services, which include the development of business-to-business and business-to-consumer wireless applications, and state of the art wireless technology and services, the Company recognizes revenue as services are performed on a pro-rata basis over the contract term or products are delivered. The Company has executed a distribution agreement whereby the distributor may purchase wireless product on consignment. Any sales made to the distributor under this agreement will be recorded as a deferred revenue liability until such time as the distributor has sold the product at which time the Company will recognize the related revenues.

The Company recognizes tuition and registration revenues from its online distance learning segment based on the number of courses actually completed in each student’s course of study. For example, if a student completes three out of his nine required courses, the Company will recognize 33% of the tuition regardless of the amount of time that the student has taken to fulfill these requirements.

Refunds are based on the date that the student cancels and the policy is as follows: If the student withdraws within 5 calendar days after midnight of the day the student signs the Enrollment Agreement (Full Refund Period) the student will receive a full refund with no further obligation. If the student cancels after the Full Refund Period but before the school receives the first completed lesson, the student will be charged a registration fee of $150 and the student will receive a full refund less the registration fee charge.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition - Continued

If the student cancels after the school receives the first completed lesson, the student’s tuition obligation will be their registration fee plus a portion of the remaining tuition as defined below.

Percentage of Course Completed	Amount of Tuition Obligated

10% of less	10% of tuition
Between 11% - 25%	25% of tuition
Between 26% - 50%	50% of tuition
Over 50%	Obligated for full tuition.

When a student withdraws, the Company writes off the remaining tuition receivable balance against the remaining unearned revenue balance and records any credit difference to revenues as surrendered tuition deposits less an estimated refundable tuition liability and any debit difference to bad debt expense.

Change in Accounting Principle

For the fiscal year ended June 30, 2004, the Company changed its policy for accounting for withdrawn students in its online distance learning segment. This change is treated as a change in accounting principle. For those students with net receivable balances upon withdrawal, the net debit balance will be charged to bad debt expense rather than to revenues. Management believes this method is preferable as it better reflects the entity’s bad debt on withdrawn students. The pro forma net effect on the comparable 2003 consolidated financial statements would be a reclassification of $226,166 from revenues to bad debt expense. There is no net effect in any year presented in the accompanying consolidated financial statements on the Company’s net results of operations, net loss per share, financial position or cash flows.

Income Taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes (“SFAS 109”). Under SFAS 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended June 30, 2004 and 2003 totaled $110,367 and $103,698, respectively.

Research and Development

Expenditures for software research and development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility of the software is established. Technological feasibility is determined after a working model has been completed. The Company’s software research and development costs primarily relate to software development during the period prior to technological feasibility and are expensed as incurred. During fiscal 2004 and 2003, no software development costs were capitalized.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Earnings (Loss) Per Common Share

Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the year. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be antidilutive. The reconciliation between the computations is as follows:

	Net Loss	Basic Shares	Basic EPS

2004	$(3,621,924)	10,047,698	$(.36)
2003	$(1,289,182)	8,767,481	$(.15)

Not included in basic shares are stock options of 1,361,000 and 926,000 because they are anti-dilutive in 2004 and 2003, respectively.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new accounting pronouncements:

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. We adopted SFAS No. 150 in the first quarter of Fiscal 2004. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

Reclassifications

Certain amounts in the 2003 consolidated financial statements have been reclassified to conform to the 2004 consolidated financial statement presentation. These reclassifications had no impact on previously reported net results of operations or stockholders’ equity (deficit).

NOTE C - COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company entered into an employment agreement with its executive officer for a 24-month period ending January 1, 2003, subject to automatic renewals of 12-month terms unless terminated by the Company or the employee with 30-days’ prior written notice. In addition to an annual salary of up to $250,000 for the President and Chief Executive Officer the agreements entitle the officers to receive options to purchase 100,000 shares of common stock of the Company each year of employment at fair market value. These options were issued under the Company’s stock option plan (see Note D). These options vest 1/3 per year, beginning one year from the date of grant. The agreement also provide for the receipt of an annual bonus at the discretion of the Board of Directors. During fiscal 2004 and 2003, the Company’s President received a discretionary bonus of each year of 100,000 shares of common stock, respectively. (See Note D).

Litigation

From time to time, the Company faces litigation in the ordinary course of business. Currently the Company is not involved with any litigation which will have a material adverse effect on its financial condition.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE C - COMMITMENTS AND CONTINGENCIES - Continued

Leases

The Company leases its Florida and Alabama offices under leases that expire through July 2005. The office lease agreements have certain escalation clauses and renewal options. Future minimum rental payments required under this operating lease is as follows:

Year Ended June 30, 2005	$90,501
Year Ended June 30, 2006	$7,016

Rent expense for the twelve-month periods ended June 30, 2004 and 2003 was $88,004 and $89,288, respectively.

NOTE D - STOCKHOLDERS’ EQUITY

Stock Options

On February 1, 2000, the Company adopted a stock option plan (the “2000 Performance Equity Plan”). A majority of the shareholders of the Company approved the Plan. The plan provides options exercisable for a maximum of 3,000,000 shares of common stock to be granted. Both incentive and nonqualified stock options may be granted under the Plan.

The exercise price of options granted pursuant to this plan is determined by a committee but may not be less than 100% of the fair market value on the day of grant. For holders of 10% or more of the combined voting power of all classes of the Company’s stock, options may not be granted at less than 110% of the fair value of the common stock at the date of grant and the option may not exceed 5 years. There were 26,666 and no options exercised during the fiscal years 2004 and 2003, respectively. There were 43,334 and 275,000 options forfeited during fiscal years 2004 and 2003, respectively. The exercise prices of all options granted by the Company equal the market price at the dates of grant. No compensation expense has been recognized.

A summary of the status of the Company’s outstanding stock options as of June 30, 2004 and 2003 and changes during the year ending on that date is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at June 30, 2002	891,000	$1.23
Granted	310,000	0.57
Exercised	—	—
Forfeited	(275,000)	(2.30)

Outstanding at June 30, 2003	926,000	$0.70
Granted	505,000	1.50
Exercised	(36,666)	(0.53)
Forfeited	(33,334)	(2.19)

Outstanding at June 30, 2004	1,361,000	$0.96

Options exercisable at end of year	702,667	$0.89

	2004	2003

Weighted-average fair value of options granted during the year	$1.50	$0.57

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE D - STOCKHOLDERS’ EQUITY - Continued

Stock Options - continued

The following information applies to options outstanding at June 30, 2004:

2004		Options Outstanding		Options Exercisable

Range of Exercise Prices	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

$2.50 to $2.65	55,000	5.66	$2.50	55,000	2.50
$2.00	210,000	7.88	$2.00	105,000	2.00
$1.15 to $1.55	345,000	8.98	$1.21	18,333	1.44
$0.35 to $0.55	751,000	6.75	$0.45	524,334	0.47

The exercise price of all options granted by the Company equals the market price at the date of grant. Accordingly, no compensation expense has been recognized on options granted to employees and directors.

On August 29, 2002, the Company granted options to purchase 240,000 shares of common stock to certain employees of the Company of which 20,000 were cancelled during fiscal 2003. The options are exercisable at $.42 per share, which was the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On August 29, 2002, the Company granted options to purchase 20,000 shares of common stock to non-employee directors. The options expire on August 29, 2012 and are exercisable at $.42 per share, which was the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On January 7, 2003, the Company granted options to purchase 10,000 shares of common stock to an employee of the Company. The options are exercisable at $1.55 per share, which was the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On January 7, 2003, the Company granted options to purchase 40,000 shares of common stock to consultants for serviced rendered and to be rendered through December 2003. The options expire on January 7, 2013 and are exercisable at $1.55 per share, which was the fair market value of the common stock at the grant date. These options were valued using the Black-Scholes pricing method at a fair value of $1.30 per option. Accordingly, the Company recorded consulting expense of $26,000 and deferred compensation of $26,000 that was amortized over the service period.

On August 14, 2003, the Company granted options to purchase 50,000 shares of common stock to an employee of the Company. The options are exercisable at $1.15 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on August 14, 2013 or earlier due to employment termination.

On January 7, 2004, the Company granted options to purchase 240,000 shares of common stock to employees and to non-employee directors of the Company. The options are exercisable at $1.15 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on January 7, 2014 or earlier due to employment termination.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE D - STOCKHOLDERS’ EQUITY - Continued

Stock Options - continued

On January 7, 2004, the Company granted options to purchase 5,000 shares of common stock to a consultant for services rendered. The options are exercisable at $1.15 per share. The fair value of this warrant grant was estimated at $0.97 per option on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 81 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 10 years. In connection with these option, the Company recorded compensation expense of $4,850 for the year ended June 30, 2004. The options expire on January 7, 2014.

On January 16, 2004, the Company granted options to purchase 135,000 shares of common stock to employees and to non-employee directors of the Company. The options are exercisable at $2.00 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on January 16, 2016 or earlier due to employment termination.

On January 16, 2004, the Company granted options to purchase 75,000 shares of common stock to three consultants for serviced rendered. The options expire on January 16, 2009 and are exercisable at $2.00 per share, which exceeded the fair market value of the common stock at the grant date. These options were valued using the Black-Scholes pricing method at a fair value of $1.054 per option. Accordingly, the Company recorded consulting expense of $79,050 related to these options.

Common stock warrants

On December 10, 2003, the Company entered into a thirteen month agreement with two consultants beginning on December 18, 2003. The consultants received an aggregate of 850,000 warrants to purchase shares of the Company’s common stock at an exercise price of $1.00 per share. The fair value of this warrant grant was estimated at $0.35 per warrant on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 64 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 5.00 years. In connection with these warrants, the Company recorded compensation expense of $148,931 for the year ended June 30, 2004 and deferred compensation of $148,931, which will be amortized over the service period. The warrants expire on December 18, 2008.

In December 10, 2003, in connection with a private placement, the Company granted 100,000 warrants to purchase 100,000 shares of common stock at $1.00 per share. The warrants expire on April 26, 2009.

In March and April 2004, in connection with a private placement, the Company granted 1,500,000 warrants to purchase 1,500,000 shares of common stock at $4.50 per share. The warrants expire on April 26, 2009.

In May 2004, in connection with a private placement, the Company granted 300,000 warrants to purchase 300,000 shares of common stock at $5.00 per share and 50,000 warrants to purchase 50,000 shares of common stock at $6.50 per share. The warrants expire on June 24, 2009.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE D - STOCKHOLDERS’ EQUITY - Continued

Common stock warrants - continued

A summary of the status of the Company’s outstanding stock warrants granted for services as of June 30, 2004 and changes during the year is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at June 30, 2003	—	$—
Granted	850,000	1.00
Exercised	(50,000)	(1.00)
Forfeited	—	—

Outstanding at June 30, 2004	800,000	$1.00

Warrants exercisable at end of year	2,750,000	$3.40

Weighted-average fair value of warrants granted during the year	2004

	$0.35

The following information applies to all warrants outstanding at June 30, 2004:

		Warrants Outstanding		Warrants Exercisable

Range of Exercise Prices	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Exercise Average Price	Shares	Weighted Average Exercise Price

$1.00	900,000	4.45	$1.00	55,000	2.50
$4.50	1,500,000	4.88	$4.50	1,500,000	4.50
$5.00 to $6.50	350,000	4.99	$5.21	350,000	5.21

Common Stock

On December 3, 2002, the Company issued 13,290 shares of common stock to consultants for services rendered. Such shares were valued at their market value on the date of issuance at $1.39 per share. Accordingly, the Company recorded consulting expense of $18,474 related to the consulting services.

On April 11, 2003, the Company issued an aggregate of 200,000 shares of common stock to its President and to its Chairman of the Board as a discretionary bonus. Such shares were valued at their market value on the date of issuance at $.82 per share. Accordingly, the Company recorded non-cash compensation of $164,000 related to this bonus.

On April 11, 2003, the Company issued 66,304 shares of common stock to directors, and consultants for services rendered. Such shares were valued at their market value on the date of issuance at $.82 per share. Accordingly, the Company recorded non-cash compensation of $24,600 and consulting expense of $29,769 related to the services performed.

On September 18, 2003, the Company issued 15,000 shares of common stock to independent directors for services rendered. Such shares were valued at their market value on the date of issuance at $1.02 per share and recorded consulting expense of $15,300 related to the consulting services.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE D - STOCKHOLDERS’ EQUITY - Continued

On September 18, 2003, the Company issued 13,080 shares of common stock for accounts payable amounting to $9,000. Such shares were valued at their market value at the beginning of the quarter of the services performed. There was no gain or loss based on the $.69 per share fair value of the common stock.

On December 10, 2003, the Board of Directors approved an increase in the authorized common shares to 25,000,000.

On December 10, 2003, the Company issued 260,000 shares of common stock to officers of the Company and to independent directors for services rendered. Such shares were valued at their market value on the date of issuance at $.71 per share. The Company recorded compensation of $184,600 related to these services.

On December 10, 2003, in connection with consulting agreements, the Company issued 777,464 restricted shares of common stock for services rendered and to be rendered in the future. The Company valued these shares at their market value on the date of issuance of $.71 per share. In connection with these shares, through June 30, 2004, the Company recorded compensation expense of $285,749 and deferred compensation of $266,250, which will be amortized over the remaining service period.

On December 31, 2003, in connection with a private placement, the Company sold one unit for $100,000 comprised of 100,000 shares of common stock and warrants entitling the holder to purchase up to 100,000 shares of the Company’s common stock, at an exercise price of $1.00. The warrants expire on December 31, 2008.

On March 2, 2004, in connection with a new employee, the Company is to issue 17,000 shares of common stock. The Company valued these shares at their market value on the date of issuance of $5.00 per share and recorded compensation expense of $85,000.

During the year ended June 30, 2004, the Company granted 3,036 shares of common stock for services rendered. The Company valued these shares at their market value on the first date at the beginning of the service period at $1.10 to $4.50 per share and recorded professional fees of $4,500. As of June 30, 2004, these shares had not been issued and are included in common stock issuable on the consolidated balance sheet.

During the year ended June 30, 2004, the Company issued 76,666, and has issuable at June 30, 2004, 10,000 shares of common stock upon the exercise of an option for proceeds of $69,300.

In March 2004, the Company consummated a capital raise through a private placement offered to accredited investors. The Company offered, through a placement agent, investment units each consisting of 5,000 shares of its common stock offered at $4.00 per share with a callable warrant to purchase 5,000 shares of its common stock at $4.50 per share. The private placement was originally to be for a maximum amount of $5,000,000, but was subsequently increased to a maximum of $6,000,000. In connection with this private placement, the Company sold 300 units under the private placement aggregating 1,500,000 shares of common stock and 1,500,000 warrants for net proceeds of $5,380,044.

On April 15, 2004, the Company entered an Asset Purchase Agreement with a third party and acquired certain intellectual property for 200,000 shares of common stock. The Company valued these shares at the market value on the date of the agreement of $4.75 per share and recorded an intangible asset of $950,000. Subsequent to the acquisition of the intellectual property, management determined that the asset was fully impaired. See Note B.

On May 13, 2004, the Company issued 197,000 shares of common stock to officers of the Company, independent directors, and to consultants for services rendered. Such shares were valued at their market value on the date of issuance at $4.30 per share. The Company recorded compensation expense of $847,100 related to these services.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE E - INCOME TAXES

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	2004	2003

Deferred tax benefits - current Allowance for doubtful accounts	$154,717	$175,940
Deferred tax benefits - noncurrent Net operating loss carryforward	755,891	361,000

Total deferred tax assets	910,608	536,940
Less: Valuation allowance	(910,608)	(536,940)

	$—	$—

As of June 30, 2002, the Company did not record a valuation allowance on the deferred tax assets because the Company’s ability to realize these benefits was “more likely than not”. The deferred tax asset was reported in the accompanying balance sheet at June 30, 2002. As a result of continuing losses in the wireless segment, the net deferred taxes was fully offset by a valuation allowance at June 30, 2003 since the Company cannot currently conclude that it is more likely than not that the benefits will be realized. The net operating loss carryforward for income tax purposes of approximately $1,990,000 at June 30, 2004, expires in 2024. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for fiscal 2004 and 2003:

	2004	2003

Computed “expected” tax expense (benefit)	(34.0%)	(34.0%)
State income taxes.	(4.0%)	(4.0%)
Other permanent differences	0.0%	8.0%
Change in valuation allowance	38.0%	43.5%

Effective tax rate	0.00%	13.5%

The valuation allowance at June 30, 2004 was $910,608. The increase during fiscal 2004 was $373,668.

NOTE F - RELATED PARTY TRANSACTIONS

The Company’s former Chairman of the Board and Secretary, is the majority shareholder of a consulting company that renders Internet consulting services to the Company. During the years ended June 30, 2004 and 2003, fees paid to the consulting company amounted to approximately $67,000 and $73,000, respectively, and are included as part of administrative expenses.

NOTE G - CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. At June 30, 2004, the Company had $5,289,998 in a United States bank CD and $204,217 in United States bank deposits, which exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2004.

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Cenuco, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

NOTE H - SUBSEQUENT EVENTS

In July 2004, the Company issued 10,000 shares of common stock previously issuable.

In August 2004, the Company issued 100,000 shares of common stock upon the exercise of 100,000 warrants for proceeds of $100,000.

In July 2004, the Company granted options to purchase 40,000 shares of common stock to certain employees of the Company. The options are exercisable at $3.70 per share, which was the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

NOTE I - SEGMENT INFORMATION

In fiscal 2004 and 2003, the Company operates in two reportable business segments - (1) the development and sales of wireless solutions and web services and (2) the online distance learning industry. The wireless sector and company focus includes the development of business-to- business and business-to-consumer wireless applications, and state of the art web technology and design services. The online distant learning segment provides internet education to student internationally. The Company’s reportable segments are strategic business units that offer different products, which compliment each other. They are managed separately based on the fundamental differences in their operations. Information with respect to these reportable business segments for the year ended June 30, 2004 and 2003 is as follows:

	For the Year Ended June 30,

	2004	2003

Net
Sales:
Online distance learning	$1,337,648	$1,181,718
Wireless solutions	176,701	395,761

Total net sales	1,514,349	1,577,479

Costs and Operating Expenses:
Online distance learning	2,440,347	1,148,746
Wireless solutions	2,604,720	1,545,653

Total Costs and Operating Expenses:	5,045,067	2,694,399

Depreciation:
Online distance learning	27,878	30,163
Wireless solutions	19,312	7,864

Total Depreciation	47,190	38,027

Amortization:
Online distance learning	—	—
Wireless solutions	65,972	—

Total Amortization	65,972	—

Interest Income:
Online distance learning	108	9,632
Wireless solutions	21,848	9,289

Total Interest Income	21,956	18,921

Net Loss:
Online distance learning	(1,130,469)	(140,715)
Wireless solutions	(2,491,455)	(1,148,467)

Total Net Loss:	$(3,621,924)	$(1,289,182)

Total Assets:
Online distance learning	$1,286,822	$1,675,150
Wireless solutions	5,900,709	1,030,265

	$7,187,531	$2,705,415

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TABLE OF CONTENTS

Page

PART I - FINANCIAL INFORMATION – CENUCO, INC. AND SUBSIDIARIES
Item 1 - Financial Statements
Consolidated Balance Sheet As of March 31, 2005 (Unaudited) .	F-74
Consolidated Statements of Operations (Unaudited) For the Three and Nine Months ended March 31, 2005 and 2004	F-75
Consolidated Statements of Cash Flows (Unaudited) For the Nine Months Ended March 31, 2005 and 2004.	F-76
Condensed Notes to Consolidated Financial Statements	F-77

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CENUCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

March 31, 2005

(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$54,409
Short-term Investments	6,088,290
Note Receivable, Current Portion	119,800
Accounts Receivable (Net of Allowance for Doubtful Accounts of $39,873)	109,081
Inventories	12,847
Other Current Assets	216,569

Total Current Assets	6,600,996

PROPERTY AND EQUIPMENT:
Computer Equipment and Software	234,580
Furniture, Fixtures and Office Equipment	50,632
Leasehold Improvements	3,051

Total Property and Equipment	288,263
Less: Accumulated Depreciation	(175,011)

Total Property and Equipment, Net	113,252

OTHER ASSETS:
Note Receivable, less current portion	580,200
Security Deposits	7,732

Total Other Assets	587,932

Total Assets	$7,302,180

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable	$122,389
Other Accrued Expenses	182,086

Total Current Liabilities	304,475
LONG-TERM LIABILITIES:
Deferred Gain from Sale of Business	200,000

Total Liabilities	504,475

COMMITMENTS AND CONTINGENCIES (See Note 5)
STOCKHOLDERS’ EQUITY:
Preferred Stock ($.001 Par Value; 1,000,000 Shares Authorized) No Shares Issued and Outstanding)	—
Common Stock ($001 Par Value; 25,000,000 Shares Authorized; 13,652,056 Shares Issued and Outstanding)	13,653
Common Stock Issuable (261 shares)	—
Additional Paid-in Capital	12,266,841
Accumulated Deficit	(5,482,789)

Total Stockholders’ Equity	6,797,705

Total Liabilities and Stockholders’ Equity	$7,302,180

See accompanying notes to consolidated financial statements

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CENUCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,

	2005	2004	2005	2004

NET REVENUES	$153,889	$48,666	$397,720	$138,383
COST OF SALES	70,901	3,269	286,887	17,642

GROSS PROFIT	82,988	45,397	110,833	120,741

COSTS AND EXPENSES:
Research and Development	59,589	4,808	98,452	25,379
Bad Debt Expense	27,330	—	47,673	—
Selling and Promotion	62,408	46,361	204,183	103,118
General and Administrative	538,152	694,642	2,007,295	1,573,932

Total Operating Expenses	687,479	745,811	2,357,603	1,702,429

LOSS FROM OPERATIONS	(604,491)	(700,414)	(2,246,770)	(1,581,688)
OTHER INCOME:
Settlement Income	20,351	—	20,351	—
Interest Income	23,093	565	71,326	9,410

Total Other Income	43,444	565	91,677	9,410

LOSS BEFORE DISCONTINUED OPERATIONS	(561,047)	(699,849)	(2,155,093)	(1,572,278)
DISCONTINUED OPERATIONS:
Gain from Sale of Discontinued Operations, net of income taxes	—	—	1,814,648	—
Income (Loss) from Discontinued Operations	(16,072)	174,428	91,056	404,407

Total Income (Loss) from Discontinued Operations	(16,072)	174,428	1,905,704	404,407

NET LOSS	$(577,119)	$(525,421)	$(249,389)	$(1,167,871)

INCOME (LOSS) PER COMMON SHARE- BASIC AND DILUTED
Loss from continuing operations	$(0.04)	$(0.07)	$(0.17)	$(0.16)
Income from discontinued operations	(0.00)	0.02	0.15	0.04

Net loss per common share	$(0.04)	$(0.05)	$(0.02)	$(0.12)

Weighted Common Shares Outstanding - Basic and Diluted	13,191,891	10,197,290	12,647,905	9,466,185

See accompanying notes to consolidated financial statements

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CENUCO, INC. AND SUBSIDIAIRES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended March 31,

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from Continuing Operations	$(2,155,093)	$(1,572,278)
Adjustments to Reconcile Net Loss from Continuing Operations to Net Cash Used in Operating Activities:
Depreciation	29,175	35,169
Stock-Based Compensation	545,821	640,858
Provision for Doubtful Accounts	47,673	—
Settlement Income	(20,351)	—
(Increase) Decrease in:
Accounts Receivable	(129,818)	4,798
Inventories	5,435	16,910
Other Current Assets	(144,253)	23,008
Security Deposits	910	—
Increase (Decrease) in:
Accounts Payable	11,123	20,875
Other Accrued Expenses	55,327	(27,848)
Deferred Revenue	(3,667)	7,617

Net Cash Flows Used in Continuing Operating Activities	(1,757,718)	(850,891)

Income from Discontinued Operations	1,905,704	404,407
Adjustments to Reconcile Income from Discontinued Operations to Net Cash Used in Discontinued Operating Activities:
Gain from Sale of Discontinued Operation	(1,814,648)	—
Net Decrease in Net Liabilities of Discontinued Operations	236,979	103,169

Net Cash Provided by Discontinued Operating Activities	328,035	507,576

Net Cash Flows Used in Operating Activities	(1,429,683)	(343,315)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in Short-term Investment	(698,292)	(2,576,546)
Acquisition of Property and Equipment	(14,375)	(34,882)

Net Cash Flows Used in Investing Activities	(712,667)	(2,611,428)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common Stock	—	2,778,439
Proceeds from Exercise of Stock Options and Warrants	1,890,441	2,800

Net Cash Flows Provided by Financing Activities	1,890,441	2,781,239

Net Decrease in Cash and Cash Equivalents	(251,909)	(173,504)
Cash and Cash Equivalents - Beginning of Year	306,318	295,088

Cash and Cash Equivalents - End of Period	$54,409	$121,584

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—

Income Taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for debt	$—	$9,000

Common stock issued for future services	$—	$830,362

See accompanying notes to consolidated financial statements

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Currently, Cenuco, Inc., (a Delaware corporation) and Subsidiaries (the “Company”) primary focus is on wireless application development. Through its subsidiary, the Company is engaged in a wireless application technology business, primarily related to the transmission of secure and non-secured video onto cellular platforms via proprietary technologies. This is also known as remote video monitoring via cellular device. In this wireless segment, the Company provides cellular carriers, Internet Service Providers, resellers, and distributors a host of wireless video streaming products which can generate an increase in subscriber adoption of wireless data services, as well as broadband Internet services.

On September 30, 2004, the Company sold substantially all of the assets and business of its education subsidiary (See Note 3).

The accompanying unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments and adjustments for the asset sale) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter company accounts and transactions have been eliminated. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended June 30, 2004 and notes thereto contained in the Company’s report on Form 10-KSB as filed with the SEC. The results of operations for the nine months ended March 31, 2005 are not necessarily indicative of the results for the full fiscal year ending June 30, 2005.

Reclassifications

Certain reclassifications have been made to the prior period’s consolidated statements of operations to conform to the current period’s presentation.

Concentrations of Credit Risk

The Company maintains its cash balances at quality financial institutions which, at times, exceed federally insured limits. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 2005, the Company had $5,913,291 in United States bank deposits, which exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit.

Inventories

Inventories, consisting of security cameras and equipment, are stated at the lower of cost or market utilizing the first-in, first-out method.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

In connection with the development and sale of wireless solutions and web services, which include the development of business-to-business and business-to-consumer wireless applications, and state of the art wireless technology and services, the Company recognizes revenue as services are performed on a pro-rata basis over the contract term or when products are delivered. The Company periodically enters into agreements whereby the customer or distributor may purchase wireless products on a consignment type basis. Revenues are recognized under these arrangements only when the customer or distributor has resold the product and the Company has an enforcement right to its sales price.

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

Revenues are earned from licensing arrangements pursuant to the terms of those agreements.

Stock Options

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS 148, “Accounting for Stock-Based Compensation -Transition and Disclosure”, which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

The exercise prices of all options granted by the Company equal the market price at the dates of grant. No compensation expense has been recognized. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, “Accounting for Stock Based Compensation”, the Company’s net loss and loss per share would have been changed to the pro forma amounts indicated below for the nine months ended March 31, 2005 and 2004:

	For the Nine Months Ended March 31,

	2005	2004

Net loss as reported	$(249,389)	$(1,167,871)
Less: total stock-based employee compensation expense determined under fair value based method, net of related tax effect	(134,052)	(46,791)

Pro forma net loss	$(383,441)	$(1,214,662)

Basic and diluted loss per share:
As reported	$(.02)	$(.12)

Pro forma	$(.03)	$(.13)

The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.

Earnings (Loss) Per Common Share

Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the period. For the three and nine months ended March 31, 2005 and 2004, the computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be antidilutive. Not included in basic shares are 2,935,712 stock options and warrants because they are anti-dilutive in 2005 and 2004, respectively.

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

Intangibles and other Long-Lived Assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. Goodwill represents the excess of the cost of the Company’s acquired subsidiaries or assets over the fair value of their net assets at the date of acquisition. Under Statement of Financial Accounting Standards (“SFAS”) No. 142, goodwill is subject to at least an annual assessment for impairment applying a fair-value based test. There were no impairment losses during the three and nine months ended March 31, 2005.

Recent Accounting Pronouncements

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, “Accounting in Certain Investments in Debt and Equity Securities.” EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 “Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29”. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company’s financial position, results of operations or cash flows.

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). This FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

NOTE 3 - SALE OF SUBSIDIARY

Effective September 30, 2004, the Company entered into a Purchase and Sale Agreement (the “Sale Agreement”) and sold substantially all of the assets of its education subsidiary for $1,000,000, subject to a reduction of $200,000 if the buyer does not collect 95% of the receivables on the books as of September 30, 2004 prior to September 30, 2005. In connection with the Sale Agreement, the Company received $300,000 in cash. As of March 31, 2005, the Company reflected a receivable from the sale of business on the accompanying balance sheet. Additionally, the buyer executed a promissory note in favor of the Company in the amount of $700,000 payable as follows:

(a)

Twenty (20) equal and consecutive quarterly payments of $29,122.87 each (amortized on the basis of $500,000), with payments beginning on March 1, 2005. Interest accrues at a rate of 6% per annum. During the first 6 months, interest will accrue but not be paid. The $15,000 of interest accrued is payable in 5 equal monthly installments beginning December 1, 2004. According to the Purchase and Sale Agreement, any existing trade payables can be deducted against quarterly payments owed to the Company. As of March 31, 2005, the Company had not received any payments.

(b)

A final balloon payment of $200,000 due on January 1, 2010. If the purchase price is reduced due to buyer not collecting 95% of the receivables on the books as of September 30, 2004 prior to September 30, 2005, the final balloon payment will be eliminated.

As a result of the sale of the Company’s subsidiary, for the nine months ended March 31, 2005, the Company recorded a gain of $1,814,648 and a deferred gain on the sale of $200,000 (representing the contingent balloon payment due). The results of operations of the Company’s education subsidiary is reported separately as a discontinued operation, and prior periods have been restated in the Company’s financial statements, related footnotes and the management’s discussion and analysis to conform to this presentation.

The Company’s income (loss) from discontinued operations for the nine months ended March 31, 2005 and 2004 are summarized as follows:

	For the Nine Months Ended, March 31,

	2005	2004

Sales	$261,288	$779,072
Operating Expenses	170,232	374,665

Net income from discontinued operations before gain on sale	91,056	404,407
Gain on sale of assets of subsidiary	1,814,648	—

Income from discontinued operations	$1,905,704	$404,407

The gain on sale from the sale of substantially all of the assets of the Company’s education subsidiary is calculated as follows:

Sale price for subsidiary’s assets	$1,000,000
Less: direct transaction expenses:
Investment banking fee	(80,000)
Add: net deficit of subsidiary at date of sale	1,094,648
Less: deferred gain on sale of subsidiary	(200,000)

Gain on disposal of subsidiary, net of taxes	$1,814,648

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

NOTE 4 - STOCKHOLDERS’ EQUITY

Common stock

In July 2004, the Company issued 10,000 common shares previously issuable. In October 2004, the Company issued 3,036 common shares previously issuable.

On July 23, 2004, the Company issued an aggregate of 34,000 shares of common stock (17,000 common shares each) to two employees’ of the Company for services rendered. Such shares were valued at their market value on the date of issuance at $3.71 per share. The Company recorded compensation of $126,140 related to these services.

During the quarter ended September 30, 2004, the Company issued 265 shares of common stock for accounting services rendered. The Company valued these shares at their market value on the first date at the beginning of the service period at $5.65 per share and recorded professional fees of $1,500.

During the quarter ended September 30, 2004, the Company issued 100,000 shares of common stock upon the exercise of 100,000 warrants for proceeds of $100,000 or $1.00 per share.

During the quarter ended September 30, 2004, the Company issued 10,000 shares of common stock upon the exercise of 10,000 options for proceeds of $5,500 or $.55 per share.

During the quarter ended December 31, 2004, the Company issued 300,000 shares of common stock upon the exercise of 300,000 warrants for proceeds of $300,000 or $1.00 per share.

During the quarter ended December 31, 2004, the Company issued 280,776 shares of common stock upon the exercise of 236,560 and 44,216 warrants at $4.50 and $4.00 per share, respectively, for proceeds of $1,241,384.

During the quarter ended December 31, 2004, the Company issued 368 shares of common stock for accounting services rendered. The Company valued these shares at their market value on the first date at the beginning of the service period at $4.08 per share and recorded professional fees of $1,500.

During the quarter ended March 31, 2005, the Company issued 261 shares of common stock for accounting services rendered. The Company valued these shares at their market value on the first date at the beginning of the service period at $5.75 per share and recorded professional fees of $1,500. At March 31, 2005, these shares had not been issued and are included in common stock issuable on the accompanying balance sheet.

On February 25, 2005, the Company issued 624,661 shares of common stock in a cashless exercise of 691,666 options that were previously granted to certain officers and directors of the Company.

During the quarter ended March 31, 2005, the Company issued 151,679 shares of common stock upon the exercise of 151,679 warrants and options for proceeds of $243,557.

Common stock options

On July 23, 2004, the Company granted options to purchase 60,000 shares of common stock to employees of the Company. The options are exercisable at $3.71 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on July 23, 2014 or earlier due to employment termination.

On July 28, 2004, the Company granted options to purchase 40,000 shares of common stock to employees of the Company. The options are exercisable at $4.00 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire on July 28, 2014 or earlier due to employment termination.

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

A summary of the status of the Company’s outstanding stock options as of March 31, 2005 and changes during the nine months ended March 31, 2005 is as follows:

NOTE 4 - STOCKHOLDERS’ EQUITY (Continued)

Common stock options (Continued)

	Shares	Weighted Average Exercise Price

Outstanding at June 30, 2004	1,361,000	$0.96
Granted	100,000	3.83
Exercised	(727,665)	(0.62)
Forfeited	(176,667)	(1.81)

Outstanding at March 31, 2005	556,668	$1.52

Options exercisable at end of period	201,666	$1.55

Weighted-average fair value of options granted during the period		$3.83

The following information applies to options outstanding at March 31, 2005:

	Shares	Options Outstanding		Options Exercisable

Range of Exercise Prices		Weighted - Average Remaining Contractual Life(Years)	Weighted - Average Exercise Price	Shares	Weighted - Average Exercise Price

$0.42	73,332	7.25	$0.42	—	$0.42
$0.55	40,000	5.75	$0.55	40,000	$0.55
$1.15	218,335	8.85	$1.15	25,000	$1.15
$1.55	35,001	7.85	$1.55	23,333	$1.55
$2.00	130,000	8.85	$2.00	113,333	$2.00
$3.71	40,000	9.00	$3.71	—	$—
$4.00	20,000	9.25	$4.00	—	$—

	556,668			201,666

Common stock warrants

A summary of the status of the Company’s outstanding stock warrants granted for services as of March 31, 2005 and changes during the nine months ended March 31, 2005 is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at June 30, 2004	3,050,000	$3.50
Granted	—	—
Exercised	(721,456)	(2.53)
Forfeited	—	—

Outstanding at March 31, 2005	2,328,544	$3.83

Warrants exercisable at end of year	2,328,544	$3.83

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

NOTE 4 - STOCKHOLDERS’ EQUITY (Continued)

Common stock warrants (Continued)

The following information applies to all warrants outstanding at March 31, 2005:

		Warrants Outstanding		Warrants Exercisable

Range of Exercise Prices	Shares	Weighted - Average Remaining Contractual Life (Years)	Weighted - Average Exercise Price	Shares	Weighted - Average Exercise Price

$1.00	500,000	3.65	$1.00	500,000	1.00
$4.00	105,784	4.25	$4.00	105,784	4.00
$4.50	1,372,760	4.13	$4.50	1,372,760	4.50
$5.00 to
$6.50	350,000	4.25	$5.21	350,000	5.21

	2,328,544

NOTE 5 - MERGER AGREEMENT

On March 17, 2005, the Company announced that it has entered into a Merger Agreement, dated as of March 16, 2005 (the “Merger Agreement”), with Hermes Holding Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Hermes Acquisition Company I LLC, a Delaware limited liability company (“Seller”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Seller (the “Merger”), as a result of which the separate existence of Merger Sub shall cease and Seller shall continue as the surviving company and a wholly-owned subsidiary of the Company.

Seller, through its subsidiaries, Lander Co., Inc. and Lander Co. Canada Limited (collectively, “Lander”), manufactures, markets and distributes value brand (LANDER) health and beauty care products. Lander also produces private label health and beauty care products for certain major retailers. Lander owns and operates a manufacturing and distribution facility in Binghamton, New York, and operates a manufacturing facility in Toronto, Canada. In addition, Lander utilizes distribution facilities in Charlotte, North Carolina and Buena Park, California.

Pursuant to the Merger Agreement, the Company will issue shares (the “Merger Shares”), representing 65% of the shares of the Company’s common stock, $.001 par value per share, to be outstanding after the Merger, to the owners of Seller in exchange for their equity interests in Seller. The Merger Shares were offered to the owners of Seller pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under. The transaction is intended to qualify as a tax-free reorganization for both companies and their respective stockholders and members.

The closing is conditioned on, among other things, (1) the Company stockholders approving the Merger Agreement and the issuance of the Merger Shares, (2) the Company stockholders approving an amendment to the Company’s certificate of incorporation to change the name of the Company to Lander Co., Inc. or another name selected and to increase the Company’s authorized common stock to 100 million shares, (3) the Company obtaining a fairness opinion that the Merger is fair to the Company’s stockholders from a financial point of view and (4) the Company having cash and cash equivalents on hand at closing of approximately $6 million, subject to no liens. Because the number of Merger Shares will exceed 20% of the Company’s current outstanding shares, the Company is required to seek stockholder approval of the issuance of such shares, in accordance with Section 712 of the Listing Standards, Policies and Requirements of the American Stock Exchange.

NOTE 6 - SUBSEQUENT EVENTS

During April 2005, the Company issued 98,500 shares of common stock upon the exercise of 98,500 warrants at $1.00 per share for proceeds of $98,500.

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CENUCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2005

In May 2005, the Company signed a settlement agreement with Omnipoint, based on the breach of an Asset Purchase Agreement, dated on October 21, 2004. Omnipoint agreed to pay the Company $250,000 in 25 monthly payments. In connection with the settlement agreement, the Company received $10,000 in April 2005.

NOTE 7 - LEGAL MATTERS

In February 2005, the Company was made a party to a patent infringement suit by Raymond Anthony Joao, an individual who has reportedly developed a monitoring apparatus and method, a control, monitoring and / or security apparatus and method and a control apparatus and method for vehicles and / or for premises. He believes that we use a type of monitoring apparatus and / or method for which he has been granted a patent in the United States. The United States District Court Southern District of New York (USDC SD NY 05 Civ. 1037 (CM) (MDF)) is hearing allegations of infringement brought by Joao.

The Company filed an answer to Joao’s complaint denying infringement and asserting certain other defenses. In April 2005, we filed a counter-claim in this litigation alleging that prior to February 2005 all involved parties in this lawsuit executed an agreement which specifically prohibits this suit. An executed copy of this agreement, signed by Joao and Cenuco, was submitted for the court’s review as part of our counter-claim. Among other things, the outcome will likely depend not only upon the enforcement of the aforementioned agreement but may also be upon whether the aforementioned patents are determined to be valid and infringed. Management believes that we are not infringing, and that this lawsuit has no basis. However, we are presently unable to predict either the effect or degree of effect this litigation will have on our business and financial condition. There is no other pending material litigation to which we are a party or to which any of our property is subject.

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ANNEX A

March 9, 2005

PRIVATE & CONFIDENTIAL

The Board of Directors

Cenuco, Inc.

6421 Congress Avenue, Suite 201

Boca Raton, FL 33487

Gentlemen:

We understand that Cenuco, Inc. (the “Company” or “ICU”) intends to enter into a Merger Agreement, on or about March 10, 2005 (the “Merger Agreement”), with Hermes Holding Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Hermes Acquisition Company I LLC, a Delaware limited liability company (the “Seller”), the parent company of Lander Co., Inc. and Lander Co. Canada, LTD., a leading manufacturer and distributor of health and beauty care products (collectively “Lander Corporation”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Seller (the “Merger”), as a result of which the separate existence of Merger Sub shall cease and the Seller shall continue as the surviving company and a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company will issue 25,324,104 of the Company’s common stock, par value $.001 per share (the “Merger Shares”) to the owners of Seller in exchange for their equity interests in Seller, subject to adjustment in the event additional shares of Company common stock are issued due to the exercise of outstanding options, warrants or other rights to purchase Company common stock or in the event the Company is deemed to have issued shares of Company common stock without consideration or for a consideration per share less than a specified price. The Merger Shares are to be offered to the owners of Seller pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. Immediately following the Merger, the owners of Seller would own 65% of the outstanding shares of common stock of the Company and existing stockholders of the Company would own 35% of the outstanding shares. The transaction is structured as a tax-free reorganization for both companies and their respective stockholders and members.

The closing is conditioned on, among other things, the Company’s stockholders’ approval of the Merger Agreement and of the issuance of the Merger Shares. Because the number of Merger Shares will exceed 20% of the Company’s current outstanding shares, the Company is required to seek stockholder approval of the issuance of such shares, in accordance with Section 712 of the Listing Standards, Policies and Requirements of the American Stock Exchange.

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the Merger consideration to be offered to the Sellers. We have not been requested to opine to, and our opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the Merger. In addition, we have not been requested to explore any alternatives to the Merger. Further, our opinion does not address the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company.

vFinance Investments, Inc. (“vFinance”), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. We do not perform tax, accounting, legal services, or appraisal services, nor render such advice.

vFinance has been retained by the Company to render this opinion in connection with the Merger and will receive a fee and reimbursement of its expenses for such services. No portion of our fee is contingent upon consummation of the Merger nor is it contingent upon any recommendation of the Board of Directors. In addition, the Company has agreed to indemnify vFinance for certain liabilities arising out of its engagement, including the rendering of this opinion.

vFinance has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Merger.

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In the ordinary course of business, vFinance may trade in the Company common stock for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

In conducting our analyses and arriving at the opinion expressed herein, we took into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally, and, among other things: (i) reviewed documents related to the Merger, including a draft of the Merger Agreement, Plan of Merger, and the Form 8-K discussing it; (ii) reviewed publicly available financial information and other data with respect to ICU, including its Quarterly Report filed on Form 10-QSB for the quarter ended December 31, 2004, Annual Reports on Form 10-KSB for the fiscal year ended June 30, 2004, Proxy Statement Form DEFR14A filed on December 27, 2004, and certain other relevant financial and operating data made available to vFinance; (iii)  reviewed Hermes’ corporate documents, audited financial statements for the year ended February 29, 2004 and Fiscal Year 2005 10 month interim statements; (iv) reviewed Hermes’ capitalization table; (v) reviewed Lander Corporation’s financial & creditor agreements; (vi) reviewed Lander Corporation’s employee lists and organizational charts; (vii) reviewed Lander Corporation’s employee benefit, pension & profit sharing plans; (viii) reviewed Lander Corporation’s corporate records; (ix) reviewed Lander Corporation Fiscal year end 2005 projections; (x) reviewed Lander Corporation’s Summary 10 year projections; (xi) reviewed and analyzed Lander Corporation’s projected unlevered free cash flows and prepared discounted cash flows; (xii) reviewed and analyzed certain financial characteristics of companies that were deemed to be comparable to Lander Corporation; (xiii) reviewed and analyzed certain financial characteristics of comparable transactions that involved the acquisition of companies that were deemed to have characteristics comparable to those of Lander Corporation; (vii) compared the financial terms of the transaction with the financial terms of certain other transactions we deemed to be relevant and comparable; (xiv) reviewed and discussed with representatives of the management of Lander Corporation certain financial and operating information furnished by them, including financial analyses and related assumptions with respect to the business, operations and prospects of the Company; (xv) considered the historical financial results and present financial condition of ICU; (xvi) reviewed certain publicly available information concerning the trading of, and the trading market for, the Common Stock of ICU; (xvii) inquired about and discussed the transaction and other matters related thereto with the Company’s management, the Board of Directors of the Company, and the Company’s legal counsel; (xviii) discussed with members of senior management of both the Company and Lander Corporation the strategic and financial benefits of the transaction; and (xix) performed such other analyses and examinations as were deemed appropriate.

In forming our opinion, we have had full access to and full cooperation from the Company’s management to ask questions and receive answers. Our opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or which is publicly available, and have not attempted to verify independently any such information.

We have relied solely on the information and estimates provided to us by both ICU’s and Lander Corporation’s management and have neither made nor obtained any independent appraisals of any properties, other assets or facilities of either ICU or Lander Corporation. With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of Lander Corporation provided to us by its management, we have assumed that the financial information has been reasonably prepared on a basis reflecting best currently available estimates and good faith judgments of the management of Lander as to its future financial performance.

This opinion is for the use of the Board of Directors of ICU and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of vFinance, except that this opinion may be reproduced in full in, and references to this opinion and to vFinance and its relationship with the Company may be included in, filings made by the Company with the SEC and in any proxy statement or similar disclosure document delivered to stockholders of ICU. This opinion addresses only the fairness, from a financial point of view of the Merger consideration whereby the Company will issue 25,324,104 of the Company’s common stock, par value $.001 per share (the “Merger Shares”) to the owners of Seller in exchange for their equity interests in Seller, subject to adjustment in the event additional shares of Company common stock are issued due to the exercise of outstanding options, warrants or other rights to purchase Company common stock or in the event the Company is deemed to have issued shares of Company common stock without consideration or for a consideration per share less than a specified price, and does not address any other aspect of the Merger. This opinion does not constitute a recommendation to any stockholder of ICU, nor does this opinion address the relative merits of the Merger or any other transactions or business strategies the Board of Directors of ICU has considered or may be considering, nor does it address the decision of the Board of Directors of ICU to recommend or proceed with the Merger.

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We express no opinion as to the prices at which shares of Company common stock will trade at any time following the announcement or consummation of the Merger. This opinion should not be viewed as providing any assurance that the market value of the shares of Company common stock to be held by the stockholders of the Company after the consummation of the Merger will be in excess of the market value of the shares of Company common stock owned by such stockholders at any time prior to the announcement or the consummation of the Merger.

We do not express any opinion as to the future performance of the Company or the price at which the Company common stock would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, that the consideration to be paid in the Merger for Hermes Acquisition Company I LLC, a Delaware limited liability company (the “Seller”), the parent company of Lander Co., Inc. and Lander Co. Canada, LTD. a leading manufacturer and distributor of health and beauty care products is fair, from a financial point of view, to those holders of shares of ICU.

Very truly yours,

vFINANCE INVESTMENTS, INC.

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ANNEX B

Audit Committee Charter

This Charter governs the operations of the Audit Committee (the “Committee”) of Cenuco, Inc. (the “Company”). The Committee shall have the authority, responsibilities and specific powers described below.

Purposes

The Committee’s purposes shall be to oversee the accounting and financial reporting processes of the Company, to oversee the audits of the Company’s financial statements and to provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to:

•	the integrity of the Company’s financial statements;
•	the Company’s systems of internal accounting and financial controls;
•	the performance of the Company’s internal audit function and the independent auditor;
•	the independent auditor’s qualifications and independence; and
•	the Company’s compliance with ethics policies and legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditor, the internal auditor and the management of the Company.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and with the authority to engage and determine funding for independent counsel and other advisors as it determines necessary to carry out its duties.

Committee Membership

The members of the Committee shall be members of, and appointed by, the Board of Directors of the Company and shall comprise at least three directors, each of whom satisfies the independence requirements of the American Stock Exchange (“AMEX”) or any stock exchange where the Company’s securities are listed from time to time, applicable laws and the rules and regulations of the Securities and Exchange Commission (the “SEC”). All Committee members shall meet all financial knowledge and experience qualifications required under rules promulgated by AMEX and the SEC, and at least one member shall possess the requisite financial sophistication and expertise required to satisfy applicable SEC and AMEX regulations.

The Board of Directors shall select a Chairperson, who shall implement and execute the actions of the Committee, call the meetings of the Committee and otherwise perform the functions designated in this Charter to be performed by the Chairperson.

Meetings

The Committee shall meet at least quarterly, or more frequently, in open or executive sessions, as determined by the Chairperson. At its discretion, the Committee may ask management, representatives of internal audit, independent counsel, independent auditors and/or others to attend all or part of its meetings. The Committee shall report through its Chairperson to the Board of Directors following meetings of the Committee.

The Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, quorum and voting requirements as are applicable to the Board of Directors.

Duties and Responsibilities

While the Committee has the specific responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

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The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

7.

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of, and shall determine funding for, any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall be responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting, and the independent auditor shall report directly to the Committee.

8.

The Committee shall have the authority to engage and determine funding for outside legal, accounting or other advisors to advise the Committee and shall, as appropriate, obtain advice and assistance from such advisors.

9.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services, (ii) compensation to any outside legal, accounting or other advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

10.

The Committee shall pre-approve all audit and non-audit services provided by the independent auditor to the Company and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may establish pre-approval policies and procedures that permit the Company to engage the independent auditor for services after the Committee’s initial engagement and approval, but only if the policies and procedures are detailed as to the particular services, the Committee is informed of each service, and such policies and procedures do not include delegation of the Committee’s responsibilities to management. The Committee may delegate its pre-approval authority to a member of the Committee, and the decisions of such member shall be presented to the full Committee at its next scheduled meeting.

11.

The Committee shall obtain and review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with the Independence Standards Board Standard 1. The Committee shall actively discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

12.	The Committee shall take, or recommend that the Board take, appropriate actions to oversee the independence of the independent auditor.
13.

The Committee shall obtain from and review reports by the independent auditor describing (i) the independent auditor’s internal quality control procedures, and (ii) any material issues raised by the most recent internal quality control review, or peer review, or by any governmental or professional inquiry or investigation within the preceding five years regarding any audit performed by the independent auditor and any steps taken to deal with such issues.

14.

In advance of the commencement of the engagement of the independent auditor for the current year, the Committee shall review the proposed scope of the audit, the proposed staffing of the audit (including required rotation of personnel) and the fees proposed to be charged for such audit. Also, the Committee shall discuss with management, the internal auditor and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risk, and legal and ethical compliance programs (including, for example, the Company’s Code of Ethics).

15.

The Committee shall meet with management, the internal auditor and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditor and the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s responses.

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16.	The Committee shall receive regular reports from the independent auditor with respect to:
•	the critical accounting policies and practices of the Company;
•

alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
17.

The Committee shall review management’s assessment of the effectiveness of the Company’s internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assessment.

18.

The Committee shall review reports from management on material weaknesses or deficiencies in the design or operation of internal controls and on any fraud that involves personnel having a significant role in the Company’s internal controls.

19.	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies or the public.
20.

The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

21.

The Committee shall review with management and the independent auditor the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

22.

The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.
24.	The Committee shall periodically evaluate the performance of the Committee, and, no less than annually, review and reassess this Charter and recommend changes to the Board as appropriate.
25.	The Committee shall review and oversee all proposed transactions between the Company and related parties.
26.	The Committee may, from time to time, establish Company hiring policies for employees or former employees of the independent auditor that meet applicable SEC regulations and AMEX listing standards.
27.	When appropriate, the Committee may form and delegate authority to one or more subcommittees. Each such subcommittee shall consist of one or more members of the Committee.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

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Public Availability of Charter

This Charter shall be posted on the Company’s website and shall otherwise be made publicly available in accordance with applicable requirements.

Adopted by the Board of Directors on July 18, 2005.

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2007 STOCK INCENTIVE PLAN

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ASCENDIA BRANDS 2007 STOCK INCENTIVE PLAN

ARTICLE I

GENERAL

1.1 PURPOSE

The ASCENDIA BRANDS 2007 STOCK INCENTIVE Plan (the “Plan”) is designed to provide persons on whose initiative and efforts the successful conduct of the business of Ascendia Brands, Inc., its subsidiaries and joint ventures (collectively the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company; (b) acquire a proprietary interest in the success of the Company; (c) maximize their individual performance; and (d) directly or indirectly enhance the long-term performance of the Company.

1.2 ADMINISTRATION

(a) Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A “Qualified Member” is both a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b) Committee’s Authority. The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any award certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

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(c) Committee Action; Delegation. Except as otherwise required by applicable law, actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each such grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of section 162(m) of the Code.

(d) Determinations Final. The determination of the Committee on all matters relating to the Plan or any award under the Plan shall be final, binding and conclusive.

(e) Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3 PERSONS ELIGIBLE FOR AWARDS

The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company (collectively, “Key Persons”) as the Committee in its sole discretion shall select.

1.4 TYPES OF AWARDS UNDER PLAN

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, and (d) restricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant. Any person receiving an award under the Plan is hereinafter referred to as a “Grantee”.

1.5 SHARES AVAILABLE FOR AWARDS; ADJUSTMENTS TO AWARDS

(a) Aggregate Number Available; Certificate Legends. Subject to adjustment as provided under subparagraph (d)(1) below, the total number of shares of common stock of the Company (“Common Stock”) with respect to which awards may be granted pursuant to the Plan shall not exceed twenty-five million (25,000,000) in the aggregate. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

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(b) Individual Limits. Except as provided in this paragraph (b), no provision of this Plan shall be deemed to limit the number or value of shares otherwise available for awards under the Plan with respect to which the Committee may make awards to any one eligible person. Subject to adjustment as provided in subparagraph (d)(i) below, the total number of shares of Common Stock which may be subject to one or more options or stock appreciation rights granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed ten million (10,000,000) shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year shall count against this limit even after their cancellation.

(c) Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: (i) any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever, and (ii) any shares of restricted stock forfeited pursuant to the terms of the Plan or the award, provided that any dividends paid on such shares are also forfeited.

(d) Adjustments to Available Shares and Existing Awards Upon Changes in Common Stock or Certain Other Events. Upon certain changes in Common Stock or other corporate events, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan, and that are the subject of existing awards, shall be adjusted or shall be adjustable, as follows:

(i) Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under paragraph (a) above, and the individual annual limit described in paragraph (b) above, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which awards: (A) may be granted under Article II hereof and (B) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate.

(ii) Outstanding Restricted Stock. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by any Grantee with respect to a share of restricted stock which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or other custodian designated by the Committee.

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(iii) Outstanding Options and Stock Appreciation Rights — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right and the exercise price-per-share of Common Stock of each such option and stock appreciation right.

(iv) Outstanding Options and Stock Appreciation Rights — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option and stock appreciation right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received in such merger or consolidation.

(v) Outstanding Options and Stock Appreciation Rights — Certain Other Transactions. In the event of (1) a dissolution or liquidation of the Company, (2) a sale of all or substantially all of the Company’s assets, (3) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (4) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right; or

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(B) provide for the exchange of each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the Grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

(vi) Outstanding Options and Stock Appreciation Rights — Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in subparagraphs (iii), (iv) or (v) above, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options and stock appreciation rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the Fair Market Value of Common Stock on the date of such cancellation over (y) the exercise price of such option or stock appreciation right.

(vii) No Other Rights. Except as expressly provided in the Plan, no Grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

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1.6 DEFINITIONS OF CERTAIN TERMS

(a) The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange, American Stock Exchange or NASDAQ (whichever is applicable) as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(b) The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable award certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

(c) A Grantee shall be deemed to have a “termination of employment” upon (i) the date the Grantee ceases to be employed by, or to provide consulting services for, the Company or any corporation (or any of its subsidiaries) which assumes the Grantee’s award in a transaction to which section 424(a) of the Code applies; or (ii) the date the Grantee ceases to be a Board member, provided, however, that in the case of a Grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, the Grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to clauses (i) and (ii) above. For purposes of clause (i) above, a Grantee who continues his or her employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

(d) In relation to the Company, the terms “parent corporation” and “subsidiary corporation” shall be defined in accordance with sections 424(e) and (f) of the Code, respectively.

(e) The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company and each Board member’s service as a Board member.

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(f) The term “cause” in connection with a termination of employment by reason of a dismissal for cause shall mean:

(i) to the extent that there is an employment, severance or other agreement governing the relationship between the Grantee and the Company, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(ii) the Grantee’s termination of employment by the Company on account of any one or more of the following:

(A) the Grantee’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from Grantee’s incapacity due to physical or mental illness or other reasons beyond the control of Grantee), and which failure or refusal results in demonstrable direct and material injury to the Company;

(B) any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”), that results in demonstrable direct and material injury to the Company; and

(C) conviction of (or a plea of nolo contendere to) an offense that is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.

For purposes of determining whether cause exists, no act, or failure to act, on a Grantee’s part shall be deemed “willful” or “intentional” unless done, or omitted to be done, by such Grantee in bad faith, and without reasonable belief that his or her action or omission was in the best interests of the Company.

Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a Grantee or at law or in equity. Any determination of whether a Grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award hereunder shall be made by the Committee in its discretion. If, subsequent to a Grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the Grantee’s employment could have been terminated for cause, the Committee may deem such Grantee’s employment to have been terminated for cause. A Grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

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ARTICLE II

AWARDS UNDER THE PLAN

2.1 CERTIFICATES EVIDENCING AWARDS

Each award granted under the Plan shall be evidenced by a written certificate (an “award certificate”), which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a Grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable award certificate.

2.2 TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHT AWARDS

(a) Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

(b) Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the Grantee and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

(c) Nature of Stock Appreciation Rights. The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

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(d) Option Exercise Price. Each award certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the Grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be at least one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock. Under no circumstances shall stock options be back-dated.

(e) Exercise Period. Each award certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion, subject to the following:

(i) Ten-Year Limit. No stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than ten (10) years after the date of grant.

(ii) Beginning of Exercise Period. Unless the applicable award certificate otherwise provides, an option or stock appreciation right shall become exercisable with respect to a number of whole shares as close as possible to twenty five percent (25%) of the shares subject to such option or stock appreciation right on each of the first four anniversaries of the date of grant.

(iii) End of Exercise Period. Unless the applicable award certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the award or (B) the expiration, cancellation or termination of the award.

(iv) Timing and Extent of Exercise. Unless the applicable award certificate otherwise provides, (A) an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable and (B) a stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(v) Termination of Employment — Generally. Except as otherwise provided below, a Grantee who incurs a termination of employment may exercise any outstanding option or stock appreciation right on the following terms and conditions: (A) exercise may be made only to the extent that the Grantee was entitled to exercise the award on the termination of employment date; and (B) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

(vi) Dismissal for Cause. If a Grantee incurs a termination of employment as the result of a dismissal for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the Grantee’s termination of employment.

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(vii) Disability. If a Grantee incurs a termination of employment by reason of a disability (as defined below), then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the Grantee was entitled to exercise the award on the termination of employment date; and (B) exercise must occur by the earlier of (I) the first anniversary of the Grantee’s termination of employment, or (II) the original expiration date of the award. For this purpose “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a Grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the Grantee from performing the essential functions of the Grantee’s position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

(viii) Death.

(A) Termination of Employment as a Result of Grantee’s Death. If a Grantee incurs a termination of employment as the result of death, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (I) exercise may be made only to the extent that the Grantee was entitled to exercise the award on the date of death; and (II) exercise must occur by the earlier of (1) the first anniversary of the Grantee’s termination of employment, or (2) the original expiration date of the award.

(B) Death Subsequent to a Termination of Employment. If a Grantee dies subsequent to incurring a termination of employment but prior to the expiration of the exercise period with respect to a stock option or a stock appreciation right, then the award shall remain exercisable until the earlier to occur of (I) the first anniversary of the Grantee’s date of death or (II) the original expiration date of the award.

(C) Restrictions on Exercise Following Death. Any such exercise of an award following a Grantee’s death shall be made only by the Grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the Grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s personal representative or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable award certificate which would have applied to the Grantee.

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(ix) Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a Grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment or within one year after a termination due to disability) or disability, or for more than one year following a Grantee’s termination of employment as the result of disability, may be treated as an incentive stock option.

(x) Committee Discretion. The Committee, in the applicable award certificate, may waive or modify the application of one or more of the provisions of subparagraphs (v) through (viii) of this paragraph 2.2(e).

(f) Incentive Stock Options: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed one hundred thousand Dollars ($100,000), or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

(g) Incentive Stock Options: 10% Owners. Notwithstanding the foregoing provisions of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer or of its parent or subsidiary (as such ownership may be determined for purposes of section 422(b)(6) of the Code), unless: (i) at the time such incentive stock option is granted the option exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

2.3 EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated transfer agent (the “Transfer Agent”), in such form and in such manner as the Committee shall in its sole discretion prescribe.

(b) Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its Transfer Agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the Grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its Transfer Agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

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(c) Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right, the Company or its Transfer Agent shall deliver to the Grantee or to such other person as may then have the right to exercise the award, certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company, or its Transfer Agent, as the case may be, to deliver the stock certificate(s) to the Grantee’s stockbroker.

(d) No Stockholder Rights. No Grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4 COMPENSATION IN LIEU OF EXERCISE OF AN OPTION

Upon written application of the Grantee of an option, the Committee may in its sole discretion determine to substitute, for the exercise of such option, compensation to the Grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation shall be in shares of Common Stock, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

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2.5 TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

Except as otherwise provided in an applicable award certificate evidencing an option or stock appreciation right, during the lifetime of a Grantee, each option or stock appreciation right granted to a Grantee shall be exercisable only by the Grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable award certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options), permit a Grantee to transfer all or some of the options to (A) the Grantee’s spouse, children or grandchildren (“immediate family members”), (B) a trust or trusts for the exclusive benefit of such immediate family members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. Notwithstanding the foregoing, a non-qualified stock option shall be transferable pursuant to a “domestic relations order” as defined in the Code or Title I of the Employment Retirement Income Security Act of 19974, as amended, or related applicable regulations.

2.6 GRANT OF RESTRICTED STOCK

(a) Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A Grantee of a restricted stock award shall have no rights with respect to such award unless such Grantee accepts the award within such period as the Committee shall specify by accepting delivery of a award certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its Transfer Agent by certified or official bank check (or the equivalent thereof acceptable to the Company) in an amount at least equal to the par value of the shares covered by the award.

(b) Issuance of Stock Certificate(s). Promptly after a Grantee accepts a restricted stock award, the Company or its Transfer Agent shall issue to the Grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall, at the Company’s option, establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the Grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the non-transferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.6; (ii) in the Committee’s discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable award certificate.

(c) Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable award certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

(d) Non-transferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable award certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the non-transferability of the restricted stock shall lapse.

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(e) Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a Grantee’s termination of employment, all shares of restricted stock that have not then vested shall be immediately forfeited upon (i) a Grantee’s retirement or voluntary termination of employment, or (ii) a Grantee’s dismissal for cause (as defined in Section 1.6(f)). Upon such forfeiture, all dividends paid on such shares, to the extent such dividends have been set aside in an escrow account, also shall be forfeited. Except as may otherwise be provided by the Committee at any time prior to a Grantee’s termination of employment, in the event a Grantee’s employment is terminated (i) by the Company, other than for cause, (ii) by reason of disability, or (iii) by death, all shares of restricted stock that have not vested shall immediately vest as of the termination date.

2.7 RIGHT OF RECAPTURE

If at any time after the date on which a Grantee has been granted or become vested in an award pursuant to the achievement of performance goals, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the Grantee based on such incorrect determination shall be paid by the Grantee to the Company upon notice from the Company.

ARTICLE III

MISCELLANEOUS

3.1 AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS

(a) Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the Grantee (or, upon the Grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any Grantee. The Board shall determine, in its sole discretion, whether to submit any amendment of the Plan to shareholders for approval; in making such determination it is expected that the Board will take into account the requirements of any exchange on which the Common Stock of the Company is listed, the prerequisites for favorable tax treatment to the Company and Grantees of awards made under the Plan, and such other considerations as the Board deems relevant.

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(b) Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding award certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the award certificate; or (iii) waive or amend any applicable provision of the Plan or award certificate with respect to the termination of the award upon termination of employment, provided however, that no such amendment may lower the exercise price of an outstanding option or stock appreciation right. However, any such cancellation or amendment (other than an amendment pursuant to paragraph 1.5(d)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the person having the right to exercise the award). Any modification of an award in a manner that would cause the award to be subject to tax under Section 409A of the Code shall be deemed null and void.

3.2 CONSENT REQUIREMENT

(a) No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or exercise of other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken or permitted, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) Consent Defined. The term “consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3 NON-ASSIGNABILITY

Except as expressly provided herein or by the terms of an award certificate: (a) no award or right granted to any person under the Plan or under any award certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any award certificate shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative.

3.4 REQUIREMENT OF NOTIFICATION OF ELECTION UNDER SECTION 83(B) OF THE CODE

If any Grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

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3.5 REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(B) OF THE CODE

Each Grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6 WITHHOLDING TAXES

(a) With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b) With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which approval shall be at the Committee’s sole discretion, the Grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7 LIMITATIONS IMPOSED BY SECTION 162(M)

Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

(i) With respect to options or stock appreciation rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options or stock appreciation rights until 30 days following the earlier to occur of (A) the Grantee’s termination of employment and (B) the Company’s reasonable determination that the Company’s federal tax deduction in respect of the award will not be limited by reason of section 162(m). In the event that a Grantee exercises an option or stock appreciation right at a time when the Grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the Grantee to a book account. The Grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Grantee in the future.

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(ii) With respect to restricted stock, the Committee may require the Grantee to surrender to the Committee any award certificates with respect to such awards, in order to cancel the awards of such restricted stock. In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the Grantee 30 days after the earlier to occur of (A) the Grantee’s termination of employment and (B) the Company’s reasonable determination that the Company’s federal tax deduction in respect of the award will not be limited by reason of section 162(m). The Grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Grantee in the future.

3.8 RIGHT OF DISCHARGE RESERVED

Nothing in the Plan or in any award certificate shall confer upon any Grantee the right to continue employment with the Company or affect any right that the Company may have to terminate such employment.

3.9 NATURE OF PAYMENTS

(a) Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the Grantee.

(b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Grantee, unless such plan or agreement specifically otherwise provides.

3.10 NON-UNIFORM DETERMINATIONS

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective award certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(c).

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3.11 OTHER PAYMENTS OR AWARDS

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 HEADINGS

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.13 EFFECTIVE DATE AND TERM OF PLAN

(a) Adoption; Stockholder Approval. The Plan was adopted by the Board on December 22, 2006, subject to approval by the Company’s stockholders. All awards under the Plan prior to such stockholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

(b) Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any award pursuant to which shares of Common Stock will be granted shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no such awards shall thereafter be made under the Plan. All awards made under the Plan prior to the its termination of shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award certificates.

3.14 RESTRICTION ON ISSUANCE OF STOCK PURSUANT TO AWARDS

The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.

3.15 GOVERNING LAW

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

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PROXY

This proxy is solicited on behalf of the Board of Directors of

CENUCO, INC.

The undersigned, a stockholder Cenuco, Inc. (the “Company”), hereby appoints Joseph A. Falsetti and John D. Willie, and each of them individually, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of stock held of record by the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey, on February 14, 2007 at 10:00 a.m. (EST), and at any adjournment(s) or postponement(s) thereof. Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted “FOR” Proposals One through Six.

1.

THE PROPOSAL TO ELECT THE FOLLOWING FIVE DIRECTORS TO THE BOARD OF DIRECTORS OF THE COMPANY. (Instruction: to withhold authority to vote for any individual nominee, strike a line through, or otherwise strike, that nominee’s name listed below.)

FOR ALL NOMINEES LISTED BELOW EXCEPT AS MARKED TO THE CONTRARY	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

Joseph A. Falsetti	Robert Picow
Edward J. Doyle	Francis Ziegler

Kenneth D. Taylor

2.	THE PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR	AGAINST	ABSTAIN
3.

THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 28,056,510 SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UPON CONVERSION OF THE COMPANY’S SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OR OTHERWISE IN CONNECTION WITH THE MERGER WITH HERMES ACQUISITION COMPANY I LLC

FOR	AGAINST	ABSTAIN
4.	THE PROPOSAL TO APPROVE OF THE ISSUANCE OF AN AGGREGATE OF 34,000 SHARES OF OUR COMMON STOCK TO ROBERT PICOW AND DOUG MCMILLEN

FOR	AGAINST	ABSTAIN
5.	THE PROPOSAL TO ADOPT THE COMPANY’S 2007 STOCK INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
6.	APPROVAL TO ACT ON OTHER MATTERS AND TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) OF THE ANNUAL MEETING

FOR	AGAINST	ABSTAIN

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Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:

NUMBER OF SHARES OWNED	SIGNATURE

(TYPED OR PRINTED NAME)

CLASS OF SHARES	SIGNATURE IF HELD JOINTLY

(TYPED OR PRINTED NAME)

This proxy may be revoked at any time before it is voted at the Annual Meeting. Please mark, sign, date and return this proxy promptly.